SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 1999


                                     DynCorp
             (Exact name of registrant as specified in its charter)

      Delaware                      1-3879                    36-2408747
(State or other jurisdiction  (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)

                    2000 Edmund Halley Drive, Reston, Virginia     20191-3436
                     (Address of principal executive offices)      (Zip Code)

       Registrant's telephone number, including area code: (703) 264-0330

                                 Not applicable
          (Former name or former address, if changed since last report)

Item 2. -- Acquisition or Disposition of Assets

On December 10, 1999, the registrant acquired 100% of the limited liability company interests of GTE Information Systems LLC (the "Company"), a Delaware limited liability company, from Contel Federal Systems, Inc. (Contel"), a subsidiary of GTE Corporation. The Company was formerly the Information Systems Division of GTE Government Systems Corporation, a subsidiary of GTE Corporation. The Company is engaged in the business of providing integrated telecommunications and information systems solutions and services, primarily to government agencies.

The limited liability company interests acquired consisted of 100 ownership units, which comprise 100% of the voting securities of, and 100% of the ownership interests in, the Company. DynCorp acquired ownership of all the Company's outstanding securities from Contel for a cash purchase price of $165,000,000, pursuant to the Purchase Agreement set forth as Exhibit 1. The amount of the purchase price was negotiated between the parties.

The funds used to pay the purchase price were borrowed from banks and other financing institutions. Concurrently with these borrowings, the registrant also refinanced other outstanding debt, as described below.

As of December 10, 1999, the registrant and its subsidiary Dyn Funding Corporation, as borrowers, entered into a credit agreement, set forth as Exhibit 2, with Citicorp USA, as administrative agent, and Citibank, N.A., Citicorp USA, Inc., Bankers Trust Company, and First Union National Bank, as lenders. Under the credit agreement, the registrant and its subsidiary borrowed $100,000,000 under Term A loans maturing August 31, 2004, $100,000,000 under Term B loans maturing December 9, 2006, and $23,770,474 under a $90,000,000 revolving line of credit. $125,000,000 of the total borrowings under the credit agreement was used for partial payment of the purchase price for the Company. An additional $112,044,083 of the borrowings was used to make an optional redemption of Dyn Funding Corporation's outstanding 7.486% Fixed Rate Contract Receivable Collateralized Notes, Series 1997-1, Class A, and to reduce irrevocably Dyn Funding Corporation's Floating Rate Contract Receivable Collateralized Notes, Series 1997-1, Class B. The remainder was used to pay transactional expenses and for general corporate purposes.

As of December 10, 1999, the registrant also entered into a purchase agreement, set forth as Exhibit 3, with DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, and Wachovia Capital Investments, for the sale to the purchasers of $40,000,000 in the registrant's 15% subordinated pay-in-kind notes due 2007 and 426,217 shares of the registrant's common stock. All proceeds, in the amount of $40,000,000, were used for payment of the balance of the purchase price for the Company. Contemporaneously, the registrant entered into a registration rights agreement relating to the common stock, set forth as Exhibit 4, with the same parties.

On December 13, 1999, the name of the Company was changed to DynCorp Information Systems LLC. It will operate as a separate subsidiary of the registrant.

Item 7. -- Financial Statements and Exhibits

The financial statements of the Company will be filed by amendment no later than 60 days after the date of this filing.

Exhibit 1 Purchase Agreement, dated as of October 29, 1999, between the registrant and Contel Federal Systems, Inc. joined into the extent set forth therein by GTE Corporation

Exhibit 2         Credit  Agreement,  dated as of December 10, 1999, among the
                  registrant,   Citicorp  USA,  as  administrative   agent,  and
                  Citibank, N.A., Citicorp USA, Inc., Bankers Trust Company, and First Union National Bank, as lenders

Exhibit 3 Purchase Agreement, dated as of December 10, 1999, among the registrant, DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, and Wachovia Capital Investments

Exhibit 4 Registration Rights Agreement, dated as of December 10, 1999, among the registrant, DB Capital Investors, L.P., The Northwestern Mutual Life Insurance Company, and Wachovia Capital Investments


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           DynCorp


Date:  December 27, 1999                   /s/ H. Montgomery Hougen

                                               H. Montgomery Hougen
                                               Vice President and Secretary


                                    Exhibit 1




                               PURCHASE AGREEMENT


                                   dated as of


                                October 29, 1999


                                     between


                          CONTEL FEDERAL SYSTEMS, INC.


                                       and


                                     DYNCORP

                                    ARTICLE I

                       DEFINITIONS/PURCHASE & SALE/CLOSING

1.1      Definitions......................................................1
1.2      Transfer of LLC Interests by Seller; Purchase Price..............8
1.3      The Closing......................................................8
1.4      Purchase and Sale; Purchase Price................................9

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

2.1      Organization and Related Matters.................................9
2.2      LLC Interests....................................................9
2.3      Financial Statements; Changes; Contingencies........ ...........10
2.4      Tax Returns and Reports.........................................10
2.5      Material Contracts..............................................11
2.6      Real and Personal Property; Title to Property; Leases...........11
2.7      Intellectual Property...........................................12
2.8      Authorization; No Conflicts.....................................12
2.9      Legal Proceedings...............................................13
2.10     Labor Matters...................................................13
2.11     Insurance.......................................................14
2.12     Permits; Security Clearances....................................14
2.13     Compliance with Law.............................................14
2.14     Employee Benefits...............................................15
2.15     Intercompany Obligations........................................16
2.16     No Brokers or Finders...........................................16
2.17     Operation in the Ordinary Course................................16
2.18     Environmental Compliance........................................17
2.19     Year 2000.......................................................17
2.20     Government Contracts............................................17
2.21     Affiliate Transactions..........................................19
2.22     Absence of Questionable Payments................................19
2.23     Pension Plan Assets.............................................19
2.24     Bank Accounts...................................................19

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

3.1      Organization and Related Matters................................19
3.2      Authorization; No Conflicts.....................................20
3.3      Legal Proceedings...............................................20
3.4      Compliance with Law.............................................20
3.5      No Brokers or Finders...........................................20
3.6      Financing.......................................................21
3.7      Investment Representation.......................................21
3.8      Investigation; Acknowledgment...................................21
3.9      Insurance Matters...............................................22
3.10     Foreign Ownership...............................................22

                                   ARTICLE IV

              COVENANTS WITH RESPECT TO THE PERIOD PRIOR TO CLOSING

4.1      Access..........................................................22
4.2      Financial Information...........................................23
4.3      Conduct of Business.............................................23
4.4      Reasonable Best Efforts; No Inconsistent Action.................24
4.5      Elimination of Intercompany and Affiliate Liabilities
          and Receivables................................................25
4.6      Control of the Business of the Company..........................26
4.7      Accuracy of Information.........................................26
4.8      Bell Atlantic Merger............................................26
4.9      Substitute Guaranty.............................................26
4.10     Bank Accounts...................................................27

                                    ARTICLE V

                              CONTINUING COVENANTS

5.1      Cooperation.....................................................27
5.2      Nondisclosure of Proprietary Data...............................28
5.3      Tax Matters.....................................................28
5.4      Use of GTE and Contel Names, Trademarks and Service Marks.......32
5.5      Transition Services.............................................33
5.6      Noncompetition..................................................33
5.7      Financial Data..................................................34
5.8      Adjustment to Corporate Overhead Expenses.......................35
5.9      Transition Issues Related to FCC Licenses.......................35
5.10     Insurance Coverage..............................................35
5.11     InResponse Software.............................................36
5.12     Retained Matters................................................36
5.13     Cash Collection Matters.........................................37

                                   ARTICLE VI

                                EMPLOYEE BENEFITS

6.1      Employee Matters................................................37
6.2      Employee Benefit Matters........................................41
6.3      Executive Benefit Arrangements..................................50
6.4      Miscellaneous Benefits..........................................51
6.5      Employee Rights.................................................51
6.6      WARN Act Requirements...........................................52
6.7      Indemnification.................................................52
6.8      Special Provisions for Certain Employees........................53
6.9      Transition Services for Benefits Administration.................54
6.10     Successors and Assigns..........................................55

                                   ARTICLE VII

                             CONDITIONS OF PURCHASE

7.1      General Conditions..............................................55
7.2      Conditions to Obligations of Buyer..............................55
7.3      Conditions to Obligations of Seller.............................57

                                  ARTICLE VIII

                           TERMINATION OF OBLIGATIONS

8.1      Termination of Agreement........................................59
8.2      Effect of Termination...........................................59

                                   ARTICLE IX

                            INDEMNIFICATION; SURVIVAL

9.1      Obligations of Seller...........................................60
9.2      Obligations of Buyer............................................60
9.3      Procedure.......................................................61
9.4      Survival........................................................62
9.5      Limitations on Indemnification..................................63
9.6      Treatment of Payments...........................................63
9.7      Remedies Exclusive..............................................64
9.8      Mitigation......................................................64

                                    ARTICLE X

                                     GENERAL

10.1     Usage...........................................................64
10.2     Amendments; Waivers.............................................65
10.3     Schedules; Exhibits.............................................65
10.4     Further Assurances..............................................65
10.5     Governing Law...................................................66
10.6     Headings........................................................66
10.7     Counterparts....................................................66
10.8     Parties in Interest.............................................66
10.9     Performance by Subsidiaries.....................................66
10.10    Waiver..........................................................66
10.11    Severability....................................................66
10.12    No Consequential Damages........................................67
10.13    Knowledge Convention............................................67
10.14    Notices.........................................................67
10.15    Publicity and Reports...........................................68
10.16    Integration.....................................................69
10.17    Expenses........................................................69
10.18    No Assignment...................................................69
10.19    Representation By Counsel; Interpretation.......................69
10.20    Reference of Disputes to Senior Officers of Seller and Buyer....69
10.21    Resolution of Disputes..........................................69

Schedules

SCHEDULE 1.1            Retained Matters
SCHEDULE 1.4            Adjustments to Net Assets
SCHEDULE 2.2            Information Relating to the Company and the Subsidiaries
SCHEDULE 2.3(a)         Financial Statements
SCHEDULE 2.3(b)         Certain Changes
SCHEDULE 2.3(c)         Other Liabilities
SCHEDULE 2.4            Tax Returns and Reports
SCHEDULE 2.5            Material Contracts
SCHEDULE 2.6            Encumbrances and Other Matters
SCHEDULE 2.7            Intellectual Property
SCHEDULE 2.8            Authorization, Permit, Consent and Approval List
SCHEDULE 2.9            List of Material Legal Proceedings
SCHEDULE 2.10           Labor Matters
SCHEDULE 2.11           Insurance
SCHEDULE 2.14(a)        ERISA Plans
SCHEDULE 2.14(b)        Certain Transactions
SCHEDULE 2.14(c)        Compliance, Termination Proceedings and Funding
                          Deficiency
SCHEDULE 2.14(d)        Multiemployer Plans
SCHEDULE 2.14(f)        Benefit Plan Administration
SCHEDULE 2.17           Certain Business Operations
SCHEDULE 2.18           Environmental Compliance
SCHEDULE 2.20           Government Contracts
SCHEDULE 2.21           Affiliate Transactions
SCHEDULE 2.24           Bank Accounts
SCHEDULE 4.3            Exceptions to Interim Restrictions on Conduct of
                          Business
SCHEDULE 4.5            Intercompany and Affiliate Liabilities and Receivables
SCHEDULE 4.9            GTE Guarantees
SCHEDULE 6.1(a)(ii)(A)  Non-Transferred Employees Determined by Seller
SCHEDULE 6.1(a)(ii)(B)  Non-Transferred Employees Determined by Buyer
SCHEDULE 6.1(a)(iii)    Transferred Employees
SCHEDULE 6.1(b)         Assumed Transferred Employees Obligations
SCHEDULE 6.1(c)         Transferred Employees' Service
SCHEDULE 6.2(a)(vii)    Assumptions and Dates
SCHEDULE 6.2(c)(ii)(B)  Current Retirees and Active Employees with 66 Points
SCHEDULE 6.4(a)         Transferred Employee Loans
SCHEDULE 6.4(b)         Transferred Employee Vacation Accrued
SCHEDULE 7.1(b)         Approvals

                           Exhibits

EXHIBIT A               Form of Intellectual Property Agreement
EXHIBIT B               Form of Transition Services Agreement
EXHIBIT C               Form of Release
EXHIBIT D               Senior Lenders Commitment Letter
EXHIBIT E               Mezzanine Lenders Commitment

                               PURCHASE AGREEMENT

                  This Purchase Agreement is entered into as of October 29, 1999 by and between DYNCORP, a Delaware corporation ("Buyer"), and CONTEL FEDERAL SYSTEMS, INC., a Delaware corporation ("Seller"), and joined in to the extent set forth in the joinder below by GTE Corporation, a New York corporation and the corporate parent of Seller ("GTE").

                                    RECITALS

                  WHEREAS, GTE Information Systems LLC, a Delaware limited liability company (the "Company"), is in the business of providing telecommunications and information solutions and services in support of government, commercial and international customers;

                  WHEREAS, the Company is a new entity formed in connection with the separation of the Information Systems Division from GTE Government Systems Corporation as contemplated by the Stock Purchase Agreement dated as of June 21, 1999 between Seller and General Dynamics Corporation;

                  WHEREAS, Seller owns all of the issued and outstanding limited liability company interests of the Company; and

                  WHEREAS, Seller desires to sell, and Buyer desires to buy, all of the issued and outstanding limited liability company interests of the Company for the consideration described herein.

                                    AGREEMENT

                  In consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

ARTICLE I
                       DEFINITIONS/PURCHASE & SALE/CLOSING

1.1               Definitions.

                  For all purposes of this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, and except as otherwise expressly provided, the following definitions shall apply:

                  "Action"  means  any  action,  cause  of  action,   complaint,
petition, investigation, claim, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Adjusted Net Assets" means, as of any particular date, the adjusted consolidated net assets of the Business, excluding the assets and liabilities, if any, relating to the matters set forth in Schedule 1.4 hereto.

                  "Affiliate" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person.

                  "Agreement"  means this  Agreement as amended or  supplemented
together  with  all  Exhibits  and  Schedules   attached   hereto  or  expressly
incorporated herein by reference.

                  "Approval" means any approval, authorization, consent, novation, qualification or registration, or any extension, modification, amendment or waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity.

                   "Bell Atlantic" means Bell Atlantic Corporation, a Delaware corporation.

                  "Bell Atlantic Merger" means the business combination of GTE and Bell Atlantic pursuant to that certain Agreement and Plan of Merger dated as of July 27, 1998 among Bell Atlantic, GTE and a wholly-owned subsidiary of Bell Atlantic, as the same may be amended from time to time.

                  "Business" means the integrated telecommunications and information solutions and services business previously conducted by Government Systems and transferred to the Company as contemplated by the Stock Purchase Agreement dated as of June 21, 1999 between Seller and General Dynamics Corporation (other than the portion of the Business related to Company Excluded Intellectual Property).

                  "Buyer" has the meaning set forth in the Preamble hereto.

                  "Buyer Indemnitees" has the meaning set forth in Section 9. 1.

                  "Buyer LTD Plan" has the meaning set forth in Section 6.8(a).

                  "Buyer Pension Plan" has the meaning set forth in Section 6.2
(a)(iii)(A).

                  "Buyer Savings Plan" and "Buyer Savings Plans" have the meanings set forth in Section 6.2(b)(ii).

                  "Buyer Trust" means the trust established or maintained by Buyer or an Affiliate of Buyer, to hold the assets funding the Buyer Pension Plan.

                  "Buyer VEBAs" has the meaning set forth in Section 6.2(c)(ii)
(C).

                  "Buyer Welfare Plans" has the meaning set forth in Section 6.2
(c)(i).

                  "Buyer's representatives" has the meaning set forth in Section 4.3.

                  "Closing" has the meaning set forth in Section 1.3.

                  "Closing Date" has the meaning set forth in Section 1.3.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the Recitals hereto.

                  "Company Bank Accounts" has the meaning set forth in Section 2.24.

                  "Company Excluded Intellectual Property" means that portion of the Intellectual Property owned by the Company as of the date hereof and specifically identified on Schedule 1 of the Intellectual Property Agreement.

                  "Company Non-Statutory Intellectual Property" has the meaning set forth in Section 2.7.

                  "Company Proprietary Information" means (i) all non-technical information included in Non-Statutory Intellectual Property owned by or licensed to the Company and (ii) any and all business information related to the Business which has not been or is not made generally available to the public, without restriction, use or disclosure, by the Company prior to the Closing Date or by Buyer or its Subsidiaries after the Closing Date.

                  "Company Statutory Intellectual Property" has the meaning set forth in Section 2.7.

                  "Confidentiality Agreement" has the meaning set forth in
Section 4.1.

                  "Contract" means any binding written agreement, arrangement, bond, commitment, franchise, indemnity, indenture or lease.

                  "Credit" has the meaning set forth in Section 6.2(a)(v).

                  "ERLIP" has the meaning set forth in Section 6.3(b).

                  "Employee" has the meaning set forth in Section 2.14(a).

                  "Encumbrance" means any claim, charge, easement, encumbrance, lease, security interest, lien, pledge, restriction (whether on voting, sale, transfer, disposition or otherwise), except for any restrictions on transfer generally arising under any applicable federal or state securities law; provided, however, that "Encumbrance" shall not include any such item that (i) is reflected or disclosed in the Financial Statements or in title reports made available to Buyer, (ii) is not material in amount, (iii) constitutes a statutory lien arising in the ordinary course of business or (iv) does not singly or in the aggregate with other such items materially detract from the value of the property or materially detract from or interfere with the use of property in the ordinary conduct of business as presently conducted.

                  "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including air, surface water, ground water, land surface and subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Regulated Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Regulated Substances.

                  "Environmental Permit" means any license, permit, franchise, certificate of authority or order, or any extension, modification, amendment or waiver of the foregoing, required to be issued by any Governmental Entity pursuant to any applicable Environmental Laws.

                  "Equity Securities" means any capital stock, limited liability company interest or other equity interest or any securities convertible into or exchangeable for capital stock, or any other rights, warrants or options to acquire any of the foregoing securities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Plans" has the meaning set forth in Section 2.14(a).

                  "Excess Pension Plan" has the meaning set forth in Section 6.3(a).

                  "FAS 87" means Statement of Financial Accounting Standards No. 87.

                  "FCC" means the Federal Communications Commission.

                  "FCC Licenses" means all licenses issued by or on behalf of the FCC to the Company or used in the Business.

                  "Financial Statements" has the meaning set forth in Section 2.3(a).

                  "Financing Commitments" has the meaning set forth in Section 3.6.

                  "FRP" has the meaning set forth in Section 6.2(c)(vi).

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Government Contract" means any prime contract, subcontract, basic ordering agreement, letter contract, purchase order, delivery order, task order, teaming agreement, or other legally binding commitment thereunder or relating thereto, in connection with or relating to United States or foreign (including NATO) government procurements and contracts between the Company and either the U.S. Government or any other prime contractor or subcontractor at any tier.

                  "Government Systems" means GTE Government Systems Corporation, a Delaware corporation which, prior to the closing under the Stock Purchase Agreement dated as of June 21, 1999 between Seller and General Dynamics Corporation, was wholly owned by Seller.

                  "Government Systems Pension Plan" has the meaning set forth in
Section 6.2(a)(ii).

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, interstate, state or local, domestic or foreign.

                  "GTE" has the meaning set forth in the Preamble hereto.

                  "GTE Corporate Policies" has the meaning set forth in Section 3.9.

                  "GTE Guarantees" has the meaning set forth in Section 4.9.

                  "Hart-Scott-Rodino Act" means the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "Income Tax Return" means a Tax Return required to be supplied to a Governmental Entity with respect to Income Taxes including, where permitted or required, combined or consolidated returns for any group of Persons that includes the Company.

                  "Income Taxes" means all Taxes based on or measured by net income (including any interest and penalties and additions to tax (civil or criminal) related thereto or to the nonpayment thereof), but excluding withholding taxes.

                  "Indemnifiable Claim" means any claim of an Indemnifiable Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnification hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

                  "Indemnifiable Loss" means any cost, damage, disbursement, expense, liability, loss, deficiency, withholding, set-off, injunctive or equitable relief, penalty or settlement of any kind or nature, including reasonable legal, accounting and other professional fees and expenses and amounts paid in settlement and interest paid on any of the foregoing, that are actually imposed on or otherwise actually incurred or suffered by the specified Person.

                  "Information    Systems   Division"   means   the   integrated
telecommunications and information solutions and services business previously conducted by Government Systems pursuant to its "Information Systems Division".

                  "Intellectual Property" means Statutory Intellectual Property and Non-Statutory Intellectual Property.

                  "Intellectual   Property  Agreement"  means  the  Intellectual
Property Agreement dated as of the Closing Date, in the form of Exhibit A attached hereto.

                  "IRS" means the Internal Revenue Service or any successor entity.

                  "ISEP" has the meaning set forth in Section 6.2(d).

                  "Jointly Owned Non-Statutory Intellectual Property" has the meaning set forth in Section 2.7.

                  "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Entity and any Order, including national security regulations and restrictions, export regulations and regulations pertaining to classified information.

                  "Licensed Mark Term" has the meaning set forth in Section 5.4(a).

                  "LLC Interests" means the limited liability company interests of the Company, including all rights therein.

                  "LTD Recipient" has the meaning set forth in Section 6.1(g).

                  "Material Adverse Circumstance" means any fact, circumstance or condition that would reasonably be expected (a) to have a material adverse effect on the Business, or on the operations, assets or financial condition of the Company affected by such fact, circumstance or condition, taken as a whole, or (b) individually or in the aggregate to result in a loss, liability or obligation on the part of the Company having a monetary effect greater than $500,000.

                   "Material Contract" has the meaning set forth in Section 2.5.

                  "Material Government Contract" means any Government Contract under which the Company expects to accrue revenue in excess of $2,500,000 during the fiscal year ending December 31, 1999.

                  "Minimum Transfer Amount" has the meaning set forth in Section 6.2(a)(vi).

                  "Net Tax Benefit" has the meaning set forth in Section 9.3(c).

                  "Non-Statutory Intellectual Property" means any trade secret, secret process or other proprietary information or know-how and any rights or licenses in the foregoing.

                  "Order" means any decree, injunction, judgment, order, ruling, assessment or writ issued by any Governmental Entity.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any license, permit, franchise, certificate of authority or order, or any extension, modification, amendment or waiver of the foregoing, required to be issued by any Governmental Entity, but excluding Environmental Permits.

                  "Person" means an association, a corporation, an individual, a partnership, a limited liability company, a limited liability partnership, a trust or any other entity or organization, including a Governmental Entity.

                  "Plans" has the meaning set forth in Section 2.14(a).

                  "Purchase Price" has the meaning set forth in Section 1.4.

                  "Regulated Substance" means (i) any "hazardous substance" or "pollutant" or "contaminant," as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act (Title 42 United States Code ss. 9601 et seq.), or Title 40 Code of Federal Regulations Part 302, (ii) any toxic or hazardous substance, material or waste (whether solid, liquid or gaseous), (iii) "petroleum," as that term is defined in the Resource Conservation and Recovery Act, as amended (Title 42 United States Code ss. 6691 et seq.), or Title 40 Code of Federal Regulations ss. 280.1, or (iv) any other substance or waste which is regulated under any applicable Environmental Law with respect to its collection, storage, transportation for disposal, treatment or disposal.

                  "Related Agreements" means the Intellectual Property Agreement and the Transition Services Agreement.

                  "Release" means a Release executed by Buyer in favor of General Dynamics Corporation and its Affiliates in substantially the form attached hereto as Exhibit C.

                  "Retained Matters" means those matters set forth on Schedule 1.1, which include both claims by the Company against third parties and claims by third parties against the Company.

                  "Retirement Plans" has the meaning set forth in Section 2.14
(c).

                  "Salaried Pension Plan" has the meaning set forth in Section 6.2(a)(ii).

                  "SERP" has the meaning set forth in Section 6.3(a).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" has the meaning set forth in the Preamble hereto.

                  "Seller LTD Plan" has the meaning set forth in Section 6.8(a).

                  "Seller Savings Plans" has the meaning set forth in Section 6.2(b)(i).

                  "Seller VEBAs" has the meaning set forth in Section 6.2(c)
(ii)(C).

                  "Seller Welfare Plans" has the meaning set forth in Section 6.2(c)(i).

                  "Seller's representatives" has the meaning set forth in
Section 4.3.

                   "Statutory Intellectual Property" means any copyright, patent, service mark, trademark, tradename, brand name and domain name, all registrations or applications for registration of any of the foregoing and any rights or licenses in the foregoing.

                  "Subsidiary" means, with respect to any Person, any Person in which such Person has a direct or indirect equity or ownership interest in excess of 50%.

                  "Tax" means any foreign, federal, state, county or local income, sales and use, transfer, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance, withholding or tollgate tax or charge imposed by any taxing authority, any interest and penalties and additions to tax (civil or criminal) related thereto or to the nonpayment thereof.

                  "Tax Return" means a report, return or other information required to be supplied to a taxing authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company.

                  "Transfer Date" has the meaning set forth in Section 6.2(a)
(vi).

                  "Transferred Employees" has the meaning set forth in Section 6.1(a)(i).

                  "Transferred Liabilities" has the meaning set forth in Section 6.2(a)(vi).

                  "Transition Services Agreement" means the Transition Services Agreement dated as of the date hereof, in the form of Exhibit B attached hereto.

                  "Union Pension Plan" has the meaning set forth in Section 6.2
(a)(i).

                  "U.S. Government" means any agency, division instrumentality, subdivision, audit group, or procuring office of the federal government.

                  "VEBA" has the meaning set forth in Section 6.2(c)(ii)(C).


1.2               Transfer of LLC Interests by Seller; Purchase Price.

         Subject to the terms and conditions of this Agreement, Seller agrees to sell the LLC Interests to Buyer, and Buyer agrees to purchase such LLC Interests from Seller, for the consideration hereinafter set forth. The transfer of the LLC Interests from Seller to Buyer shall be in a form acceptable for transfer on the books of the Company.

1.3               The Closing.

(a) Unless this Agreement shall have been terminated and the transactions herein have been abandoned pursuant to Article VIII hereof, the purchase and sale of the LLC Interests shall take place at a closing (the "Closing") to be held on November 29, 1999 at the offices of O'Melveny & Myers LLP, 555 13th Street, N.W., Suite 500 West, Washington, DC 20004 or on such other date or at such other location as may be designated by Seller.

(b) The Closing shall take place on the third business day following the satisfaction or waiver of the conditions contained in Sections 7.1(a) and 7.1(b) to the purchase and sale of the LLC Interests (so long as the other conditions contained in Article VII are satisfied or waived), or on such later date as may be agreed upon by Buyer and Seller (the date on which the Closing occurs is herein referred to as the "Closing Date"). (c) On the Closing Date, Seller shall deliver to Buyer an executed assignment of all its right, title and interest in the LLC Interests. (d) At or immediately prior to the Closing Date, Seller shall have the right and intends to cause the Company to distribute all cash holdings to the Seller or any of its Affiliates by one or more cash dividends and/or other distributions. Any cash that was received by Government Systems or its Affiliates for the account of the Company on or prior to the Closing Date ("Pre-Closing Cash") shall be treated as cash owned by Seller, not the Company. Therefore, Buyer will, and will cause the Company to, transfer to Seller or an Affiliate of Seller, immediately upon receipt, any Pre-Closing Cash received by Buyer or the Company after the Closing. Deemed interest at a rate of 10% per annum shall accrue on any amounts not so transferred within three business days after receipt by the Company and shall be separately invoiced from Seller to Buyer. 1.4 Purchase and Sale; Purchase Price.

                  The aggregate purchase price for the LLC Interests shall be $165,000,000 (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of immediately available funds in U.S. Dollars on the Closing Date to an account designated by Seller to Buyer at least one business day prior to the Closing Date.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

           Except as otherwise indicated on the Schedules hereto, Seller represents and warrants as follows.

2.1        Organization and Related Matters.

           Each of Seller and the Company is a corporation or limited liability company duly organized, validly existing and in good standing under the respective laws of the jurisdiction of its incorporation or organization. Subject to the approval of the Board of Directors of Seller and GTE, Seller has all necessary corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements. The Company has no Subsidiaries. The Company has all necessary corporate power and authority to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed (or has applications pending to be licensed) to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of its owned or leased assets or the nature of the business it conducts requires licensing or qualification, except where the failure to be so qualified or licensed is not a Material Adverse Circumstance. A true, correct and complete copy of the limited liability company agreement of the Company, as in effect on the date hereof, have been made available to Buyer. 2.2 LLC Interests.

(a) Seller owns, beneficially and of record, and has good title to, all of the issued and outstanding LLC Interests of the Company. Other than the LLC Interests, there are no outstanding Equity Securities of the Company. All of the LLC Interests are owned free and clear of any Encumbrance. The authorized equity interests of the Company are set forth on Schedule 2.2. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of the Company. There are no outstanding Contracts of Seller or the Company to repurchase, redeem or otherwise acquire any Equity Securities of the Company. All outstanding LLC Interests of the Company are duly authorized, validly issued and outstanding and are fully paid and nonassessable. There are no preemptive rights in respect of any Equity Securities of the Company.

(b) The Company has no equity or other investment or interest in any corporation, partnership, joint venture or other entity.

2.3               Financial Statements; Changes; Contingencies.

(a) Financial Statements. Attached hereto as Schedule 2.3(a) are the audited balance sheet for the Information Systems Division as of December 31, 1998 and the related statements of income, parent company investment, and cash flows for the year ended December 31, 1998 (the foregoing, collectively, the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company and Government Systems and its Subsidiaries in accordance with GAAP and present fairly, in all material respects, the financial condition and the results of operations of the Business as of the date, and for the period, thereon referenced.

(b) Certain Changes. Except as set forth on Schedule 2.3(b), since December 31, 1998, there has not been, occurred or arisen any change in or event affecting the Company that constitutes a Material Adverse Circumstance (without giving effect to clause (b) of the definition of Material Adverse Circumstance) other than any fact, circumstance or condition that (i) is generally applicable to the industries in which the Company operates, (ii) is generally applicable to the United States economy or securities markets, (iii) is set forth in a Schedule hereto or (iv) results from the execution of this Agreement or the announcement of this Agreement or the transactions contemplated hereby or the identity of Buyer. (c) No Other Liabilities. Except as set forth on Schedule 2.3(c), as of the date hereof, the Company has not incurred any (A) liabilities in excess of $100,000 or (B) liabilities that would be required in accordance with GAAP to be disclosed on the Financial Statements except in the case of items (A) and (B) liabilities (i) that are reflected or disclosed in the Financial Statements,
(ii) that are disclosed in this Agreement, any Related Agreement or the Schedules hereto or thereto or (iii) that were incurred after December 31, 1998 in the ordinary course of business.

(d) Adjusted Net Assets. The Adjusted Net Assets of the Company, determined in accordance with GAAP consistently applied in accordance with past practices, shall be no less than $41,000,000 as of the Closing Date.

2.4               Tax Returns and Reports.

                  Except as disclosed on Schedule 2.4, or where failure to do so would not constitute a Material Adverse Circumstance, the Company has complied in all material respects with all Laws relating to Taxes and has timely filed all material Tax Returns required to be filed thereby on or before the date hereof and has paid or will pay prior to the Closing all Taxes shown to be due thereon, except Taxes that are being disputed in good faith and are set forth on
Schedule 2.4.

2.5               Material Contracts.

                  Schedule 2.5 contains a list, as of the date of this Agreement, of each Contract (each of which shall be deemed a "Material Contract"), to which the Company is a party or to which the Company or any of its properties is subject or by which any thereof is bound that:

(a) obligates the Company to pay to a vendor, subcontractor, customer or teaming partner an amount in excess of $1,000,000 during the fiscal year ending December 31, 1999;

(b) relates to the sale of goods and/or the provision of services pursuant to which the Company expects to accrue revenue in excess of $1,000,000 during the fiscal year ending December 31, 1999; (c) limits or restricts the ability of the Company to compete or otherwise to conduct its Business in any material manner or place; (d) involves an obligation for borrowed money (including mortgages, indentures, capitalized leases, and notes), provides for a guaranty for borrowed money, or is a letter of credit, comfort letter, surety or other bond by the Company in respect of any Person other than the Company; or (e) creates a partnership, limited liability company or joint venture. Material Contracts shall be deemed not to include any of the following: (i) real estate leases described in Section 2.6, (ii) Contracts relating to Intellectual Property licenses described in Section 2.7 and commercial "off the shelf" software, (iii) matters listed in Schedule 2.21 or (iv) Government Contracts.

                  Except as set forth in Schedule 2.5, true copies of the agreements identified on Schedule 2.5, including all substantive amendments and modifications thereto but excluding proprietary pricing or technical information in the possession of the Company as of the date of this Agreement, have been made available to Buyer. Except as set forth on Schedule 2.5, each Contract is valid and in full force and effect according to its terms, and the Company and its predecessors to the extent of its conduct of the Business has performed any accrued obligations thereunder in all material respects and has not received written notice alleging a default or breach under any such Contract, except where such failure to be in full force and effect or default or breach would not, individually or in the aggregate, constitute a Material Adverse
Circumstance. Except as set forth on Schedule 2.5, consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any material rights of the Company under any Material Contract, except for any of the foregoing that would not constitute a Material Adverse Circumstance.

2.6               Real and Personal Property; Title to Property; Leases.

                  Except as set forth on Schedule 2.6, the Company has title to or other right to use, free of Encumbrances, (a) all items of real property used in the Business, including fees, leaseholds and all other interests in such real property, and (b) such other tangible assets and properties that are used in the Business, including all such tangible assets that it purports to own or have the right to use as reflected in the Financial Statements or that were thereafter acquired, except, in any such case, for (i) liens for Taxes not yet due or matters otherwise described in Schedule 2.6 (whether or not such liens or other matters constitute Encumbrances), and (ii) assets and properties that were disposed of since December 31, 1998 in the ordinary course of business. The material tangible properties of the Company that are used in the Business are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for the Business. The leasehold properties occupied by the Company are held under valid leases in full force and effect pursuant to their terms, subject only to such exceptions as are not, individually or in the aggregate, material to the Business.

2.7               Intellectual Property.

                  Except as set forth on Schedule 2.7, and subject to the Intellectual Property Agreement, to the knowledge of Seller, the Company has ownership (subject to any previously granted rights and licenses, if any) of or the right to use all Intellectual Property used in the Business, the absence of which would constitute, or be reasonably likely to result in, a Material Adverse Circumstance. Except as set forth on Schedule 2.7, to the knowledge of Seller, the Company is not required to and will not make any payments to others with respect to Intellectual Property (other than software licenses, including maintenance and support related thereto) owned or licensed by any Person. Except as set forth on Schedule 2.7 or as resolved prior to the date hereof, neither Company nor any predecessor of the Company in its conduct of the Business has received any written notice since January 1, 1997 to the effect that the Company in the operation of the Business or any predecessor of the Company in its conduct of the Business has infringed the Intellectual Property of any Person. Except as set forth in the Intellectual Property Agreement or on Schedule 2.7, the Statutory Intellectual Property owned by the Company and used in the Business as of the Closing Date, excluding Company Excluded Intellectual Property (the "Company Statutory Intellectual Property"), will continue to be owned by the Company (subject to previously granted rights and licenses, if any) after the Closing with a non-exclusive and royalty-free license being conveyed to GTE, and the Non-Statutory Intellectual Property owned by the Company and used in the Business as of the Closing Date (the "Company Non-Statutory Intellectual Property"), other than Company Proprietary Information, will be jointly owned by GTE and the Company after the Closing with neither party being required to account to the other therefor (the "Jointly Owned Non-Statutory Intellectual Property"). Except as set forth on Schedule 2.7, to the knowledge of Seller, all licensed software used by the Company in its Business, including source code and object code, is properly licensed by the Company and used in accordance with the applicable license terms; except where such failure, default or breach would not, individually or in the aggregate, constitute a Material Adverse Circumstance.

2.8               Authorization; No Conflicts.

                  Subject to the approval of the Board of Directors of Seller and GTE, the execution, delivery and performance of this Agreement and the Related Agreements by Seller have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement and, when executed, the Related Agreements constitute, or will constitute, legally valid and binding obligations of Seller, enforceable against Seller in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. Except as set forth on Schedule 2.8, the execution, delivery and performance of this Agreement and the Related Agreements by Seller will not (a) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or by-laws of Seller, (b) result in the imposition of any Encumbrance against any material assets or properties of the Company or (c) violate any Law, except for any such violations, breaches, defaults and impositions as would not in the aggregate constitute a Material Adverse Circumstance. Except for (i) matters identified in Schedule 2.8, (ii) any filings or approvals required under the Hart-Scott-Rodino Act, (iii) any novations or consents required in connection with Government Contracts, and (iv) any filings and approvals connected with FCC licensing requirements, the execution, delivery and performance of this Agreement and the Related Agreements by Seller will not require any Approvals to be obtained except for any such Approvals the failure of which to receive would not in the aggregate constitute a Material Adverse Circumstance or have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement and the Related Agreements.

2.9               Legal Proceedings.

                  Except as set forth on Schedule 2.9, as of the date hereof, there is no Order or Action pending or, to the knowledge of Seller, threatened (with the belief that legal action is likely to be commenced) against or affecting the Company that (i) involves a claim or potential claim of liability in excess of $100,000 against or affecting the Company or any of its tangible properties or assets, (ii) enjoins or seeks to enjoin any significant activity by the Company or (iii) individually or when aggregated with one or more other Orders or Actions has had or would reasonably be expected to have a material adverse effect on Seller's ability to perform this Agreement.

2.10              Labor Matters.

(a) There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim, pending or, to the knowledge of Seller, threatened against or affecting the Company or the Business that would constitute a Material Adverse Circumstance. Except as set forth on
Schedule 2.10, the Company is not a party to any collective bargaining agreement.

(b) The Company is not in violation in any material respect of any collective bargaining agreement. (c) The Company is in substantial compliance with all Laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and has not since three years prior to the date of this Agreement and is not engaged in any unfair labor practice or violation of the Fair Labor Standards Act, Service Contract Act, Contract Work Hours and Safety Standards Act, Employee Retirement Income Security Act, Family and Medical Leave Act or Civil Rights Act of 1964 that, in any such case, would constitute a Material Adverse Circumstance. (d) No unfair labor practice complaint against the Company is pending before the National Labor Relations Board that would reasonably be expected to result in a material liability. 2.11 surance.

                  Schedule 2.11 hereto contains an accurate and complete description of all policies of fire, liability, workmen's compensation and other forms of insurance applicable to the Company owned and held by Seller or an Affiliate, under which coverage has been and under which coverage will, subject to normal renewals, through the Closing, be made available to the Company. Except as set forth in Schedule 2.11, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date which are due and payable will have been paid. Neither Seller nor the applicable Affiliate, to the knowledge of Seller, has received any notice of cancellation or termination with respect to any such policy, and nothing has been done or has been omitted to be done which could result in any such policies being or becoming void or voidable as to the activities of the Company through the Closing. To the knowledge of Seller, except as set forth in Schedule 2.11 or as otherwise provided in Section 3.9 or
Section 5.7, such policies will remain in full force and effect in accordance with their respective terms and conditions and will cover all claims, of the type normally covered by such insurance policies, made against the Company which have their causes or origin during such period of coverage through the Closing, the absence of such coverage, singly or in the aggregate, will not result in a Material Adverse Circumstance. All of such policies have been issued by reputable insurance companies or captive insurance companies actively engaged in the insurance business. All known claims or circumstances requiring notice of a potential claim, if any, made against the Company have been disclosed and tendered to the appropriate insurance companies and are being administered by such appropriate insurance companies in accordance with the policy terms and limits.

2.12              Permits; Security Clearances.

                  The Company holds all material Permits that are required by any Governmental Entity to permit it to conduct its business as now conducted, and all such material Permits are valid and in full force and effect, subject to the filings and Approvals contemplated by Section 4.4. To the knowledge of Seller, as of the date hereof, no suspension, cancellation or termination of any of such material Permits is threatened or imminent nor is there any valid basis for any such suspension, cancellation or termination. The Company holds or has applied for all material facility security clearances necessary, to the extent applicable, to permit it to conduct the Business as conducted on the date hereof.

2.13              Compliance with Law.

                  The Company is operating the Business in compliance with all applicable Laws, except for violations of applicable Laws which would not constitute, singly or in the aggregate, a Material Adverse Circumstance. It is the intent of the parties hereto that the representation and warranty set forth in this Section is not applicable to matters relating to Income Taxes, employee matters, environmental matters or Government Contracts, which are the subject of Sections 2.4, 2.14, 2.18 and 2.20, respectively, which contain separate representations as to such compliance.

2.14               Employee Benefits.

(a) Schedule 2.14(a) lists (and identifies the sponsor of) as of the date hereof each "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, each "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans"), each material other retirement, pension, profit-sharing, money purchase, deferred compensation, incentive compensation, bonus, stock option, stock purchase, severance pay, unemployment benefit, vacation pay, health, life or other insurance, fringe benefit, or other employee benefit plan, program, agreement or arrangement maintained or contributed to as of the date hereof by the Company or its Affiliates in respect of or for the benefit of any employee of the Company (an "Employee") or former Employee, excluding any such plan, program, agreement or arrangement maintained or contributed to solely in respect of or for the benefit of Employees or former Employees employed or formerly employed by the Company outside of the United States (collectively, together with the ERISA Plans, referred to hereinafter as the "Plans").

(b) Except as set forth on Schedule 2.14(b), with respect to the ERISA Plans:
(i) neither the Company nor any of its Affiliates, any of the ERISA Plans, any trust created thereunder, or any trustee or administrator thereof, has engaged in any transaction as a result of which the Company would reasonably be expected to be subject to any material liability pursuant to Section 409 of ERISA or to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code; and

(ii) since the effective date of ERISA, no liability under Title IV of ERISA has been incurred by the Company (other than liability for premiums due to the PBGC) unless such liability has been, or prior to the Closing Date will be, satisfied in full. (c) Except as set forth on Schedule 2.14(c), with respect to the Plans other than those ERISA Plans identified on Schedule 2.14(d) as "multiemployer plans":

(i) the PBGC has not instituted proceedings to terminate any such ERISA Plan that is subject to Title IV of ERISA (the "Retirement Plans");

(ii) none of such ERISA Plans has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the ERISA Plans ended prior to the date of this Agreement; (iii) each of such Plans has been operated and administered in all material respects in accordance with its provisions and with all applicable Laws; (iv) each of such ERISA Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and nothing has occurred since the date of the most recent such determination (other than the effective date of certain amendments to the Code the remedial amendment period for which has not yet expired) that would adversely affect the qualified status of any of such ERISA Plans; and (v) as of the date hereof, there are no pending material claims by or on behalf of any such Plans, by any employee or beneficiary covered under any Plan against any such Plan, or otherwise involving any such Plan (other than routine claims for benefits and routine expenses), and to the knowledge of Seller, no valid basis for any such claim or Action exists. (d) Except as set forth on Schedule 2.14(d), none of the ERISA Plans is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, and with respect to any such multiemployer plans (as so defined), the Company has not made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA.

(e) As to the ERISA Pension Plans, Seller and its Affiliates have fully complied with the terms of any compliance statement issued by the IRS under its Voluntary Compliance Resolution Program. (f) Except as set forth on Schedule 2.14(f), (i) each of the Plans has been maintained and administered in substantial compliance with the terms thereof and applicable Laws, and (ii) as of the dates of the Financial Statements, all amounts which should have been accrued and reflected as a liability in relation to the Plans were so accrued and reflected on the Financial Statements. 2.15 Intercompany Obligations.

                  Other than as contemplated by Section 4.5 or by the Transition Services Agreement dated as of September 1, 1999 between Government Systems and the Company, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from the Company to Seller, any Affiliate of Seller or Government Systems.

2.16              No Brokers or Finders.

                  No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller, the Company or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fee or other commission arising in connection with this Agreement or such transactions except for Bear, Stearns & Co. Inc., as to which Seller shall have full responsibility and neither Buyer nor the Company shall have any liability.

2.17              Operation in the Ordinary Course.

                  Except as set forth on Schedule 2.17, since December 31, 1998, the Business has been operated in the ordinary course and substantially in accordance with past practice, other than in connection with the Bell Atlantic Merger, the public announcement of GTE's intent to sell the Business, the separation of the Information Systems Division from Government Systems, this transaction or changes in general economic conditions in which the Business operates, in Law or applicable regulations or the official interpretations thereof or in GAAP.

2.18              Environmental Compliance.

                  The Company has obtained all Environmental Permits required to carry on the Business as now conducted, is in compliance with the terms and conditions of all such Environmental Permits and, except as set forth on
Schedule 2.18, is in compliance with all applicable Environmental Laws, except for any of the foregoing that would not reasonably be expected to constitute a Material Adverse Circumstance. To the knowledge of Seller, no friable asbestos, polychlorinated biphenyl or underground storage tank is located at, and there has not been any unlawful release or storage of any Regulated Substance, at any facility owned by the Company, any government-owned-Company-operated facility or any facility leased by the Company.

2.19              Year 2000.

(a) The Company has planned and undertaken a concerted effort so that their computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems that are used or relied upon by the Company in its business operations or that are incorporated into products sold by the Company will not provide incorrect data or results, and will not malfunction or cease to function, when processing, providing, and/or receiving date-related or date/time data from, into and between the twentieth and twenty-first centuries, including during the years 1999 and 2000 and leap year calculations. This effort is proceeding substantially according to plan, and Seller believes that any failures in such effort would not reasonably be expected to constitute a Material Adverse Circumstance. Neither Seller nor the Company makes any representation or warranty with respect to any of their respective customers or suppliers with respect to the foregoing.

(b) The Company has reasonably complied with any specific "Year 2000" requirements in its contracts.

2.20              Government Contracts.

(a) Schedule 2.20 lists all Material Government Contracts. Except as reflected in Schedule 2.20 or with respect to matters that have been resolved, with respect to each Government Contract:

(i) in the past three years from the date of this Agreement, the U.S. Government has not notified the Company or its Affiliates in writing that the Company has violated any applicable Law in any material respect;

(ii) no termination for default, cure notice or show cause notice is in effect or, to the knowledge of Seller, threatened (with the belief that action is likely to be commenced) as of the date hereof pertaining to any Government Contract; and (iii) as of the date hereof, the U.S. Government has not issued any written notices of any material claims against the Company or any of its predecessors to the extent of such predecessor's conduct of the Business with respect to any Government Contract which have not been resolved.
(b) Except as listed on Schedule 2.20, as of the date hereof, no Governmental Entity has provided the Company or any of its predecessors to the extent of such predecessor's conduct of the Business with written notice (other than routine DCAA audits) challenging, questioning or disallowing any cost in excess of $100,000 incurred by the Company pertaining to any Government Contract.

(c) To the knowledge of Seller, except as set forth in Schedule 2.20, as of the date hereof, neither the Company nor any of its respective directors, officers or employees is under civil or criminal investigation by any Governmental Entity with respect to any alleged irregularity, misstatement, omission or any other matter with respect to any such Government Contract. (d) As of the date hereof, the Company and its directors, officers, or employees have not been suspended or debarred from procurement programs in the past three years and no such actions are pending or, to the knowledge of Seller, threatened (with the belief that such action is likely to be commenced), and the Company is not currently on the List of Parties Excluded from Procurement Programs. (e) The Company and predecessors to the extent of such predecessors' conduct of the Business have complied with the terms of each Government Contract during the three years prior to the date of this Agreement except if failure to so comply would not cause a Material Adverse Circumstance. (f) There is not any liability against the Company as a result of any false cost and pricing data, certification, bid, proposal, report or claim submitted within three years prior to the date of this Agreement to an agency or prime contractor of the United States Government, which would cause a Material Adverse Circumstance. (g) Other than instances where the Company has inadvertently received information and so advised the government, neither the Company, nor the knowledge of Seller, any officer, director or employee of the Company is in receipt or possession of any competitor or government proprietary or procurement sensitive information under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized. (h) Except as set forth in Schedule 2.20, there are no outstanding or, to the knowledge of Seller, written threatened claims in excess of $100,000, other than routine invoices in process and unbilled charges by a customer against the Company. (i) Except as listed on Schedule 2.20, Company has received no written notification from a customer under a Government Contract of any warranty problem which is reasonably expected to result in a liability to the Company exceeding $100,000 per Contract. (j) To the knowledge of Seller, the operation of the business by the Company, as it related to Government Contracts, has been conducted substantially in accordance with all applicable Laws and other requirements of all Government Entities. 2.21 Affiliate Transactions.

                  Except as disclosed in the notes to the Financial Statements or on Schedule 2.21, none of Seller, GTE or any of their respective Affiliates (other than the Company) provides or causes to be provided to the Company any material assets, services or facilities and the Company does not provide or cause to be provided to Seller, GTE or any of their respective Affiliates (other than the Company) any material assets, services or facilities.

2.22              Absence of Questionable Payments.

                  Neither the Company nor, to the knowledge of Seller, any director, officer, agent, employee, or other person acting on behalf of the Company has used any Company funds, assets, or other properties for improper or unlawful contributions, payments, gifts, or entertainment, or made any other improper or unlawful expenditures to others, including, suppliers, customers, governmental officials, and persons or entities engaged in political activity. Neither the Company nor, to the knowledge of Seller, any director, officer, agent, employee, or other person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts, or entertainment. The Company has adequate financial controls in place to prevent the making or receiving of such improper or unlawful contributions, payments, gifts, entertainment, or expenditures.

2.23              Pension Plan Assets.

                  The  assets  in  the  Government   Systems  Pension  Plan  are
sufficient such that the Plan is considered fully funded on a termination basis pursuant to Section 414(1) of the Code.

2.24              Bank Accounts.

                  Schedule 2.24 contains an accurate and complete listing of all bank accounts maintained by the Company that will not be terminated as of Closing ("Company Bank Accounts"). As of the Closing, there will be no liens or encumbrances against Company Bank Accounts or any balances maintained therein.

ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents, warrants and agrees as follows:

3.1               Organization and Related Matters.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Buyer has the necessary corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements. Buyer has all necessary corporate power and authority to carry on its business as now being conducted.

3.2               Authorization; No Conflicts.

                  The execution, delivery and performance of this Agreement and the Related Agreements by Buyer have been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement and, when executed, the Related Agreements constitute, or will constitute, legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally. The execution, delivery and performance of this Agreement and the Related Agreements by Buyer, will not (i) violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of Buyer, (ii) result in the imposition of any Encumbrance against any material assets or properties of Buyer or (iii) violate any Law, except for any such violations, breaches, defaults and impositions as would not reasonably be expected to have a material adverse effect on the business operations, assets or financial condition of Buyer. Except for any filings or approvals required under the Hart- Scott-Rodino Act and Federal Acquisition Regulations, the execution, delivery and performance of this Agreement and the Related Agreements by Buyer will not require any Approvals to be obtained except for any such Approvals the failure of which to receive would not in the aggregate have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and the Related Agreements.

3.3               Legal Proceedings.

                  There is no Order or Action pending or, to the knowledge of Buyer, threatened in writing against or affecting Buyer that individually or when aggregated with one or more other Orders or Actions has or could reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement.

3.4               Compliance with Law.

                  Buyer is operating its businesses in compliance with all applicable Laws, except for violations of applicable Laws which (i) would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of Buyer or
(ii) could not reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement.

3.5               No Brokers or Finders.

                  No agent, broker, finder or investment or commercial banker, or other Person or firms engaged by or acing on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fees or other commissions arising in connection with this Agreement or such transactions except for Deutsche Bank Securities Inc. and Boles Knop & Company, L.L.C., as to which Buyer shall have full responsibility and neither Seller nor the Company shall have any liability.

3.6               Financing.

                  Buyer has received binding financing commitments (the "Financing Commitments") in amounts which, together with immediately available funds in cash or cash equivalents of Buyer are and will at the Closing be sufficient to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to consummate the transactions contemplated by this Agreement. True and correct copies of the Financing Commitments are attached hereto as Exhibits D and E, and the Financing Commitments are in full force and effect and have not been modified in any respect.

3.7               Investment Representation.

                  Buyer is aware that the LLC Interests is not registered under the Securities Act. Buyer is an "accredited investor" as defined under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder. Buyer is acquiring the LLC Interests from Seller for its own account, for investment purposes only and not with a view to the distribution thereof. Buyer agrees that the LLC Interests will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to a valid exemption from registration under the Securities Act.

3.8               Investigation; Acknowledgment.

                  Buyer has conducted a review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company and acknowledges that Buyer has been provided access to the personnel and a "data room" set up for the purpose of the transaction contemplated by this Agreement. Except for the representations and warranties contained in this Agreement, Buyer acknowledges that neither Seller, any of its Affiliates nor any other Person makes any other express or implied representation or warranty with respect to the LLC Interests, the Company, the Business or otherwise or with respect to any other information provided to Buyer, whether on behalf of Seller or such other Persons, including as to (a) merchantability or fitness for any particular use or purpose, (b) the operation of the Business by Buyer after the Closing in any manner other than as used and operated by Seller or (c) the probable success or profitability of the ownership, use or operation of the Business by Buyer after the Closing. Neither Seller nor any other Person will have or be subject to any liability or indemnification obligation to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Offering Memorandum dated July 1999 prepared by Bear, Stearns & Co. Inc. related to the Business and any information, document or material made available to Buyer in certain "data rooms," management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Buyer, whether orally or in writing, or in any other form in expectation of the transactions contemplated by this Agreement.

3.9               Insurance Matters.

                  Buyer acknowledges that the policies and insurance coverage maintained on behalf of the entities comprising the Business are part of the corporate insurance program maintained by GTE (the "GTE Corporate Policies"). GTE Corporate Policies will not be available (except for matters arising from activities on or prior to the Closing Date) or transferred to Buyer or the Company after the Closing. It is understood that, except as otherwise provided in Section 5.10, GTE shall be free at its discretion at any time to cancel prospectively or not renew any of the GTE Corporate Policies as to coverage relating to events subsequent to the Closing Date or insured risks other than those associated with the Company prior to the Closing Date.

3.10              Foreign Ownership.

                  Buyer is not under "foreign ownership, control or influence," as such term is defined in the U.S. Department of Defense Industrial Security Manual for Safeguarding Classified Information.

ARTICLE IV
              COVENANTS WITH RESPECT TO THE PERIOD PRIOR TO CLOSING

4.1               Access.

                  Subject to Section 5.2, the confidentiality agreement entered into between Buyer and GTE related to the sale of the Company (the "Confidentiality Agreement"), applicable Laws (including national security regulations and restrictions, export regulations and regulations pertaining to classified information) and doctrines of attorney-client privilege, Seller shall cause the Company to authorize and permit Buyer and its representatives (which terms shall be deemed to include its independent accountants, financing institutions and advisors and counsel) to have access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Business, to (i) its properties, books, records, operating instructions and procedures and all other information with respect to the Business as Buyer may from time to time reasonably request, and
(ii) its officers and employees, in each case to the extent necessary or appropriate for the purposes of obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement and familiarizing Buyer and its financing sources with the Business; provided, however, nothing in this
Section 4.1 shall obligate the Company to provide Buyer with access to (x) costing information (i.e., contract line item pricing, overhead or general and administrative rates, incurred cost submissions), (y) bid or proposal information or (z) any information the Seller would be prohibited from providing under any law or regulation. Notwithstanding the foregoing clauses (x) and (y), Seller will make available the information referred to in clauses (x) and (y) provided that (A) Buyer retains an independent third party (bound by a confidentiality agreement) to conduct a review of such information and (B) such independent third party shall not convey to Buyer any specific information it has reviewed, but only confirm to Buyer whether or not such information is consistent with the information made available to Buyer.

4.2               Financial Information.

                  During the period from the date of this Agreement to the Closing Date, to the extent permitted by applicable Law, Seller will make available to Buyer, subject to the Confidentiality Agreement, within 20 business days after the end of each month monthly unaudited balance sheets and income statements for the Company and a written management discussion and analysis of the Company's financial condition and results of operations consistent with the Company's and its predecessor's past practices. Each of the financial statements delivered pursuant to this Section 4.2 shall be prepared in accordance with the past practices of the Company consistently applied.

4.3               Conduct of Business.

                  During the period from the date of this Agreement to the Closing Date, except as set forth on Schedule 4.3, Seller agrees that the Company shall not without the prior consent of Buyer, which may not be unreasonably withheld:

(a)  conduct the Business in any manner except in the ordinary course; or

(b) except as may be  required  by  capital  contributions  made to comply  with
Section 4.5, change or amend its charter documents or bylaws; or (c) except in the ordinary course of business or as required by their terms, amend or terminate any Contract or Government Contract; or (d) terminate or fail to use reasonable efforts to renew or preserve any material Permits; or (e) incur or agree to incur any obligation or liability (absolute or contingent), except for liabilities incurred in the ordinary course of business; or (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit (other than a plan loan under and in accordance with the terms of the Seller Savings Plans), to or for the benefit of any director, officer, employee, stockholder or any of its Affiliates, except for loans, guarantees, extensions of credit or commitments therefor made to officers or employees of the Company for moving, relocation and travel expenses consistent with past practice; or (g) except in the ordinary course of business,
(i) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof), (ii) grant any material increase in salary or benefits of any officer or director or pay any special bonus to any person (other than the retention bonuses to be paid in connection with the Closing), (iii) enter into any new material employment, collective bargaining or severance agreement or (iv) make any new offer of employment to any salaried employee; or (h) sell, transfer or otherwise dispose of any assets or liabilities, except (i) in the ordinary course of business or (ii) as contemplated by this Agreement or the Related Agreements. (i) issue, sell, redeem or acquire for value, or agree to do so, any Equity Securities of the Company; or (j) permit the Company to merge or consolidate with any other entity; or (k) make any capital expenditures or commitments with respect thereto, except in the ordinary course of business; or (l) make any material investment in any other Person; or (m) enter into any capitalized leases or obligations for borrowed money; provided that ordinary course increases and decreases in GTE's investment in the Company shall not be covered by this clause
(m); or

(n) issue any checks against Company Bank Accounts on behalf of any person other than the Company or issue any checks against the Company Bank Accounts payable to Seller or any Affiliate of Seller; or

(o) agree to or make any commitment to take any actions prohibited by this Section 4.3. Buyer hereby designates the two officers of Buyer or its Affiliates listed on Schedule 4.3, or such other officers as Buyer may designate upon written notice to Seller (the "Buyer's representatives"), to be responsible for determining whether consent to any action prohibited by this Section 4.3 shall be given by Buyer. Seller hereby designates the two officers of GTE or its Affiliates listed on Schedule 4.3 or such other officers as Seller may designate upon written notice to Buyer (the "Seller's representatives"), to contact Buyer's representatives with any requests for consent to any action prohibited by this Section 4.3. Buyer's representatives shall respond promptly (in writing) to any written request for consent to the taking of any action under this Section 4.3. If Buyer's representatives do not respond to any request within three business days of its receipt in writing, such consent will be deemed to have been given. Seller may rely on any consent given orally or in writing by either of Buyer's representatives. The time periods within which Buyer's representatives must respond shall commence on the date on which either of Buyer's representatives receives a written request for consent.

4.4               Reasonable Best Efforts; No Inconsistent Action.
                  -----------------------------------------------

(a) Subject to the terms and conditions hereof, Buyer and Seller shall cooperate and use their reasonable best efforts to take, (or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to each other's obligation to close the transactions contemplated hereby as set forth in Article VII to be satisfied. In addition, each of Buyer and Seller will be given notice of and a reasonable opportunity to participate in contacts with any Governmental Entity regarding antitrust or merger control matters. Buyer and Seller shall cooperate with each other to the extent reasonable in connection with the foregoing.

(b) In furtherance and not in limitation of the foregoing, Buyer and Seller shall use their reasonable best efforts to file Notification and Report Forms under the Hart-Scott-Rodino Act and similar applications with any other applicable Governmental Entity whose Approval is required in connection with the consummation of the transactions contemplated by this Agreement as promptly as practicable following the date hereof and in any event no later than five business days following the date hereof. Buyer and Seller shall cooperate and use their respective reasonable best efforts to obtain any Approvals required for the Closing (including through compliance with the Hart-Scott-Rodino Act and any applicable foreign governmental reporting requirements), to respond to any requests for information from a Governmental Entity, and to contest and resist any Action and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. To the extent permitted by applicable Law, Buyer and Seller shall provide the other the opportunity to make copies of all material correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement or the transactions contemplated hereby, except for documents filed pursuant to Item 4(c) of the
Hart-Scott-Rodino Notification and Report Form or communications regarding the same or documents or information submitted in response to any request for additional information or documents pursuant to the Hart-Scott-Rodino Act which reveal Seller's or Buyer's negotiating objectives or strategies or purchase price expectations. Buyer and Seller acknowledge that all such information provided pursuant to the foregoing sentence shall be subject to the terms of the Confidentiality Agreement. (c) In furtherance and not in limitation of the foregoing, Buyer agrees (i) to use its best efforts to enter into definitive loan documentation, on or prior to December 15, 1999, with no conditions to funding other than those contained in the Financing Commitments, and (ii) to use its best efforts to promptly satisfy such conditions. (d) Buyer and Seller shall notify and keep the other advised as to (i) any material communication from the Federal Trade Commission, the United States Department of Justice or any other Governmental Entity regarding any of the transactions contemplated hereby and
(ii) any Action pending and known to such party or, to its knowledge, threatened, which challenges the transactions contemplated hereby. Subject to
Section 4.8, Buyer and Seller shall not take any action inconsistent with their obligations under this Agreement which would materially hinder or delay the consummation of the transactions contemplated by this Agreement. 4.5 Elimination of Intercompany and Affiliate Liabilities and Receivables.

                  Prior to the Closing Date, Seller shall purchase, cause to be repaid or (with respect to guarantees) assume liability for (a) any and all loans, receivables or other extensions of credit made or guaranteed by the Company to or for the benefit of any director, officer or employee of GTE or Seller who remains a director, officer or employee of GTE or Seller after the Closing Date and (b) any and all loans, guarantees or other extensions of credit of any amount made to or for the benefit of Seller or any Affiliate of Seller, except in either case as set forth on Schedule 4.5. Prior to the Closing Date, the principal amount of any intercompany loans payable by the Company shall be cancelled and treated as a contribution to capital of the Company. The provisions of this Section 4.5 shall not apply to (i) any intercompany trade accounts payable or receivable related to customer-type contracts or other arms-length arrangements, (ii) any reimbursements due for corporate services other than pre-Closing intercompany allocations and (iii) loans and advances to any Transferred Employees.

4.6               Control of the Business of the Company.

                  Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the Company's operations prior to the Closing Date.

4.7               Accuracy of Information.

                  All documents required to be filed by any of the parties or any of their respective Subsidiaries with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.

4.8               Bell Atlantic Merger.

                  Notwithstanding anything in this Agreement to the contrary (a) neither Seller nor any of its Affiliates shall have any obligation to take any action pursuant to this Agreement that would adversely affect the Bell Atlantic Merger and (b) nothing in this Agreement shall prohibit Seller or any of its Affiliates from taking any action reasonably required to consummate the Bell Atlantic Merger. In the event Seller or any of its Affiliates takes any action which, but for the provisions of this Section 4.8, it is prohibited from taking under this Agreement, or fails to take any action which, but for the provisions of this Section 4.8, it is required to take under this Agreement, and such actions or failures to act, individually or in the aggregate, would have a material adverse effect on the business, financial condition or results of operations of the Company or a material adverse effect on the ability of Seller to perform or comply in all material respects with its covenants contained in this Agreement or in any of the Related Agreements, then Seller shall promptly advise Buyer of such fact in writing and (i) if such notice is received prior to the Closing, Buyer shall have the right to terminate this Agreement in accordance with the provisions of Section 8.1(e), and Seller shall pay the amount specified in Section 8.1(e), or (ii) if such notice is received following the Closing, Seller shall indemnify Buyer against any Indemnifiable Losses resulting from Seller's actions or failure to take actions pursuant to this
Section 4.8.

4.9               Substitute Guaranty.

                  Prior to the Closing, Buyer agrees to provide a guaranty of Buyer or substitute letter of credit, comfort letter or similar instrument, in respect of all obligations of GTE and its Affiliates (other than the Company) under guarantees, letters of credit, comfort letters, surety bonds and letters of awareness in favor of or for the benefit of the Company, which are set forth on Schedule 4.9 (collectively, the "GTE Guarantees"), substantially similar to the applicable GTE Guarantee. Buyer shall (i) use its best efforts to have the party in whose favor the applicable GTE Guarantee runs accept the substitute guaranty, letter of credit or comfort letter, as applicable, offered by Buyer in full substitution for the applicable GTE Guarantee and (ii) cause the party in whose favor the applicable GTE Guarantee runs to release GTE from all liability and all of its obligations under or with respect to the GTE Guarantees. Seller shall be responsible for delivering all letters of credit, bonds and corporate guarantees provided by Buyer pursuant to this Section 4.9 to the beneficiaries thereof and retrieving the corresponding letters of credit, bonds or guarantees previously delivered by GTE and its Affiliates from such beneficiaries. In the event any beneficiary fails to accept any letter of credit, bond or corporate guaranty provided by Buyer pursuant to this Section 4.9, Seller shall leave in place the letter of credit, bond or corporate guaranty presently held by such beneficiary and Buyer shall immediately indemnify Seller and its Affiliates in accordance with the provisions of Article IX from and against all Indemnifiable Losses suffered or incurred by any Seller Indemnified Party in connection therewith (including any reasonable bank fees or other out-of-pocket expenses incurred in maintaining any such letter of credit or bond) and shall provide a letter of credit in favor of GTE in an amount equal to the letter of credit, bond or corporate guaranty not accepted by such beneficiary to support such indemnity (each a "Buyer LC").

4.10              Bank Accounts.

                  As of the Closing, Seller shall cause all persons who are not to be Transferred Employees to be removed from the list of authorized signers on every Company Bank Account. As of the Closing, subject to Section 1.3(d), Seller shall terminate all arrangements whereby balances maintained in Company Bank Accounts are automatically transferred to any other bank account, used to purchase any other financial instrument or used to pay any obligation of Seller, an Affiliate of Seller or any other person. Seller acknowledges that it will have no interest in or rights to the Company Bank Accounts following Closing.

ARTICLE V
                              CONTINUING COVENANTS

5.1               Cooperation.

(a) After the Closing Date, upon Seller's request (at Seller's expense) and without necessity of subpoena, Buyer will cause the Company and its employees, representatives and counsel to cooperate fully with Seller and its representatives and counsel for purposes of permitting Seller to address and respond to any matters involving Seller that arise as a result of Seller's prior ownership of the Company, whether or not related to this Agreement, including claims made by or against Seller or any of its Affiliates, whether involving any Governmental Entity or third party, including all Indemnifiable Claims where Seller is the Indemnifying Party. Such cooperation shall include (i) reasonable access during normal business hours and upon reasonable notice to, without limitation, the Company's officers, directors, employees, auditors, counsel, representatives, properties, books, records and operating instructions and procedures and (ii) the right to make and retain copies of all pertinent documents and records relating to any such matters. In addition to providing access to books, records, files and other written materials that relate to the Business in connection with the matters described above, Buyer agrees to provide Seller with reasonable access to its books and records relating to indirect corporate general and administrative expenses invoiced or allocated to the Business prior to the Closing Date to the extent reasonably necessary to permit Seller to contest or defend governmental audits or investigations. Buyer agrees that before destroying or discarding any original books, records, files, documents, papers and agreements in its possession or control pertaining to the operations of the Business as conducted prior to the Closing Date, it shall notify Seller in writing and Seller may, at its expense, remove or make copies of such materials within 90 days following the date of such written notice. Buyer's obligations under this Section 5.1 are in addition to Buyer's other obligations to cooperate with Seller contained in this Agreement, including Buyer's obligations under Section 5.3(g).

(b) After the Closing Date, upon Buyer's request (at Buyer's expense) and without necessity of subpoena, Seller will, and will cause its representatives and counsel to cooperate fully with Buyer and its representatives and counsel for purposes of permitting Buyer to address and respond to any matters involving Buyer that arise as a result of Seller's prior ownership of the Company or the Approvals, whether or not related to this Agreement, including claims made by or against Buyer or any of its Affiliates, whether involving any Governmental Entity or third party. 5.2 Nondisclosure of Proprietary Data.

(a) After the Closing, except as required by applicable Law or as set forth in the Intellectual Property Agreement, neither GTE nor Seller nor any of their representatives, agents or Affiliates shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Company Proprietary Information, unless such Company Proprietary Information: (i) is or becomes generally available and known to the public, without restriction or use on disclosure by Buyer or any of its representatives, agents or Affiliates; (ii) is rightfully received by GTE, Seller or any of their respective representatives, agents or Affiliates from any Person without restriction on use or disclosure and without breach of any obligation to Buyer; (iii) is independently developed by or for GTE, Seller or any of their Affiliates without reference to or use of Company Proprietary Information; (iv) is the subject of prior written approval of Buyer; or (v) is disclosed or made available after the Closing Date by Buyer to any Person, without restriction on use or disclosure.

(b) The foregoing notwithstanding, Buyer's obligations of confidentiality as set forth in the Confidentiality Agreement shall survive and continue until the Closing Date and, if there is no Closing, such obligations shall survive and continue in accordance with the terms and conditions of such Confidentiality Agreement. 5.3 Tax Matters.

(a)               Tax Returns.

(i) The parties acknowledge that the Company is a single-member limited liability company and, as such, does not file its own federal Income Tax Return. Seller or its Affiliate, as applicable, will include all the revenues and expenses of the Company for the periods up to and including the Closing Date in its federal Income Tax Returns for the applicable periods. Buyer will include all the revenues and expenses of the Company for the periods following the Closing Date in its federal Income Tax Returns for the applicable periods.

(ii) Seller shall file or cause to be filed with the appropriate Governmental Entities having jurisdiction all Tax Returns to be filed by the Company on or prior to the Closing Date. (iii) Buyer shall file or cause to be filed with the appropriate Governmental Entities having jurisdiction all Tax Returns relating to Taxes of the Company that are required to be filed after the Closing Date. With respect to Tax Returns to be filed by Buyer (other than federal Income Tax Returns) for any periods for which GTE has any liability for the Taxes due (including pursuant to its indemnity obligations hereunder), such Tax Returns will be properly and timely filed by Buyer, and Buyer will use its best efforts to assure that such Tax Returns will be correct, accurate and complete in all material respects, subject to the accuracy of Seller's and the Company's books and records. To the extent practicable, Buyer shall furnish a completed copy of such Tax Returns to Seller for Seller's approval within a reasonable time prior to the due date for filing such returns (including extensions thereof). Buyer shall not take (and shall cause the Company not to take) a position with respect to any item on any Tax Return of the Company which is knowingly inconsistent with the position taken with respect to such item on a prior Tax Return or, if inconsistent, will obtain Seller's prior written consent (not to be unreasonably withheld). For purposes of coordination of matters relating to Taxes, Buyer designates its Tax Director, whose telephone number is (703) 264-9206, and Seller designates its Vice President - Taxes, whose telephone number is (972) 507-5530. (b) Liability for Taxes.

(i)      Provided  Buyer  has  substantially  complied  with the  provisions  of
         Section 5.3(d), Seller shall be liable for and shall hold Buyer and the Company harmless from any and all Taxes due or payable with respect to the Company for any taxable year or period (or portion thereof) ending on or prior to the Closing and for which a Tax Return is or was required to be filed by or on behalf of the Company. Buyer shall prepare, and permit Seller to audit, such analyses as are reasonably requested by Seller to support any claim for indemnification under this Section.

(ii) Buyer shall be liable for and shall hold Seller harmless from any and all Taxes that are allocable or attributable to the Company for any taxable year or period ending after the Closing Date (excluding such Taxes that are attributable to any period (or portion thereof) ending on the Closing Date and for which a Tax Return is or was required to be filed by or on behalf of the Company as provided in Section 5.3(b)(i)). (iii) Buyer shall not cause or permit the Company to take any action on or after the Closing Date relating to the Company that could give rise to any Tax liability of GTE or Seller (including pursuant to any indemnity obligations hereunder) and shall indemnify and hold GTE and Seller harmless from any such Tax. (iv) GTE and Seller shall not be liable for, and Buyer shall be liable for, any Tax liability in respect of which Buyer has not substantially complied with Section 5.3(e). (v) In the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall
(x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. For purposes of this Section, ad valorem, real and personal property Taxes shall be prorated over the privilege period, meaning for these purposes, the period during which the taxpayer enjoys the use of the property in consideration of having paid the Tax. (c) Refunds. Any refunds or credits of Taxes with respect to the Company paid for any period ending on or before the Closing Date (treating such date as the end of a short taxable year for this purpose) shall be for the account of Seller. Buyer shall, if Seller so requests and at Seller's expense, cause the relevant entity (Buyer, the Company or any successor) to file for and obtain any refunds or credits to which GTE (or Seller) is entitled hereunder, including through the prosecution of any administrative or judicial proceeding which Seller, in its sole and absolute discretion, chooses to direct such entity to pursue. Buyer shall permit Seller to control (at Seller's expense) the prosecution of any such refund or credit claimed, and when deemed appropriate by Seller, shall cause the relevant entity to authorize by appropriate power of attorney such person as Seller shall designate to represent such entity with respect to such refund claimed. Buyer shall, and shall cause the Company to, notify Seller of the existence of any facts that would constitute a reasonable basis for claiming a refund or credit of Taxes to which Seller is entitled hereunder. Buyer shall forward to Seller any such refund promptly after the refund is received or any such credit is granted. Notwithstanding the foregoing, the control of the prosecution of a claim for refund or credit for Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as the result of an audit shall be governed by the provisions of Section 5.3(d), and Buyer will not carry back (nor permit the Company to carry back) to any period ending on or before the Closing Date (treating for this purpose such date as the end of a short taxable year) any losses, deductions or credits giving rise to a refund of Taxes for such period.

(d) Contests. If an audit is commenced, an Adjustment is proposed or any other claim is made by any tax authority with respect to a Tax liability of the Company which is allocated to GTE or Seller under Section 5.3(b), Buyer shall promptly notify Seller of such audit or such proposed Adjustment or such claim (unless GTE or Seller previously was notified directly by the relevant tax authority. If Seller so requests and at Seller's expense, Buyer shall cause the relevant entity (Buyer, the Company, any of its Subsidiaries or any successor) to contest such claim on audit or by appropriate claim for refund or credit of Taxes or in a related administrative or judicial proceeding which Seller in its sole and absolute discretion, chooses to direct such entity to pursue, and shall permit Seller, at its expense, to control the prosecution and settlement of any such audit or refund claim or related administrative or judicial proceeding with respect to those matters which could affect the Tax liability of GTE or Seller, including any liability hereunder, or their right to payment; and, where deemed necessary by Seller, Buyer shall cause the relevant entity to authorize by appropriate powers of attorney such persons as Seller shall designate to represent such entity with respect to such audit or refund claim or related administrative or judicial proceeding and to settle or otherwise resolve any such proceeding. Buyer shall further execute and deliver, or cause to be executed and delivered, to Seller or its designee all instruments and documents reasonably requested by Seller to implement the provisions of this Section 5.3(d). Any refund of Taxes obtained by Buyer or the affected entity shall be paid promptly to Seller. (e) Information and Cooperation. Subject to the provisions of Section 5.2 and the Confidentiality Agreement, from and after the Closing Date, Buyer shall deliver to Seller or its designee (including for purposes of this sentence any tax advisors to Seller), as soon as practicable after Seller's request, such information and data that are reasonably available concerning the pre-Closing Date operations of the Company, and shall make available such knowledgeable employees of Buyer and the Company as Seller may reasonably request (including employees having special or relevant knowledge or information pertaining to particular Tax items), including providing the full and complete information and data required by Seller's customary Tax and accounting questionnaires to the extent reasonably available, in order to enable GTE and Seller fully to complete and file all Tax Returns that they may be required to file with respect to the activities of the Company through the Closing Date, to respond to and contest audits by any taxing authorities with respect to such activities, to prosecute any claim for refund or credit to which GTE or Seller is or may be entitled hereunder and to otherwise enable GTE and Seller fully to satisfy their accounting and Tax requirements. Subject to the provisions of Section 5.2 and the Confidentiality Agreement, from and after the Closing Date, Seller shall deliver to Buyer (including for purposes of this sentence, Buyer's tax advisors), as soon as practicable after Buyer's request, such information and data that are reasonably available concerning any Tax attributes that are allocated to the Company that is necessary in order to enable Buyer to complete and file all Tax Returns that it may be required to file with respect to the activities of Buyer or the Company, from and after the Closing Date, to respond to and contest audits by any taxing authorities with respect to such activities, to prosecute any claim for refund or credit to which Buyer or the Company is or may be entitled and to which GTE or Seller is not entitled hereunder and to otherwise enable Buyer and the Company to satisfy their accounting and Tax requirements. Seller shall execute and Buyer shall execute (and shall cause the Company to execute) such documents as may be necessary to file any Tax Returns, to respond to or contest any audit, to prosecute any claim for refund or credit and to otherwise satisfy any Tax requirements relating to the Company. Buyer shall (and shall cause the Company to) retain, and shall provide Seller with reasonable access to, the books and records relating to the Company for ten years from the Closing Date and for such additional period as Seller may reasonably request. (f) Transfer Taxes. Notwithstanding anything herein to the contrary, Buyer shall be responsible for all sales, use, gross receipts, registration, business and occupation, transfer, stamp duty, securities transactions, real estate, and similar Taxes and notarial fees assessed or payable in connection with the transfer of the LLC Interests or other transactions contemplated hereby, regardless of whether such Taxes become due or payable on or after the Closing Date, and shall be responsible for interest, penalties and additions to Taxes related to such Taxes. (g) Tax Sharing Agreements, Etc. All tax sharing agreements, policies, arrangements and practices between Seller or an Affiliate of Seller and the Company shall be terminated as of the Closing Date. (h) Amendments to Tax Returns. Buyer shall not, and shall not permit the Company, to amend any Tax Return covering any period prior to the Closing Date without the prior written consent of Seller.
5.4 Use of GTE and Contel Names, Trademarks and Service Marks.

(a) Subject to the Intellectual Property Agreement, Buyer shall cease and shall cause the Company to cease any and all use of the designation "GTE" and "Contel" in any fashion or combination, including words and designs related to "GTE"
and/or  "Contel",  as  well  as  eliminate  the  use  of any  other  designation indicating affiliation with GTE or Seller or any of their respective Subsidiaries, as soon as practicable after the Closing Date, but not more than 90 days after the Closing Date (the "Licensed Mark Term"), or such longer period, if any, as set forth in the Intellectual Property Agreement; provided, however, that with respect to contracts, purchase orders, agreements and other business forms and writings which could result after the Closing Date in a legal commitment of GTE or Seller or any of their Subsidiaries, Buyer shall or shall cause the Company to cease promptly after the Closing Date any use of the designation "GTE" and "Contel" in any fashion or combination, as well as of any other designation indicating affiliation after the Closing Date with GTE or Seller or any of their respective Subsidiaries, except to the extent that applicable law requires such Person to continue such use until such name change is effected, in which case until such time, but in no event later than one year following the Closing Date. Within 10 business days after the Closing Date, Buyer shall notify or shall cause the Company to notify, in writing, all customers, suppliers and financial institutions having current business relationships with the Company that the Company has been acquired from the Seller by the Buyer.

(b) As soon as reasonably practicable, but in any event not later than 30 days after the Closing Date, or such longer period, if any, set forth in the Intellectual Property Agreement, Buyer shall cause the Company to change its name to a new name not including "GTE" and/or "Contel" or any name confusingly similar thereto and thereafter shall not use and shall cause the Company not to use or include "GTE" and/or "Contel" as or in its corporate, popular, trade or domain names. (c) As of the Closing Date, Buyer shall cease and shall cause the Company to cease selling any products, offering any services or otherwise using any trademark, service mark or other indication or origin including "GTE" and/or "Contel" or any mark or indication of origin confusingly similar thereto. (d) Buyer agrees not to use or seek to register any trade name, service mark, trademark or domain name identical with or confusingly similar to "GTE" and/or "Contel." Buyer agrees that it will never directly or indirectly challenge, contest or call into question or raise any questions concerning the validity or ownership of "GTE" and/or "Contel" by GTE, any registration or application for registration of "GTE" or any domain name application or registration containing "GTE" and/or "Contel." Buyer agrees that nothing herein shall give Buyer any right to or interest in "GTE" and/or "Contel" except the right to use the same in accordance with the terms of this Agreement and the Intellectual Property Agreement, and that, subject to the Intellectual Property Agreement, all and any uses of "GTE" and/or "Contel" by Buyer shall inure to the benefit of GTE. (e) Notwithstanding the foregoing and subject to the provisions of Section 10.15, during a period of six (6) months from the date of the Closing, Buyer may make such public statements to the effect that it has purchased, and the Company may identify itself as the successor in interest to, the former Information Systems Division of GTE Government Systems Corporation, provided that any reference (other than in the body of textual materials) to Information Systems Division of GTE Government Systems Corporation shall be less prominent than the reference to Company (e.g., smaller type, parenthetical, etc.). 5.5 Transition Services.

                  On or prior to the Closing Date, Seller and the Company shall enter into a Transition Services Agreement in the form of Exhibit B attached hereto, pursuant to which Seller and its Affiliates shall provide certain services to the Company on the terms and conditions therein set forth. The Company is a party to a transition services agreement dated as of September 1, 1999 with Government Systems (the "Government Systems Transition Services Agreement") which was entered into in connection with the separation of the Information Systems Division from Government Systems pursuant to which Governments Systems provides certain services to the Company. Buyer acknowledges that the Government Systems Transition Services Agreement will remain in full force and effect after the Closing Date and that Seller will have no obligation to provide any services to the Company of a type set forth in the Government Systems Transition Services Agreement.

5.6               Noncompetition.

(a) GTE agrees that for a period of five years commencing on the Closing Date (the "Noncompete Period"), GTE shall not, and shall not cause or permit any of its Subsidiaries to, compete with the Business (i) as presently conducted, including as reflected in the programs for which the Business has been awarded a Contract as of the Closing Date, or under contract options or extensions in respect thereof, or (ii) as proposed to be conducted, as reflected in programs for which the Business has submitted (and not withdrawn) a bid or proposal as of the date of this Agreement ("Competitive Activities").

(b) Notwithstanding anything in Section 5.6(a) to the contrary, nothing in this Agreement shall in any way restrict GTE and its Subsidiaries from engaging in any of the following activities, directly or indirectly: (i) providing any customer access to or transport on (A) any network owned or leased in whole or in part by GTE or any of its Subsidiaries or (B) any public network (including any virtual private network);

(ii) providing any customer commercially available telecommunications goods or services (including wireline or wireless telephony services, network management services, paging services, equipment maintenance, data services, voice processing services or commercially available services premised upon packet switched or cell-based technologies (including Internet protocols and security services)); (iii) providing any services to or for the Defense Advance Research Project Agency or any successor thereof, or engaging in research and development of any type; (iv) providing any services under any Government Contracts to which GTE or any of its Subsidiaries is a party as of the Closing Date or under contract options or follow-on business in respect thereof, or in respect of any offers or proposals for Government Contracts of GTE or any of its Subsidiaries outstanding on the Closing Date; provided, however, this sub-paragraph (iv) shall not apply to (A) Government Contracts (or contract options or follow-on business in respect thereof) under which the Company is the sole Subsidiary of GTE providing services or (B) any Government Contracts entered into in respect of offers or proposals for Government Contracts outstanding on the date hereof under which the Company is intended to be the sole Subsidiary of GTE providing services; and (v) Competitive Activities for which the aggregate revenues in respect thereof are not expected to exceed $20 million in any two consecutive fiscal years during the Noncompete Period. (c) Notwithstanding anything in
Section 5.6(a) to the contrary, the acquisition by GTE or any of its Subsidiaries of a Person that at the time of such acquisition is engaged in Competitive Activities and the continuation of such Competitive Activities following such acquisition shall not be a breach of the terms of this Section
5.6 if (i) the portion of the revenues of such Person and its Subsidiaries on a consolidated basis for the fiscal year ending prior to the time of such acquisition that is attributable to Competitive Activities of such Person and its Subsidiaries ("Competitive Revenues") account for less than 15% of the revenues of such Person and its Subsidiaries on a consolidated basis for such fiscal year or (ii) in the event the condition in clause (i) above is not satisfied, GTE divests sufficient assets within 12 months of the acquisition so that Competitive Revenues of such Person and its Subsidiaries on a consolidated basis for such fiscal year account for less than 15% of the revenues of such Person and its Subsidiaries on a consolidated basis for such fiscal year.

(d) Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing in this Agreement shall prohibit or restrict the operation, after the Bell Atlantic Merger, of any business of Bell Atlantic existing on the effective date of the Bell Atlantic Merger or any logical extensions of such business. 5.7 .inancial Data

                  Seller will deliver to Buyer, no later than 60 days after the Closing Date (i) an audited balance sheet for the Information Systems Division as of December 31, 1997 and the related statements of income, parent company investment, and cash flows for the year ended December 31, 1997 and (ii) an unaudited balance sheet for the Information Systems Division as of September 30, 1999 and the related statements of income, parent company investment, and cash flows for the nine-month period ending September 30, 1999. Buyer will fully cooperate with Seller in preparing such financial statements. The cost of the audit shall be borne by Buyer and Seller in equal portions.

5.8 The parties acknowledge that after the Closing there may be disallowances, refunds, recoveries, redeterminations and reallocations of Company and corporate overhead (including Government Systems and GTE) charges and expenses included in costs billed or accrued prior to the Closing Date under any cost-reimbursement or fixed-price incurred (cost-redeterminable) Government Contract for the period from 1992 through the Closing Date (collectively "Overhead Adjustments"). All Overhead Adjustments paid or payable by the Company or paid or payable to the Company, will be solely the responsibility of Seller. In furtherance of the foregoing, Seller shall promptly reimburse Buyer for any amounts paid by or for the account of the Company in respect of Overhead Adjustments, and Buyer shall promptly pay to Seller any amounts paid to the Company in respect of Overhead Adjustments. Buyer and Seller shall use their best efforts to resolve the foregoing matters in a timely manner. Seller will have final approval of the resolution of any Overhead Adjustments. Buyer shall cause the Company to assert all claims and defend all actions with respect to Overhead Adjustments, in each case providing full cooperation to Seller as provided in Section 5.1(a) and, as applicable, Section 5.12(c) (treating such Overhead Adjustments as if they were Retained Matters).

5.9 The FCC Licenses shall be assigned from the Company to Seller prior to the Closing. From and after the Closing, the Company will lease to Seller the equipment necessary for Seller to operate the licensed radio facilities, and Seller will use the licensed radio facilities to provide service to the Company consistent with the policies of the FCC. The parties will use their commercially reasonable efforts to obtain all necessary approvals to transfer the FCC Licenses from Seller to the Company. Once the necessary approvals are obtained from the FCC to permit assignment of the FCC Licenses from Seller to the Company and such assignment is consummated, these interim arrangements will terminate.

5.10              Insurance Coverage.

(a) Seller shall not terminate coverage under its insurance policies and coverages in respect to any claims that may be made or have been made against the Company or its officers, directors, employees or agents which have their cause or origin in the period prior to the Closing, and it will not at any time after the Closing Date take any action which might cause or otherwise result in such pre-Closing coverage being reduced or impaired. In the event any such coverage which is an underwritten coverage or on a claims-made basis is terminated after the Closing, Seller will purchase tail coverage at its expense for a period of at least three years following the Closing.

(b) Seller will cooperate with Buyer in the administration of all insurance claims arising from incidents which have occurred on or before the Closing Date in relation to the business of the Company, including the obtaining of legal representation and defense at the carrier's expense where such representation and defense is included as part of the insurance contract. 5.11 For any outstanding Company proposal (for which the Company ultimately receives award) which contains InResponse as part of the solution, Buyer shall cause the Company to grant, and Seller shall permit the Company to grant, a sublicense for InResponse, in object code form, to the third party pursuant to the proposal. The sublicense will be at no cost and on terms and conditions agreed to by Seller and Buyer, consistent with the terms of the Company's outstanding proposal. For a period of three months from the date of this Agreement, Seller shall provide assistance to Company related to such proposal at no cost to Company; thereafter, maintenance and support for InResponse then being provided by Seller shall be offered to such third party sublicensee under Seller's then current terms, conditions and charges.

5.12              Retained Matters.

(a) Seller shall retain all benefits of the Retained Matters, including all claims against third parties that are part of the Retained Matters, and shall retain all liabilities that are part of the Retained Matters.

(b) Seller shall have the sole right to direct the prosecution of any such claims against third parties and defense of any such liabilities (including the retention of legal counsel) and shall have the sole authority to settle all such claims and liabilities on such terms as Seller deems appropriate. Seller shall also have the sole authority to make decisions as to whether to assert or waive any privileges that may exist with respect to any such claims and liabilities.
(c) Buyer shall, and shall cause the Company to, cooperate fully with Seller, without cost to Seller, in pursuing any claims against third parties that are part of the Retained Matters and defending any liabilities related to the Retained Matters. For purposes of illustration only, such cooperation shall include the following: (i) at the request of Seller, pursuing any and all such claims on behalf of Seller including filing law suits in respect thereof, whether such claims are required to be made in the name of Buyer or otherwise;
(ii) making all employees and agents of the Company available on a timely basis to assist in the prosecution of any such claims, without necessity of subpoena;
(iii) settling any such claims and liabilities on terms that are determined by Seller and (iv) making all documents and information related to the applicable Retained Matter available on a timely basis, without necessity of subpoena. 5.13 All customers of the Company have been, or will be within two weeks, instructed to send payments directly to a Company Bank Account, and the Company has contacted, or will contact within two weeks, its customers to confirm that such instructions have been received. Following the Closing until June 30, 2000, in the event that Government Systems, Seller or an Affiliate of Seller fails to transfer to a Company Bank Account monies due the Company (but received by Government Systems, Seller or an Affiliate of Seller to be transferred to the Company) within three business days after receipt by Government Systems, Seller or such Affiliate of Seller, deemed interest at the rate of 10% per annum shall accrue on amounts not so transferred from the close of the third business day after receipt by Government Systems, Seller or any Affiliate of Seller until received by the Company. The amount of such deemed interest shall be separately invoiced from Buyer to Seller and credited against amounts otherwise due from the Company to Seller under this Agreement or Related Agreements.



ARTICLE VI
                                EMPLOYEE BENEFITS

6.1                 Employee Matters.

(a)

     (i) All active employees of the Company and its Affiliates employed in the Business as of the Closing Date, other than those active employees listed in Schedules 6.1(a)(ii)(A) and (B) who will not remain in the employ of the Company at the Closing Date, and all inactive employees of the Company as of the Closing Date (hereinafter collectively referred to as "Transferred Employees") will remain employed by (or remain the responsibility of, as applicable) the Company as of 12:01 a.m. on the day after the Closing Date in the same or comparable positions. Until at least December 31, 2000, Buyer shall cause the Company to provide to the Transferred Employees the same base salaries or wages and substantially comparable bonus opportunities as were in effect on the Closing Date, plus (in appropriate cases) such equity-based compensation as will provide a fair and competitive compensation package, consistent with market conditions, including 50,000 options to be granted under Buyer's Long-Term Incentive Stock Plan between the Closing Date and June 30, 2000. For purposes of this Section 6.1(a)(i), the term "active employees of the Company" shall mean all full-time and part-time employees of the Company as of the Closing Date and all individuals employed by Affiliates of the Company as of the Closing Date who have for the preceding six months (or, if shorter, for the duration of their employment by such Affiliate) performed services predominantly for the Business. The term "inactive employees of the Company" shall mean all employees of the Company (including employees who entered such status at a time when they were employees of either the Company or its predecessor GTE Government Systems Corporation Information Service Division) who are as of the Closing Date on workers' compensation, military leave, maternity leave, leave under the Family and Medical Leave Act of 1993, leave governed by state law, short-term and long-term disability (including a disability pension), non-occupational disability, layoff with recall rights, and other approved leaves of absence with a legal or contractual right to reinstatement, or who after an internship have an offer of employment following completion of education. It is Buyer's intent that all active Transferred Employees will remain in the Company's employ, as employees at will and subject to voluntary terminations, terminations for cause, layoffs due to loss of a contract, or consensual transfers or reassignments to Buyer's Affiliates. Any Transferred Employee who voluntarily accepts a transfer or reassignment to one of Buyer's Affiliates will thereafter cease to be a Transferred Employee and cease to be covered by any terms of this Agreement.

(ii) Seller has provided Buyer a list of all active employees of the Company and all inactive employees of the Company as of the date of this Agreement who will be Transferred Employees if not excluded pursuant to subparagraphs (A) and (B) below. Prior to the Closing, Seller and Buyer will use their best efforts to agree upon and develop lists of active and inactive employees of the Company who will not become Transferred Employees, as follows:
                                    (A)  Schedule  6.1(a)(ii)(A)  constitutes  a
                  list of all employees, if any, who will not become Transferred Employees because Seller desires that they be employed with Seller or an Affiliate and Buyer does not reasonably require their services with the Company following the Closing, or for any other reason agreed upon by the parties. Buyer will respond within 10 business days after receiving this list. If employed by the Company, Seller will cause such employment to be transferred to Seller or an Affiliate thereof prior to the Closing. Buyer will have no further obligations relating to these employees.

                                    (B) Schedule 6.1(a)(ii)(B) will constitute a
                  list of no more than 20 active management employees of the Company whom Buyer, in its discretion, determines will not continue in employment as a Transferred Employee following the Closing including any personnel involved in the InResponse business and technology. Buyer will provide this list to Seller as soon as practicable after the date of this
                  Agreement, but no later than 10 business days after the date hereof. Seller may transfer such individuals to itself or another Affiliate or terminate their employment in accordance with Seller's customary practices prior to the Closing. In the event such employees are terminated, Buyer will reimburse Seller, within ten business days after Seller's payment thereof,  for any  severance  payments  and  benefits  paid in accordance with Seller's customary severance plan and policies, for paid vacation pay other than banked vacation pay, and for such other termination expenses as may be agreed to by Seller and Buyer. Buyer will indemnify and hold harmless Seller, its Affiliates, and their respective directors, officers, employees, agents and assigns from and against any and all claims, Actions, liabilities and losses arising from Buyer's selection or designation of the employees identified on Schedule 6.1(a)(ii)(B).

(iii) All Transferred Employees, other than employees of the Company hired after the date of such Schedule, will be identified on Schedule 6.1(a)(iii), to be prepared by Seller and submitted to Buyer as soon as practicable and prior to the Closing Date. Schedule 6.1(a)(iii) will reflect the list provided and the exclusions made pursuant to Section 6.1(a)(ii).

(iv) Except as otherwise set forth in this Agreement, the following non-solicitation and no hire provisions shall apply unless specifically waived in writing by an officer of GTE or GTE Service Corporation. For a period of 12 months following the Closing, the Company shall neither hire nor solicit for employment any salaried employee of GTE or any of its Affiliates as of the date of this Agreement or the Closing Date. The Company shall not be deemed to have violated this covenant by the placement of any job advertisement or other general solicitation of employment not specifically directed at salaried employees of GTE or any of its Affiliates, provided that the Company does not in fact hire such employees. For a period of 12 months following the Closing, the Company shall not employ any person who retires or otherwise terminates employment with GTE or any of its Affiliates during the 3-month period prior to the Closing Date. This provision shall apply to the Company acting through its employees, agents, or any person or entity acting on behalf of the Company. Buyer represents and warrants that it will not attempt to circumvent the restrictions of this paragraph by acting in its own name or through its Affiliates for the benefit of the Company. Notwithstanding the foregoing, the non-solicitation and no hire provisions of this Section 6.1(a)(iv) shall not apply to Transferred Employees. (v) Except as otherwise set forth in this Agreement, the following non-solicitation and no hire provisions shall apply unless specifically waived in writing by an officer of Buyer or the Company. For a period of 12 months following the Closing, GTE shall neither hire nor solicit for employment, and GTE shall not permit any of its Affiliates to hire or solicit for employment, any salaried employee of the Company as of the date of this Agreement or the Closing Date. GTE and its Affiliates shall not be deemed to have violated this covenant by the placement of any job advertisement or other general solicitation of employment not specifically directed at salaried employees of the Company, provided that GTE and its Affiliates do not in fact hire such employees. For a period of 12 months following the Closing, GTE shall not employ, and GTE shall not permit any of its Affiliates to employ, any person who retires or otherwise terminates employment with the Company during the 3-month period prior to the Closing Date. This provision also shall apply to GTE (or an Affiliate) acting through its employees, agents, or any person or entity acting on behalf of GTE (or an Affiliate). Notwithstanding the foregoing, the non-solicitation and no hire provisions of this Section 6.1(a)(v) shall not apply to former employees of the Company who do not become Transferred
Employees. (b) On and after the Closing Date, except as otherwise provided in this Agreement, Buyer shall assume, or Buyer shall cause one of its Affiliates to assume, all obligations under and be bound by the provisions of each offer of employment relating to the Transferred Employees and the collective bargaining agreement identified on Schedule 2.10; provided, however, GTE and Seller shall retain the right to enforce any and all employee agreements relating to Intellectual Property which is retained by GTE or Seller. All obligations described in this Section 6.1(b) assumed by and binding Buyer (or one of its Affiliates) shall be identified on Schedule 6.1(b) to be prepared by Seller and submitted to Buyer on or before the Closing Date.

(c) On and after the Closing Date, Buyer shall cause the Company to recognize the service of each Transferred Employee for the Company before the Closing Date for all employment-related purposes determined in accordance with the practices and procedures of the Company in effect on the Closing Date, as if such service had been rendered to Buyer or one of its Affiliates. Schedule 6.1(c) to be prepared by Seller and submitted to Buyer on or before the Closing Date shall list the service of each Transferred Employee for the employment-related purposes referred to in the preceding sentence. (d) Transferred Employees shall not accrue benefits under any employee benefit policies, plans, arrangements, programs, practices, or agreements of Seller or any of its Affiliates (including any Plan) after the Closing Date. Seller shall retain or assume the obligation to pay to Transferred Employees retention bonuses. Notwithstanding the foregoing, Seller shall have the option to require Buyer to pay the retention bonuses to Transferred Employees after the Closing Date on Seller's behalf; provided, however, that Seller shall reimburse Buyer for the cost of such retention bonuses within 10 business days after Buyer makes such payments if Seller exercises such option. With respect to bonuses other than retention bonuses, Seller shall retain or assume the obligation to pay to Transferred Employees bonuses with respect to the calendar year in which the Closing occurs on a pro rata basis for the portion of the calendar year prior to the Closing Date and Buyer shall assume the obligation to pay to Transferred Employees bonuses payable with respect to the calendar year in which the Closing occurs on a pro rata basis for the period from and including the Closing Date until the end of the calendar year. Notwithstanding the foregoing, Seller shall have the option to require Buyer to pay Seller's pro rata portion of bonuses on Seller's behalf; provided, however, that Seller shall determine the amount of such pro-rated bonuses and shall reimburse Buyer for the cost of such pro-rated bonuses within 10 business days after Buyer makes such payments if Seller exercises such option. In determining the pro-rated bonuses payable to Transferred Employees for services rendered during the remainder of the calendar year after the Closing Date, Buyer shall in good faith consider and implement Seller's recommendations to ensure that bonuses are (i) reasonably comparable to the bonuses such employees received in the year prior to the year in which the Closing occurs and (ii) determined by employing criteria reasonably comparable to criteria employed by Seller for the bonus relating to the portion of the calendar year prior to the Closing Date. (e) Nothing in this Agreement shall cause duplicate benefits to be paid or provided to or with respect to a Transferred Employee under any employee benefit policies, plans, arrangements, programs, practices, or agreements (including any Plan). References herein to a benefit with respect to a Transferred Employee or current retiree shall include, where applicable, benefits with respect to any eligible dependents and beneficiaries of such Transferred Employee or current retiree under the same or a substitute employee benefit policy, plan, arrangement, program, practice, or agreement. (f) If any employee identified in the list delivered pursuant to
Section 6.1(a)(ii), and not excluded under Section 6.1(a)(ii) (A) or (B), is an employee of an Affiliate of Seller other than the Company, he or she shall be considered a Transferred Employee and shall be treated under this Agreement in a manner that is comparable to the treatment given to the Transferred Employees who are employed by the Company, except that his or her service as of the Closing Date shall be determined in accordance with the practices and procedures of his or her employer, as in effect on the Closing Date. (g) Section 6.8 sets forth certain special rules that apply to any Transferred Employee who, as of the Closing Date, either (i) is currently receiving long-term disability benefits under a long-term disability plan of Seller or one of its Affiliates,
(ii) has been approved for receipt of long-term disability benefits under a long-term disability plan of Seller or one of its Affiliates, or (iii) is receiving a disability pension under the Union Pension Plan or the Government Systems Pension Plan. A Transferred Employee described in the preceding sentence shall be identified by Seller in Schedule 6.1(a)(iii) as an "LTD Recipient." LTD Recipients shall be treated as Transferred Employees under this Agreement as described in Section 6.8 and, as such, shall be subject to all of the provisions of this Agreement governing the benefits of Transferred Employees, except to the extent specifically provided otherwise in this Agreement. Notwithstanding the foregoing, Transferred Employees who are currently receiving LTD Benefits under an insured long-term disability plan of Seller or one of its Affiliates will continue to receive LTD Benefits under such policies in accordance with their terms, notwithstanding the Closing. 6.2 Employee Benefit Matters.

(a)               Defined Benefit Plans.

(i) Union Pension Plan. As of the date of this Agreement, Seller has assumed sponsorship of the GTE Information Systems, LLC Union Pension Plan (the "Union Pension Plan"). Effective upon the Closing Date, Buyer shall cause the Company to become and to continue as the "plan sponsor" and sole "contributing sponsor" (as those terms are defined in ERISA) with respect to the Union Pension Plan. Seller and Buyer shall each take the actions necessary to effectuate this Section 6.2(a)(i), including making all applicable amendments to the Union Pension Plan prior to, but effective upon, the Closing Date.

(ii) Government Systems Pension Plan. As of the date of this Agreement, Seller has assumed sponsorship of the GTE Government Systems Corporation Pension Plan for Salaried Employees (the "Government Systems Pension Plan"). Seller has merged (pursuant to the Stock Purchase Agreement dated as of June 21, 1999 between Seller and General Dynamics Corporation) the Government Systems Pension Plan with the GTE Products Corporation Plan for Employees' Pensions for Salaried Employees (the "Salaried Pension Plan"), of which the Seller is the plan sponsor. Notwithstanding the foregoing, Seller will continue to account for the assets and liabilities of the Government Systems Pension Plan as if it continued to be a separate plan. Except as otherwise provided, all references herein to the Government Systems Pension Plan shall refer to the Government Systems Pension Plan component of the Salaried Pension Plan. (iii) Buyer Pension Plan. Buyer agrees to provide pension benefits for Transferred Employees as follows:
(A) Effective immediately after the Closing Date, the Transferred Employees who were eligible to participate in the Government Systems Pension Plan as of the
Closing  Date  will be  eligible  to participate   under  a  tax-qualified
defined benefit plan established or maintained by Buyer or an Affiliate of Buyer ("the Buyer Pension Plan").

(B) The Buyer Pension Plan will provide accrued benefits for Transferred Employees equal to their benefits accrued through the Closing Date under the written terms of the Government Systems Pension Plan. To the extent required to preserve the benefits accrued under the Government Systems Pension Plan, each Transferred Employee's compensation with, employment by, and service with Seller (and, to the extent counted under the Government Systems Pension Plan, members of Seller's controlled group) prior to the Closing Date will be considered as compensation with, employment by, and service with Buyer under the Buyer Pension Plan. (C) For a period of at least 5 years following May 19, 1999, Buyer shall retain a benefit accrual formula and early retirement provisions that are no less favorable to the Transferred Employees than the benefit accrual formula and early retirement provisions available to the Transferred Employees under the Government Systems Pension Plan as of the Closing Date. Buyer may change or cause to be changed any aspect of the calculation and payment of benefits under the Buyer Pension Plan effective after May 19, 2004 for accruals thereafter and shall have no obligation to adjust accruals through May 19, 2004 for changes in final average compensation that occur after May 19, 2004. In addition, Buyer may amend or cause to be amended the Buyer Pension Plan to the extent required by ERISA and the Code or if such amendment is not adverse to the Transferred Employees affected by the amendment or if the Transferred Employees affected by the amendment have individually agreed to the amendment. (iv) Transfer of Accrued Benefits of Former Employees. The Buyer Pension Plan will assume the benefit liabilities under the written terms of the Government Systems
Pension Plan effective as of the Closing Date for former employees of the Business who are participants in the Government Systems Pension Plan.

(v) Liabilities After Closing. Except as otherwise expressly provided in this Agreement, neither Seller nor any of Seller's Affiliates (other than the Company) shall have any liability for contributions or administrative or other expenses relating to the Government Systems Pension Plan or the Union Pension Plan incurred after the Closing Date, including fees for services rendered after the Closing Date, any premium payments due to the PBGC after the Closing Date, any reimbursement due under the Federal Acquisition Regulations or Cost Accounting Standards for government contracts and any administrative takeover expenses. It is the intent of the parties to this Agreement that no adjustment of previously determined pension costs shall be required pursuant to the Cost Accounting Standards or Federal Acquisition Regulations in connection with the assumption of the Union Pension Plan by Buyer or in connection with any pension plan asset transfers contemplated by this Agreement; provided, however, that any pension plan transfers must in all respects comply with the requirements of ERISA and the Code. In the event it is determined that an adjustment of previously determined pension costs is required by the Cost Accounting Standards or Federal Acquisition Regulations and a credit, reimbursement, or other economic consideration (a "Credit") is therefore due any Governmental Entity, Seller agrees that it shall be wholly responsible for such Credit and, in the event the Governmental Entity requires payment for such Credit from Buyer, Seller shall promptly indemnify Buyer for such payment. (vi) Transfer of Assets and Liabilities. As soon as practicable after the Closing Date (the "Transfer Date"), Seller will cause to be transferred from the Government Systems Pension Plan to the Buyer Trust cash, or, to the extent agreed to by Buyer (such agreement not to be unreasonably withheld), securities that can readily be liquidated without discount, in an amount equal to the amount of assets in the Government Systems Pension Plan attributable to the Transferred Employees and former employees of the Company after the transfer of pension assets pursuant to the Stock Purchase Agreement dated as of June 21, 1999 between Seller and General Dynamics Corporation; provided, however, that the amount transferred shall at least equal the projected benefit obligation (as defined in FAS 87), as of the Closing Date, associated with all the liabilities being assumed in the aggregate in this Section 6.2(a) using the assumptions specified by Seller in the preparation of its financial statement disclosures under FAS 87 as of the end of the fiscal year immediately prior to the year in which the Closing occurs (the "Minimum Transfer Amount"). If the transfer were to be made as of the date hereof, the amount to be transferred would be approximately $39 million. The parties recognize that the amount to be transferred on the Transfer Date may be more or less than this estimate due to interim payment of benefits and expenses, investment gains and losses, and adjustments pursuant to Section 6.2(a)(vii)(A). The amount to be transferred as of the Transfer Date (even if such amount is equal to the Minimum Transfer Amount) shall be reduced by the aggregate amount of any pension benefit payments and expense payments made by Seller on Buyer's behalf prior to the Transfer Date. The benefit liabilities as of the Closing Date under the written terms of the Government Systems Pension Plan relating to the Government Systems Pension Plan participants (the "Transferred Liabilities") shall be assumed in full by the Buyer Pension Plan and Buyer Trust. Neither Buyer nor its Affiliates, nor the Buyer Pension Plan nor any trustee thereof shall retain any liability for benefits under the Government Systems Pension Plan for any employee listed on Schedule 6.1(a)(ii)(A) or (B) who is not a Transferred Employee with respect to whom pension assets have been transferred to a Seller pension plan pursuant to Section 6.2(a)(vii)(A). Neither GTE nor Seller nor their Affiliates nor any Seller pension plan nor any trustee thereof shall retain any liability for any Transferred Employee who is a participant in the Union Pension Plan or Government Systems Pension Plan with respect to whom plan sponsorship or pension assets have been transferred pursuant to this
Section 6.2(a). (vii) Pension Transfer  Adjustments.  (A) In the event there are
(i) Transferred Employees who are not participants in the Government Systems Pension Plan or the Union Pension Plan or (ii) participants in the Government Systems Pension Plan who are not Transferred Employees, Seller and Buyer shall in good faith transfer from the Buyer Pension Plan to a Seller pension plan or from a Seller pension plan to the Buyer Pension Plan, as applicable, assets and liabilities associated with such employees. The transferred assets shall be equal in value to the accumulated benefit obligation (as defined in paragraph 18 of FAS 87) as of the Closing Date for such employees and in accordance with the assumptions and dates set forth in Schedule 6.2(a)(vii); provided, however, that in no event shall the value of the transferred ssets be less than the amount required to be transferred by Section 414(l) of the Code and the regulations thereunder, to the extent they are applicable (without regard to any excess pension assets).

(B) In the event that Seller (or a Seller pension trust) is required to transfer assets to General Dynamics Corporation (or a pension trust sponsored by General Dynamics Corporation) pursuant to a governmental audit as described in Section 6.2(a)(v)(D) of the Stock Purchase Agreement dated as of June 21, 1999 between Seller and General Dynamics Corporation, Buyer (or the Buyer Trust) to the extent permitted by ERISA shall transfer to Seller (or a Seller pension trust) an amount of assets equal to the amount of assets Seller (or a Seller pension trust) is required by such governmental audit to transfer to General Dynamics Corporation (or a pension trust sponsored by General Dynamics Corporation); provided, however, that neither Buyer nor Buyer Trust shall have any obligation to transfer, in the aggregate, any amount in excess of the amount by which the lesser of (x) the amount transferred to Buyer or Buyer Trust pursuant to Section 6.2(a)(vi), or (y) the corpus of the Buyer Trust, exceeds the Minimum Transfer Amount. (b) Savings Plans.

(i) Seller Savings Plans. As of the date of this Agreement, Seller or its Affiliates have adopted and made contributions to the GTE Savings Plan and the GTE Hourly Savings Plan (collectively referred to as the "Seller Savings Plans"). Except as provided in Section 6.2(b)(vi), Transferred Employees shall not be entitled to make contributions to or to benefit from matching or other contributions under the Seller Savings Plans on and after the Closing Date.
To the extent necessary to implement the preceding sentence, the Seller Savings Plans will be amended prior to, but effective on, the Closing Date to terminate participation in those plans by the Transferred Employees and to remove the Company as a participating employer under those plans. The Seller shall cause the accounts of all Seller Savings Plans to be fully vested as of the Closing Date.

(ii) Buyer Savings Plan. Buyer shall take all actions necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Buyer or one of its Affiliates maintains or adopts one or more savings plans (hereinafter referred to in the aggregate as the "Buyer Savings Plans" and individually as the "Buyer Savings Plan") effective as of the Closing Date and to ensure that each Buyer Savings Plan satisfies the following requirements as of the Closing
Date: (A) the Buyer Savings Plan is a qualified,  individual  account plan under
Section 401(a) of the Code; (B) the Buyer Savings Plan does not exclude Transferred Employees from eligibility to participate therein; and (C) the Buyer Savings Plan permits Transferred Employees to make before-tax contributions (under Section 401(k) of the Code) and provides for matching contributions by Buyer or one of its Affiliates. Prior to the Closing Date, Buyer shall provide Seller with a written certification, in a form acceptable to Seller, that the Buyer Savings Plan satisfies each of the requirements set forth in this Section 6.2(b)(ii). (iii) Trust-to-Trust Transfer or Distribution and Direct Rollover. Seller has provided Buyer with a list of individual account balances for each Transferred Employee who participates in the Seller Savings Plans. Within 10 days after the date of this Agreement, Buyer may elect to receive a trust-to-trust transfer of the Transferred Employees' account balances in the Seller Savings Plans in accordance with subparagraph (A) below by providing written notice to Seller. If Buyer does not elect a trust-to-trust transfer, Seller will offer to distribute the Transferred Employees' account balances in the Seller Savings Plans in accordance with subparagraph (B) below. (A) Trust-to-Trust Transfer. If Buyer elects a trust-to-trust transfer, Seller shall direct the trustee of the Seller Savings Plans to transfer to the trustee or funding agent of the Buyer Savings Plans an amount in cash equal in value to the account balances of the Transferred Employees covered by the Seller Savings Plans as of the date of the transfer; provided that to the extent the account balances to be transferred consist in whole or in part of outstanding loans, Seller shall direct the trustee of the Seller Savings Plans to transfer to the trustee or funding agent of the Buyer Savings Plans, in lieu of cash, the promissory notes and related documents evidencing such loans. Buyer and Seller shall take such actions as may be required to effect the assignment of such loans by the trustee of the Seller Savings Plan to the trustee or funding agent of the Buyer Savings Plan, and Buyer shall cause the trustee or funding agent of the Buyer Savings Plan to accept the assignment of such loans. After the date of the transfer of assets and liabilities pursuant to this
Section 6.2(b)(iii)(A), Buyer and its Affiliates shall assume all liabilities for the benefits payable to or with respect to such Transferred Employees under the Seller Savings Plans, and Seller and the Seller Savings Plans and their implementing trust shall retain no liability for such benefits. In connection with the transfer of assets and liabilities pursuant to this Section 6.2(b)(iii)(A), Seller and Buyer shall cooperate with each other in making all appropriate filings required by the Code or ERISA and the regulations thereunder, and the transfer of assets and liabilities pursuant to this Section 6.2(b)(iii)(A) shall not take place until as soon as practicable after the latest of (A) the expiration of the 30-day period following the filing of any required notices with the IRS pursuant to Section 6058(b) of the Code, and
(B) the date Buyer has delivered to Seller (xx) a copy of the Buyer Savings Plan and (yy) a copy of the most recent determination letter from the IRS to the effect that the Buyer Savings Plan is qualified under Sections 401(a) and 401(k) of the Code, together with (I) documentation reasonably satisfactory to Seller of the due adoption of any amendments to the Buyer Savings Plan required by the IRS as a condition to such qualification and (II) a certification from Buyer that no events have occurred that adversely affect the continued validity of such determination letter (apart from the enactment of any Federal law for which the remedial amendment period under Section 401(b) of the Code has not yet expired).

(B) Distribution and Direct Rollover. If Buyer does not timely elect a trust-to-trust transfer, Seller will permit each Transferred Employee to elect a distribution of his or her account balance in a Seller Savings Plan, pursuant to the provisions of Sections 401(k)(2)(B)(i)(II) and 401(k)(10)(A) of the Code, until the end of the second calendar year after the year in which the Closing Date occurs. Buyer will cause the Buyer Savings Plan to accept a direct rollover of the taxable portion of a distribution of a Transferred Employee's account balance from either of the Seller Savings Plans, including any outstanding loans and related promissory notes. Seller shall cause the Seller Savings Plans to permit repayment by coupon payments, in lieu of payroll withholding, of any outstanding loan from an account balance in a Seller Savings Plan of which a Transferred Employee does not take a distribution. After the end of the second calendar year after the Closing Date, Buyer, in its sole discretion, may elect to accept a trust-to-trust transfer of all remaining assets and liabilities of the Seller Savings Plans relating to the Transferred Employees. If Buyer makes this election, this trust-to-trust transfer shall follow the procedures set forth in Section 6.2(b)(iii)(A). (iv) For purposes of eligibility and vesting under the Buyer Savings Plans, each Transferred Employee shall be credited with service as of the Closing Date as determined under the terms of the Seller Savings Plans. As soon as practicable after the Closing Date, Seller shall cause GTE Service Corporation to deliver to Buyer a list of the Transferred Employees covered by the Seller Savings Plans, together with each Transferred Employee's service under each of the Seller Savings Plans as of the Closing Date.

(v) All required matching contributions with respect to the Transferred Employees' contributions to the Seller Savings Plans that are eligible for matching before the Closing Date shall be made by Seller. Such matching contributions shall be made not later than the date on which all other matching contributions are made to the Seller Savings Plans with respect to contributions made at the same time as the Transferred Employees' contributions. (c) Welfare Plans.

     (i) Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer or one of its Affiliates maintains or adopts one or more employee welfare benefit plans, including medical, health, dental, flexible spending account, accident, life, short-term disability, and long-term disability and other employee welfare benefit plans for the benefit of the Transferred Employees and current retirees (the "Buyer Welfare Plans"). The Buyer Welfare Plans shall provide as of the Closing Date pre-retirement benefits to Transferred Employees that, in the aggregate, are substantially comparable to the pre-retirement benefits to which they were entitled under the corresponding employee welfare benefit plans maintained by Seller or its Affiliates on the Closing Date (hereinafter referred to collectively as the "Seller Welfare Plans"). The Buyer Welfare Plans shall provide as of the Closing Date post-retirement benefits to which Transferred Employees will be entitled upon retirement that, in the aggregate, are comparable to the post-retirement benefits to which they would be entitled upon retirement under the Seller Welfare Plans. For purposes of determining eligibility to participate in each Buyer Welfare Plan, each Transferred Employee shall be credited with service, determined under the terms of the corresponding Seller Welfare Plan on the Closing Date. Any restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Buyer Welfare Plans shall be waived for Transferred Employees and Transferred Employees shall receive credit under the Buyer Welfare Plans for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in accordance with the corresponding Seller Welfare Plans. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the Transferred Employees who had credited service under a Seller Welfare Plan, together with each such Transferred Employee's service, co-payment amounts, and deductible and out-of-pocket limits under such plan. Except as described in Section 6.2(c)(ii)(B), the Buyer Welfare Plans shall provide benefits as described in this paragraph until December 31, 2000.
(ii) (A) Buyer shall provide or cause to be provided retiree medical, health, and life benefits to each current retiree comparable to the benefits provided under the corresponding Seller Welfare Plans as of the Closing Date. Any restrictions on coverage for pre-existing conditions or requirements for evidence of insurability under the Buyer Welfare Plans shall be waived for current retirees and current retirees shall receive credit under the Buyer Welfare Plans for co-payments and payments under a deductible limit made by them and for out-of-pocket maximums applicable to them during the plan year of the Seller Welfare Plan in accordance with the corresponding Seller Welfare Plans. For purposes of determining eligibility to participate in each Buyer Welfare Plan, each current retiree shall be credited with service, determined under the terms of the corresponding Seller Welfare Plan on the Closing Date. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list of the current retirees, together with each such current retiree's service, co-payment amounts and deductible and out-of-pocket limits under such plan. (B) With respect to current retirees and active employees of the Company identified on
Schedule 6.2(c)(ii)(B) whose combined age and years of service as of the date of this Agreement total at least 66, and who have completed 15 years of service as of the Closing Date or who would complete 15 years of service if such individual continued in employment with the Company or Buyer until May 19, 2004, benefits provided by the Buyer Welfare Plans shall not be reduced or eliminated, except that Buyer may in the ordinary course of business: (i) add, delete or change providers of the benefits described in the Buyer Welfare Plans;
(ii) change, increase or decrease co-payments,deductibles and other requirements for coverage or benefits (e.g. utilization review or pre-certification requirements) under the Buyer Welfare Plans; and/or (iii) make other changes in administration or changes in the design of the Buyer Welfare Plans and their coverage and benefits. Buyer may also transfer the obligation described in this
Section 6.2(c)(ii)(B) to another entity in connection with the transaction in which Buyer sells or transfers all or a portion of the Business or an outsourcing arrangement, joint venture, or other business transaction.

(C) Effective on the Closing Date, Buyer shall cause the Company (i) to establish or maintain one or more voluntary employees' beneficiary association ("VEBA") trusts as "Buyer VEBAs" and (ii) to work with Seller to effectuate a transfer of assets relating to Transferred Employees and deferred vested pensioners and retirees of the Company from the VEBAs maintained by Seller ("Seller VEBAs") to one or more of the Buyer VEBAs. Subject to any governmental adjustment pursuant to Section 6.2(a)(v)(D) of the Stock Purchase Agreement dated as of June 21, 1999 entered into by and between Seller and General Dynamics Corporation, Buyer and Seller shall cooperate with each other in good faith in determining the liabilities associated with the Transferred Employees and current retirees. The parties shall cooperate in good faith to determine how the VEBA assets associated with these liabilities shall be transferred from the Seller VEBAs to the Buyer VEBAs with the objectives of minimizing taxes or transaction costs and of reasonably sharing liquid and illiquid assets between the Buyer VEBAs and the Seller VEBAs, but with the preference that trust owned life insurance policies be retained by or transferred to a Seller VEBA. The allocation of VEBA assets shall be done in a manner consistent with the methods described in 48 CFR 9904.413, using actuarial cost methods and assumptions used by Seller for the plan year ending December 31, 1998.

(D) Seller's actuary shall determine the amounts of the assets and liabilities to be transferred or retained and shall provide such determination along with all relevant supporting documentation to Buyer within 60 days following the Closing Date. The asset transfer amount will equal a percentage of the accumulated post-retirement benefit obligations ("APBO") as calculated under FAS 106 for the Transferred Employees as of the Closing Date. This percentage will be calculated using $11.9M as the numerator and the APBO as of January 1, 1999 for the Transferred Employees as the denominator. The APBO as of the Closing Date will be based on the same assumptions as used in the December 31, 1998 financial statements of Seller. Seller can choose to actuarially adjust the January 1, 1999 APBO to the Closing Date based on standard actuarial practices instead of performing an exact calculation as of the Closing Date. To the extent that the value of the assets in the Seller VEBAs are less than the asset transfer amount as calculated above, Seller will transfer to Buyer cash in an amount equal to the difference between the asset transfer amount and the value of the assets in the Seller VEBAs. Buyer's actuary shall have the right to audit and review the determination made by Seller. If Buyer is unable to agree with Seller on the amount of the assets and liabilities to be transferred or retained within 30 days after Seller informs Buyer of the amount to be transferred, then any disputed matters shall be finally and conclusively determine by a qualified independent actuary selected by Seller and Buyer, which actuary shall not be the regular actuary of either party. Promptly, but in no event later than 30 days after its acceptance of its appointment, the actuary shall determine (based solely on presentations by Seller and Buyer and not by independent review) only those matters in dispute and shall render a written report as to the disputed matters and the resulting allocation and transfer of VEBA assets and liabilities, which report shall be conclusive and binding upon the parties. The fees and expenses of the independent actuary shall be shared equally by the parties. The parties shall cause the VEBA assets and liabilities to be reallocated or transferred between Seller VEBAs and Buyer VEBAs within 10 days of and in accordance with the independent actuary's report. (E) In the event a Governmental Entity audits the transfer of assets described herein, Buyer and Seller agree to cooperate with each other in the resolution of such audit. Upon final resolution of the audit, including any resulting contracting officer decision (and any appeal therefrom), Seller shall cause a Seller VEBA to transfer to a Buyer VEBA or Buyer shall cause a Buyer VEBA to transfer to a Seller VEBA, as appropriate, such amount that Seller will not be required to make a refund or give a Credit to a Governmental Entity pursuant to FAR 52.215-18 or FAR 31.205-606, any Government Contract, or any other Law. (iii) Buyer shall refer to GTE Service Corporation, and GTE Service Corporation shall assume responsibility for, any valid claim under a Seller Welfare Plan for medical or dental benefits made by a Transferred Employee on or after the Closing Date arising from a loss incurred before the Closing Date. Nothing in this Section 6.2(c) shall require Seller, any Affiliate of Seller, or the Seller Welfare Plans to make any payment or to provide any benefit not otherwise provided by the terms of the Seller Welfare Plans.

(iv) Seller, Buyer, their respective Affiliates, and the Seller Welfare Plans and the Buyer Welfare Plans shall assist and cooperate with each other in the disposition of claims made under the Seller Welfare Plans pursuant to Section 6.2(c)(iii), and in providing each other with any records, documents, or other information within its control or to which it has access that is reasonably requested by any other as necessary or appropriate to the disposition, settlement, or defense of such claims. (v) Except as otherwise provided in Sections 6.2(c)(ii)(C) and 6.2(c)(vi), nothing in this Agreement shall require Seller or its Affiliates to transfer assets or reserves with respect to the Seller Welfare Plans to Buyer or the Buyer Welfare Plans. (vi) As of the Closing Date, Seller shall cause the portion of the GTE Flexible Reimbursement Plan (the "FRP") applicable to Transferred Employees to be segregated into a separate component and all account balances, along with the net assets (if any) attributable to such account balances, of the Transferred Employees in the FRP shall be transferred to a flexible reimbursement plan that Buyer shall cause to be maintained for the duration of the calendar year in which the Closing Date occurs. (vii) It is the intent of the parties to this Agreement that sufficient welfare benefit plan assets shall be transferred to Buyer such that the U.S. Government shall not be entitled to receive a credit for an equitable share of previously funded welfare benefit plan costs pursuant to the Cost Accounting Standards or Federal Acquisition Regulations in connection with the assumption of welfare benefit plan liabilities by Buyer or in connection with any transfer of welfare benefit plan assets contemplated by this Agreement; provided, however, that such transfer must in all respects comply with any applicable requirements of ERISA and the Code. (d) Severance Benefits. On and for a period of at least 36 months after the Closing Date, Transferred Employees shall be eligible for benefits under a Buyer severance or separation pay policy or plans that are the same as or comparable to the severance or separation pay policy benefits that are provided by the Company, including the Involuntary Separation Programs ("ISEP") provisions in the Union Pension Plan and the Government Systems Pension Plan as of the Closing Date, for the purpose of determining eligibility and for the amount of the severance pay. Buyer shall cause the service of each such Transferred Employee with Seller and its Affiliates to be recognized for eligibility, vesting, and benefit determinations under Buyer's severance or separation pay policy or plan.

6.3               Executive Benefit Arrangements.

(a) SERP and 415 Excess Plan. Buyer shall take all actions necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Buyer or one of its Affiliates maintains or adopts one or more plans on behalf of the Transferred Employees, effective as of the Closing Date, that provide for eligibility requirements and benefits that are comparable to the eligibility requirements and benefits provided for under the GTE Supplemental Executive Retirement Plan ("SERP") and the GTE Excess Pension Plan (the "Excess Pension Plan") as of the Closing Date. Buyer shall cause Transferred Employees to be credited under such plans with service and compensation as of the Closing Date as determined under the terms of the SERP and/or the Excess Pension Plan, as the case may be, as of the Closing Date. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list reflecting each Transferred Employee's service and compensation under the SERP and the Excess Pension Plan as of the Closing Date. For a period of at least 5 years following May 19, 1999, Buyer shall retain a benefit accrual formula and early retirement provisions under its plan or plans that are no less favorable than the benefit accrual formula and early retirement provisions of the SERP and the Excess Pension Plan as of the Closing Date.

(b) Executive Life Insurance. Buyer shall take all actions necessary and appropriate to ensure that, as soon as practicable after the Closing Date, Buyer or one of its Affiliates maintains or adopts a plan (to be effective as of the Closing Date) on behalf of the Transferred Employees whose combined age and years of service as of the date of this Agreement total at least 66 and who have completed 15 years of service as of the Closing Date or who would complete 15 years of service if such individual continued in employment with the Company or Buyer until May 19, 2004, that provides for eligibility requirements and benefits that are comparable to the eligibility requirements and benefits provided for under the GTE Executive Retired Life Insurance Plan (the "ERLIP") as of the Closing Date. Buyer shall cause Transferred Employees to be credited under such plan as of the Closing Date with benefits determined under the terms of the ERLIP as of the Closing Date. As soon as practicable after the Closing Date, Seller shall deliver to Buyer a list reflecting each Transferred Employee's benefit under the ERLIP as of the Closing Date. ERLIP benefits shall be subject to the same protections described in Section 6.2(c)(ii)(B). 6.4 Miscellaneous Benefits.

(a) Loans. As of the Closing Date, Seller shall identify and transfer to Buyer all rights, title, and interest that Seller or any of its Affiliates then holds in any outstanding indebtedness and in any security of any Transferred Employee on or before the Closing Date (excluding any plan loans under the Seller Savings Plans). Buyer shall (i) obtain at its own expense newly executed payroll deduction authorization forms from all Transferred Employees to whom Seller or any of its Affiliates has made outstanding education loans, mortgage loans, and relocation loans, and (ii) continue the payroll deductions pursuant to which such Transferred Employees are discharging such indebtedness. Buyer shall not seek to accelerate, cancel or otherwise change the terms of any education loans, mortgage loans, or relocation loans made by Seller or any of its Affiliates to such Transferred Employees, except in the case of a default by a Transferred Employee. Seller and its Affiliates shall have no liability to Buyer with respect to any such education, mortgage, or relocation loan. All Transferred Employees with outstanding indebtedness as described in this Section 6.4(a) and the amount and nature of this indebtedness shall be identified on Schedule 6.4(a) to be prepared by Seller and submitted to Buyer on or before the Closing Date.

(b) Vacation Pay. On or after the Closing Date, Buyer shall assume all liabilities and obligations to Transferred Employees, in respect of vacation pay accrued on or prior to the Closing Date, except for banked vacation. Buyer shall not reduce the amount of current year unused vacation pay each Transferred Employee has accrued during the year in which the Closing Date occurs. Seller and its Affiliates shall have no liability to Transferred Employees for the vacation payments described in this Section 6.4(b), except that Seller shall pay Transferred Employees any banked vacation on or before the Closing Date. Buyer shall indemnify and hold harmless Seller and its Affiliates from and against any and all Indemnifiable Losses incurred, suffered by, or claimed against them directly or indirectly as a result of, or based upon or arising from the failure to have paid such amounts (other than banked vacation) to such personnel. Seller shall provide Buyer at the Closing with Schedule 6.4(b) listing the accrued but unused vacation pay (exclusive of banked vacation), as of the Closing Date, of each Transferred Employee for the calendar year in which the Closing Date occurs. For purposes of this Agreement, vacation pay shall include traditional vacation days, floating holidays, personal days, and any similar time periods.
6.5 Employee Rights.

(a) Nothing expressed or implied in this Article VI shall confer upon any employee of Seller or its Affiliates, or Buyer or its Affiliates, or upon any legal representative of such employee, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement. (b) Nothing in this Agreement shall be deemed to confer upon any person (nor any beneficiary thereof) any rights under or with respect to any plan, program, or arrangement described in or contemplated by this Article VI, and each person (and any beneficiary thereof) shall be entitled to look only to the express terms of any such plan, program, or arrangement for his or her rights thereunder. (c) Nothing in this Agreement shall cause Buyer or its Affiliates or Seller or its Affiliates to have any obligation to provide employment or any employee benefits to any individual who is not a Transferred Employee or, except as otherwise provided in Section 6.1(b) with respect to employment agreements, to continue to employ any Transferred Employee for any period of time following the Closing Date. 6.6 WARN Act Requirements.

                  Buyer shall be responsible with respect to Transferred Employees and their beneficiaries for compliance on and after the Closing Date with The Worker Adjustment and Retraining Notification Act of 1988 and any other applicable law, including any requirement to provide for and discharge any and all notifications, benefits, and liabilities to Transferred Employees and government agencies that might be imposed as a result of the consummation of the transactions contemplated by this Agreement or otherwise.

6.7               Indemnification.

(a) Buyer's Indemnification. Notwithstanding anything to the contrary in Article IX, Buyer shall indemnify and hold harmless Seller, its Affiliates, and their respective directors, officers, employees, agents, and assigns, and each employee benefit plan or arrangement maintained or contributed to by Seller or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA) and its administrators, fiduciaries, and agents, from and against (1) any and all claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage, and expense (including reasonable attorneys' fees) in any way arising out of or incurred as a result of any action by Buyer, its Affiliates, their respective directors, officers, employees, or agents, the administrators or fiduciaries of any employee benefit plan maintained or contributed to by Buyer or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA), or any of their successors, to change, reduce contributions to, terminate, fail to continue, fail to pay benefits under, or fail to manage or administer properly any employee benefit plan or arrangement (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of
Section 3(3) of ERISA) on or after the Closing Date and (2) any injunctive or equitable relief sought, granted or otherwise ordered in connection with any employee benefit plan or arrangement (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA) arising after the Closing Date.

(b)  Seller's  Indemnification.  Notwithstanding  anything  to the  contrary  in
Article IX, Seller shall indemnify and hold harmless Buyer, its Affiliates, and their respective directors, officers, employees, agents, and assigns, and each employee benefit plan or arrangement maintained or contributed to by Buyer or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA) and its administrators, fiduciaries, and agents, from and against any and all claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage, and expense (including reasonable attorneys'
fees) in any way arising out of or incurred as a result of any action by Seller, its Affiliates, their respective directors, officers, employees, or agents, the administrators or fiduciaries of any employee benefit plan maintained or contributed to by Seller or an Affiliate thereof (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA), or any of their successors, to fail to pay benefits under, or fail to manage or administer properly any employee benefit plan or arrangement (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA) before the Closing Date. In the event that Buyer (or the Buyer Trust) is required to transfer assets pursuant to Section 6.2(a)(vii)(B), Seller and Buyer will negotiate in good faith an appropriate adjustment of value that will be equitable to the parties. (c) Defense of Claims. Notwithstanding anything in this Agreement to the contrary, with respect to an Indemnifiable Claim arising out of an employee benefit plan or arrangement (whether or not such plan or arrangement is an "employee benefit plan" within the meaning of Section 3(3) of ERISA), irrespective of whether Seller or Buyer is the Indemnifying Party, Buyer shall promptly assume control of the defense of such Indemnifiable Claim and shall provide Seller with reasonable progress reports of such defense; provided that GTE or Seller may, at its option, participate in the defense of any such Indemnifiable Claim, including having settlement authority over any claim over which GTE or Seller is responsible for indemnifying Buyer. In no event may Buyer settle any such claim without the consent of Seller, which consent shall not unreasonably be withheld. If the Indemnified Party is controlling the defense of an Indemnifiable Claim, the Indemnifying Party shall promptly pay to the Indemnified Party, on a monthly basis after receipt of appropriate supporting documentation, any costs and expenses of such defense that constitute Indemnifiable Losses. 6.8 Special Provisions for Certain Employees.

(a) Buyer shall take all action necessary and appropriate to ensure that, as of the Closing Date, Buyer or one of its Affiliates maintains or adopts a long-term disability plan (the "Buyer LTD Plan") substantially comparable to the long-term disability plan maintained by the Company on the Closing Date (the "Seller LTD Plan"). Buyer shall cause any Transferred Employee who is identified in Schedule 6.1(a)(iii) as an "LTD Recipient" to be covered following their return to active employment by the Company under the Buyer LTD Plan. Such LTD Recipients who return to active employment with the Company shall not be subject to any waiting period or evidence of insurability requirement before such coverage takes effect, and shall be eligible, upon their return to employment, for coverage and benefits under any employee benefit plans or program maintained by the Buyer or its Affiliates, under the same terms and conditions that apply to similarly situated employees of Buyer or its Affiliates.

(b) If any LTD Recipient recovers from his or her disabling condition, Seller shall have no obligation to offer or provide any employment to such LTD Recipient, however, if an LTD Recipient is released to return to work within 6 months after the Closing Date, Buyer or its Affiliates shall offer employment to such LTD Recipient. If an LTD Recipient who received disability benefits under the Seller LTD Plan returns to active service with the Buyer or its Affiliates, the LTD Recipient's period of disability covered under the Seller LTD Plan shall be treated as a period of service under the employee benefit plans and programs of the Buyer or its Affiliates to the same extent as if it had been a period of disability covered by a long-term disability plan of Buyer or its Affiliates.
(c) Seller shall cause any Transferred Employee who is identified in Schedule 6.1(a)(iii) as an LTD Recipient to continue to be covered as of the Closing Date under the insured LTD Plan of Seller or its Affiliates, in accordance with the terms of such LTD Plan and insurance policies. Such LTD Recipients will continue to be eligible as of the Closing Date for coverage and benefits under any applicable non-LTD Plans of Seller and its Affiliates, until such LTD Recipient returns to active employment with Buyer or the Company or until coverage otherwise ends under the terms of such Plans. 6.9 Transition Services for Benefits Administration

(a) Seller and its Affiliates agree to provide transition services to the Company for the administration of benefits to Transferred Employees in accordance with this Section 6.9. As soon as practicable after the date hereof, Buyer, Seller and the Company shall enter into good faith negotiations to reach agreement on the precise scope, duration and cost of these services, to be included in the Transition Services Agreement adopted in accordance with Section
5.5. The duration of transition services for benefits administration will not extend beyond December 31, 2000, subject to earlier termination at the election of Buyer or the Company as provided under the Transition Services Agreement. The scope of the transition services for benefits administration (not including payroll services, which are addressed in the Government Systems Transition Services Agreement) offered by Seller and its Affiliates will be no less than Seller and its Affiliates provided under the Transition Services Agreement entered into between Seller and Government Systems, dated as of September 1, 1999.

(b) Subject to Intellectual Property rights of Seller and its Affiliates, Seller and Buyer shall cooperate in contacting vendors, insurance companies and service providers that pertain to the funding or provision of benefits in respect of the Transferred Employees, so that Buyer and its Affiliates, including the Company after the Closing Date, may establish direct relationships with such parties. Seller and its Affiliates will initiate such introductions and shall use their reasonable best efforts, including participating at Buyer's request in any discussions or negotiations with third parties, with the goal of ensuring a smooth and efficient transition of existing relationships from Seller and its Affiliates to Buyer and its Affiliates. Seller will cooperate with Buyer in causing policies or contracts (other than LTD) that pertain to the benefits in respect of the Transferred Employees to be assigned to Buyer or in arranging for the issuance of new or modified policies or contracts to Buyer or the Company.
(c) Buyer agrees that, on or before Closing, it will (i) establish its own benefit plans (or amend its existing plans) to provide benefits to Transferred Employees immediately after the Closing in accordance with this Article VI, and
(ii) establish banking and/or trust relationships (or modify existing relationships) as may be necessary to fund these benefit plans. Buyer and Seller agree that neither the Seller nor any of its Affiliates shall be fiduciaries under ERISA with respect to any benefit plans of Buyer and its Affiliates, or any benefit plans of the Company after the Closing Date. Further, neither Seller nor its Affiliates shall be required to make fiduciary or business decisions with respect to employee benefit plans on behalf of Buyer and its Affiliates, or on behalf of the Company after the Closing Date. 6.10 Successors and Assigns.

                  In the event Buyer or any of its successors and assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Buyer honor the obligations of Buyer set forth in this
Article VI.

ARTICLE VII
                             CONDITIONS OF PURCHASE

7.1               General Conditions.

                  The obligations of Buyer and Seller to effect the Closing shall be subject to the following conditions, unless waived in writing by all parties:

(a) No Orders; Legal Proceedings. At the Closing Date, (i) no material Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity which prohibits or restrains the transfer of the LLC
Interests and (ii) no material Action shall have been commenced by any Governmental Entity which seeks to restrain or materially and adversely alter the transactions contemplated hereby which in the reasonable good faith determination of Seller or Buyer would render it unlawful to consummate the transactions contemplated by this Agreement.

(b) Approvals. All Approvals required by applicable Law to be obtained from any Governmental Entity to effect the transfer of the LLC Interests which are identified on Schedule 7.1(b) shall have been received or obtained on or prior to the Closing Date and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated. (c) Intellectual Property Agreement. Seller and the Company shall have entered into an Intellectual Property Agreement. (d) Transition Arrangements. Seller and the Company shall have entered into a Transition Services Agreement. (e) Release. Buyer shall have executed the Release. 7.2 Conditions to Obligations of Buyer.

                  The obligations of Buyer to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by
Buyer:

(a) Representations and Warranties of Seller. The representations and warranties of Seller contained herein that are qualified as to materiality shall be true and correct and the representations and warranties of Seller contained herein that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not, individually or in the aggregate, constitute a Material Adverse Circumstance; provided that, for the purpose of this Section 7.2(a), the term Material Adverse Circumstance shall not include clause (b) of the definition of Material Adverse Circumstance.

(b) Covenants of Seller. Seller shall have in all material respects performed all obligations and complied with all covenants set forth in this Agreement which are required to be performed or complied with by it at or prior to the Closing. (c) Officer's Certificate. Buyer shall have received a certificate of Seller signed by an authorized officer of Seller to the effect that the conditions in Sections 7.2(a) and 7.2(b) have been satisfied. (d) Resignation of Directors and Certain Officers. The directors, limited liability company managers and officers of the Company who will remain employed by Seller or one of its Affiliates after the Closing Date shall have submitted their resignations in writing to the Company. Such resignations of officers and directors (in such capacity) shall be effective as of the Closing. (e) No Material Adverse Changes. From the date hereof to the Closing Date, there shall not have been any change in or event affecting the Company that constitutes a Material Adverse Circumstance other than any fact, circumstance or condition that (i) is generally applicable to the industries in which the Company operates, (ii) is generally applicable to the United States economy or securities markets, (iii) is set forth in a Schedule hereto or (iv) results from the execution of this Agreement or the announcement of this Agreement or the transactions contemplated hereby or the identity of Buyer. (f) Financing Commitments. The conditions to funding set forth in the Financing Commitments (other than the Closing under this Agreement and any condition solely within the control of Buyer) shall have been satisfied or waived by the institutions described in the Financing Commitments, such that the funding under the Financing Commitments and the Closing shall occur simultaneously. (g) InResponse Software. The Company shall have assigned and conveyed all right, title and interest in and to the Company Excluded Intellectual Property, the Contracts related thereto, Company employees (if any) performing work primarily dedicated as of the Closing Date to Company Excluded Intellectual Property and other associated assets to Seller or an Affiliate of Seller (other than the Company). (h) Opinion of GTE's Counsel. GTE shall have delivered an opinion of its counsel to Buyer, dated the Closing Date, stating that: (i) The Company is a duly formed and validly existing limited liability company under the laws of the State of Delaware, with the power under the Delaware Limited Liability Company Act (the "Act"), and its certificate of formation and limited liability company agreement (the "Organizational Documents") to own its properties and assets and to carry on its business as described in the Confidential Offering Memorandum, to enter into the Agreement and to perform its obligations under the Agreement.

(ii) The Company is qualified as a foreign limited liability company to do business in the Commonwealth of Virginia and is in good standing in the Commonwealth of Virginia. (iii) The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Seller, and the Agreement has been duly executed and delivered by the Seller. (iv) The outstanding LLC Interests of the Company have been duly authorized by all necessary limited liability company action, and the LLC Interests are owned of record by the Seller. (v) The Agreement constitutes the legally valid and binding obligation of the Seller, enforceable against the
Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. (vi) Upon payment for and delivery of the LLC Interests in accordance with the Agreement, assuming Buyer is acquiring them in good faith without notice of any adverse claim, Buyer will acquire the LLC Interests free and clear of any adverse claim. Such opinions may be given in part by in-house counsel to GTE and in part by O'Melveny & Myers LLP, and may contain usual qualifications and assumptions.

(i) Headquarters Lease. The Company shall have entered into a two-year extension of the lease of its headquarters entered into September 1, 1999 at a rental increase of 5% of the rent at the end of the initial term of the lease; provided that all other terms and conditions of the lease will remain unchanged.

7.3               Conditions to Obligations of Seller.

                  The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by
Seller:

(a) Representations and Warranties of Buyer. The representations and warranties of Buyer contained herein that are qualified as to materiality shall be true and correct and the representations and warranties of Buyer contained herein that are not so qualified shall be true and correct in all material respects, in each case on the date of this Agreement and on the Closing Date as though made on the Closing Date, unless such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such date, except to the extent that the failure of such representations and warranties to be true and correct, or true and correct in all material respects, as the case may be, would not have a material adverse effect on Buyer's ability to perform this Agreement.

(b) Covenants of Buyer. Buyer shall have in all material respects performed all obligations and complied with all covenants set forth in this Agreement which are required to be performed or complied with by it at or prior to the Closing.
(c) Officer's Certificate. Seller shall have received a certificate of Buyer signed by an authorized officer of Buyer to the effect that the conditions in Sections 7.4(a) and 7.4(b) have been satisfied. (d) GTE Guarantees. GTE shall have no continuing obligations as the reimbursing party or guarantor under any of the GTE Guarantees or there shall be one or more Buyer LCs in favor of GTE equal to the amount of GTE's continuing obligation under all outstanding GTE Guarantees. (e) Opinion of Counsel. Buyer shall have delivered an opinion of its counsel to Seller, dated the Closing Date, stating that: (i) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of its domicile.

(ii) This Agreement has been duly and validly authorized, executed, and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. (iii) All corporate proceedings required by Law or by the provisions of this Agreement to be taken by Buyer in connection with the transactions contemplated by this Agreement have been duly and validly taken.
Such opinions may contain usual and customary qualifications and assumptions.

(f) Board Approval. The Board of Directors of each of Seller and GTE shall have approved the execution, delivery and performance of this Agreement and the Related Agreements.

(g) Company Excluded Intellectual Property. The Company shall have assigned and conveyed all right, title and interest in and to the Company Excluded Intellectual Property, the Contracts related thereto, Company employees (if any) performing work primarily dedicated as of the Closing Date to Company Excluded Intellectual Property and other associated assets to Seller or an Affiliate of Seller (other than the Company).
ARTICLE VIII
                           TERMINATION OF OBLIGATIONS

8.1               Termination of Agreement.

                  Anything herein to the contrary notwithstanding, this Agreement and the Related Agreements may be terminated at any time before the Closing as follows and in no other manner, provided that the terminating party is not in material breach of its representations, warranties or covenants set forth herein:

(a) Mutual Consent. By mutual consent in writing of Buyer and Seller.

(b) Closing Not Consummated by Earlier Date. By Seller or Buyer at any time after March 1, 2000 if the Closing shall not have occurred by such date, unless extended by mutual consent in writing of Buyer and Seller; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date. (c) Conditions to Buyer's Performance Not Met. By Buyer upon written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the Closing contemplated by this Agreement as set forth in Article VII. (d) Conditions to Seller's Performance Not Met. By Seller upon written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the Closing contemplated by this Agreement as set forth in Article VII. (e) Material Adverse Circumstance Related to Bell Atlantic Merger. By Buyer giving written notice to Seller at any time prior to the Closing in the event Seller or any of its Affiliates takes any action which, but for the provisions of Section 4.8, it is required to take under this Agreement, or fails to take any action which, but for the provisions of Section 4.8, it is prohibited from taking under this Agreement, and such actions or failures to act, individually or in the aggregate, would constitute a Material Adverse Circumstance or have a material adverse effect on the ability of Seller to perform or comply in all material respects with its covenants contained in this Agreement or in any of the Related Agreements. In the event Seller terminates this Agreement in accordance with this Section 8.1(e), it shall pay the amount of $5,000,000 to Buyer as liquidated damages for Buyer's expenses and efforts incurred in proceeding with this transaction. Such amount shall be paid by wire transfer of immediately available funds in U.S. Dollars to such account as shall be designated by Buyer, within five business days of such termination. 8.2 Effect of Termination.

(a) In the event that this Agreement and certain Related Agreements shall be terminated pursuant to Section 8.1, all future obligations of the parties under this Agreement and such Related Agreements shall terminate without further liability of any party to another; provided that the obligations of the parties contained in this Section 8.2 and Sections 10.14 and 10.16 and the Confidentiality Agreement shall survive any such termination. A termination under Section 8.1 shall not relieve any party of any liability for a breach of any covenant or agreement under this Agreement or any such Related Agreements, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach. In the event of a termination under Section 8.1, no party shall have any liability under this Agreement because of the failure of any representation or warranty made by such party hereunder to be true and correct.

(b) In the event Buyer terminates this Agreement pursuant to Section 8.1(c) as a result of the failure to satisfy the condition set forth in Section 7.2(f) or Seller terminates this Agreement pursuant to Section 8.1(b) or Section 8.1(d) following the failure of the condition set forth in Section 7.2(f) to be satisfied, Buyer shall pay to Seller as liquidated damages (i) if this Agreement is terminated prior to December 15, 1999, $2,000,000, (ii) if this Agreement is terminated on or after December 15, 1999 and prior to January 15, 2000, $3,000,000 (iii) if this Agreement is terminated on or after January 15, 2000 and prior to February 15, 2000, $4,000,000, and (iv) if this Agreement is terminated on or after February 15, 2000, $5,000,000. Such amount shall be paid by wire transfer of immediately available funds in U.S. Dollars to such account as shall be designated by Seller, within five business days of such termination.
ARTICLE IX
                            INDEMNIFICATION; SURVIVAL

9.1               Obligations of Seller.

                  Effective as of the Closing, Seller agrees to defend, indemnify and hold harmless Buyer and its Subsidiaries, the Company, and their respective directors, officers, employees, Affiliates, agents and assigns ("Buyer Indemnitees") from and against:

(a) any and all Indemnifiable Losses based upon or arising from any inaccuracy in any of the representations and warranties made by Seller on the Closing Date in or pursuant to this Agreement;

(b) any and all Indemnifiable Losses based upon or arising from any breach or nonperformance of any of the covenants of Seller contained in this Agreement or the Related Agreements, including any matter as to which Seller in other provisions of this Agreement (including Section 5.3 and 6.7) has expressly agreed to indemnify Buyer or (subsequent to Closing) the Company; or (c) any and all Indemnifiable Losses based upon or arising from any Retained Matters. 9.2 Obligations of Buyer.

                  Effective as of the Closing, Buyer agrees to defend, indemnify and hold harmless Seller and its directors, officers, employees, Affiliates, agents and assigns ("Seller Indemnitees") from and against:

(a) any and all Indemnifiable Losses based upon or arising from any and all Indemnifiable Losses based upon or arising from any inaccuracy in any of the representations and warranties made by Buyer on the Closing Date in or pursuant to this Agreement;

(b) any and all Indemnifiable Losses based upon or arising from any breach or nonperformance of any of the covenants of Buyer contained in this Agreement or the Related Agreements, including any matter as to which Buyer in other provisions of this Agreement (including Sections 5.3 and 6.7) has expressly agreed to indemnify Seller; (c) any and all Indemnifiable Losses based upon or arising from the conduct of the Business after the Closing; or (d) any and all Indemnifiable Losses based upon or arising from any GTE Guarantee remaining outstanding after the Closing. 9.3 Procedure.

(a) Notice of Third Party Claims. Any party seeking indemnification of any Indemnifiable Loss or potential Indemnifiable Loss arising from an Indemnifiable Claim asserted by a third party shall give written notice to the party from whom indemnification is sought. Written notice to the Indemnifying Party of the existence of a third-party claim shall be given by the Indemnified Party promptly after its receipt of an assertion giving rise to the Indemnifiable Claim, and in any event within 10 days of such assertion. In the event the provisions of Section 5.3 or Section 6.7 conflict with the provisions of this
Section 9.3, the provisions of Section 5.3 or Section 6.7, as applicable, shall govern.

(b) Defense. The Indemnifying Party may, at its option, control the defense of an Indemnifiable Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to retain counsel of its choice at its own expense and participate in the defense of the Indemnified Claim. If the Indemnifying Party does not assume such defense or the Indemnifying Party notifies the Indemnified Party within 30 days that it will not assume such defense, the Indemnified Party may control the defense of such claim. If the Indemnified Party is controlling the defense of an Indemnifiable Claim, the Indemnifying Party shall promptly pay to the Indemnified Party, on a monthly basis after receipt of appropriate supporting documentation, any costs and expenses of such defense that constitute Indemnifiable Losses. (c) Tax Adjustments. Any amounts payable by the Indemnifying Party to or on behalf of an Indemnified Party in respect of an Indemnifiable Loss shall be adjusted, following payment by the Indemnifying Party to the Indemnified Party as follows. The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the present value amount of the net reduction in any year in the liability for Income Taxes of the Indemnified Party or any member of a consolidated or combined, tax group of which the Indemnified Party is, or was at any time, part, which reduction will be realized (either through the reduction of a Tax liability or the increase of a Tax loss or credit) with respect to-any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of an Indemnifiable Loss, or amounts paid by the Indemnified Party pursuant to this paragraph (a "Net Tax Benefit"). The present value amount of the Net Tax Benefit shall be determined by: (i) using a discount rate equal to the mid-term applicable federal rate in effect on the date by which the payment subject to the Net Tax Benefit adjustment is due, (ii) discounting back to the date by which the payment subject to the Net Tax Benefit adjustment is due and (iii) using reasonable assumptions regarding the date (or dates) on which such Net Tax Benefit will be realized, which assumptions must be verified by an independent certified public accountant chosen by the Indemnifying Party if requested by the Indemnifying Party. Buyer agrees to provide Seller or their designated representatives with assistance and such documents and records reasonably requested by them that are relevant to their ability to determine when a Net Tax Benefit will be realized, including but not limited to copies of Tax Returns, estimated tax payments, schedules, and related supporting documents. (d) Settlement Limitations. Notwithstanding anything in this Section 9.3 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other party, which consent shall not unreasonably be withheld, settle or compromise any Indemnifiable Claim or permit a default or consent to entry of any judgment, unless such settlement or compromise includes a complete release of the Indemnified Party with respect to liability related to such Indemnifiable Claim. Notwithstanding the preceding sentence, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnified Party, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Indemnifiable Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnified Party declined to accept plus the Indemnifiable Losses of the Indemnified Party relating to such Indemnifiable Claim through the date of its rejection of the settlement offer or (B) the aggregate Indemnifiable Losses of the Indemnified Party with respect to such claim. If the Indemnifying Party makes any payment on any claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim. (e) Payments. Payments due to an Indemnified Party hereunder shall be made within 30 days of determination of the amount payable, and, in the event that only portions of the total payment due on an Indemnifiable Claim can be identified, the Indemnifying Party shall make payments toward the entire Indemnifiable Claim within 30 days after such identification. If an Indemnifiable Claim includes a withholding or set-off, temporary or otherwise, payments to the Indemnified Party shall be made within 30 days of the date when the withholding or set-off was made, regardless of whether there has been an adjudication of the propriety of such withholding or set-off. 9.4 Survival.

                  The representations and warranties contained in or made pursuant to this Agreement and the Related Agreements shall expire at 11:59 p.m. on the 545th day following the Closing Date, except that (i) the representations and warranties contained in Sections 2.2., 2.16, 3.5 and 3.7 shall remain in full force and effect indefinitely, (ii) the representations and warranties contained in Sections 2.7 and 2.9 shall expire on the third anniversary of the Closing, (iii) the representations and warranties contained in Section 2.20 shall expire on the fifth anniversary of the Closing and (iv) the representations and warranties contained in Section 2.4 shall remain in full force and effect until the expiration of the applicable statute of limitations period. This Article IX shall survive the Closing and shall remain in effect (a) with respect to Sections 9.1(a) and 9.2(a), so long as the relevant representations and warranties survive, (b) with respect to Sections 9.1(b) and 9.2(b) to the extent those Sections relate to the covenants set forth in Article IV, for one year, (c) with respect to Sections 9.1(b) and 9.2(b) to the extent those Sections relate to covenants other than as set forth in Article IV, so long as the applicable covenant survives and (d) with respect to Sections 9.1(c), 9.2(c) and 9.2(d), indefinitely. Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved at the end of any applicable limitation period shall continue to be covered by this Article IX notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

9.5               Limitations on Indemnification.

                  Seller  shall not be required to  indemnify  any Person  under
Section 9.1(a) unless the aggregate of all amounts for which indemnity would otherwise be payable by Seller exceeds 1.5% of the Purchase Price, and in such event, Seller shall be responsible for only the amount in excess of such 1.5% of the Purchase Price, except that such limitation shall not apply to any claims arising out of Section 2.2 for which Seller shall indemnify the Indemnified Party for the full amount of any Indemnifiable Loss. In no event shall the total indemnification to be paid by Seller under this Article IX exceed 15% of the
Purchase Price. Any Indemnifiable Claim with respect to any breach or nonperformance by either party of a representation, warranty, covenant or agreement shall be limited to the amount of actual damages sustained by the Indemnified Party by reason of such breach or nonperformance, net of any insurance proceeds and Net Tax Benefits. Any amounts required to be paid by Seller pursuant to Section 5.3 (other than Section 5.3(b)(ii) or Section 9.1(c)) of this Agreement shall not be deemed to be an indemnification payment for purposes of this Section 9.5.

9.6               Treatment of Payments.

                  All payments made pursuant to this Article IX (other than a payment based on an obligation arising under Section 5.3(f)) shall be treated as adjustments to the Purchase Price for the LLC Interests. Notwithstanding anything in this Agreement to the contrary, Buyer shall not be indemnified or reimbursed for any tax consequences arising from the receipt or accrual of an indemnity payment hereunder, including any consequences arising from any adjustments to the basis of any assets of the Company resulting from an adjustment to the Purchase Price hereunder or any additional Taxes resulting from any such basis adjustment.

9.7               Remedies Exclusive.

                  The remedies provided for in this Article IX shall constitute the sole and exclusive remedy for any post-Closing claims, excluding Retained Matters, made for breach of a representation or warranty under this Agreement or otherwise in connection with the transactions contemplated hereby, but shall not constitute such an exclusive remedy for claims arising out of any breach of the Confidentiality Agreement, the Intellectual Property Agreement or any covenant under this Agreement. Each party hereby waives any provision of Law to the extent that it would limit or restrict the agreement contained in this Section 9.7.

9.8               Mitigation.

                  The parties shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability. Each party shall use commercially reasonable efforts to address any liabilities that may provide a basis for an indemnifiable claim such that each party shall respond to any liabilities in the same manner it would respond to such liabilities in the absence of the indemnification provisions of this Agreement. In the event that any party shall fail to make such commercially reasonable efforts to mitigate or resolve any claim or liability, then notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person for any Indemnifiable Loss that could reasonably be expected to have been avoided if such party, as the case may be, had made such efforts. Any request for indemnification of specific costs shall include invoices and other supporting documents containing reasonably detailed information about such costs.

ARTICLE X
                                     GENERAL

10.1              Usage.

                  All terms defined herein have the meanings assigned to them herein for all purposes, and such meanings are equally applicable to both the singular and plural forms of the terms defined. "Include", "includes" and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Writing", "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form. Any instrument or Law defined or referred to herein means such instrument or Law as from time to time amended, modified or supplemented, including (in the case of instruments) by waiver or consent and (in the case of any Law) by succession of comparable successor Laws and includes (in the case of instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are, unless the context otherwise requires, also to its successors and assigns. Any term defined herein by reference to any instrument or Law has such meaning whether or not such instrument or Law is in effect. "Shall" and "will" have equal force and effect. "Hereof", "herein", "hereunder" and comparable terms refer to the entire instrument in which such terms are used and not to any particular article, section or other subdivision thereof or attachment thereto. References to "the date of this Agreement," "the date hereof" or words of like import shall mean October 29, 1999. References in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument.
References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context otherwise requires, references to the plural and vice versa. All accounting terms not otherwise defined herein have the meaning assigned under generally accepted accounting principles in the United States which have effective dates on or prior to December 31, 1998.

10.2              Amendments; Waivers.

                  This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

10.3              Schedules; Exhibits.

                  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. The mere inclusion of an item in a Schedule as an exception to a representation or warranty shall not be deemed an admission by Seller that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to constitute a Material Adverse Circumstance. Further, any fact or item which is clearly disclosed on any Schedule to this Agreement or in the Financial Statements in such a way as to make its relevance or applicability to information called for by another Schedule or other Schedules to this Agreement reasonably apparent shall be deemed to be disclosed on such other Schedule or Schedules, as the case may be, notwithstanding the omission of a reference or cross-reference thereto.

10.4              Further Assurances.

                  Each of Buyer and Seller will use commercially reasonable efforts to cause all conditions to its and the other parties' obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. Each of Buyer and Seller shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters. With respect to the securing of any requisite Approvals after Closing, the parties shall timely and promptly make all filings which may be required for the securing of such Approvals. In furtherance and not in limitation of the foregoing, each of Buyer and Seller shall use commercially reasonable efforts to file notification and report forms and similar applications with any applicable Governmental Entity whose Approval may be required following the Closing Date. Buyer and Seller shall cooperate and use their respective commercially reasonable efforts to respond to any requests for information by any Governmental Entity in connection with such post-Closing Approvals.

10.5              Governing Law.

                  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines (other than New York General Obligations Law, Section 5-1401).

10.6              Headings.

                  The  descriptive  headings  of  the  Articles,   Sections  and
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

10.7              Counterparts.

                  This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

10.8              Parties in Interest.

                  This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

10.9              Performance by Subsidiaries.

                  Each party agrees to cause its Subsidiaries to comply with any obligations hereunder relating to such Subsidiaries and to cause its
Subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.

10.10             Waiver.

                  No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

10.11             Severability.

                  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable and provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

10.12             No Consequential Damages.

                  Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to the other party (or its Affiliates) for any consequential, special or punitive damages, including loss of future revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

10.13             Knowledge Convention.

                  As used herein, the phrase "knowledge of Seller" and similar phrases shall mean all matters known to any current officer, director, senior manager or project manager of GTE Corporation, Seller or the Company and the individuals holding each of the following positions immediately prior to September 1, 1999 -- the President of Government Systems, the Executive Vice President of Technology and Systems for GTE, the Vice President - Finance of Government Systems and the Vice President and General Counsel of Government Systems, and all matters which were the subject of notice actually received by Seller or the Company from any third party.

10.14             Notices.

                  Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telefax or telecommunications mechanism, provided that any notice so given is also mailed as provided in clause (c), (c) mailed by certified or registered mail (postage prepaid), receipt requested, or (d) sent by Express Mail, Federal Express or other express delivery service, receipt requested, to the parties and at the addresses specified herein or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified herein and an appropriate confirmation of transmission is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address. Any notice or other communication hereunder shall be delivered as follows:

                  If to Buyer, addressed to:

                  DynCorp
                  2000 Edmund Halley Drive
                  Reston, Virginia 20191-3436
                  Attn: Mr. Paul Lombardi
                  President and Chief Executive Officer
                  Telecopier No: (703) 264-2503

                  With a copy to:

                  DynCorp
                  2000 Edmund Halley Drive
                  Reston, Virginia 20191-3436
                  Attn: David L. Reichardt, Esq.
                  Senior Vice President and
                  General Counsel
                  Telecopier No: (703) 264-9540

                  If to Seller:

                  c/o GTE Corporation
                  1255 Corporate Drive
                  Irving, Texas 75038-2518
                  Attention: William P. Barr
                  Executive Vice President - Government &
                  Regulatory Advocacy & General Counsel
                  Telecopier No. (972) 507-2332

                  With a copy to:

                  O'Melveny & Myers LLP
                  555 13th Street, N.W.
                  Suite 500 West
                  Washington, D.C.  20004-1109
                  Attention: David G. Pommerening, Esq.
                  Telecopier No.:  (202) 383-5414

10.15             Publicity and Reports.

                  Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without consulting with the other party; provided that to the extent that independent legal counsel to Seller or Buyer, as the case may be, shall deliver a written opinion to the other party that a particular action is required by applicable law, the parties shall be obligated only to use commercially reasonable efforts to consult with the other party prior to issuing any such press release, publicity statement or other public notice. In no event shall any party issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement prior to the satisfaction of the conditions set forth in Section 7.3(f).

10.16             Integration.

                  This Agreement, the Confidentiality Agreement and the Related Agreements, together with the schedules and exhibits thereto, (i) constitute the entire agreement among the parties pertaining to the subject matter hereof and
(ii) supersede all prior agreements and understandings of the parties in connection therewith, except for the Confidentiality Agreement, which remains in full force and effect.

10.17             Expenses.

                  Seller and Buyer shall each pay their own expenses incident to the evaluation of the Company and the Businesses and the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of their respective investment bankers, accountants and counsel. The expenses of the Company shall be paid by Seller.

10.18             No Assignment.

                  Neither this Agreement nor any rights or obligations under it are assignable by Buyer except that Buyer may assign its rights hereunder to any wholly-owned subsidiary of Buyer. Buyer shall remain liable to Seller for the payment of the consideration set forth herein and other obligations of Buyer hereunder notwithstanding a permitted assignment. Seller may assign its rights under this Agreement to any Affiliate of the Seller or to any Person that acquires all of the issued and outstanding LLC Interests of the Company.

10.19             Representation By Counsel; Interpretation.

                  Seller and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

10.20             Reference of Disputes to Senior Officers of Seller and Buyer.

                  Any dispute between Seller and Buyer arising out of or in connection with this Agreement or the Related Agreements or any alleged breach hereof or thereof may, at the option of either Seller or Buyer, be submitted for discussion and possible resolution by senior officers of Seller and Buyer, as designated by their respective chief executive officers, for a period of 30 days (or such longer period as the parties may in particular cases so decide) before initiating any litigation pursuant to Section 10.21 hereof.

10.21             Resolution of Disputes.

                  All litigation relating to or arising under or in connection with this Agreement or any of the Related Agreements shall be brought only in the federal or state courts located in the State and County of New York, which shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement or the Related Agreements, with each party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement or the Related Agreements. The parties hereto irrevocably waive trial by jury in any legal action or proceeding relating to this Agreement, the Related Agreements or any other agreement entered into in connection therewith and for any counterclaim with respect thereto. In the event of any breach of the provisions of this Agreement or the Related Agreements, the non-breaching party shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, where the applicable legal standards for such relief in such courts are met, in addition to all other remedies available to the non-breaching party with respect thereto at law or in equity.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                        DYNCORP


                        By:     _____________________________________
                        Title:  President and Chief Executive Officer



                        CONTEL FEDERAL SYSTEMS, INC.



                        By:      ___________________________________
                        Title:   Corporate Secretary


                        By:      __________________________________
                        Title:   Vice President & Controller

                                     Joinder

                  GTE Corporation ("GTE") hereby joins in this Purchase Agreement (the "Agreement") solely for the purpose of Section 5.6 hereof and for the purpose of guaranteeing the performance by Seller of its obligations under
Article IX of this Agreement. Accordingly, GTE hereby accepts and agrees to be bound by the covenants set forth in Section 5.6 of this Agreement, and GTE hereby guarantees the performance of Seller of its obligations under Article IX of this Agreement. In furtherance thereof, GTE represents and warrants as of the date hereof as follows: (i) GTE is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) GTE has all necessary corporate power and authority to execute, deliver and perform its obligations under the Joinder; (iii) GTE owns, beneficially and of record, all of the issued and outstanding capital stock of Seller; (iv) the execution, delivery and performance of this Joinder by GTE have been duly and validly authorized by all necessary corporate action on the part of GTE; and (v) this Joinder constitutes the legally valid and binding obligation of GTE, enforceable against GTE in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' right generally.

                  IN WITNESS WHEREOF, GTE has caused this Joinder to be executed by its duly authorized officer as of the day and year first above written.

                        GTE CORPORATION


                        By:     ____________________________________
                        Title:  Executive Vice President - Finance &
                                  Chief Financial Officer


                        By:     __________________________________________
                        Title:   Vice President - Deputy General Counsel &
                                  Corporate Secretary

                                    Exhibit 2



                                CREDIT AGREEMENT

                          Dated as of December 10, 1999

                                      among

                                    DYNCORP,
                             a Delaware corporation

                            DYN FUNDING CORPORATION,
                             a Delaware corporation

                       THE INSTITUTIONS FROM TIME TO TIME
                             PARTY HERETO AS LENDERS

                                       and

                               CITICORP USA, INC.
                             as Administrative Agent

                          DEUTSCHE BANK SECURITIES INC
                              as Syndication Agent

                            FIRST UNION NATIONAL BANK
                             as Documentation Agent

                                       and

                            SALOMON SMITH BARNEY INC.
                                       and
                          DEUTSCHE BANK SECURITIES INC
                              as Co-Lead Arrangers
                                       and
                                Co-Book Managers

                                    ARTICLE I

                                   DEFINITIONS

     1.01.    Certain Defined Terms.................................1
     1.02.    Computation of Time Periods. .........................31
     1.03.    Accounting Terms......................................31
     1.04.    Other Terms......... .................................31


                                   ARTICLE II
                AMOUNTS AND TERMS OF LOANS AND LETTERS OF CREDIT

     2.01.    Revolving Loans.......................................32
     2.02.    Term Loans............................................33
     2.03.    Swing Loans...........................................35
     2.04.    Notice of Borrowing...................................36
     2.05.    Authorized Officers and Agents........................36
     2.06.    Use of Proceeds of Loans.. ...........................37
     2.07.    Letters of Credit.....................................37


                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

     3.01.    Prepayments; Reductions in Revolving Credit
              Commitments...........................................44
     3.02.    Payments..............................................46
     3.03.    Promise to Repay; Evidence of Indebtedness............50
     3.04.    Collections and Collection Account Arrangements.......51
     3.05.    Post-Default Withdrawals from the Citibank
              Collection Account....................................52



                                   ARTICLE IV
                                INTEREST AND FEES

     4.01.    Interest on the Loans and other Obligations...........53
     4.02.    Special Provisions Governing Eurodollar Rate Loans....55
     4.03.    Fees..................................................56


                                   ARTICLE V
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

     5.01.    Conditions Precedent to the Initial Loans and
              Letters of Credit....................................58
     5.02.    Conditions Precedent to All Subsequent Loans
              and Letters of Credit................................60


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     6.01.    Representations and Warranties of  Holdings and
              the Borrowers........................................62


                                   ARTICLE VII
                               REPORTING COVENANTS

     7.01.    Financial Statements... .............................75
     7.02.    Events of Default....................................77
     7.03.    Lawsuits.............................................77
     7.04.    ERISA Notices........................................78
     7.05.    Environmental Notices................................79
     7.06.    Labor Matters........................................80
     7.07.    Mezzanine Documents..................................80
     7.08.    Fiscal Year..........................................81
     7.09.    Other Reports........................................81
     7.10.    Other Information....................................81
     7.11.    Government Contracts.................................81
     7.12.    Formation of Subsidiaries; Investments in Other
              Persons..............................................81


                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

     8.01.    Corporate Existence, Etc.............................82
     8.02.    Corporate Powers; Conduct of Business................82
     8.03.    Compliance with Laws, Etc............................82
     8.04.    Payment of Taxes and Claims; Tax Consolidation.......82
     8.05.    Insurance............................................83
     8.06.    Inspection of Property; Books and Records;
               Discussions.........................................83
     8.07.    ERISA Compliance.....................................84
     8.08.    Deposit Accounts.....................................84
     8.09.    Maintenance of Property..............................84
     8.10.    Security Clearances..................................84
     8.11.    Future Assurances....................................84


                                   ARTICLE IX
                               NEGATIVE COVENANTS

     9.01.    Indebtedness.........................................86
     9.02.    Sales of Assets......................................88
     9.03.    Liens................................................89
     9.04.    Investments..........................................90
     9.05.    Restricted Junior Payments...........................91
     9.06.    Conduct of Business..................................92
     9.07.    Transactions with Shareholders and Affiliates........92
     9.08.    Restriction on Fundamental Changes...................92
     9.09.    Sales and Leasebacks.................................93
     9.10.    Margin Regulations; Securities Laws..................93
     9.11.    ERISA................................................93
     9.12.    Organizational Documents; ESOP.......................94



                                    ARTICLE X
                               FINANCIAL COVENANTS

     10.01.   Funded Debt/Consolidated EBITDA......................95
     10.02.   Fixed Charge Coverage................................95
     10.03.   Receivables to Senior Funded Debt Ratio..............96
     10.04.   Capital Expenditures.................................96


                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     11.01.   Events of Default....................................98
     11.02.   Rights and Remedies.................................101

                                   ARTICLE XII
                            THE ADMINISTRATIVE AGENT

     12.01.   Appointment.........................................103
     12.02.   Nature of Duties....................................103
     12.03.   Rights, Exculpation, Etc............................104
     12.04.   Reliance............................................105
     12.05.   Indemnification.....................................105
     12.06.   Citicorp Individually...............................105
     12.07.   Successor Administrative Agents.....................105
     12.08.   Relations Among Lenders.............................106
     12.09.   Concerning the Collateral and the Loan Documents....106


                                  ARTICLE XIII
                                YIELD PROTECTION

     13.01.   Taxes...............................................109
     13.02.   Increased Capital...................................111
     13.03.   Changes; Legal Restrictions.........................111
     13.04.   Illegality..........................................112
     13.05.   Compensation........................................113
     13.06.   Limitation on Additional Amounts Payable by the
              Borrowers...........................................113
     13.07.   Change in Lending Office............................113
     13.08.   Replacement of Lenders..............................113


                                   ARTICLE XIV
                                  MISCELLANEOUS

     14.01.   Assignments and Participations......................115
     14.02.   Expenses............................................117
     14.03.   Indemnity...........................................118
     14.04.   Change in Accounting Principles.....................120
     14.05.   Setoff..............................................120
     14.06.   Ratable Sharing.....................................120
     14.07.   Amendments and Waivers..............................121
     14.08.   Notices.............................................123
     14.09.   Survival of Warranties and Agreements...............123
     14.10.   Failure or Indulgence Not Waiver; Remedies
              Cumulative..........................................123
     14.11.   Marshalling; Payments Set Aside.....................123
     14.12.   Severability........................................123
     14.13.   Headings............................................123
     14.14.   Governing Law.......................................124
     14.15.   Limitation of Liability.............................124
     14.16.   Successors and Assigns..............................124
     14.17.   Certain Consents and Waivers of the Borrower........124
     14.18.   Counterparts; Effectiveness; Inconsistencies........126
     14.19.   Limitation on Agreements............................126
     14.20.   Confidentiality.....................................126
     14.21.   Entire Agreement....................................126
     14.22.   Advice of Counsel...................................126

Exhibit A         Form of Assignment and Acceptance

Exhibit B         Form of Notes

Exhibit C         Form of Notice of Borrowing

Exhibit D         Form of Notice of Conversion/Continuation

Exhibit E         Pro Forma Balance Sheet

Exhibit F         Projections

Exhibit G         List of Closing Documents

Exhibit H         Form of Officer's Certificate to Accompany Reports

Exhibit I         Form of Letter to Accountants

Exhibit K         Form of Collection Account Agreement

                                    SCHEDULES


Schedule 1.01.1...Transition Costs & Discontinued Operations

Schedule 1.01.2...Fiscal Months, Fiscal Quarters

Schedule 1.01.3...Guarantors

Schedule 1.01.4...Permitted Equity Securities Options

Schedule 1.01.5...Permitted Existing Indebtedness

Schedule 1.01.6...Permitted Existing Investments

Schedule 1.01.7...Permitted Existing Liens

Schedule 1.01.8...Receivables Purchase Documents

Schedule 1.01.9...Commitments

Schedule 2.07-J...Letters of Credit

Schedule 6.01-A...Organizational Documents

Schedule 6.01-C...Organizational Structure

Schedule 6.01-E...Governmental Consents

Schedule 6.01-G...Permitted Junior Payments

Schedule 6.01-K...Pending Actions

Schedule 6.01-R...Environmental Matters

Schedule 6.01-S...ERISA Matters

Schedule 6.01-Z...Insurance Policies

Schedule 6.01-BB..Government Contract Matters

Schedule 9.01-D...Warranties and Indemnities Outstanding

Schedule 9.02-D...Real Property Held for Sale

Schedule 9.09..   Permitted Sale/Leaseback Transactions

                                CREDIT AGREEMENT

                  This Credit Agreement dated as of December 10, 1999 (as the same may be restated, amended, supplemented or modified from time to time, the "Agreement") is entered into among DynCorp, a Delaware corporation ("DynCorp"), Dyn Funding Corporation, a Delaware corporation ("Dyn Funding"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, and Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacity as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                                    ARTICLE I
                                   DEFINITIONS

1.01. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:


                  "Acquisition" means the acquisition by DynCorp of all of the issued and outstanding limited liability company interests of GTE Information Systems LLC, a Delaware limited liability company ("GTEIS") pursuant to the terms of the Acquisition Agreement.

                  "Acquisition Agreement" means that certain Purchase Agreement dated as of October 29, 1999 among DynCorp, Contel Federal Systems, Inc., a Delaware corporation, and GTE Corporation, a New York corporation.

                  "Acquisition Documents" means, collectively, the Acquisition Agreement and all agreements and instruments executed and delivered in connection therewith; "Acquisition Document" means any one of the Acquisition Documents.

                  "Additional Investments" means, collectively, Investments in Persons in addition to (i) Investments in Permitted Joint Ventures and (ii) Investments permitted by the terms of Section 9.04(a) and (c) through (i).

                  "Administrative Agent" means Citicorp and each successor administrative agent appointed pursuant to the terms of Article XII of this Agreement.

                  "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote five percent (5.0%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

                  "Agreement" is defined in the preamble hereto.

                  "Applicable Lending Office" means, with respect to a particular Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that such management, advisory capacity or affiliation is confirmed in writing by such Lender to the Administrative Agent.

                  "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 14.01.

                  "Assignment of Claims Act" means the Assignment of Claims Act of 1940, as amended.

                  "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

                  "Base Eurodollar Rate" means, with respect to any Eurodollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum specified by notice to the Administrative Agent by Citibank as the rate per annum at which deposits in Dollars are offered by the principal office of
Citibank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be outstanding to Citicorp for such Eurodollar Interest Period.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                  (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States.

                  "Base Rate Loans" means all Loans which bear interest at a rate determined by reference to the Base Rate as provided in Section 4.01(a).

                  "Base Rate Margin" means:

                  (i) with respect to Revolving Loans and Term A Loans, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then attained compliance with a Leverage Ratio, for the then most recently ended four (4) Fiscal Quarter period, measured as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1999:

                  Leverage Ratio                     Base Rate Margin

                  > 4.25 : 1.00                             2.25%
                  -

                  < 4.25 : 1.00 & > 4.00 : 1.00             2.00%
                                  -

                  < 4.00 : 1.00 & > 3.50 : 1.00             1.75%
                                  -

                  < 3.50 : 1.00 & > 3.00 : 1.00             1.50%
                                  -

                  < 3.00 : 1.00 & > 2.50 : 1.00            1.125%
                                  -

                  < 2.50 : 1.00                             0.75%

provided, however, that during the period commencing on the Closing Date and ending on November 30, 2000 the Base Rate Margin shall be no less than two percent (2.00%) per annum;

                  (ii) with respect to Term B Loans, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then attained compliance with a Leverage Ratio, for the then most recently ended four (4) Fiscal Quarter period, measured as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1999:

                  Leverage Ratio                         Base Rate Margin

                  >4.25 : 1.00                             3.00 %
                  -

                  < 4.25 : 1.00 & > 4.00 : 1.00             2.75%
                                  -

                  < 4.00 : 1.00 & > 3.50 : 1.00             2.75%
                                  -

                  < 3.50 : 1.00 & > 3.00 : 1.00             2.50%
                                  -

                  < 3.00 : 1.00 & > 2.50 : 1.00             2.50%
                                  -

                  < 2.50 : 1.00                             2.50%

provided, however, that during the period commencing on the Closing Date and ending on November 30, 2000, the Base Rate Margin shall be no less than two and three-quarters percent (2.75%) per annum. The applicable Base Rate Margin shall be determined on the date the Financial Statements for the last month of each Fiscal Quarter are due pursuant to Section 7.01(a) as of the end of such Fiscal Quarter and be effective during the period commencing on the first day of the calendar month next succeeding the calendar month in which such due date falls and ending on the last day of the calendar month in which Financial Statements are next due.

                  "Benefit  Plan"  means a defined  benefit  plan as  defined in
Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Employee Benefit Plan) in respect of which either Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

                  "Borrower Pledge Agreement" means that certain Pledge Agreement dated as of the Closing Date executed by DynCorp in favor of the Administrative Agent for the benefit of the Holders pursuant to which the issued and outstanding Capital Stock of certain of DynCorp's Subsidiaries is pledged as part of the Collateral securing the payment and performance of the Obligations.

                  "Borrower Security Agreements" means those certain Security Agreements dated as of the Closing Date executed by the respective Borrowers in favor of the Administrative Agent for the benefit of the Holders pursuant to which the personal property and interests in property of the respective Borrowers more specifically described therein are pledged as part of the Collateral securing the payment and performance of the Obligations.

                  "Borrowing" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

                  "Borrowers" means, collectively, DynCorp and Dyn Funding; and "Borrower" means each of DynCorp and Dyn Funding, individually.

                  "Business Activity Report" means (A) a Notice of Business Activities Report from the State of New Jersey Division of Taxation or (B) a Minnesota Business Activity Report from the Minnesota Department of Revenue.

                  "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England.

                  "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by DynCorp's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, Capital Expenditures shall include that portion of Capital Leases which is capitalized on the consolidated balance sheet of DynCorp and its Subsidiaries.

                  "Capital Lease" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Stock" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                  "Cash Collateral" means cash or Cash Equivalents held by the Administrative Agent or any of the Lenders as security for the Obligations.

                  "Cash Collateral Account" means an interest bearing account at Citibank's office in New York, New York designated by the Administrative Agent into which Cash Collateral shall be deposited, which account shall be under the sole dominion and control of the Administrative Agent.

                  "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group, a division of The McGraw-Hill
Companies, Inc. or P-1 (or better) by Moody's Investors Services, Inc.; (iii) commercial paper which, at the time of acquisition thereof, is rated either A-1 (or better) by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or P-1 (or better) by Moody's Investors Services, Inc.; and (iv) freely redeemable shares in a fund which invests in any of the foregoing and which, at the time of acquisition thereof, is rated either A-1 (or better) by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or P-1 (or better) by Moody's Investors Services, Inc.; provided, that (x) the maturities of such Cash Equivalents shall not exceed one year and (y) such Cash Equivalents shall be maintained in investment and other accounts pledged to the Administrative Agent and subject to account control agreements in form and substance satisfactory to the Administrative Agent.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                  "Change of Control" means the occurrence of one or more of the following events: (i) Dyn Funding ceasing to be a Wholly-Owned Subsidiary of DynCorp or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets or Capital Stock of either Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement); (ii) the approval by the holders of Capital Stock of either Borrower of any plan or proposal for the liquidation or dissolution of either Borrower other than a liquidation of Dyn Funding into DynCorp (whether or not otherwise in compliance with the provisions of this Agreement); (iii) any Person or Group (other than the ESOP and other benefit plans of either Borrower, including, without limitation DynCorp's 401(k) Plan) becomes the beneficial owner, directly or indirectly, of shares representing more than forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of DynCorp; or (iv) the replacement of two-thirds (2/3) of the members of the Board of Directors of either Borrower over a two-year period from the members who constituted the Board of Directors of the Borrowers, respectively, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the applicable Borrower, as applicable, then still in office who either were members of the Board of Directors of the applicable Borrower, as applicable, at the beginning of such period or whose election as such was previously so approved.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Citibank Collection Account" is defined in Section 3.04.

                  "Citicorp" is defined in the preamble of this Agreement.

                  "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

                  "Closing Date" means December 10, 1999.

                  "Collateral" means all property and interests in property now owned or hereafter acquired by the Borrowers and the Guarantors upon which a Lien is granted under the Borrower Pledge Agreement, the Borrower Security Agreements, the Guarantor Pledge Agreements and the Guarantor Security Agreements.

                  "Commercial Letter of Credit" means any documentary letter of credit for the account of either Borrower or any Subsidiary of either Borrower which is payable upon presentation of documents evidencing the sale or shipment of goods purchased by such Borrower or such Subsidiary in the ordinary course of its business.

                  "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

                  "Compliance Certificate" is defined in Section 7.01(c).

                  "Consolidated EBITDA" means, without duplication, for any period, (i) the sum of the amounts for such period of (a) Consolidated Net Income, plus (b) provision for taxes based on income, plus (c) Consolidated Interest Expense, plus (d) depreciation expense, plus (e) amortization expense, plus (f) Net ESOP Contributions, plus (g) non-cash 401(k) matching contributions and other compensation expense payable in Capital Stock of DynCorp which is common stock, minus (ii) the amount for such period of interest income, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of DynCorp and its Subsidiaries on a consolidated basis for such period as determined in accordance with GAAP, but, to the extent that Consolidated Interest Expense has increased thereby, excluding prepayment fees and penalties incurred to repay the Refinanced Indebtedness and expenses related to the write-off of the unamortized balance of deferred debt issuance expense for the Refinanced Indebtedness.

                  "Consolidated Net Cash Interest Expense" means, for any period (without duplication), (i) Consolidated Interest Expense for such period, but excluding interest expense not payable in cash and amortization of debt discount and deferred financing costs to the extent included in (i) above, plus/minus
(ii) to the extent not included in (i) above, net cash flows resulting from Interest Swap Obligations received or paid during such period, minus (iii) consolidated cash interest income for such period.

                  "Consolidated Net Income" means, for any period, the net income (or loss) of DynCorp and its Subsidiaries on a consolidated basis for such period, (i) including all adjustments referred to in Section 5.01(a)(iii) and (ii) excluding the sum of (a) extraordinary items for such period, net of taxes based on income, plus (b) dividends for such period on Capital Stock which is preferred stock, plus (c) non-recurring expenses incurred in connection with the consummation of the Acquisition and execution of the Transaction Documents (including, without limitation, prepayment fees and penalties incurred to repay the Refinanced Indebtedness and expenses related to the write-off of the unamortized balance of deferred debt issuance expense for the Refinanced Indebtedness and any charges to income related to intangible assets acquired in connection with the Acquisition), the transition of administrative services for GTEIS to DynCorp identified on Schedule 1.01.1 attached hereto and made a part hereof, and the installation of core financial and human resource resystems of the Borrowers, net of taxes based on income plus (d) income or loss attributable to discontinued operations (including, without limitation, operations disposed of prior to the Closing Date and identified on Schedule 1.01.1 and operations disposed of after the Closing Date), net of taxes based on income, all as determined in accordance with GAAP.

                  "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos-containing material, polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

                  "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                  "Cure Loans" is defined in Section 3.02(b)(v)(C).

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect a Borrower or any Material Subsidiary against fluctuations in currency values.

                  "Customary Permitted Liens" means

                  (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (ii) Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of a Borrower's or any of its Subsidiaries' assets or property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $2,500,000; and

                  (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of a Borrower or any of its Subsidiaries.

                  "Designated Prepayment" means each mandatory prepayment required by Section 3.01(b)(i) through (v).


                  "Documentation Agent" means First Union National Bank.

                  "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

                  "Dollars" and "$" mean the lawful money of the United States.

                  "Domestic Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.

                  "DynCorp" is defined in the preamble to this Agreement.

                  "Dyn Funding" is defined in the preamble to this Agreement.

                  "Eligible Assignee" means (i) a Lender, any Affiliate thereof, or any Approved Fund; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000.

                  "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing, the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, OSHA, and public health codes, each as from time to time in effect.

                  "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                  "Environmental Property Transfer Acts" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Property Transfer Acts".

                  "Equipment" means, with respect to any Person, all of such Person's present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than such Person's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

                  "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrowers; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrowers; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrowers, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                   "ESOP" means the DynCorp Employee Stock Ownership Plan dated as of January 1, 1988 and any like successor plans thereto.

                  "ESOP Documents" means, collectively, that certain Subscription Agreement dated as of September 9, 1988 between DynCorp and Manufacturers Hanover Trust Company, as trustee of the DynCorp Employee Stock Ownership Trust established pursuant to the DynCorp Employee Stock Ownership Trust Agreement ("Trust Agreement") adopted as part of the ESOP, the Trust Agreement, the Plan, and that certain 1995 Stock Issuance Agreement dated March 30, 1995 between DynCorp and the DynCorp Employee Stock Ownership Trust, in each instance, as amended, supplemented or otherwise modified from time to time as permitted under the terms of this Agreement and, upon establishment of a like successor plan thereto with written notice thereof to the Administrative Agent, the related subscription agreement, trust agreement, plan, and stock issuance agreement, copies of which shall have been delivered to the Administrative Agent concurrently with the aforesaid written notice of establishment of a successor plan.

                  "Eurodollar Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.

                  "Eurodollar Interest Payment Date" means (i) with respect to any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having a Eurodollar Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Eurodollar Interest Period.

                  "Eurodollar Interest Period" is defined in Section 4.02(b).

                  "Eurodollar Interest Rate Determination Date" is defined in
Section 4.02(c).

                  "Eurodollar Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrowers and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.

                  "Eurodollar Rate Loans" means those Loans outstanding which bear interest at a rate determined by reference to the Eurodollar Rate and the Eurodollar Rate Margin as provided in Section 4.01(a).

                  "Eurodollar Rate Margin" means:

                  (i) with respect to Revolving Loans and Term A Loans, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then attained compliance with a Leverage Ratio, for the then most recently ended four (4) Fiscal Quarter period, measured as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1999:

                  Leverage Ratio                     Eurodollar Rate Margin

                  > 4.25 : 1.00                               3.50%
                  -

                  < 4.25 : 1.00 & > 4.00 : 1.00               3.25%
                                  -

                  < 4.00 : 1.00 & > 3.50 : 1.00               3.00%
                                  -

                  < 3.50 : 1.00 & > 3.00 : 1.00               2.75%
                                  -

                  < 3.00 : 1.00 & > 2.50 : 1.00              2.375%
                                  -

                  < 2.50 : 1.00                               2.00%

provided, however, that during the period commencing on the Closing Date and ending on November 30, 2000 the Eurodollar Rate Margin shall be no less than three and one-quarter percent (3.25%) per annum;

                  (ii) with respect to Term B Loans, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then attained compliance with a Leverage Ratio, for the then most recently ended four (4) Fiscal Quarter period, measured as of the end of each Fiscal Quarter commencing with the Fiscal Quarter ending September 30, 1999:

                  Leverage Ratio                     Eurodollar Rate Margin

                  > 4.25 : 1.00                                4.25 %
                  --

                  < 4.25 : 1.00 & > 4.00 : 1.00                 4.00%
                                  -

                  < 4.00 : 1.00 & > 3.50 : 1.00                 4.00%
                                  -

                  < 3.50 : 1.00 & > 3.00 : 1.00                 3.75%
                                  -

                  < 3.00 : 1.00 & > 2.50 : 1.00                 3.75%
                                  -

                  < 2.50 : 1.00                                 3.75%

provided, however, that during the period commencing on the Closing Date and ending on November 30, 2000 the Eurodollar Rate Margin shall be no less than four percent (4.00%) per annum. The applicable Eurodollar Rate Margin shall be determined on the date the Financial Statements for each Fiscal Quarter are due pursuant to Section 7.01(a) as of the end of such Fiscal Quarter and be effective during the period commencing on the first day of the calendar month next succeeding the calendar month in which such due date falls and ending on the last day of the calendar month in which Financial Statements are next due.

                  "Eurodollar Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding Five Billion Dollars ($5,000,000,000) in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

                  "Event of Default" means any of the  occurrences  set forth in
Section 11.01 after the expiration of any applicable grace period, as expressly provided in Section 11.01.

                  "Excess Cash Flow" means, for any Fiscal Year ending in 2000 and thereafter, (without duplication) an amount equal to the greater of (i) zero or (ii) the amount equal to (a) Consolidated EBITDA (without giving effect to the provisions of clauses (c) or (d) of the definition of Consolidated Net Income in the determination of Consolidated EBITDA) minus (b) expenses for taxes for such Fiscal Year in accordance with GAAP minus (c) Consolidated Net Cash Interest Expense for such Fiscal Year minus (d) Capital Expenditures paid in cash or for which cash commitments have been made during such Fiscal Year minus
(e) the sum of scheduled amortization of the principal portion of the Term Loans and all prepayments (voluntary and mandatory) of the Term Loans and all repayments and prepayments (voluntary and mandatory) of the Revolving Loans with respect to which reductions in the Revolving Credit Commitments become effective during such Fiscal Year minus (f) the sum of scheduled amortization of the principal portion of other Indebtedness of the Borrowers and their Subsidiaries during such Fiscal Year minus (g) increases in working capital of DynCorp and its Subsidiaries for such Fiscal Year plus (h) decreases in working capital of DynCorp and its Subsidiaries for such Fiscal Year; provided, however that, for purposes of calculation of clause (e), the amount of mandatory prepayments from Excess Cash Flow for the applicable Fiscal Year shall not be included.

                  "Excess Cash Flow Percentage" means, as of any date of determination thereof, the percentage set forth below opposite the then attained compliance by DynCorp and its Subsidiaries with the Leverage Ratio for the then most recently ended four (4) Fiscal Quarter Period, measured as of the end of each Fiscal Year commencing with the Fiscal Year ending in 1999:

                  Leverage Ratio                     Excess Cash Flow Percentage

                  > 3.00 : 1.00                               75%
                  -

                  > 2.50 : 1.00 and < 3.00 : 1.00             50%
                  -

                  < 2.50 : 1.00                               25%

                  "Fair Market Value" means, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $5,000,000, as determined in good faith by the Board of Directors of the applicable Borrower.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Federal  Reserve  Board"  means the Board of Governors of the
Federal  Reserve  System  or  any  Governmental   Authority  succeeding  to  its
functions.

                  "Fee Letter" means that certain letter dated October 22, 1999 addressed to Citicorp, Bankers Trust Company and First Union National Bank and executed and delivered by DynCorp.

                  "Financial Officer" means any of a Borrower's senior vice president and chief financial officer; vice president and controller; vice president and treasurer; and assistant treasurer.

                  "Financial Statements" means statements of income and retained earnings, statements of cash flow, and balance sheets.

                  "Fiscal Month" means each period commencing on the date immediately succeeding the "Effective Close Date" for the prior fiscal month and ending on the "Effective Close Date" for the applicable fiscal month as set forth on Schedule 1.01.2 attached hereto, respectively, for DynCorp.

                  "Fiscal Quarter" means each period commencing on the date immediately succeeding the "Effective Close Date" for the prior fiscal quarter and ending on the "Effective Close Date" for the applicable fiscal quarter as set forth on Schedule 1.01.2, respectively, for DynCorp.

                  "Fiscal Year" means the fiscal year of DynCorp for accounting and tax purposes, which shall be the 52 or 53-week period ending on the last Thursday in December of each calendar year, from and after the 52-week period ending December 30, 1999.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the amount calculated as (i) Consolidated EBITDA minus (ii) all federal income taxes paid in cash by or on behalf of DynCorp and its Subsidiaries during such period attributable to the income of continuing operations for that period minus (iii) the aggregate amount of Capital Expenditures made in cash by or on behalf of DynCorp and its Subsidiaries during such period minus (iv) repurchases by DynCorp of Capital Stock of DynCorp during such period paid for in cash (other than as permitted under Section 9.05) to (b) Fixed Charges.

                  "Fixed Charges" means, for any period, without duplication, Consolidated Net Cash Interest Expense plus the aggregate amount of scheduled payments of principal of Funded Debt during such period plus the aggregate amount of stock repurchases under the ESOP Documents paid for in cash by DynCorp during such period.

                  "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrowers, any of their Subsidiaries or any of their ERISA Affiliates and is not covered by ERISA pursuant to ERISA
Section 4(b)(4).

                  "Foreign Pension Plan" means any employee benefit plan as defined in Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrowers, any of their Subsidiaries or any of their ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

                  "Foreign Subsidiary" means a Subsidiary domiciled outside of the United States of America and its states, districts and possessions.

                  "Fronting Fee" is defined in Section 4.03(a).

                  "Funded Debt" means Indebtedness of DynCorp and its Subsidiaries for borrowed money (determined in accordance with GAAP), including, without limitation, Indebtedness under Capital Leases; provided, however, that the Mezzanine Debt shall not be included in Funded Debt prior to such time as interest thereon becomes "cash pay" in accordance with the terms of the Mezzanine Documents.

                  "Funding Date" means, with respect to any Loan, the date of funding of such Loan.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting
Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates).

                  "General Intangibles" means, with respect to any Person, all of such Person's present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible property of every kind and nature (other than Receivables), (iii) corporate and other business records, (iv) loans, royalties, and other obligations receivable,
(v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, registered patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights, in each instance other than contracts and such agreements which by their respective terms are non-assignable, (vii) interests in partnerships and joint ventures, in each instance other than interests which by the terms of the partnership or joint venture documents are non-assignable, (viii) tax refunds and tax refund claims, (ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to property, in each instance other than leases, subleases, licenses, concession and such other agreements which by their respective terms are non-assignable, (x) deposit accounts (general or special) with any bank or other financial institution, (xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements, (xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts,
(xiv) proceeds of insurance of which such Person is beneficiary, (xv) letters of credit and proceeds thereof, guarantees, Liens, security interests and other security held by or granted to such Person, (xvi) rights in and under instruments, securities (certificated and uncertificated), documents of title and investment property, and (xvii) all rights in any goods, merchandise or Inventory which any of the foregoing may represent.

                  "Government Contract" means any contract, agreement, work authorization, lease, commitment for sale or purchase order of a Borrower or a Subsidiary of a Borrower that is with the United States Government, or any state, local or foreign government (or under a Borrower's or such Subsidiary's subcontract with a higher-tier contractor under any such contract, agreement, work authorization, lease, commitment for sale or purchase order), including, without limitation, all contracts and work authorizations to supply goods and services directly or indirectly to the United States Government, or any state, local or foreign government.

                  "Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantor Pledge Agreements" means those certain Pledge Agreements executed by Guarantors in favor of the Administrative Agent for the benefit of the Holders pursuant to which the issued and outstanding Capital Stock of Subsidiaries of the Guarantors executing and delivering the same is pledged as part of the Collateral securing the payment and performance of the Obligations.

                  "Guarantor Security Agreements" means those certain Security Agreements executed by Guarantors in favor of the Administrative Agent for the benefit of the Holders pursuant to which the personal property and interests in property of the Guarantors executing and delivering the same, as more specifically described therein, are pledged as part of the Collateral securing the payment and performance of the Obligations.

                  "Guarantors" means those Persons identified on Schedule 1.01.3 attached hereto, each Material Subsidiary formed or acquired after the date hereof which is a Wholly-Owned Subsidiary, and any other direct or indirect Subsidiary of DynCorp executing and delivering a guaranty of payment and performance of all or any portion of the Obligations; provided, however, that no direct or indirect Foreign Subsidiary of DynCorp shall be required to become a Guarantor.

                  "Hedge Agreement" means any agreement, including, without limitation, any Currency Agreement, agreement governing Interest Swap
Obligations, other interest rate exchange, swap, collar or cap agreement, interest rate future or option contract, currency swap agreement, currency future or option contract, and other similar agreement, evidencing an agreement or arrangement intended to protect against fluctuation in interest rates and/or foreign exchange rates or conversion rates for conversion of foreign currencies to Dollars.

                  "Hedge Pro Rata Share" means, with respect to any Lender or Affiliate of a Lender a party to a Hedge Agreement, the percentage obtained by dividing (i) the amount of the Obligations owed to such Lender under Hedge Agreements to which such Lender or Affiliates is/are a party by (ii) the aggregate amount of all Obligations owed to Lenders or Affiliates of Lenders under Hedge Agreements. For purposes of this definition, the Obligations owed to any given Lender and its Affiliates shall be aggregated and be deemed Obligations owed to the applicable Lender.

                  "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, each Lender, the Issuing Bank, the Affiliate of the Administrative Agent at which the Citibank Collection Account is established, and each Indemnified Party.

                  "Indebtedness", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt Securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under agreements in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any Capital Stock (other than obligations with respect to puts arising under the ESOP Documents), (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable, accrued expenses and other current liabilities arising in the ordinary course of business, (v) in respect of Capital Leases, or (vi) under warranties and indemnities; (b) all indebtedness, obligations or other liabilities of others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of Currency Agreements and Interest Swap Obligations, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; (e) all indebtedness, obligations or other liabilities of such Person under the Senior Subordinated Notes or Mezzanine Notes; and (f) all guarantees and other contingent liabilities accrued in accordance with GAAP with respect to any of the foregoing.

                  "Indemnified Matters" is defined in Section 14.03.

                  "Indemnitees" is defined in Section 14.03.

                  "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floor, collars and similar agreements.

                  "Internal Market" means a stock trading market maintained by DynEx, Inc. (a Subsidiary of DynCorp) whereon existing stockholders, DynCorp's employee benefit plans and trusts, and other employees of DynCorp and DynCorp's Subsidiaries are able to buy and sell shares of DynCorp's common stock at prices established by DynCorp's board of directors on trading dates intended to be held once per calendar quarter.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

                  "Inventory" means, with respect to any Person, all of such Person's present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Equipment of such Person but are then currently being held for sale or lease in the ordinary course of such Person's business,
(iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the property described in clauses (i) through (iii) above, (v) goods in which such Person has a joint or other interest or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

                  "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness owing to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal or adjustments for decreases in value, write-downs or write-offs with respect to such Investment.

                  "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

                  "Issuing Bank" means Citibank.

                  "Lender" means, as of the Closing Date, each financial institution which is a signatory hereto as a Lender and, at any other given time, each financial institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

                  "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

                  "Letter of Credit Fee" is defined in Section 4.03(a).

                  "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations at such time plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, plus
(iii) the aggregate face amount of all Letters of Credit requested by the Borrowers but not yet issued (unless the request for an unissued Letter of Credit has been denied by the Issuing Bank as referenced in Section 2.07(c)(i) or has been withdrawn by the Borrowers in writing prior to the issuance thereof).

                  "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrowers and as are not materially adverse (in the judgment of the Issuing Bank and the Administrative Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control, and the terms of this Agreement, the Borrower Pledge Agreement, the Borrower Security Agreements, the Guarantor Pledge Agreements and the Guarantor Security Agreements shall control with respect to matters pertaining to the Collateral.

                  "Leverage Ratio" means, for any period, the ratio of (i) Funded Debt as of the end of such period to (ii) Consolidated EBITDA for such period.

                  "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses, damages, punitive damages, economic damages, consequential damages, treble damages, and damages arising from injury or damage or threat of damage to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs and fees and costs associated with any investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to ss. 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

                  "Loan" means any Revolving Loan, Term A Loan, or Term B Loan; "Loans" means, collectively, all Revolving Loans, Term A Loans, and Term B Loans.

                  "Loan Account" is defined in Section 3.03(b).

                  "Loan Documents" means this Agreement, the Notes, and all other instruments, agreements and written Contractual Obligations between either Borrower, the Borrowers, or any Guarantor and the Administrative Agent or any Lender delivered to either the Administrative Agent or such Lender pursuant to or in connection with the transactions contemplated hereby.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the financial condition, operations, assets or business of DynCorp and its Subsidiaries taken as a whole, (ii) the ability of DynCorp or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (iii) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents against the Borrowers or the Guarantors.

                  "Material Government Contract" means any Government Contract (or group of present or future related Government Contracts such as (i) orders placed under a Basic Ordering Agreement and (ii) indefinite-delivery-contracts of any type), other than Government Contracts for which the period of performance has been completed, with respect to which the estimated revenues generated or to be generated pursuant thereto equals or exceeds $10,000,000 per annum.

                  "Material Subsidiary" means, individually, each Subsidiary of DynCorp formed or acquired after the date hereof which receives an initial contract to perform work for a customer, and each Guarantor; "Material
Subsidiaries" means, collectively, all such Subsidiaries of DynCorp and all Guarantors.

                  "Mezzanine Debt" means Indebtedness evidenced by the Mezzanine Notes.

                  "Mezzanine Documents" means the Mezzanine Purchase Agreement, all notes or other evidences of Indebtedness issued thereunder, and all other agreements and documents executed or delivered in connection therewith.

                  "Mezzanine Notes" means the senior  subordinated  notes issued
by  DynCorp  under  the  Mezzanine  Purchase   Agreement,   including,   without
limitation, notes representing interest paid in kind.

                  "Mezzanine Purchase Agreement" means that certain Purchase Agreement among DynCorp, as Issuer, and the Purchasers named therein dated as of December 10, 1999 relating to $40,000,000 Aggregate Principal Amount of 15% Senior Subordinated Notes due 2007 and 426,217 Shares of Common Stock.

                  "MIS" means computerized management information system for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Inventory, creation and aging of Receivables, and accounts payable (including agings thereof).

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (other than a Foreign Employee Benefit Plan) which (i) is, or within the immediately preceding six (6) years was, contributed to by any of either Borrower or any ERISA Affiliate or in respect of which either Borrower or any ERISA Affiliate has assumed any liability and (ii) is not a Foreign Employee Benefit Plan.

                  "Net Cash Proceeds of Issuance of Debt Securities" means net cash proceeds (including, without limitation, cash and equivalents readily convertible into cash) received by DynCorp or any Subsidiary of DynCorp on account of Indebtedness for borrowed money (other than such Indebtedness permitted under Section 9.01) incurred by DynCorp or any Subsidiary of DynCorp, in each case net of all transaction costs and underwriters' discounts and similar fees with respect thereto.

                  "Net Cash Proceeds of Issuance of Equity Securities" means net cash proceeds (including, cash equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) received by DynCorp or any Subsidiary of DynCorp on account of the issuance of equity Securities of DynCorp or any such Subsidiary, other than
(i) equity Securities of a Subsidiary of DynCorp issued to DynCorp, a Subsidiary of DynCorp, the holder of a minority equity interest in such Subsidiary or the holder of a fifty percent (50%) equity interest in such Subsidiary if DynCorp or a Subsidiary of DynCorp holds the remaining fifty percent (50%) equity interest in such Subsidiary, (ii) Capital Stock issued pursuant to Permitted Equity Securities Options, net of all transaction costs and underwriters' discounts with respect thereto, (iii) proceeds incidental to distributions of Securities to current and former employees pursuant to DynCorp's Securities-based compensation and deferred compensation plans and programs; provided, however, that (a) cash proceeds, in an amount not to exceed $1,000,000 in the aggregate in any Fiscal Year, of (1) Capital Stock issued upon exercise of options, and
(2) Capital Stock sold by DynCorp under the Internal Market (the amount of such proceeds being reduced for purposes of calculation of such net amount by the cost of Capital Stock purchased by DynCorp under the Internal Market during such Fiscal Year), and (b) cash proceeds of Capital Stock contributions to the ESOP which are made in the form of Capital Stock and Capital Stock purchased by the ESOP from DynCorp, will be deemed not to be cash proceeds on account of the issuance of equity Securities for purposes of this definition and the requirements of Section 3.01(b)(iii); and provided further that, in the event the amount of cash proceeds described in the foregoing proviso which is received in any Fiscal Year is less than $1,000,000, the amount of the difference between $1,000,000 and the actual amount of cash proceeds received in such Fiscal Year shall be permitted to carry-over to succeeding Fiscal Years, until received, for purposes of determining the amount of Net Cash Proceeds of Issuance of Equity Securities required to be remitted to the Administrative Agent under Section 3.01(b)(iii), and (iv) proceeds of Capital Stock issued by DynCorp in replacement of the Mezzanine Debt; provided that issuance of such Capital Stock is on terms no less favorable to DynCorp or the Lenders than the terms of the Mezzanine Debt and such replacement is effected within five (5) years after the Closing Date.

                  "Net Cash Proceeds of Sale" means proceeds received by DynCorp or any of its Subsidiaries in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received in consideration of any other non-cash consideration) from the sale, assignment, transfer or other disposition of property (other than proceeds from the sale, assignment, transfer or other disposition of property permitted under (i) Sections 9.02(a) through (g) and (h) and (i), and (ii) Section 9.02(j) which are used within 364 days after receipt thereof to make an investment in properties and assets that replace the properties and assets that were the subject of such sale, assignment, transfer or other disposition or in properties and assets that will be used in the business of the Borrowers and their Subsidiaries as existing on the Closing Date or in businesses reasonably related thereto, in each instance, net of the costs of, and taxes incurred in respect of, such sale, assignment, transfer or other disposition and amounts reimbursed to a Governmental Authority under Government Contracts as a result of such sale, assignment, transfer or other disposition); provided, however, that such proceeds received by a Subsidiary which is not a Wholly-Owned Subsidiary of a Borrower included in Net Cash Proceeds of Sale shall be limited to the amount thereof which is transferred to the Borrowers or a Wholly-Owned Subsidiary and provided further that in the event proceeds from the sale, assignment, transfer or other disposition of property described herein would be required to be paid to reduce the Indebtedness evidenced by the Senior Subordinated Notes, the same shall not be excluded from "Net Cash Proceeds of Sale" as hereinabove provided.

                  "Net ESOP Contributions" means, for any period, (i) cash contributions made to the ESOP, but only to the extent that such contributions are repaid (in the four-Fiscal Quarter period commencing with the Fiscal Quarter in which such cash contributions are made) by the ESOP to DynCorp in the form of either (a) cash payments made under loan agreements between DynCorp and the ESOP or (b) cash proceeds received from the sale of DynCorp's Capital Stock which is common stock to the ESOP, plus (ii) to the extent expensed, the fair market value of DynCorp Capital Stock which is common stock contributed to the ESOP, minus (iii) the amount of principal payments made pursuant to third party ESOP-related financing agreements, all determined on a consolidated basis in accordance with GAAP.

                  "Non Pro Rata Loan" is defined in Section 3.02(b)(v).

                  "Note" means a promissory note in the applicable form attached hereto as Exhibit B payable to a Lender, evidencing the Revolving Loans, Term A Loans, Term B Loans, or Swing Loans, as applicable, made by such Lender and executed by the Borrowers as required by Section 3.03(a), as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor; "Notes" means, collectively, all of such Notes outstanding at any given time.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit C attached hereto and made a part hereof.

                  "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to
Section 4.01(c).

                  "Obligations" means all Loans, advances (including, without limitation, Protective Advances), debts, liabilities, obligations, covenants and duties owing by either Borrower to the Administrative Agent, any Lender, any Affiliate of the Administrative Agent or any Lender, or any Person entitled to indemnification pursuant to Section 14.03 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under any Hedge Agreement, this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to either Borrower under any Hedge Agreement, this Agreement or any other Loan Document.

                  "Officer's Certificate" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman or vice-chairman of its board of directors or its president, any of its vice-presidents, its chief financial officer, its treasurer, or its assistant treasurer.

                  "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

                  "Organizational Documents" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

                  "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. ss.ss. 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

                  "Permits" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Equity Securities Options" means the subscriptions, options, warrants, rights, convertible securities and other agreements or commitments relating to the issuance of equity Securities of DynCorp or any Subsidiary of DynCorp identified as such on Schedule 1.01.4.

                  "Permitted Existing Indebtedness" means the Indebtedness of the Borrowers and their Subsidiaries identified as such on Schedule 1.01.5.

                  "Permitted  Existing   Investments"  means  those  Investments
identified as such on Schedule 1.01.6 and those Investments in Subsidiaries and joint ventures of DynCorp and its Subsidiaries identified on Schedule 6.01-C.

                  "Permitted Existing Liens" means the Liens on assets of the Borrowers or any of their Subsidiaries identified as such on Schedule 1.01.7.

                  "Permitted Joint Ventures" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person) if (i) no Affiliate of the Borrowers has an Investment in such Person, (ii) such Person is engaged in the same or a similar line of business as DynCorp and its Subsidiaries were engaged in on the date of this Agreement (or any reasonable extensions or expansions thereof or any business ancillary thereto or supportive thereof), (iii) DynCorp and/or any of its Subsidiaries at all times owns at least 25% of the total outstanding shares of Capital Stock or other equity Securities of such Person entitled to participate in distributions in respect of the earnings, sale or liquidation of such Person, (iv) such joint venture is a "Permitted Joint Venture" under the terms of the Senior Subordinated Notes Indenture, and (v) no default with respect to any Indebtedness of such Person or any Subsidiary of such Person (including any right which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of DynCorp or its Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity.

                  "Person" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

                  "Plan" means an employee benefit plan defined in Section 3(3) of ERISA (other than a Foreign Employee Benefit Plan) (i) in respect of which a Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or a Borrower or any ERISA Affiliate has assumed any liability and (ii) which is not a Foreign Employee Benefit Plan.

                  "Potential Event of Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                  "Process Agent" is defined in Section 14.17(a)(i).

                  "Pro Forma Balance Sheet" means the pro forma opening consolidated and consolidating balance sheet of DynCorp and its Subsidiaries attached hereto as Exhibit E, dated the Closing Date, prepared by DynCorp in accordance with GAAP and confirmed by Arthur Andersen LLP, and giving effect to the Acquisition, issuance of the Mezzanine Notes, and extensions of credit contemplated by this Agreement.

                  "Projections" means the consolidated financial projections (including, without limitation, capital expenditure budget) for DynCorp and its Subsidiaries and related assumptions, prepared by DynCorp, dated as of the Closing Date and attached hereto as Exhibit F.

                  "Property" means any Real Property or personal property, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by either Borrower or any Subsidiary of either Borrower, as applicable, (including any surface water thereon, and soil and groundwater thereunder).

                  "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the aggregate amount of such Lender's Revolving Credit Commitment, outstanding Term A Loan and outstanding Term B Loan (as each may be adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Revolving Credit Commitments (notwithstanding the termination of any such Revolving Credit Commitments), all outstanding Term A Loans and Term B Loans.

                  "Protective Advance" is defined in Section 12.09(a).

                  "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of DynCorp pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

                  "Qualified Capital Stock" means any Capital Stock which is not, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Obligations.

                  "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

                  "Real Property" means, with respect to any Person, all of such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land,
(ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

                  "Receivables" means, with respect to any Person, all of such Person's present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts, and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance,
(iii) any of the foregoing which are not evidenced by instruments or chattel paper, (iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which such Person is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Person, (vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and (viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit.

                  "Receivables Purchase Documents" means, collectively, (i) those certain Sale and Purchase Agreements dated or or after April 18, 1997 between Dyn Funding and the sellers identified on Schedule 1.01.8 attached hereto pursuant to which such sellers have sold certain of their accounts to Dyn Funding, (ii) that certain Servicing Agreement dated as of April 18, 1997 among the Borrower, as servicer, Dyn Funding, as issuer, and Bankers Trust Company, as trustee, (iii) collectively, the DynCorp Trade Receivables Master Indenture dated April 18, 1997 between Dyn Funding, as issuer, and Bankers Trust Company, as trustee, relating to the Securitization Program and Series Supplements thereto, including, without limitation, the Series 1997-1 Supplement dated April 18, 1997 to DynCorp Trade Receivables Master Indenture dated April 18, 1997 between Dyn Funding, as issuer, and Bankers Trust Company, as trustee, and (iv) the instruments and documents executed and delivered in connection therewith.

                  "Refinanced Indebtedness" means, collectively, (i) all Indebtedness of DynCorp outstanding under that certain Second Amended and Restated Credit Agreement dated as of May 15, 1997 agented by Citicorp North America, Inc., (ii) all Indebtedness of Dyn Funding outstanding under the 7.486% Fixed Rate Contract Receivable Collateralized Notes Series 1997-1 Class A issued April 18, 1997 and the Receivables Purchase Documents related thereto, and (iii) all Indebtedness of Dyn Funding outstanding under the Floating Rate Contract Receivable Collateralized Notes Series 1997-1 Class B issued April 18, 1997 and the Receivables Purchase Documents related thereto.

                  "Register" is defined in Section 14.01(c).

                  "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

                  "Regulation T" means Regulation T of the Federal Reserve Board as in effect from time to time.

                  "Regulation U" means Regulation U of the Federal Reserve Board as in effect from time to time.

                  "Regulation X" means Regulation X of the Federal Reserve Board as in effect from time to time.

                  "Reimbursement Date" is defined in Section 2.07(d)(i)(A).

                  "Reimbursement Obligations" means the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

                  "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                  "Reportable  Event"  means  any of  the  events  described  in
Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time other than an event for which the thirty (30) day notice requirement has been waived by the PBGC.

                  "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or and Environmental, Health or Safety Requirement of Law.

                  "Requisite Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%) ; provided, however, that, in the event any Lender shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "Requisite Lenders" shall be determined based on those Lenders which have not failed to fund their respective Pro Rata Shares of such Loans and such Lenders whose failure to fund has/have been cured.

                  "Requisite Tranche Lenders" means, collectively, (i) Revolving Lenders whose Revolving Loan Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%), (ii) Term A Lenders whose Term A Loan Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%), and (iii) Term B Lenders whose Term B Loan Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%).

                  "Responsible Officer" means any of the president and chief executive officer, executive vice presidents, senior vice presidents, general counsel, and Financial Officers of the Borrowers or either of them.

                  "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of DynCorp or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity Securities of DynCorp or any of its Subsidiaries now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of DynCorp or any of its Subsidiaries now or hereafter outstanding.

                  "Revolving Credit Availability" means, at any particular time, the amount by which the Revolving Credit Commitments at such time exceeds the Revolving Credit Obligations at such time.

                  "Revolving Credit Commitment" means, with respect to any Lender, the obligation of such Lender to make Loans pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on Schedule 1.01.9 attached hereto and made a part hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Credit Commitments" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall be $90,000,000, as reduced from time to time pursuant to
Section 3.01.

                  "Revolving Credit Obligations" means, at any particular time, the sum of (i) the aggregate amount of the outstanding principal amount of the Revolving Loans at such time plus (ii) the Letter of Credit Obligations at such time plus (iii) the outstanding principal amount of the Swing Loans at such time.

                  "Revolving Credit Termination Date" means the earliest to occur of (i) December 9, 2004 (or, if not a Business Day, the next preceding Business Day), (ii) the date of termination of the Revolving Credit Commitments pursuant to the terms of this Agreement, and (iii) the date of acceleration of the Obligations pursuant to Section 11.02.

                  "Revolving Lenders" means, collectively, those Lenders having a Revolving Credit Commitment; and "Revolving Lender" means one of the Revolving Lenders, individually.

                  "Revolving Loan" and "Revolving Loans" are defined in Section 2.01(a).

                  "Revolving Loan Pro Rata Share" means, with respect to any Revolving Lender, the percentage obtained by dividing (i) the amount of such Revolving Lender's Revolving Credit Commitment (as the same may be adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Revolving Lender is a party) by (ii) the aggregate amount of all of the Revolving Credit Commitments (notwithstanding the termination of any such Revolving Credit Commitments).

                  "SARP" means the DynCorp Savings and Retirement Plan, amended and restated as of January 1, 1989.

                  "SARP Documents" means the SARP and related trust agreement dated September 1, 1998 between DynCorp and T. Rowe Price Trust Company, as they may be amended, supplemented or otherwise modified from time to time as permtited under the terms of this Agreement.

                  "Securities" means any Capital Stock, shares, voting trust certificates, limited partnership certificates, limited liability ownership interests or units, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, and investment property commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Securitization Program" means the financing transactions set forth in the Receivables Purchase Documents.

                  "Senior Funded Debt" means Indebtedness of the Borrowers evidenced by the Notes and the Reimbursement Obligations.

                  "Senior Subordinated Notes" means the senior subordinated notes issued by DynCorp under the Senior Subordinated Notes Indenture.

                  "Senior Subordinated Notes Indenture" means the Indenture dated as of March 17, 1997 between DynCorp, as issuer, and United States Trust Company of New York, as trustee, relating to the 9.5% Senior Subordinated Notes due 2007 and Series B 9.5% Senior Subordinated Notes due 2007, in the original aggregate face amount of up to $150,000,000, of which amount $100,000,000 was issued on March 17, 1997.

                  "Solvent", when used with respect to any Person, means that at the time of determination:

                  (i) the Fair  Market  Value of its  assets is in excess of the
         total  amount  of  its  liabilities  (including,   without  limitation,
         contingent liabilities); and

                  (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                  (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                  (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                  "Standby Letter of Credit" means any letter of credit issued for the account of either Borrower or any Subsidiary of either Borrower which is not a Commercial Letter of Credit.

                  "Subsidiary" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such entity are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

                  "Swing Lender" means Citicorp.

                  "Swing Loan" is defined in Section 2.03(a).

                  "Swing Loan Availability" is defined in Section 2.03(a).

                  "Swing Loan Subfacility" means, at any time, an amount equal to $10,000,000.

                  "Taxes" is defined in Section 13.01(a).

                  "Term Lender" means, collectively, the Term A Lenders and Term B Lenders; and "Term Lender" means one of the Term Lenders, individually.

                  "Term Loans" means, collectively, the Term A Loans and Term B Loans; and "Term Loan" means one of the Term Loans, individually.

                  "Term Loan Pro Rata Share" means, with respect to any Term Lender, the percentage obtained by dividing (i) the outstanding principal amount of the Term Loan(s) payable to such Lender by (ii) the aggregate outstanding principal amount of all Term Loans.

                  "Term A Lenders" means, collectively, those Lenders (i) having a Term A Loan Commitment on the Closing Date and (ii) having an outstanding Term A Loan from and after the Closing Date; and "Term A Lender" means one of the Term A Lenders, individually.

                "Term A Loan" and "Term A Loans" are defined in Section 2.02(a).

                  "Term A Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make a Term A Loan pursuant to the terms and conditions of this Agreement on the Closing Date in an amount which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term A Loan Commitment" on Schedule 1.01.9 , and "Term A Loan Commitments" means the aggregate principal amount of the Term A Loan Commitments of all Term Lenders, the maximum amount of which shall be $100,000,000.

                  "Term A Loan Pro Rata Share" means, with respect to any Term A Lender, the percentage obtained by dividing (i) the outstanding principal amount of the Term A Loan payable to such Lender by (ii) the aggregate outstanding principal amount of all Term A Loans.

                  "Term A Loan Termination Date" means the earlier of (i) December 9, 2004 and (ii) the date of acceleration of the Obligations pursuant to Section 11.02.

                  "Term B Lenders" means, collectively, those Lenders (i) having a Term B Loan Commitment on the Closing Date and (ii) having an outstanding Term B Loan from and after the Closing Date; and "Term B Lender" means one of the Term B Lenders, individually.

                 Term B Loan" and "Term B Loans" are defined in Section 2.02(b).

                  "Term B Loan Commitment" means, with respect to any Lender, the obligation of such Lender to make a Term B Loan pursuant to the terms and conditions of this Agreement on the Closing Date in an amount which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Term B Loan Commitment" on Schedule 1.01.9 , and "Term B Loan Commitments" means the aggregate principal amount of the Term B Loan Commitments of all Term Lenders, the maximum amount of which shall be $100,000,000.

                  "Term B Loan Pro Rata Share" means, with respect to any Term B Lender, the percentage obtained by dividing (i) the outstanding principal amount of the Term B Loan payable to such Lender by (ii) the aggregate outstanding principal amount of all Term B Loans.

                  "Term B Loan Termination Date" means the earlier of (i) December 9, 2006 and (ii) the date of acceleration of the Obligations pursuant to Section 11.02.

                  "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of a Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on a Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; or (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan.

                  "Transaction Costs" means the fees, costs and expenses payable by the Borrowers in connection with the execution, delivery and performance of the Transaction Documents.

                  "Transaction Documents" means the Loan Documents, the Acquisition Documents and the Mezzanine Documents.

                  "Trigger  Event" means the occurrence of any of the following:
(i) the occurrence of an Event of Default under Section 11.01 (a) or (ii) the failure by the Borrowers to comply with any covenant included in Article X; provided that the same shall have continued for a period in excess of ten (10) Business Days after the occurrence thereof.

                  "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

                  "Unused Commitment Fee" is defined in Section 4.03(b).

                  "Wholly-Owned Subsidiary" means (i) a corporation (a) one hundred percent (100%) of the Capital Stock of which is owned by DynCorp and/or any Wholly-Owned Subsidiary of DynCorp or (b) greater than ninety-eight percent (98%) of the Capital Stock of which is owned by DynCorp or any Wholly-Owned Subsidiary of DynCorp and the remainder of which Capital Stock is owned by a nominee of DynCorp or such Wholly-Owned Subsidiary solely to comply with the Requirements of Law of the jurisdiction governing such corporation's organization and existence and (ii) a limited liability company one hundred percent (100%) of the equity Securities of which are owned by DynCorp and/or any Wholly-Owned Subsidiary of DynCorp.

1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period; provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month and further provided that Fiscal Months and Fiscal Quarters for DynCorp and its Subsidiaries, respectively, shall end on the dates set forth in Schedule 1.01.2 for such Persons. 1.03. Accounting Terms. Subject to Section 14.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. 1.04. Other Terms. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.






                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS
                              AND LETTERS OF CREDIT

2.01. Revolving Loans. (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Revolving Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed such Lender's Revolving Loan Pro Rata Share of the Revolving Credit Availability at such time. All Loans comprising the same Borrowing under this Agreement shall be made by the Revolving Lenders simultaneously and proportionately to their then respective Revolving Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrowers may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this
Section 2.01(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date; provided, however, the Borrowers shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans to the extent necessary to reduce the aggregate outstanding principal amount of the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as in effect from time to time.

                  (b) Making of Revolving Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.04 (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Revolving Lender by telecopy, or other similar form of transmission, of the proposed Borrowing. Each Revolving Lender shall deposit an amount equal to its Revolving Loan Pro Rata Share of the amount requested by the Borrowers to be made as Revolving Loans with the Administrative Agent at its office in New York, New York, in immediately available funds, (A) on the Closing Date with respect to the Borrowing of Revolving Loans on such date specified in the initial Notice of Borrowing and
(B) not later than 12:00 noon (New York time) on any other Funding Date for Revolving Loans. Subject to the fulfillment of the conditions precedent set forth in Section 5.01 or Section 5.02, as applicable, the Administrative Agent shall promptly make the proceeds of such amounts received by it available to the Borrowers at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and shall promptly deposit such proceeds to the Borrowers' disbursement Account No. 4067-7374 at Citibank. The failure of any Revolving Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Revolving Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. In the event the conditions precedent set forth in Section 5.01 or 5.02, as applicable, are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Revolving Lender to such Revolving Lender.

                  (ii) Unless the Administrative Agent shall have been notified by any Revolving Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date therefor, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrowers on the applicable Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrowers by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Revolving Lender on or prior to the applicable Funding Date, such Revolving Lender agrees to pay, and in addition the Borrowers, jointly and severally, agree to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of the Borrowers, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first three (3) Business Days, and thereafter at the interest rate applicable to such Borrowing. If such Revolving Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrowers such corresponding amount. This
Section 2.01(b)(ii) does not relieve any Revolving Lender of its obligation to make its Revolving Loan on any applicable Funding Date or prejudice any rights the Borrowers may have against such defaulting Lender.

                  (c) Revolving Credit Termination Date. The Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date. All outstanding Revolving Credit Obligations shall be paid in full on the Revolving Credit Termination Date.

                  (d) Maximum Revolving Credit Facility. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal Revolving Credit Obligations exceed the amount of the Revolving Credit Commitments in effect from time to time, as reduced by the amount of each permanent reduction of the Revolving Credit Commitments made pursuant to Section 3.01.


2.02. Term Loans. (a) Term A Loans. (i) Amount of Term A Loans. Subject to the terms and conditions set forth in this Agreement, each Term A Lender hereby severally and not jointly agrees to make a Term A Loan, in Dollars, (each such Loan, individually, a "Term A Loan" and, collectively, the "Term A Loans") to the Borrowers on the Closing Date in the principal amount equal to its respective Term A Loan Commitment, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Term A Loan hereunder nor shall the Term A Loan Commitment of any Term A Lender be increased or decreased as a result of any such failure.

                  (ii) Repayment of Term A Loans. The outstanding balance of the Term A Loans shall be repaid in sixteen (16) equal quarterly installments each in the aggregate amount of $6,250,000 on the last day of each February, May, August and November commencing on the last day of February, 2001 and ending on August 31, 2004, with the final installment due and payable on December 9, 2004, unless the Term A Loan Termination Date occurs prior to any such date, in which case all outstanding Term A Loans shall be due and payable on the Term A Loan Termination Date.

                  (b) Term B Loans. (i) Amount of Term B Loans. Subject to the terms and conditions set forth in this Agreement, each Term B Lender hereby severally and not jointly agrees to make a Term B Loan, in Dollars, (each such Loan, individually, a "Term B Loan" and, collectively, the "Term B Loans") to the Borrowers on the Closing Date in the principal amount equal to its respective Term B Loan Commitment, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Term B Loan hereunder nor shall the Term B Loan Commitment of any Term B Lender be increased or decreased as a result of any such failure.

                  (ii) Repayment of Term B Loans. The outstanding balance of the Term B Loans shall be repaid in (A) twenty (20) equal quarterly installments, each in the aggregate amount of $250,000, on the last day of each February, May, August and November during the period commencing on the last day of February, 2000 and ending on November 30, 2004, and (B) eight (8) equal quarterly installments each in the aggregate amount of $11,875,000 on the last day of each February, May, August and November during the period commencing on the last day of February, 2005 and ending on August 31, 2006, with the final installment due and payable on December 9, 2006, unless the Term B Loan Termination Date occurs prior to any such date, in which case all outstanding Term B Loans shall be due and payable on the Term B Loan Termination Date.

                  (c) Making of Term A Loans and Term B Loans. (i) Promptly after receipt of the Notice of Borrowing delivered on the Closing Date under
Section 2.04, the Administrative Agent shall notify each Term Lender thereof and each Term A Lender shall deposit an amount equal to its Term A Loan Commitment and each Term B Lender shall deposit an amount equal to its Term B Loan Commitment with the Administrative Agent at its office in New York, New York, in immediately available funds on the Closing Date. Subject to the fulfillment of the conditions precedent set forth in Section 5.01 or Section 5.02, as applicable, the Administrative Agent shall promptly make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on the Closing Date and shall promptly deposit such proceeds to the Borrowers' disbursement Account No. 4067-7374 at Citibank. The failure of any Term A Lender or Term B Lender to deposit the amount described above with the Administrative Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Loans on the Closing Date. In the event the conditions precedent set forth in Section 5.01 or 5.02, as applicable, are not fulfilled as of the Closing Date, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Term A Lender and Term B Lender to such Lender.

                  (d) Voluntary and Mandatory Prepayments. In addition to the scheduled payments on the Term A Loans and Term B Loans set forth above, the Borrowers may make voluntary prepayments as and when described in Section 3.01(a) and shall make the mandatory prepayments required in Section 3.01(b), for credit against such scheduled payments on the Term A Loans and Term B Loans pursuant to the provisions of Section 3.01(a) or (b), as applicable.


2.03. Swing Loans. (a) Amount. Subject to the terms and conditions set forth in this Agreement, the Swing Lender, in its sole discretion, may from time to time after the Closing Date make loans to the Borrowers solely for the Swing Lender's own account (the "Swing Loans") up to an aggregate principal amount outstanding at any one time equal to the lesser of (i) the Swing Loan Subfacility and (ii) the Revolving Credit Commitments then in effect minus the Revolving Credit
Obligations (such lesser amount being referred to as the "Swing Loan Availability"); provided that, after giving effect to such Swing Loans, the Revolving Credit Availability is no less than zero (0). All Swing Loans shall be Base Rate Loans and be payable, together with accrued interest thereon, on the Swing Lender's demand therefor.

                  (b) Making of Swing Loans. The Swing Lender shall have no duty to make or to continue to make Swing Loans at any time. In the event the Swing Lender determines to make any Swing Loan after Borrowers' request therefor, the Swing Lender shall make the proceeds of such Swing Loan available to the Borrowers at the Administrative Agent's office in New York, New York and shall disburse such proceeds in accordance with the Borrowers' disbursement instructions set forth in the applicable Notice of Borrowing. The Swing Lender shall not make any Swing Loan at any time if the Swing Lender shall have received a written notice from any Lender or shall otherwise have actual knowledge before funding such Swing Loan that one or more of the conditions precedent set forth in Section 5.02 will not be satisfied on the proposed Funding Date for such Swing Loan, but the Swing Lender shall not otherwise be required to take any action to determine that the conditions precedent set forth in Section 5.02 have been satisfied prior to making any Swing Loan.

                  (c) Repayment of Swing Loans. From time to time when Swing Loans are outstanding, the Swing Lender shall, at its discretion, notify the Administrative Agent of its request for repayment thereof, whereupon the Administrative Agent shall notify the Revolving Lenders of such request as set forth below. On the proposed purchase date set forth in such notice, and on the Revolving Credit Termination Date, each Revolving Lender shall irrevocably and unconditionally purchase from the Swing Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan to the extent of such Revolving Lenders Revolving Loan Pro Rata Share thereof. The aforesaid request by the Swing Lender shall be made by written notice to the Administrative Agent (which shall be delivered by facsimile transmission) or telephone to the Administrative Agent (with written confirmation thereof by facsimile transmission), which notice shall specify a proposed purchase date and be delivered to the Administrative Agent no later than 12:00 noon at least one (1) Business Day in advance of such proposed purchase date. Promptly after receipt of such notice, the Administrative Agent shall notify the Revolving Lenders of the requested purchase and each Revolving Lender shall deposit an amount equal to its Revolving Loan Pro Rata Share of the applicable Swing Loan with the Administrative Agent at its office in New York, New York, in immediately available funds not later than 1:00 p.m. (New York time) on the proposed purchase date. The Administrative Agent shall thereupon (regardless of whether the conditions precedent set forth in Section 5.02 are then satisfied) remit such amount to the Swing Lender in immediately available funds. If such amount is not made available by any Revolving Lender to the Administrative Agent for remittance to the Swing Lender as described above, the Swing Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with accrued interest thereon, for each day from the date of demand, at the Federal Funds Rate for the first three (3) days following the date such amount was due and thereafter at the Base Rate. The failure of any Revolving Lender to pay such amount to the Swing Lender shall not relieve any other Revolving Lender of its obligation to make the payment to be made by it. Upon the purchase of a Revolving Lender of a participation in any Swing Loan pursuant to this Section 2.03(c), such Revolving Lender shall be deemed to have made a Revolving Loan in the amount of such participation, and such Swing Loan shall be deemed to have been repaid in such amount. Notwithstanding anything to the contrary in this
Section 2.03(c), Borrower shall, whether or not the Swing Lender shall have made demand therefor, on the Revolving Credit Termination Date, repay in full the principal amount of the Swing Loans then outstanding together with interest thereon.

                  (d) Use of Proceeds of Swing Loans. The proceeds of the Swing Loans may be used solely for working capital in the ordinary course of business of the Borrowers and their Subsidiaries.


2.04. Notice of Borrowing. When the Borrowers desire to make a Borrowing hereunder, they shall deliver to the Administrative Agent a Notice of Borrowing, signed by them, (i) on the Closing Date, in the case of a Borrowing of Revolving Loans, Term A Loans and Term B Loans on the Closing Date, and (ii) no later than 11:00 a.m. (New York time) (A) on the Funding Date therefor, in the case of a Borrowing of Revolving Loans or which are Base Rate Loans after the Closing Date and (B) at least three (3) Business Days in advance of the proposed Funding Date therefor, in the case of a Borrowing of Revolving Loans which are Eurodollar Rate Loans after the Closing Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing of Revolving Loans and, on the Closing Date, of Term A Loans and Term B Loans, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, and (vi) instructions for the disbursement of the proceeds of the proposed Borrowing. All Loans made on the Closing Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in Section 4.01(c) and subject to the conditions therein set forth and in Section 4.02. In lieu of delivering such a Notice of Borrowing (except with respect to the Borrowings on the Closing Date), the Borrowers may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.04, if the Borrowers confirm such notice by delivery of the required Notice of Borrowing to the Administrative Agent by facsimile transmission promptly, but in no event later than 2:00 p.m. (New York time) on the same day, the original of which  facsimile  copy shall be delivered to the Administrative Agent within three (3) days after the date of such transmission. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.04 shall be irrevocable. Notwithstanding the foregoing, in the event a Notice of Borrowing is delivered to the Administrative Agent after 11:00 a.m. (New York time) but by 3:00 p.m. (New York time) on any specified Funding Date after the Closing Date, the Swing Lender shall have the option to make a Swing Loan to fund the requested Borrowing, subject to the limitations set forth in Section 2.03(a). 2.05. Authorized Officers and Agents. On the Closing Date, the Borrowers shall deliver, and from time to time thereafter the Borrowers may deliver, to the Administrative Agent an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit, and to request a conversion/continuation of any Loan, in each instance containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrowers in respect of all other matters relating to the Loan Documents. The Administrative Agent and Lenders shall be entitled to rely conclusively on such officer's, employee's, or agent's authority to request such Loan or such conversion/continuation until the Administrative Agent and Lenders receive written notice to the contrary. None of the Administrative Agent or the Lenders shall have any duty to verify the authenticity of the signature appearing on any such Officer's Certificate, written Notice of Borrowing or Notice of Conversion/Continuation, or any other document, and, with respect to an oral request for such a Loan or such conversion/continuation, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrowers. Neither the Administrative Agent nor any Lender shall incur any liability to either Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or such Lender believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrowers. 2.06. Use of Proceeds of Loans. The proceeds of the Loans (a) made on the Closing Date shall be used to facilitate the Acquisition, pay Transaction Costs, repay and replace the Refinanced Indebtedness, and for working capital in the ordinary course of the respective businesses of the Borrowers and their Subsidiaries and for other lawful general corporate purposes of the Borrowers and their Subsidiaries not prohibited hereunder and (b) made after the Closing Date shall be used for working capital and capital expenditures in the ordinary course of the respective businesses of the Borrowers and their Subsidiaries or for other lawful general corporate purposes of the Borrowers and their Subsidiaries not prohibited hereunder.

2.07. Letters of Credit. Subject to the terms and conditions set forth in this Agreement, the Issuing Bank hereby agrees to issue for the account of the Borrowers, or for the account of any Subsidiary of a Borrower if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such Letter of Credit, one or more Letters of Credit, subject to the following provisions:

                  (a) Types and Amounts. The Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

                  (i) if the aggregate Letter of Credit Obligations with respect to the Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Issuing Bank;

                  (ii) if the Issuing Bank receives written notice from the Administrative Agent at or before 11:00 a.m. (New York time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (1) the Letter of Credit Obligations at such time would exceed $25,000,000 or (2) the Revolving Credit Obligations at such time would exceed the Revolving Credit Commitments at such time, or (B) one or more of the conditions precedent contained in Sections 5.01 or 5.02, as applicable, would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Bank by the Administrative Agent (and the Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 5.01 or 5.02, as applicable, have been satisfied);

                  (iii) after the 30th day prior to the scheduled Revolving Credit Termination Date or which has an expiration date later than the earlier to occur of (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the date sixty (60) days after the scheduled Revolving Credit Termination Date;

                  (iv) which is in a currency other than Dollars unless otherwise agreed by the Issuing Bank and Administrative Agent and provision satisfactory to the Issuing Bank and Revolving Lenders is made for the Borrowers to bear the risk of currency fluctuations; or

                  (v) which is at a tenor other than at sight.

                  (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 5.01 and 5.02, as applicable, the obligation of the Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

                  (i) if the Issuing Bank so requests, the Borrowers or, in the case of Letters of Credit issued for the account of any Subsidiary of a Borrower, the Borrowers and such Subsidiary shall have executed and delivered to the Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

                  (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

                  (c) Issuance of Letters of Credit. (i) The Borrowers shall give the Issuing Bank and the Administrative Agent written notice that it requests the Issuing Bank to issue a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Such notice shall be irrevocable unless and until such request is denied by the Issuing Bank or the Issuing Bank receives written notice from the Borrowers to hold, cancel or amend the proposed Letter of Credit prior to the issuance thereof and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) that such Letter of Credit is solely for the account of the Borrowers or the name of the Subsidiary of a Borrower which is jointly and severally applying for such Letter of Credit, (C) the stated amount of the Letter of Credit requested, (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (E) the date on which such Letter of Credit is to expire (which, except to the extent otherwise provided in Section 2.07(a)(iii), shall be a Business Day), (F) the Person for whose benefit such Letter of Credit is to be issued, (G) other relevant terms of such Letter of Credit, (H) the Revolving Credit Commitments at such time, and
(I) the amount of the then outstanding Letter of Credit Obligations. The Issuing Bank shall notify the Administrative Agent immediately upon receipt of a written notice from the Borrowers requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Administrative Agent's request therefor, send a copy of such notice to the Administrative Agent.

                  (ii) The Issuing Bank shall give (A) the Revolving Lenders written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit and (B) promptly after issuance thereof, provide the Administrative Agent and the Borrowers with a copy of each Letter of Credit issued and each amendment thereto.

                  (d)      Reimbursement Obligations; Duties of the Issuing
Bank.
                  (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

                  (A) the Borrowers shall reimburse, or cause the Subsidiary for whose account a Letter of Credit is issued to reimburse, the Issuing Bank for amounts drawn under such Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is one (1) Business Day after the Borrowers receive written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank;

                  (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 4.01(a) from the date of the relevant payment under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with
         Section 4.01(d); and

                  (C) the Issuing Bank may, at its option, honor a drawing under any Letter of Credit by paying the amount of such drawing to the beneficiary thereunder in cash.

                  (ii) The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrowers or applicable Subsidiary on account of a Reimbursement Obligation (which notice the Administrative Agent shall promptly transmit by tested telex, tested cable, authenticated SWIFT message, telecopy or similar transmission to each Revolving Lender).

                (iii) No action taken or omitted in good faith by the Issuing Bank under or in connection with any Letter of Credit shall put the Issuing Bank under any resulting liability to any Revolving Lender, the Borrowers or any of their Subsidiaries except for actions taken or omitted resulting from gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction, or, so long as it is not issued in violation of Section 2.07(a), relieve any Revolving Lender of its obligations hereunder to the Issuing Bank. Solely as between the Issuing Bank and the Revolving Lenders, in determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Revolving Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

                  (e) Participations. (i) Immediately upon issuance by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 2.07, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Revolving Lender's Revolving Loan Pro Rata Share, including, without limitation, all obligations of the Borrowers with respect thereto (other than amounts owing to the Issuing Bank under Section 2.07(g)) and any security therefor and guaranty pertaining thereto.

                  (ii) If the Issuing Bank makes any payment under any Letter of Credit and the Borrower or the Subsidiary of the Borrower for whose account the Letter of Credit was issued does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Lender, and each Revolving Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Revolving Lender's Revolving Loan Pro Rata Share of such payment, and the Administrative Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for the Issuing Bank's account, pursuant to this Section 2.07(e). All amounts so paid to the Issuing Bank shall be deemed to constitute Loans. If a Revolving Lender does not make its Revolving Loan Pro Rata Share of the amount of such payment available to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first three (3) Business Days after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable to Base Rate Loans in accordance with Section 4.01(a). The failure of any Revolving
Lender to make available to the Administrative Agent for the account of the Issuing Bank its Revolving Loan Pro Rata Share of any such payment shall neither relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank such other Revolving Lender's Revolving Loan Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Revolving Lender to make such payment to the Administrative Agent.

                  (iii) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent has previously received payments from any Revolving Lender for the account of Issuing Bank pursuant to this Section 2.07(e), the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to such Revolving Lender an amount equal to such Revolving Lender's Revolving Loan Pro Rata Share thereof. Each such payment shall be made by the Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

                  (iv) Upon the request of any Revolving Lender, the Issuing Bank shall furnish such Revolving Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which the Issuing Bank is party and such other documentation as reasonably may be requested by such Revolving Lender.

                  (v) The obligations of a Revolving Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of the Issuing Bank, and shall be honored in accordance with this Article II (irrespective of the satisfaction of the conditions described in Sections 5.01 and 5.02, as applicable) under all circumstances, including, without limitation, any of the following circumstances:

                  (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (B) the existence of any claim, setoff, defense or other right which either Borrower or a Subsidiary of a Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Revolving Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

                  (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (E) any failure by the Issuing Bank to make any reports required pursuant to Section 2.07(h) or the inaccuracy of any such report; or

                  (F) the occurrence of any Event of Default or Potential Event of Default.

                  (f) Payment of Reimbursement Obligations; Provision of Cash Collateral. (i) The Borrowers unconditionally, and jointly and severally, agree to pay, or cause a Subsidiary for whose account a Letter of Credit is issued to pay, to the Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrowers or any such Subsidiary may have at any time against the Issuing Bank or any other Person.

                (ii) In the event any payment by the Borrowers or such Subsidiary received by the Issuing Bank with respect to a Letter of Credit and distributed by the Administrative Agent to the Revolving Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Revolving Lender which received such distribution shall, upon demand by the Issuing Bank, contribute such Revolving Lender's Revolving Loan Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank upon the amount required to be repaid by it.

                  (iii) The Borrowers unconditionally, and jointly and severally, agree to deliver to the Administrative Agent, on the Revolving Credit Termination Date, for the benefit of the Issuing Bank and Revolving Lenders, Cash Collateral in an amount equal to the sum of (A) one hundred three percent (103%) of the sum of the undrawn face amount of all Letters of Credit (1) outstanding (whether presented for payment or not) on the Revolving Credit Termination Date plus (2) which expired, undrawn, within the thirty (30) days immediately preceding the Revolving Credit Termination Date, plus (B) fees payable over the unexpired terms of such Letters of Credit, which cash Collateral with respect to a respective Letter of Credit shall be retained by the Administrative Agent until such Letter of Credit has expired or been paid and returned to the Issuing Bank. All Cash Collateral held by the Administrative Agent pursuant to this Section 2.07(f) shall be held by the Administrative Agent in a Cash Collateral Account and all interest earned on such Cash Collateral shall be the property of the Borrowers and shall be paid to the Borrowers quarterly on the date such Cash Collateral is no longer required hereunder which shall be the thirtieth (30th) day after the later to occur of (Y) the Revolving Credit Termination Date or (Z) the date on which no Letters of Credit remain outstanding.

                  (g) Issuing Bank Charges. The Borrowers jointly and severally agree to pay, or cause the Subsidiary for whose account a Letter of Credit is issued to pay, to the Issuing Bank, solely for its own account, the standard charges assessed by the Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrowers' or such Subsidiary's account, as applicable, as may be agreed upon prior to issuance of such Letters of Credit by the Borrowers and the Issuing Bank. In no event shall the Issuing Bank be relieved of its obligation to issue Letters of Credit in accordance with the terms of this Agreement based upon the Borrowers' not agreeing to any such other compensation in addition to the aforesaid standard charges.

                  (h) Issuing Bank Reporting Requirements. The Issuing Bank shall, (i) no later than 11:00 a.m. on the first Business Day following the last day of each calendar month, provide to the Administrative Agent, and (ii) promptly after receipt of a request therefor from the Borrowers or any Revolving Lender, provide to such requesting Person, separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each day in such calendar month and, to the extent not otherwise provided in accordance with the provisions of Section 2.07(c)(ii), any information requested by the Administrative Agent or the Borrowers relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

                  (i) Indemnification; Exoneration. (i) In addition to all other amounts payable to the Issuing Bank, the Borrowers hereby, jointly and severally, agree to defend, indemnify, and save the Administrative Agent, the Issuing Bank and each Revolving Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Administrative Agent, the Issuing Bank or such Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority. In no event shall the Issuing Bank be liable to the Borrowers or any Revolving Lender for consequential or special damages.

                (ii) As between the Borrowers and any of their Subsidiaries for whose account a Letter of Credit is issued on the one hand and the Administrative Agent, the Revolving Lenders and the Issuing Bank on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Issuing Bank and the Revolving Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Bank or the Revolving Lenders.

                (j) Transitional Provisions. Schedule 2.07-J contains a schedule of certain letters of credit issued prior to the Closing Date by Citibank for the account of DynCorp, a Guarantor, or another Subsidiary of DynCorp and the Borrowers hereby acknowledge and confirm that they are jointly and severally liable for reimbursement of amounts drawn thereunder. Such letters of credit shall be deemed to be Letters of Credit issued pursuant to this Agreement and shall be subject to the provisions hereof.

                (k) Obligations Several. The obligations of the Issuing Bank and each Revolving Lender under this Section 2.07 are several and not joint, and no Lender shall be responsible for the obligation of the Issuing Bank to issue Letters of Credit or for the obligation of any other Lender to participate in Letters of Credit hereunder.



                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

3.01.    Prepayments; Reductions in Revolving Credit Commitments.

                  (a) Voluntary Prepayments/Reductions. (i) Notice. The Borrowers may repay Loans, without prior written notice to the Administrative Agent or any Lender, at any time and from time to time; provided, however, Eurodollar Rate Loans may only be prepaid (A) in whole or in part on the expiration date of the then applicable Eurodollar Interest Period, upon at least three (3) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), and (B) otherwise upon payment of the amounts described in Section 13.05. Any notice of prepayment given to the Administrative Agent under this Section 3.01(a)(i) shall specify the Loans to be prepaid, the date (which shall be a Business Day) of prepayment, and the aggregate principal amount of the prepayment. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice.

                  (ii) Voluntary Revolving Credit Commitment Reductions. The Borrowers, upon at least three (3) Business Days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Revolving Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments; provided that the Borrowers shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced or terminated. Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Revolving Lender proportionately in accordance with its Revolving Loan Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this
Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.

                  (b) Mandatory Prepayments. (i) Revolving Loans. No later than the Business Day next succeeding any day when the Revolving Credit Obligations exceed the Revolving Credit Commitments then in effect, the Borrowers shall make or cause to be made a mandatory prepayment of the Revolving Credit Obligations in an amount equal to the amount of such excess as required pursuant to Section 2.01(a).

                  (ii) Net Cash Proceeds of Sale. On the date on which a Borrower or any Subsidiary of a Borrower receives Net Cash Proceeds of Sale, the Borrowers shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to such Net Cash Proceeds of Sale as exceeds $10,000,000, when combined with all other Net Cash Proceeds of Sale received after the Closing Date.

                  (iii) Net Cash Proceeds of Issuance of Equity Securities. On the date on which a Borrower or any Subsidiary of a Borrower receives Net Cash Proceeds of Issuance of Equity Securities, the Borrowers shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to fifty percent (50%) of such Net Cash Proceeds of Issuance of Equity Securities.

                  (iv) Net Cash Proceeds of Issuance of Debt Securities. On the date on which a Borrower or any Subsidiary of a Borrower receives Net Cash Proceeds of Issuance of Debt Securities, the Borrowers shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to such Net Cash Proceeds of Issuance of Debt Securities.

                  (v) Excess Cash Flow. On the date of delivery of the Financial Statements required to be delivered under Section 7.01(a) for each Fiscal Year after the Closing Date ending in 2000 and thereafter (which date, for purposes of this Section 3.01(b) shall not extend beyond the 100th day after the end of the Fiscal Year for which such Financial Statements are prepared without the prior written consent of all Lenders), the Borrowers shall make a mandatory prepayment of the Obligations in an amount equal to the then applicable Excess Cash Flow Percentage times the Excess Cash Flow for the Fiscal Year for which such Financial Statements are prepared.

                  (c) No Prepayment Fee. The prepayments and payments described in Section 3.01(a) may be made without premium or penalty (except as provided in Section 13.05). Designated Prepayments shall be made without premium or penalty (except as provided in Section 13.05); provided, however, that, in the event a Designated Prepayment which is to be applied to a Eurodollar Rate Loan becomes due and payable at a time when no Event of Default exists but on a date which is other than the last day of the Eurodollar Interest Period applicable thereto, the Lenders (i) hereby authorize the Administrative Agent to retain the amount of such Designated Prepayment delivered to it for application on such Eurodollar Rate Loan as Cash Collateral therefor until the last day of the Eurodollar Interest Period applicable thereto and to apply such amount to such Eurodollar Rate Loan only on such last day of such Eurodollar Interest Period and (ii) agree that Borrowers' delivery of the amount of such Designated Prepayment to the Administrative Agent as aforesaid shall be deemed to have complied with the requirements of Section 3.01(b), but interest shall continue to accrue on the principal amount thereof until the last day of such Eurodollar Interest Period. All Cash Collateral held by the Administrative Agent pursuant to this Section 3.01(c) shall be held by the Administrative Agent in a Cash Collateral Account and all interest earned on such Cash Collateral shall be the property of the Borrowers and shall be paid to the Borrowers quarterly.

                  (d) No Waiver or Consent. Nothing in Section 3.01(b) shall be construed to constitute the Lenders' consent to any transaction referenced in clauses (ii) or (iii) above which is not expressly permitted by Article IX.

                  (e) Notice. The Borrowers shall give the Administrative Agent prior written notice or telephonic notice promptly confirmed in writing (each of which the Administrative Agent shall promptly transmit to each Lender) when a Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Prepayment becomes due and payable pursuant to Section 3.01(b)).

                  (f)   Application   of  Designated   Prepayments.   Designated
Prepayments described in Section 3.01(b)(ii), (iii), (iv), and (v) shall be allocated and applied as follows:

                  (i) to the principal amount of the Loans outstanding on the date of such Designated Prepayment until paid in full (or collateralized by Cash Collateral as provided in Section 3.01(c)) in the following order:

                  first, pro rata, to the outstanding principal balances of the Term Loans, based on the respective Term Loan Pro Rata Shares of the Term Lenders and, in each case, pro rata to unpaid installments of the respective Term A Loans and Term B Loans as of the date of such prepayment, pro rata based on the amounts of the respective installments thereof, until paid in full;

                  second to the principal amount of the Revolving Loans outstanding on the date of such prepayment, pro rata based on the respective Revolving Loan Pro Rata Shares of the Revolving Lenders, until paid in full;

 and then

                  (ii) to the Reimbursement Obligations until paid in full.

In the event the amount of such Designated Prepayment exceeds the amount required to comply with clauses (i) and (ii) above, the amount by which the Designated Prepayment exceeds the required amount, shall be retained by the Borrowers. Notwithstanding the foregoing, provided that Term A Loans are then outstanding, each Term Loan B Lender shall have the right to elect, upon written notice of such election to the Administrative Agent delivered prior to the time such Designated Prepayment is due pursuant to Section 3.02(a), to waive application of such Designated Prepayment to its Term B Loan. In the event any Term B Lender(s) make such election as aforesaid, the amount of such Designated Prepayment that would otherwise be applied to such Term B Lender's Term B Loan shall be applied, pro rata, to the outstanding principal balances of the Term A Loans, based on the respective Term A Loan Pro Rata Shares of the Term A Lenders and then, in each case, pro rata to unpaid installments of the respective Term A Loans as of the date of such prepayment, based on the amounts of the respective installments thereof.

                  (g) Revolving Credit Commitment Reduction. On the date each Designated Prepayment described in clause (f) above is due and payable, the Revolving Credit Commitments shall be automatically and permanently reduced by the aggregate amount of such Designated Prepayment applied to principal of the Revolving Loans and Letter of Credit Obligations and held as Cash Collateral as described in clause (c) above in respect of Revolving Loans which are Eurodollar Rate Loans.


3.02. Payments. (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent or any Lender shall be made without condition or reservation of right, and, with respect to payments made other than from application of deposits in the Citibank Collection Account, in immediately available funds, delivered to the Administrative Agent not later than 1:00 p.m. (New York time) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent or the Lenders, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 1:00 p.m. (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof.

                  (b) Apportionment of Payments. (i) Subject to the provisions of Section 3.01 and Section 3.02(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Revolving Loan Pro Rata Shares, Term A Loan Pro Rata Shares, Term B Loan Pro Rata Shares, Hedge Pro Rata Shares, or otherwise as provided herein. Except as provided in Section 3.02(b)(ii) with respect to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied:

         (A) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Citicorp for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers,

         (B) second, to pay principal of and interest on any Protective Advance for which the Administrative Agent has not then been paid by the Borrowers or reimbursed by the Lenders,

         (C) third, to pay (1) the principal of the Loans and Obligations under Hedge Agreements then due and payable and (2) interest on the Loans and, if applicable, Obligations under Hedge Agreements, then due and payable; such payments of principal and interest to be applied, ratably, based on the then outstanding balances of the Loans and Obligations under Hedge Agreements and, with respect to Loans, in the order described hereinbelow,

         (D) fourth, to pay all other Obligations then due and payable, ratably, and

         (E) fifth, as the Borrowers so designate.

All such principal and interest payments in respect of Loans shall be applied first, to repay outstanding Revolving Loans, second to repay other outstanding Base Rate Loans, and then to repay outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

                  (ii) After the occurrence of an Event of Default and while the same is continuing, the Administrative Agent shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

         (A) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Citicorp for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

         (B) second, to pay principal of and interest on any Protective Advance for which the Administrative Agent has not then been paid by the Borrowers or reimbursed by the Lenders;

         (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

         (D) fourth, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;

         (E) fifth, to pay interest due in respect of the Loans, ratably, in accordance with the Lenders' respective Revolving Loan Pro Rata Shares, Term A Loan Pro Rata Shares, and Term B Loan Pro Rata Shares, as applicable;

         (F) sixth, to the ratable payment or prepayment of principal outstanding on all Loans, principal of and interest on Letter of Credit Obligations (or, to the extent Letter of Credit Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Obligations) and Obligations under Hedge Agreements, in accordance with the Lenders' respective Revolving Loan Pro Rata Shares, Term A Loan Pro Rata Shares, Term B Loan Pro Rata Shares, and Hedge Agreement Pro Rata Shares, as applicable;

         (G)      seventh, to the ratable payment of all other Obligations; and

         (H) eighth, as the Borrowers so designate.

Notwithstanding the foregoing, (i) in the event the Administrative Agent is holding Cash Collateral for Reimbursement Obligations, such Cash Collateral shall be applied to such Reimbursement Obligations immediately upon the occurrence of an Event of Default and (ii) in the event the Administrative Agent is holding Cash Collateral for Letter of Credit Obligations other than Reimbursement Obligations, such Cash Collateral shall be retained by the Administrative Agent until all Letters of Credit have expired (or otherwise been cancelled and returned to the Issuing Bank) undrawn or been drawn upon and the Reimbursement Obligations with respect thereto have been paid in full in cash. All Cash Collateral held by the Administrative Agent shall be held in a Cash Collateral Account and all interest thereon shall be the property of the Borrowers and shall be paid to the Borrowers quarterly. For purposes of clause F above, Obligations with respect to Hedge Agreements as to which an Affiliate of a Lender is a party shall be attributable to such Lender. The order of priority set forth in this Section 3.02(b) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, and other Holders as among themselves.

                  (iii) Upon the occurrence and during the continuance of an Event of Default under Section 11.01(a), the Administrative Agent, in its sole discretion subject only to the terms of this Section 3.02(b)(iii), may pay from the proceeds of Revolving Loans made to the Borrowers hereunder, following a deemed request by the Borrowers as provided in this Section 3.02(b)(iii), all amounts when due and payable by the Borrowers hereunder, including, without limitation, amounts due and payable with respect to payments of principal, interest, and fees and all reimbursements for expenses pursuant to Section
14.02. The Borrowers hereby irrevocably authorizes the Revolving Lenders to make Revolving Loans, which Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, and fees due from the Borrowers, reimbursing expenses pursuant to Section 14.02 and paying any and all other amounts due and payable by the Borrowers hereunder or under the Notes, and the Borrowers agree that all such Revolving Loans so made shall be deemed to have been requested by them pursuant to Section 2.01 as of the date of the aforementioned notice. The Administrative Agent shall request Revolving Loans on behalf of the Borrowers as described in the preceding sentence by notifying the Revolving Lenders by telecopy, telegram or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the Borrowers), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrowers' behalf pursuant to this
Section 3.02(b)(iii). On the proposed Funding Date for such Revolving Loan, the Revolving Lenders shall make the requested Revolving Loans in accordance with the procedures and subject to the conditions specified in Section 2.01.

                  (iv) Subject to Section 3.02(b)(v), the Administrative Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender or other Holder may request in writing, such funds as such Person may be entitled to receive; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Holder and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (v) In the event that any  Revolving  Lender fails to fund its
Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Revolving Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Revolving Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrowers and otherwise required to be applied to such Revolving Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrowers by the Administrative Agent on behalf of such Revolving Lender to cure, in full or in part, such failure by such Revolving Lender, but shall nevertheless be deemed to have been paid to such Revolving Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                  (A) the foregoing provisions of this Section 3.02(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Revolving Loans pursuant to Section 4.01(c);

                  (B) a Revolving Lender shall be deemed to have cured its failure to fund its Revolving Loan Pro Rata Share of any Revolving Loan at such time as an amount equal to such Revolving Lender's original Revolving Loan Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to the Borrowers, whether made by such Revolving Lender itself or by operation of the terms of this
         Section 3.02(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                  (C) amounts advanced to the Borrowers to cure, in full or in part, any such Revolving Lender's failure to fund its Revolving Loan Pro Rata Share of any Revolving Loan ("Cure Loans") shall bear interest at the rate applicable to the other Revolving Loans comprising such Borrowing and shall be treated as Revolving Loans comprising such Borrowing for all other purposes in this Agreement; and

                  (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrowers as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Revolving Loans which are Base Rate Loans shall be applied first, ratably to all such Base Rate Loans constituting Non Pro Rata Loans, second, ratably to such Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to such Base Rate Loans constituting Cure Loans.

                  (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrowers hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (except as set forth in Section 4.02(b)(iii) with respect to payments due on the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.


3.03.    Promise to Repay; Evidence of Indebtedness.

                  (a) Promise to Repay. The Borrowers hereby, jointly and severally, agree to pay when due the principal amount of each Loan which is made to them, and further, jointly and severally, agree to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrowers shall execute and deliver to each Lender, on the Closing Date, Notes evidencing the Loans made by such Lender hereunder and thereafter shall execute and deliver such other Notes as are necessary to evidence Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 14.01.

                  (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under its respective Note.

                  (c)  Control   Account.   The  Register   maintained   by  the
Administrative Agent pursuant to Section 14.01(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender's share thereof.

                  (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.


3.04. Collections and Collection Account Arrangements. (a) Establishment. From and after the date on which the Administrative Agent gives written notice to the Borrowers of the occurrence of a Trigger Event, all proceeds of Collateral shall be deposited by transfer, as and when set forth hereinbelow, from the depository accounts described in Section 8.08 maintained by the Borrowers and the
Guarantors to a deposit account at Citibank, N.A. designated by the Administrative Agent in such notice to the Borrowers (the "Citibank Collection Account"). Borrowers shall cause all proceeds of Collateral to be deposited in the aforesaid depository accounts subject to a Collection Account Agreement for subsequent transfer to the Citibank Collection Account from and after delivery of the aforesaid notice and such proceeds shall be deemed received by the Borrowers or applicable Guarantor and to have been received by the Borrowers or such Guarantor as the Administrative Agent's trustee. All amounts received by the Administrative Agent, whether through payment, deposit in the Citibank Collection Account as described above, or otherwise, will be the sole property of the Administrative Agent for the benefit of the Holders and will be (i) deemed received by the Administrative Agent for application to the Obligations then due and payable pursuant to Section 3.02 and (ii) thereafter held by the Administrative Agent, for the benefit of the Holders, as Cash Collateral for the Obligations, subject to the rights of the Borrowers set forth in Section 3.04(b) and the rights of the Administrative Agent set forth in Section 3.05.

                  (b) Pre-Default Withdrawals from Citibank Collection Account. The Borrowers shall have the right to direct disbursements from the Citibank Collection Account, so long as no Event of Default shall have occurred and be continuing or unwaived. Amounts on deposit in the Citibank Collection Account shall be invested in such Cash Equivalents as the Borrowers may select as more particularly described in Section 3.04(d).

                  (c) Reasonable Care. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Citibank Collection Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own like property, it being understood that the Administrative Agent shall not have any responsibility for taking any steps necessary to preserve rights against any parties with respect to any such funds but may do so at its option. In the event the Administrative Agent takes any such steps, it shall provide the Borrowers with prompt written notice thereof. All reasonable expenses incurred in connection therewith shall be for the sole account of the Borrowers and shall constitute Obligations hereunder.

                  (d) Investments. If requested by the Borrowers, the Administrative Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Citibank Collection Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as the Borrowers may select. Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided in Section 3.05, be deposited and held by the Administrative Agent in the Citibank Collection Account. Neither the Administrative Agent nor any Lender shall be liable to either Borrower for, or with respect to, any decline in value of amounts on deposit in the Citibank Collection Account which shall have been invested pursuant to this Section 3.04(d) at the direction of the Borrowers. Cash Equivalents from time to time purchased and held pursuant to this Section 3.04(d) shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Citibank Collection Account.

3.05. Post-Default Withdrawals from the Citibank Collection Account. Notwithstanding any other provision of this Agreement, unless the Borrowers shall have deposited with the Administrative Agent Cash Collateral in an amount equal to the Revolving Credit Commitments as of the time of such deposit, from and after the occurrence of an Event of Default and for so long as the same is continuing unwaived, neither Borrower and no other Person or entity claiming on behalf of or through a Borrower shall have any right to withdraw any of the funds held in the Citibank Collection Accounts other than funds in excess of the Obligations then due and payable. The Administrative Agent may, at any time after the occurrence and during the continuance of an Event of Default, (a) apply amounts on deposit in the Citibank Collection Account to payment of the outstanding Loans and other Obligations in accordance with Section 3.02(b)(ii) and (b) sell or cause to be sold any Cash Equivalents being held by the Administrative Agent in the Citibank Collection Account as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent or any Holder may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Administrative Agent shall apply the proceeds of any such sale, net of any reasonable expenses incurred in connection therewith, and any other funds deposited in the Citibank Collection Account to the payment of the Obligations in accordance with Section 3.02(b)(ii). Each Borrower agrees that any sale of Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and any requirements of reasonable notice shall be met if such notice is given by the Administrative Agent within a commercially reasonable time prior to such disposition, the time of delivery of which notice the parties hereto agree shall in no event be required to be greater than ten (10) Business Days before the date of the intended sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and such sale may, without further notice, be made at the time and place to which it was so adjourned.



                                   ARTICLE IV
                                INTEREST AND FEES


4.01. Interest on the Loans and other Obligations. (a) Rate of Interest. (i) All Loans shall bear interest on the unpaid principal amount thereof from the date such Loans are made until paid in full, except as otherwise provided in Section 4.01(d), as follows:

                  (A) If a Base Rate Loan, at a rate per annum equal to the sum of (1) the Base Rate, as in effect from time to time as interest accrues plus (2) the applicable Base Rate Margin; and

                  (B) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (1) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (2) the applicable Eurodollar Rate Margin.

                  (ii) The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrowers at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrowers may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if (A) such Loan is to be made on the Closing Date or (B) at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) upon conversion thereof to a Eurodollar Rate Loan, (C) upon the payment or prepayment thereof in full or in part and, if the subject Base Rate Loan is a Revolving Loan, a concurrent reduction in the Revolving Credit Commitments is made, and (D) if not theretofore paid in full, on the Revolving Credit Termination Date, Term A Loan Termination Date, or Term B Loan Termination Date, as applicable.

                  (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part, and
(C) if not theretofore paid in full, on the Revolving Credit Termination Date, the Term A Loan Termination Date, or Term B Loan Termination Date, as applicable.

                  (c) Conversion or Continuation. (i) The Borrowers shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 4.02 or (ii) if an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 4.01(c) shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

                  (ii) To convert or continue a Loan under Section 4.01(c)(i), the Borrowers shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrowers may give the Administrative Agent telephonic notice of any proposed conversion/continuation by the time required under this Section 4.01(c)(ii), and such notice shall be confirmed in writing delivered to the Administrative Agent by facsimile transmission promptly (but in no event later than 5:00 p.m. (New York time) on the same day), the original of which facsimile copy shall be delivered to the Administrative Agent within three (3) days after the date of such transmission. Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii) (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of
Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith.

                  (d) Default Interest. (i) Notwithstanding the rates of interest specified in Section 4.01(a), effective on the date of the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, (A) the principal balance of all Loans shall bear interest at a rate which is equal to the sum of (1) two percent (2.0%) per annum plus (2) the rate of interest otherwise applicable to such Loans from time to time and
(B) to the extent permitted by applicable law, the principal balance of all other Obligations shall bear interest at a per annum rate equal to the sum of
(1) the Base Rate, as in effect from time to time as interest accrues plus (2) the then applicable Base Rate Margin plus (3) two percent (2.00%) per annum; provided that, except in the case of an Event of Default arising under Section 11.01(a)(i) or Section 11.01(a)(ii), the Administrative Agent shall have given the Borrowers written notice of the provisions of this Section 4.01(d) becoming effective.

                  (ii) Interest accrued on the principal balance of all Obligations other than the Loans shall be payable in arrears (A) on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such day following the incurrence of such Obligation and
(B) upon payment of such Obligation in full or in part.

                  (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan. In computing interest on any other Obligation, the date of incurrence thereof shall be included and the date of payment thereof shall be excluded.


4.02. Special Provisions Governing Eurodollar Rate Loans. With respect to Eurodollar Rate Loans:

                  (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be for a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

                  (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.01(b) (with respect to a Borrowing of Eurodollar Rate Loans) or Section 4.01(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrowers shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrowers may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of, one or three months in duration;

                  (ii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) The Borrowers may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the scheduled Revolving Credit Termination Date; and

                  (v) There shall be no more than ten (10) Eurodollar Interest Periods in effect at any one time.

                  (c) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers.

                  (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

                  (i) the Administrative Agent is advised by Citibank that deposits in Dollars (in the applicable amounts) are not being offered by Citibank in the London interbank market for such Eurodollar Interest Period; or

                  (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

                  (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrowers, whereupon (until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrowers to the contrary.

                  (e) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under any provision of Article XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

                  (f) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.


4.03. Fees. (a) Letter of Credit Fees. In addition to any charges paid pursuant to Section 2.07(g), the Borrowers shall pay to the (i) Issuing Bank a fee (the "Fronting Fee") accruing during the period commencing on the date of issuance of such Letter of Credit and ending on the expiry date of such Letter of Credit equal to one-quarter of one percent (0.25%) of the undrawn face amount of each Letter of Credit and (ii) Administrative Agent, for the account of the Revolving Lenders based on their respective Revolving Loan Pro Rata Shares, a fee (the "Letter of Credit Fee") accruing during the period commencing on the date of issuance of such Letter of Credit and ending on (and including) the expiry date of such Letter of Credit at a per annum rate equal to the Eurodollar Rate Margin in effect from time to time minus one-quarter of one percent (0.25%) on the undrawn face amount of each outstanding Letter of Credit, which Fronting Fee and Letter of Credit Fee shall be payable quarterly, in arrears, on the first day of each calendar quarter for the immediately preceding calendar quarter and on the Revolving Credit Termination Date; provided that upon the occurrence of an Event of Default and for so long thereafter as such Event of Default shall be continuing unwaived, the rate at which the Fronting Fee and Letter of Credit Fee would otherwise accrue and be payable shall be increased by two percent (2.0%) per annum.

                  (b) Unused Commitment Fee. (i) The Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Revolving Loan Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at the rate of one-half of one percent (0.50%) per annum on the average daily amount by which the Revolving Credit Commitments exceed the Revolving Credit Obligations for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, such Unused Commitment Fee being payable
(A) quarterly, in arrears, on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first day of the calendar quarter next succeeding the Closing Date, and (B) on the Revolving Credit Termination Date.

                  (ii) Notwithstanding the foregoing, in the event that any Lender fails to fund its Revolving Loan Pro Rata Share of any Revolving Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Credit Commitment until such failure has been cured in accordance with Section 3.02(b)(v)(B) and (B) until such time, the Unused Commitment Fee shall accrue in favor of the Lenders which have funded their respective Revolving Loan Pro Rata Shares of such requested Revolving Loan, shall be allocated among such performing Lenders ratably based upon their relative Revolving Credit Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Credit Commitments of such performing Lenders exceeds the outstanding principal amount of the Revolving Credit Obligations owing to such performing Lenders.

                  (d) Other Fees. On the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders based on their respective Pro Rata Shares, the fees then due and payable in accordance with the terms of the Fee Letter.

                  (e) Calculation and Payment of Fees. The Unused Commitment Fee, Fronting Fee, and Letter of Credit Fee shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All of the fees described in this Section 4.03 shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations, shall be payable to the Administrative Agent at its office in New York, New York in immediately available funds, shall constitute Obligations, and shall be secured by the Collateral. All such fees shall be fully earned and nonrefundable when paid.


                                    ARTICLE V
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT


5.01. Conditions Precedent to the Initial Loans and Letters of Credit. The obligation of each Lender on the Closing Date to make any Loan requested to be made by it, and the obligation of the Issuing Bank on the Closing Date to issue any Letter of Credit requested to be issued by it, shall be subject to the satisfaction of all of the following conditions precedent:

                  (a) Documents. The Administrative Agent shall have received on or before the Closing Date all of the following:

                  (i) this Agreement, the Notes and all other agreements, documents and instruments relating to the loan and other credit transactions contemplated by this Agreement and described in the List of Closing Documents attached hereto as Exhibit G and made a part hereof, each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the Borrowers hereby directs their counsel, Brown & Wood L.L.P., to prepare and deliver to the Administrative Agent, the Lenders and Sidley & Austin, the opinion referred to in such List of Closing Documents;

                  (ii) the Pro Forma Balance Sheet and Projections, in form and substance satisfactory to the Administrative Agent;

                  (iii) a comfort letter, satisfactory in form and substance to the Administrative Agent and Lenders, delivered by Arthur Andersen LLP, relating to adjustments of the Consolidated EBITDA for the twelve (12) months immediately preceding the Closing Date, after giving effect to the Acquisition, with respect to non-recurring expenses, discontinued operations and consolidated cost savings;

                  (iv) the Financial Statements identified in Section 6.01(h) for the periods ending December 31, 1998 and September 30, 1999, updated to reflect the proposed financing transactions contemplated by this Agreement and the Mezzanine Documents;

                  (v) a statement of the sources and uses of proceeds of the Loans and the Mezzanine Debt;

                  (vi) an Officer's Certificate executed and delivered by a Responsible Officer of the Borrowers certifying that all conditions precedent have been met and no Potential Event of Default or Event of Default has occurred or is continuing;

                  (vii) a Notice of Borrowing dated as of the Closing Date with respect to Loans requested to be made on the Closing Date; and

                  (viii) such additional documentation as the Administrative Agent may reasonably request.

                  (b) Perfection of Liens; Lien Search Reports. Evidence that all financing statements relating to the Collateral have been filed or recorded, certificates representing Capital Stock included in the Collateral have been delivered to the Administrative Agent (with duly executed stock powers) and all recording fees and filing taxes have been paid and that no Liens are of record against the Collateral, DynCorp, or its Subsidiaries which are not permitted by the terms of this Agreement or for which releases thereof have not been delivered to the Administrative Agent.

                  (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority or provision of any Contractual
Obligation shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the requested Loans or loans constituting the Mezzanine Debt on the Closing Date, (ii) enjoin, prohibit or restrain the consummation of the Acquisition on the Closing Date, or (iii) result in a Material Adverse Effect.

                  (d) No Change in Condition. No change in the business, assets, management, operations, or financial condition of either Borrower or any of Subsidiary of the Borrowers, shall have occurred since December 31, 1998, which change, in the judgment of the Administrative Agent, will, or is reasonably likely to, result in a Material Adverse Effect. No change in the corporate or capital structure of the Borrowers and their Subsidiaries shall have occurred since December 31, 1998, except as reflected on Schedule 6.01-C . Except as otherwise disclosed to the Administrative Agent and Lenders in writing prior to the Closing Date, no change in the composition of the Boards of Directors or Responsible Officers of either Borrower or of either Borrower's vice presidents acting as heads of strategic business units shall have occurred after October 22, 1999. Since October 22, 1999, none of the Borrowers, any of their Subsidiaries or GTEIS shall have entered into any material (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of such Person's business except with respect to capital expenditures of GTEIS disclosed to the Administrative Agent and Lenders prior to the Closing Date, the Acquisition and other transactions contemplated hereby and none of the Borrowers or any of their Subsidiaries shall have declared or paid any dividends or distributions.

                  (e) Financial  Statements.  Borrowers  shall have delivered to the Lenders the most recently audited (December 31, 1998) Financial Statements of Information Systems Division (a Division of GTE Government Systems Corporation) and of Dyncorp and its Subsidiaries and the unaudited Financial Statements of DynCorp and its Subsidiaries and of GTEIS prepared for periods from and after December 31, 1998, satisfactory to the Administrative Agent and the Lenders. No material change shall have occurred as reflected in the Financial Statements of DynCorp and its Subsidiaries, pro forma after giving effect to the Acquisition, the Mezzanine Debt, and the other transactions contemplated by this Agreement, for the twelve (12) month period ended September 30, 1999 when compared with DynCorp's estimates thereof included in the September 20, 1999 presentation to the Administrative Agent, other than as disclosed to the Administrative Agent and Lenders prior to the Closing Date.

                  (f) No Market Changes. Since October 22, 1999, no material adverse change shall have occurred in the loan syndication, financial or capital markets conditions generally that, in the judgment of the Administrative Agent and Lenders on the Closing Date, would materially impair syndication of the Revolving Credit Commitments, Term A Loans and Term B Loans.

                  (g) No Default. No Event of Default or Potential Event of Default hereunder shall have occurred and be continuing or would result from the making of the Loans, the issuance of the Mezzanine Debt, or the consummation of the Acquisition.

                  (h) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date.

                  (i) Litigation. No litigation shall be pending or threatened nor shall any claim have been made with respect to any aspect of the transactions contemplated by this Agreement and the other Transaction Documents.

                  (j) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Lenders and the Administrative Agent, as applicable, all fees and expenses due and payable on or before the Closing Date, including, without limitation, all fees due and payable under the Fee Letter.

                  (k) Acquisition. All conditions precedent to the Acquisition (including, without limitation, receipt of all required consents of third parties and Governmental Authorities) shall have been satisfied or duly waived by the appropriate party. The Acquisition shall have been consummated, contingent only on the receipt of the cash consideration therefor by the seller, which shall not exceed $165,000,000.

                  (l) Capitalization. The Administrative Agent and Lenders shall be satisfied with the capitalization, structure and equity ownership of DynCorp and its Subsidiaries after giving effect to the Acquisition and the transactions contemplated by the Mezzanine Documents and Loan Documents. A minimum of $40,000,000 of capital shall have been provided to DynCorp on terms and conditions, and subject to Mezzanine Documents, satisfactory to the Administrative Agent and Lenders.


5.02. Conditions Precedent to All Subsequent Loans and Letters of Credit. The obligation of each Lender to make any Loan requested to be made by it on any Funding Date and of the Issuing Bank to issue any Letter of Credit requested to be issued by it on any day after the Closing Date is subject to the following conditions precedent as of each such date, both before and after giving effect to the Loans to be made, or Letters of Credit to be issued, on such date:

                  (a) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

                  (b) No Defaults. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan.

                  (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender notice that, in the judgment of such Lender, litigation is pending or threatened which is reasonably likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, such Lender's making of the requested Loan.

                  (d) No Material Adverse Effect. No event shall have occurred since the date of this Agreement which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

Each submission by the Borrowers to the Administrative Agent of a Notice of Borrowing with respect to any Loan or a Notice of Conversion/Continuation with respect to any Loan, each acceptance by the Borrowers of the proceeds of each Loan made, converted or continued hereunder, and each submission of an application for a Letter of Credit and acceptance by the Borrowers or applicable Subsidiary of delivery of a Letter of Credit issued shall constitute a representation and warranty by the Borrowers as of the Funding Date in respect of such Loan, the date of conversion or continuation, the date of such application and the date of issuance of a Letter of Credit that all the conditions contained in this Section 5.02 have been satisfied or waived in accordance with Section 14.07.






                         REPRESENTATIONS AND WARRANTIES


6.01. Representations and Warranties of the Borrowers. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers described herein, the Borrowers hereby represent and warrant to each Lender and the Administrative Agent that the following statements are true, correct and complete:

                  (a) Organization; Corporate Powers. (i) Each of the Borrowers, and each Material Subsidiary (A) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect,
(C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (D) has all requisite corporate or limited liability company power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

                  (ii) As of the Closing Date, true, correct and complete copies of the Organizational Documents identified on Schedule 6.01-A attached hereto have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent indicated therein and, to the best of each Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

                  (b) Authority. (i) Each Borrower and each Guarantor has the requisite corporate or limited liability power and authority (A) to execute, deliver and perform each of the Transaction Documents which have been executed by it as required in connection with the Acquisition, issuance of the Mezzanine Notes or by this Agreement on or prior to the Closing Date and (B) to file or record the Loan Documents which have been filed or recorded by it as required by this Agreement on or prior to the Closing Date, with any Governmental Authority.

                  (ii) The execution, delivery, performance and filing or recording, as the case may be, of each of the Loan Documents which have been executed, filed or recorded as required by this Agreement on or prior to the Closing Date and to which a Borrower or any Guarantor is party and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Borrowers and Guarantors and such approvals have not been rescinded. No other corporate action or proceedings on the part of either Borrower or any Guarantor are necessary to consummate such transactions.

                  (iii) Each of the Loan Documents to which a Borrower or any Guarantor is a party (A) has been duly executed, delivered, filed or recorded, as the case may be, by it, (B) where applicable, creates valid Liens in the Collateral covered thereby securing the payment of all of the Obligations purported to be secured thereby, which Liens will be perfected upon the Administrative Agent's filing appropriate financing statements with respect thereto or taking possession of the underlying Collateral as may be required under the applicable Requirements of Law, (C) constitutes the respective Borrower's or respective Guarantor's (as applicable) legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally, and (D) is in full force and effect. To the best of each Borrower's knowledge, there are no Liens against any of the Collateral which would be senior to the Liens granted under the Borrower Pledge Agreement, the Borrower Security Agreements, Guarantor Pledge Agreements or Guarantor Security Agreements, other than Liens permitted by Section 9.03. Each of the Borrowers and each of the Guarantors which are parties to the Loan Documents have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties on or before the Closing Date (except to the extent waived by the required party(ies) to this Agreement), all filings and recordings and other actions on the part of either Borrower or any Guarantor which are necessary or desirable to perfect and protect the Liens granted pursuant to the Loan Documents and preserve their required priority have been duly taken, and no Potential Event of Default or Event of Default exists thereunder.

                  (c) Subsidiaries; Ownership of Equity Securities. Schedule 6.01-C attached hereto, as amended from time to time as required under Section 7.12, (i) contains a list of all of DynCorp's and other Persons in which DynCorp or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included on such list; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise and (B) the authorized, issued and outstanding shares or interests of each class of equity Securities of DynCorp and each of its Subsidiaries and the owners of such shares or interests. None of the issued and outstanding equity Securities of any Material Subsidiary is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Equity Securities Options) outstanding with respect to such equity Securities. The outstanding equity Securities of each Material Subsidiary are free and clear of any Liens other than those contemplated by the Loan Documents. The outstanding equity Securities of each Borrower and each of the Material Subsidiaries which are Wholly-Owned Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are not Margin Stock.

                  (d) No Conflict. The execution, delivery and performance of each of the Transaction Documents to which either Borrower or any Guarantor is a party do not and will not (i) conflict with the Organizational Documents of such Person, (ii) constitute a tortious interference with any Contractual Obligation of such Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of such Person, or require termination of any Contractual Obligation, the consequences of which violation, breach, default or termination, singly or in the aggregate, will, or is reasonably likely to, result in a Material Adverse Effect or is reasonably likely to subject the Administrative Agent or any of the Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of such Person, other than Liens contemplated by the Loan Documents, or (iv) require any approval of such Person's shareholders, equity holders or members, as the case may be, which has not been obtained.

                  (e) Governmental Consents. Except as set forth on Schedule 6.01-E attached hereto, the execution, delivery and performance of each of the Transaction Documents to which either Borrower or any Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given and (ii) filings necessary to create or perfect security interests in the Collateral.

                  (f) Governmental Regulation. Neither Borrower and no Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the Loan Documents.

                  (g) Restricted Junior Payments. Neither DynCorp nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so, except (i) for such actions taken prior to the Closing Date which do not require any Restricted Junior Payment to be made after the Closing Date and (ii) for such actions taken on or after the Closing Date which do not require any Restricted Junior Payment to be made that is not permitted under Section 9.05.

                  (h) Financial  Position.  Complete and accurate  copies of (i)
the Annual Report on Form 10-K (including audited financial statements) of DynCorp for the Fiscal Year ended December 31, 1998, (ii) the audited financial statements of Information Systems Division (a Division of GTE Government Systems Corporation) for its fiscal year ended December 31, 1998, and (iii) the unaudited financial statements of DynCorp and its Subsidiaries and of GTEIS for periods ending after December 31, 1998 and prior to the Closing Date have been delivered to the Administrative Agent. All audited Financial Statements and all unaudited Financial Statements of Dyncorp included in such materials were prepared in all material respects in conformity with GAAP, except for Financial Statements of Information Systems Division (a Division of GTE Government Systems Corporation) as they pertain to post-retirement other than pension obligations and as otherwise noted therein, and, except for Financial Statements of Information Systems Division (a Division of GTE Government Systems Corporation) as they pertain to post-retirement other than pension obligations, fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the applicable Persons as at the respective dates thereof. Neither DynCorp nor any of its Subsidiaries has any contingent liability or liability for any taxes, long-term leases or commitments, not permitted by the terms of Article IX, not reflected in the audited Financial Statements delivered to the Administrative Agent on or prior to the Closing Date as aforesaid, or not otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

                  (i) Projections and Pro Forma Balance Sheet. Projections have been delivered to the Administrative Agent and Lenders on or before the Closing Date which, as of the Closing Date, are reasonable based on the information available to DynCorp at the time so furnished and which were prepared based on assumptions reviewed by the Administrative Agent and Lenders. The Pro Forma Balance Sheet, a copy of which has been furnished to the Lenders on the Closing Date, fairly presents on a pro forma basis the financial condition of DynCorp and its Subsidiaries as of the Closing Date, and reflects on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated by the Transaction Documents, and the payment or accrual of all Transaction Costs payable with respect to any of the foregoing.

                  (j) Indebtedness. Schedule 1.01.5 sets forth, as of the Closing Date, all Funded Debt in an aggregate amount of $1,000,000 or more and there are no defaults in the payment of principal or interest (after giving effect to any applicable grace periods) on any such Funded Debt and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule). The Refinanced Indebtedness and all accrued and unpaid interest thereon has been paid in full or provision for payment has been made such that, in accordance with the express provisions of the instruments governing such Indebtedness, the Borrowers and their Subsidiaries have been or will be upon payment in full of the Refinanced Indebtedness irrevocably released from all liability and Contractual Obligations with respect thereto, other than customary continuing indemnities provided for in the Contractual Obligation evidencing such Refinanced Indebtedness, a copy of which has been delivered to the Lenders. Any and all Liens securing the Refinanced Indebtedness have been released or provision for release of such Liens satisfactory to the Administrative Agent has been made.

                  (k)  Litigation;  Adverse  Effects.  Except  as set  forth  in
Schedule 6.01-K attached hereto, there is no action, suit, proceeding, Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of either Borrower, threatened against DynCorp or any of its Subsidiaries or any property of DynCorp or any of its Subsidiaries (i) challenging the validity or the enforceability of any of the Transaction Documents, (ii) which will, or is reasonably likely to, result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty. There is no material loss contingency within the meaning of GAAP as of the Closing Date; nor, from and after the Closing Date, any material loss contingency within the meaning of GAAP as of the date of DynCorp's annual consolidated Financial Statements or the date of DynCorp's other filings with the Commission which has not been reflected in such annual audited consolidated Financial Statements of DynCorp or such filings with the Commission. Neither DynCorp nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will result, or is reasonably likely to result, in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will, or is reasonably likely to, result in a Material Adverse Effect. Neither DynCorp nor any of its Subsidiaries is aware of any condition, act, event or occurrence, including, without limitation, any pending or threatened litigation, legal or administrative proceeding or investigation, not disclosed to the Administrative Agent in writing which could reasonably be expected to prejudice the Administrative Agent's or any Lender's or Issuing Bank's rights under any of the Loan Documents in any respect.

                  (l) No Material Adverse Effect. Since December 31, 1998, there has occurred no event which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

                  (m)  Tax   Examinations.   The  IRS  has  examined   DynCorp's
consolidated federal income tax returns for all tax periods prior to and including the taxable year ending December 31, 1993. All deficiencies which have been asserted against DynCorp or any Material Subsidiary, prior to the Closing Date, or either Borrower or any Material Subsidiary, after the Closing Date, as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the applicable Borrower's consolidated Financial Statements to the extent, if any, required by GAAP. Neither Borrower and no Material Subsidiary, prior to the Closing Date, and neither DynCorp nor any of its Subsidiaries, after the Closing Date, has taken any reporting positions for which such Person does not have a reasonable basis and does not anticipate any further material tax liability
(which has not been reserved for in a Borrower's consolidated Financial Statements to the extent, if any, required by GAAP) with respect to the years which have not been closed pursuant to applicable law.

                  (n) Payment of Taxes. All material tax returns and reports of each Borrower and the Material Subsidiaries, or each Borrower and the Material Subsidiaries, as applicable, required to be filed have been timely filed, and all taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 8.04 or do not exceed $250,000 and (ii) non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. Neither Borrower has any knowledge of any proposed tax assessment against it or any of the Material Subsidiaries that will, or is reasonably likely to, result in a Material Adverse Effect.

                  (o) Performance. No Responsible Officer has any actual knowledge, that either Borrower or any of the Material Subsidiaries has received any notice, citation, or allegation, nor has actual knowledge, that (i) either Borrower or any Material Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any Property of either Borrower or any Material Subsidiary is in violation of any Requirement of Law, or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such violation, violations, default or defaults, if any, will not, or will not reasonably be likely to, result in a Material Adverse Effect.

                  (p) Disclosure. The representations and warranties of the Borrowers and Guarantors contained in the Transaction Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, taken as a whole, not misleading. Neither Borrower has intentionally withheld any fact from the Administrative Agent or the Lenders in regard to any matter which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (q) Requirements of Law. Each Borrower and the Material Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will, or is reasonably likely to, result in a Material Adverse Effect.

                  (r) Environmental Matters. (i) Except to the extent that none of the following will result in a Material Adverse Effect or except as disclosed on Schedule 6.01-R attached hereto, to the knowledge of the Responsible
Officers:

                  (A)  the   operations   of  the  Borrowers  and  the  Material
Subsidiaries comply in all material respects with all applicable Environmental, Health or Safety Requirements of Law;

                  (B) each Borrower and each of the Material Subsidiaries has obtained all environmental, health and safety Permits necessary for its respective operations, all such Permits are in good standing, and each Borrower and each of the Material Subsidiaries are currently in material compliance with all terms and conditions of such Permits;

                  (C) neither Borrower and no Material Subsidiary, or any of their respective present or past Real Property or operations, is subject to or the subject of any judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement, or settlement arising out of their respective ownership of or operations on any past or present Property and respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law that either Borrower or any Material Subsidiary reasonably believes will result in a material expenditure of money;

                  (D) neither Borrower and no Material Subsidiary has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant where remedial action has not been, or is not being, conducted to the satisfaction of the appropriate Governmental Authority; (II) under Section 103(c) of CERCLA, indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law where such violation has not been, or is not being, corrected to the satisfaction of the appropriate Governmental Authority;

                  (E) neither of the Borrower's and no Material Subsidiary's present or past Real Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                  (F) neither Borrower and no Material Subsidiary has sent or directly arranged for the transport of any waste generated as a result of their respective operations to any current or proposed NPL site, CERCLIS or any similar state list of sites requiring Remedial Action;

                  (G)  there is not now in  connection  with or  resulting  from either Borrower's or any Material Subsidiary's operations, nor, has there ever been on or in any of the Real Property (I) any treatment, recycling, storage or disposal of any hazardous waste requiring a permit under 40 C.F.R. Parts 264 and 265 or any state equivalent, (II) any landfill, waste pile, underground storage tank or surface impoundment, (III) any asbestos-containing material, or (IV) a Release of any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment;

                  (H) neither Borrower and no Material Subsidiary has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                  (I) there have been no Releases of any Contaminants to the environment from any Real Property except in compliance with Environmental, Health or Safety Requirements of Law, or which have not been corrected to the satisfaction of the appropriate Governmental Authorities;

                  (J) no Environmental Lien has attached to any Property owned by either Borrower or any Material Subsidiary;

                  (K) none of the Real Property owned by either Borrower or a Material Subsidiary is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrowers and the applicable Material Subsidiaries have fully complied with the requirements of such acts.

                  (ii) Except as otherwise disclosed on Schedule 6.01-R, the Borrowers and each of the Material Subsidiaries are conducting and will continue to conduct their respective business and operations in material compliance with Environmental, Health or Safety Requirements of Law, and the Borrowers and the Material Subsidiaries have not been, and have no reason to believe that they will be, taken as a whole, subject to Liabilities and Costs arising out of or relating to environmental, health or safety matters that will, or are reasonably likely to, result in a Material Adverse Effect.

                  (s) ERISA. None of DynCorp, any of its Subsidiaries or any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on Schedule 6.01-S attached hereto. Each Plan maintained by DynCorp, any of its Subsidiaries or an ERISA Affiliate which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect either (i) has received a favorable determination letter from the IRS that the Plan is so qualified or (ii) an application for determination of such tax-qualified status will be made to the IRS prior to the end of the applicable remedial amendment period under Section 401(a) of the Internal Revenue Code as currently in effect, and DynCorp, its Subsidiaries or the appropriate ERISA Affiliate shall diligently seek to obtain a determination letter with respect to such application. Except as identified on Schedule 6.01-S, neither DynCopr nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. To the knowledge of the plan administrator, DynCorp and each of its Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Internal Revenue Code with respect to all Plans. Except as otherwise disclosed on Schedule 6.01-S, no Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Except as otherwise disclosed on
Schedule 6.01-S, none of DynCorp, any of its Subsidiaries or any ERISA Affiliate and no fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event, which, in either event, will result in an obligation to pay a material amount of money. None of DynCorp, any of its Subsidiaries or any ERISA Affiliate has any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which, singly or in the aggregate, will result in an obligation to pay a material amount of money. None of DynCorp, any of its Subsidiaries or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan maintained by DynCorp, any of its Subsidiaries or an ERISA Affiliate and furnished to the Administrative Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. None of DynCorp, any of its Subsidiaries or any ERISA Affiliate has, within the past five (5) years, made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. None of DynCorp, any of its Subsidiaries or any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. None of DynCorp, any of its Subsidiaries or any ERISA Affiliate is required to provide security to a Benefit Plan under
Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Neither DynCorp nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. DynCorp has made (or will make) available to the Administrative Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Closing Date and in respect of which either Borrower or any ERISA Affiliate is currently an "employer" as defined in section 3(5) of ERISA, and the most recent summary plan description, actuarial report, and determination letter issued by the IRS filed in respect of each such Benefit Plan in existence; and as to each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of DynCorp or any of its Subsidiaries after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

                  (t) Foreign Employee Benefit Matters. None of DynCorp or any of its Subsidiaries or ERISA Affiliates maintains or contributes to any Foreign Employee Benefit Plan or Foreign Pension Plan, the maintenance or participation in which, or the failure to comply with Requirements of Law applicable thereto, will or is reasonably likely to result in a Material Adverse Effect.

                  (u) Labor Matters. There are no strikes, lockouts or other grievances relating to any collective bargaining or similar agreement to which DynCorp or any of its Subsidiaries is a party which are reasonably likely to result in a Material Adverse Effect.

                  (v) Securities Activities. Neither DynCorp nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (w) Solvency. After giving effect to the Acquisition, the issuance of the Mezzanine Debt, and the Loans to be made and Letters of Credit to be issued on the Closing Date or such other date as Loans or Letters of Credit requested hereunder are made or issued, and the disbursement of the proceeds of such Mezzanine Debt pursuant to DynCorp's and the Borrowers' instructions and the Loans pursuant to the Borrowers' instructions, the Borrowers and their Subsidiaries (on a consolidated basis) are Solvent.

                  (x) Patents, Trademarks, Permits, Etc. (i) Each of the Borrowers and each of the Material Subsidiaries, as applicable, owns, is licensed or otherwise has the lawful right to use, all patents, trademarks, trade names, registered copyrights, technology, know-how, and processes used in or necessary for the conduct of its respective business as currently conducted which are material to its operations and assets, taken as a whole. No claims are pending or, to the best of the Borrowers' knowledge following diligent inquiry, threatened that either Borrower or any of the Material Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with respect to such patents, trademarks, trade names, copyrights, technology, know-how, and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of either Borrower or any Material Subsidiary which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (ii) The consummation of the transactions contemplated by the Transaction Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any patents, trademarks, trade names, copyrights, technology, know-how, or processes by the Borrowers or any Material Subsidiary in any manner which will, or is reasonably likely to, result in a Material Adverse Effect.

                  (iii) Except to the extent otherwise provided herein, each Borrower and each of the Material Subsidiaries has all Permits necessary for the conduct of its respective business which are material to its operations and assets, except to the extent the failure to have such Permits would not reasonably be likely to result in a Material Adverse Effect.

                  (y) Assets and Properties. Each of the Borrowers and the Material Subsidiaries has good and marketable title to substantially all of the assets and property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens except Liens securing the Obligations and Liens permitted under Section 9.03. Substantially all of the assets and property owned by or leased to and used by a Borrower and/or a Material Subsidiary which is material to the operation of their respective businesses is in adequate operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not, or is not reasonably likely to, result in a Material Adverse Effect. Neither this Agreement nor any other Transaction Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Borrowers or any Material Subsidiary in and to any of such assets in a manner that would, or is reasonably likely to, result in a Material Adverse Effect.

                  (z) Insurance. Schedule 6.01-Z attached hereto accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective property and assets and business of the Borrowers and Material Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect to property and business interruption insurance included on such Schedule, and (vii) a list of claims made thereunder during the immediately preceding three (3) calendar years, under which the amount claimed exceeds, individually, $500,000. On or before the Closing Date, DynCorp made copies of all such insurance policies available to the Administrative Agent for review at DynCorp's chief executive office. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of
Section 8.05 and are in amounts, subject to the limitations of coverage set forth therein, sufficient to cover the replacement value of the respective property and assets of the Borrowers and the Material Subsidiaries reasonably anticipated to be subject to a claim thereunder at any given time.

                  (aa) Pledge of Capital Stock. The granting of the security interest (i) by DynCorp in the Capital Stock of the those Subsidiaries identified in the Borrower Pledge Agreement and (ii) certain Guarantors in the Capital Stock of their Subsidiaries identified in the Guarantor Pledge Agreements, in each case, constituting a portion of the Collateral for the benefit of the Holders and the perfection of such security interest, as contemplated by the terms of the Borrower Pledge Agreement and Guarantor Pledge Agreements, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, or applicable general corporation law or in violation of any other Requirement of Law.

                  (bb) Government Contracts. For purposes of the provisions of this Agreement relating solely to Government Contracts only, the term "Material Subsidiary" shall include all Subsidiaries of either Borrower performing Government Contracts with the United States Government worldwide.

                  (i) None of DynCorp or any of its Subsidiaries is party to any Contractual Obligation or subject to any Requirement of Law relating to organizational conflicts of interest between or among DynCorp or any of its Subsidiaries or otherwise that would result in the termination of any Material Government Contract or that is reasonably likely to impose any material limitation on either Borrower's or a Material Subsidiary's ability to perform such contract or which is reasonably likely to result in a material adverse effect on either Borrower's or a Material Subsidiary to receive similar Government contracts in the future.

                  (ii) To the best of the Borrowers' knowledge after diligent inquiry, no payment has been made by either Borrower or any of the Material Subsidiaries, or by any Person authorized to act on their behalf, to any Person within the past [three (3)] years in connection with any Government Contract of either Borrower or any Material Subsidiary, which payment would be a violation of applicable procurement laws or regulations or of the Foreign Corrupt Practices Act or of any other Requirement of Law.

                  (iii) With respect to each Government Contract to which either Borrower or any of the Material Subsidiaries is a party or bound, to the best of the Borrowers' knowledge, except as set forth on Schedule 6.01-BB, within the last three (3) years: (A) neither the United States Government nor any prime contractor, subcontractor or other Person has notified either Borrower or any such Material Subsidiary, in writing or otherwise, that either Borrower or any Material Subsidiary has breached or violated any material Requirement of Law, or any material certificate or representation, or any material clause which has resulted in a cure notice which would be reasonably likely to result in a Material Adverse Effect; and (B) solely with respect to Material Government Contracts, no termination for default is currently in effect pertaining to any such Material Government Contract.

                  (iv) Except as set forth on Schedule 6.01-BB or otherwise disclosed to the Administrative Agent in writing, to the best of the Borrowers' knowledge, (A) neither Borrower and none of the Material Subsidiaries or any of their respective directors or officers is (or during the last five (5) years has been) under civil investigation by the United States Department of Justice or a state attorney general or under criminal investigation by any Governmental Authority, or is under indictment by any Governmental Authority with respect to any irregularity, misstatement or omission arising under or relating to any activities of either Borrower or any Material Subsidiary under a Government Contract; and (B) during the last five (5) years, neither Borrower and none of the Material Subsidiaries has made a voluntary disclosure to the United States Government with respect to any irregularity, misstatement or omission arising under or relating to a Government Contract, in each case except (with respect to such matters occurring after the Closing Date) as disclosed to the Lenders.

                  (v) Except as otherwise disclosed to the Administrative Agent in writing, there exist (A) no outstanding material claims against either Borrower or any of the Material Subsidiaries, either by the United States Government or by any prime contractors, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (B) no material disputes between either Borrower or any of the Material Subsidiaries and the United States Government under the Contract Disputes Act or any other Federal statute or between either Borrower or any of the Material Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract, which is reasonably likely to result in a Material Adverse Effect.

                  (vi) To the best of the Borrowers' knowledge, neither Borrower and none of the Material Subsidiaries or any of their respective directors, officers or employees is (or during the last five (5) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

                  (vii) No notice of suspension, debarment, cure notice, show cause notice or notice of termination for default which could reasonably be expected to result in a Material Adverse Effect has been issued by the United States Government to either Borrower or any Material Subsidiary and neither Borrower and no Material Subsidiary is a party to any pending, or to the Borrowers' knowledge threatened, suspension, debarment, termination for default issued by the United States Government or other adverse United Stated Government action or proceeding in connection with any contract with the United States Government which could reasonably be expected to result in a Material Adverse Effect.

                  (cc) No Challenged Costs. To the best of the Borrowers' knowledge, no cost incurred pertaining to any Government Contract of either Borrower or any of the Material Subsidiaries is the subject of any investigation or has been disallowed by the United States Government or any of its agencies which is reasonably likely to result in a Material Adverse Effect.

                  (dd) No Money Withheld. To the Borrowers' knowledge, within the past year, no more than $1,000,000 has been withheld or set off for payment of contract debts, as described in Federal Acquisition Regulation Sections
32.611 and 32.612, with respect to any Receivables arising under any Government Contract of either Borrower or any of the Material Subsidiaries, except for retainages contracted for under certain such Government Contracts and, with respect to the year preceding the Closing Date, amounts disclosed to the Administrative Agent prior to the Closing Date.

                  (ee) Cost Accounting and Property Systems. The cost accounting and property systems with respect to Government Contracts of the Borrowers and the Material Subsidiaries are in compliance with all applicable Requirements of Law and Contractual Obligations, except to the extent non-compliance therewith would not be reasonably likely to result in a Material Adverse Effect.

                  (ff) Year 2000. Reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of DynCorp and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by other or with which systems of DynCorp and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, has been commenced and is proceeding to the satisfaction of DynCorp's Responsible Officers and deployment of a new human resources and payroll system has been completed. In the course of its assessment and remediation or replacement efforts with respect to the areas of core systems, network and office automation, and field information and non-information systems, no problems have been identified that would materially adversely affect the Borrowers' and the Material Subsidiaries ability to perform on their significant Government Contracts. The cost to DynCorp and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to DynCorp and its Subsidiaries will not result in an Event of Default or the occurrence of a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and MIS of DynCorp and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers and their Subsidiaries to conduct their businesses without the occurrence of a Material Adverse Effect resulting therefrom. DynCorp and its Subsidiaries have assessed and are prepared to implement contingency plans to protect themselves from adverse consequences of reprogramming errors and failure of others' systems and equipment.

                  6.02. Representations and Warranties Pertaining to GTEIS. To the extent the foregoing representations and warranties set forth in Section
6.01 pertain to GTEIS prior to the Closing Date, such representations and warranties are made by the Borrowers only to the extent the subject matter of the same is included in the representations and warranties made in the Acquisition Agreement.






                                   ARTICLE VII
                               REPORTING COVENANTS

                  The Borrowers each covenant and agree that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give their prior written consent thereto:


7.01. Financial Statements. DynCorp shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating Financial Statements in conformity with GAAP and each of the Financial Statements described below shall be prepared from such system and records. DynCorp shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

                  (a) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters in each Fiscal Year of DynCorp, the consolidated balance sheets of DynCorp and its Subsidiaries as at the end of such period (i) for such Fiscal Quarter and (ii) for the period beginning on the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with the related consolidated statements of income and cash flow of DynCorp and its Subsidiaries for such periods, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered on the Closing Date or pursuant to Section 7.01(e), as applicable, certified by a Financial Officer as fairly presenting the consolidated financial position of DynCorp and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the Fiscal Quarters of DynCorp indicated, subject to normal year end adjustments.

                  (b) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of DynCorp and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of DynCorp and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered on the Closing Date or pursuant to Section 7.01(e), as applicable, and (ii) a report with respect to such consolidated Financial Statements of Arthur Andersen LLP or other independent certified public accountants acceptable to the Administrative Agent, which report shall be unqualified and shall state that such Financial Statements fairly present the consolidated financial position of DynCorp and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except for changes with which Arthur Andersen LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the Financial Statements) and that the examination by such accountants in connection with such consolidated Financial Statements has been made in accordance with generally accepted auditing standards.

                  (c) Officer's Certificate. Together with each delivery of any Financial Statement pursuant to paragraph (a) and (b) of this Section 7.01, (i) an Officer's Certificate of DynCorp substantially in the form of Exhibit H attached hereto and made a part hereof, stating that the Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of DynCorp and its Subsidiaries during the accounting period covered by such Financial Statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such Person does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action DynCorp or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; and
(ii) a certificate (the "Compliance Certificate"), signed by a Financial Officer of DynCorp setting forth calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article X.

                  (d) Accountant's Statement and Privity Letter. Together with each delivery of the Financial Statements referred to in Section 7.01(b), a written statement of the firm of independent certified public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to Section 7.01(c) (as the information contained in such certificates relates to the covenants set forth in Article X) is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to Section 7.01(c)(ii) for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement. The statement referred to above shall be accompanied by (x) a copy of the draft management letter or any similar report delivered to DynCorp or to any officer or employee thereof by such accountants in connection with such Financial Statements and (y) a letter in substantially the form of Exhibit I attached hereto and made a part hereof from DynCorp to such accountants informing such accountants that the Lenders are relying upon the Financial Statements audited by such accountants and delivered to the Administrative Agent and the Lenders pursuant to Section 7.01(b). DynCorp shall deliver the final executed management letter (a draft of which is referenced in clause (x) above) delivered by such accountants, promptly after its receipt thereof. The Administrative Agent and each Lender may, with the written consent of DynCorp (which consent shall not be unreasonably withheld or delayed), communicate directly with such accountants.

                  (e) Budgets; Business Plans; Financial Projections. As soon as practicable and in any event no later than January 31, 2000 with respect to the Fiscal Year of DynCorp ending in 2000 and fifteen (15) days after the end of each Fiscal Year of DynCorp with respect to each Fiscal Year of DynCorp ending in 2001 and thereafter, a consolidated plan and financial forecast, prepared in accordance with the Borrowers' normal accounting procedures applied on a consistent basis, for the five (5) Fiscal Year period of DynCorp commencing in the Fiscal Year in which delivered, including, without limitation, (i) forecasted consolidated balance sheets and statements of cash flow and income statement of DynCorp for such Fiscal Years, (ii) forecasted consolidated and consolidating statement of cash flow and income statement of DynCorp and its Subsidiaries for and as of the end of each Fiscal Month of such Fiscal Years,
(iii) the amount of forecasted  Capital  Expenditures for such Fiscal Years, and
(iv) forecasted compliance with the provisions of Article X, each of the foregoing prepared for each Fiscal Month in the first Fiscal Year of such five Fiscal Year period.

                  (f) Monthly Bank Statements. As soon as available after the occurrence of a Trigger Event coupled with the Administrative Agent's request therefor, a copy of each monthly statement prepared by the applicable depositary bank with respect to each Borrower's and each Guarantor's depositary accounts identified by the Administrative Agent in such request.

                  (g) Notices of Indemnities and Warranties. Promptly after entering into a Contractual Obligation under which either Borrower or any Guarantor incurs material obligations or liabilities for any indemnities or warranties outside of the ordinary course of its business, written notice thereof and, to the extent possible, an estimate of the projected amount of such obligation or liability and the time period over which the same is likely to be incurred.


7.02. Events of Default. Promptly upon any of the chief executive officer or any Financial Officer obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Administrative Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement,
(b) that any Person has given any notice to either Borrower or any Material Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), or (c) of any condition or event which has resulted, or is reasonably likely to result, in a Material Adverse Effect or affect the value of, or the Administrative Agent's interest in, the Collateral in any material respect, the Borrowers shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying
(i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrowers have taken, are taking and propose to take with respect thereto.

7.03. Lawsuits. (a) Institution of Proceedings. Promptly upon a Responsible Officer's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting DynCorp or any of its Subsidiaries or any of the Property not previously disclosed pursuant to Section 6.01(k), which action, suit, proceeding, governmental investigation or arbitration is reasonably likely to expose, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which are reasonably likely to expose, in the Borrowers' reasonable judgment, DynCorp and/or any of its Subsidiaries to liability in an amount exceeding $5,000,000 or of a nature which could result in a Material Adverse Effect, the Borrowers shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available, and not subject to attorney-client privilege which would be abrogated by such provision thereof, to enable the each Lender and the Administrative Agent and its counsel to evaluate such matters.

                  (b) Additional Reports. In addition to the requirements set forth in clause (a) of this Section 7.03, upon the Administrative Agent's or Lenders' request therefor, the Borrowers shall promptly give written notice of any change in the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause
(a) and provide such other information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.


7.04. ERISA Notices. The Borrowers shall deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Borrowers' expense, the following information and notices as soon as reasonably possible, and in any event:

                  (a) within ten (10) Business Days after either Borrower knows or has reason to know that a Termination Event has occurred, a written statement of a Financial Officer describing such Termination Event and the action, if any, which a Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                  (b) within ten (10) Business Days after either Borrower knows or has reason to know that an assessment of a prohibited transaction excise tax under Section 4975 of the Internal Revenue Code has occurred which could reasonably be expected to subject DynCorp and/or its Subsidiaries to a liability in excess of $1,000,000, a statement of a Financial Officer describing such transaction and the action which a Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                  (c) within ten (10) Business Days after a request therefor from the Administrative Agent, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                  (d) within ten (10) Business Days after a request therefor from the Administrative Agent, copies of the most recent actuarial report received by either Borrower for any Benefit Plan;

                  (e) within ten (10) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by either Borrower or any ERISA Affiliate with respect to such request;

                  (f) within ten (10) Business Days after the occurrence any increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which either Borrower or any ERISA Affiliate was not previously contributing which could reasonably be expected to subject DynCorp and/or its Subsidiaries to a liability in excess of $1,000,000, notification of such increase, establishment or commencement;

                  (g) within ten (10) Business Days after either Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                  (h) within ten (10) Business Days after either Borrower receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code which could reasonably be expected to subject DynCorp and/or its Subsidiaries to a liability in excess of $1,000,000, copies of each such notice and letter; and

                  (i) within three (3) Business Days after a Responsible Officer obtains knowledge that either Borrower or any ERISA Affiliate has failed, to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment where such failure could give rise to a Lien under Section 302(f) of ERISA, a notification of such failure.

For purposes of this Section 7.04, the Borrowers and each ERISA Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which either Borrower or any ERISA Affiliate is the plan sponsor.


7.05. Environmental Notices. (a) The Borrowers shall notify the Administrative Agent and the Lenders in writing, promptly upon any Responsible Officer's learning thereof, of any:

                  (i) notice or claim to the effect that either Borrower or any Material Subsidiary is or is reasonably likely to be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment which could reasonably result in the occurrence of a Material Adverse Effect;

                  (ii) notice that either Borrower or any Material Subsidiary is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which could reasonably result in the occurrence of a Material Adverse Effect;

                  (iii) notice that any owned Property is subject to an Environmental Lien which is reasonably likely to result in a Material Adverse Effect;

                  (iv) notice to either Borrower or any Material Subsidiary of any material violation of any Environmental, Health or Safety Requirement of Law which is reasonably likely to result in a Material Adverse Effect;

                  (v) condition which might reasonably result in a material violation of any Environmental, Health or Safety Requirement of Law which is reasonably likely to result in a Material Adverse Effect;

                  (vi) commencement or threat of any judicial or administrative proceeding alleging a material violation by either Borrower or any Material Subsidiary of any Environmental, Health or Safety Requirement of Law which is reasonably likely to result in a Material Adverse Effect;

                  (vii) any proposed acquisition of stock, assets, real estate, or leasing of property, or any other action by either Borrower or any Material Subsidiary that could subject either Borrower or any Material Subsidiary to environmental, health or safety Liabilities and Costs which are likely to result in a Material Adverse Effect; or

                  (viii) any filing or report made by either Borrower or any Material Subsidiary with any Governmental Authority with respect to any unpermitted Release or threatened Release of a Contaminant which could reasonably result in an expenditure of $1,000,000 or more.

                  (b) Within forty-five (45) days after the end of each Fiscal Year, the Borrowers shall submit to the Administrative Agent and the Lenders a report summarizing any material adverse change in the status of environmental, health or safety compliance, hazard or liability issues not otherwise identified in notices required pursuant to Section 7.05(a) or disclosed on Schedule 6.01-R which is reasonably likely to result in a Material Adverse Effect.


7.06. Labor Matters. The Borrowers shall notify the Administrative Agent and the Lenders in writing, promptly upon either Borrower's learning thereof, of any material labor dispute to which either Borrower or any Material Subsidiary may become a party, including, without limitation, any strikes, lockouts or other grievances relating to such Persons' plants and other facilities, which is reasonably likely to result in a Material Adverse Effect. 7.07. Mezzanine Documents. DynCorp shall deliver a copy of the following, promptly upon its receipt thereof (where applicable), and concurrently with its delivery thereof (where applicable), to the Administrative Agent and the Lenders: (a) each material notice or other material communication delivered by or on behalf of DynCorp to any Person in connection with any agreement or other document relating to the transactions contemplated by any of Mezzanine Documents by the same means as such notice or other communication is delivered to such Person and
(b) each material notice or other material communication received by DynCorp from any Person in connection with any agreement or other document relating to the transactions contemplated by any of the Mezzanine Documents. 7.08. Fiscal Year. The Borrowers shall provide the Administrative Agent with prior written notice of any change in their Fiscal Year, Fiscal Quarters or Fiscal Months for accounting or tax purposes. 7.09. Other Reports. The Borrowers shall deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all Financial Statements, material reports and material notices, if any, sent or made available generally by either Borrower to its Securities holders or filed with the Commission (to the extent not otherwise delivered by the Borrowers hereunder) and all material notifications received by DynCorp or any of its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder. The Borrowers shall use their best efforts to deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all press releases made available generally by DynCorp or any Subsidiary of DynCorp to the public concerning material developments in the business of DynCorp or any such Subsidiary. 7.10. Other Information. Promptly upon receiving a request therefor from the Administrative Agent or the Requisite Lenders, the Borrowers shall prepare and deliver to the Administrative Agent and the Lenders such Financial Statements and other information with respect to DynCorp, any of its
Subsidiaries, or the Collateral, including, without limitation, monthly Financial Statements and schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent or the Requisite Lenders. 7.11. Government Contracts.
(a) The Borrowers shall notify the Administrative Agent in writing promptly after either Borrower knows thereof, of any loss or threatened loss of the security clearances referenced in Section 8.10; and (b) the Borrowers shall notify the Administrative Agent in writing promptly upon (and, in any event, within five (5) Business Days of) either Borrower's obtaining knowledge of (i) any material adverse change in the status of any governmental investigation disclosed on Schedule 6.01-BB , (ii) any change in the status of any other matter disclosed on or arising out of the matters disclosed on Schedule 6.01-BB which might result in the occurrence of a Material Adverse Effect, including, without limitation, any action, suit, or proceeding arising out of the matters disclosed on Schedule 6.01-BB, and (iii) any commencement by the United States Government of an investigation in connection with any alleged fraud, willful misconduct, neglect, default or other wrongdoing under any Material Government Contract of either Borrower or any Subsidiary of a Borrower, and shall provide such other information as may be reasonably available to it to enable the Lender and its counsel to evaluate such matters referenced in (a) and (b) above. 7.12. Formation of Subsidiaries; Investments in Other Persons. The Borrowers shall (i) notify the Administrative Agent in writing of the formation of each new Subsidiary which is or becomes a Material Subsidiary and Wholly-Owned Subsidiary promptly upon its becoming a Material Subsidiary which is a Wholly-Owned Subsidiary and (ii) deliver to the Administrative Agent, with a copy to its counsel, concurrently with delivery of the Financial Statements required pursuant to Section 7.01(a) or upon the earlier request of the Administrative Agent, an amended Schedule 6.01-C reflecting the formation of Subsidiaries and equity Investments made in Persons which are not Subsidiaries, in each instance after more recently to occur of the Closing Date and the date of the preceding amended Schedule 6.01-C.



                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

                  The Borrowers each covenant and agree that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:


8.01. Corporate Existence, Etc. Each Borrower shall, and shall cause each of the Material Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises is not reasonably likely to result in a Material Adverse Effect. 8.02. Corporate Powers; Conduct of Business. Each Borrower shall, and shall cause each of the Material Subsidiaries to, qualify and remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its property requires it to be so qualified and in good standing, except where the failure to be so qualified and in good standing is not reasonably likely to result in a Material Adverse Effect or impair the ability of the Borrowers, the Material Subsidiaries, or the Administrative Agent to enforce Receivables owing by account debtors in such jurisdictions. 8.03. Compliance with Laws, Etc. Each Borrower shall, and shall cause each of the Material Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting it or its business, property, assets or operations and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in the case where noncompliance with either clause (a) or (b) above is not reasonably likely to result in a Material Adverse Effect. 8.04. Payment of Taxes and Claims; Tax Consolidation. Each Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its property or assets or in respect of any of its franchises, business, income or property by any U.S. federal, state, or local Governmental Authority, which singly or collectively are in a material amount, before any penalty or interest accrues thereon, and (b) all material Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of either Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be assessed with respect thereto; provided, however, that failure to pay any such taxes, assessments and governmental charges referred to in clause (a) above or Claims referred to in clause (b) above shall not result in a Potential Event of Default or Event of Default if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and further provided that upon the payment of such taxes, assessments and governmental charges referred to in clause (a) above and all penalties and interest associated therewith, the amount of such taxes, assessments and governmental charges shall not be included in determination of the aforesaid materiality threshold. The Borrowers will not, nor will they permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrowers and their Subsidiaries). 8.05. Insurance. The Borrowers shall maintain for themselves and the Material Subsidiaries, or shall cause each of the Material Subsidiaries to maintain in full force and effect, the insurance policies and programs listed on Schedule 6.01-Z or substantially similar policies and programs. All such insurance including any self-insurance programs shall be reasonably satisfactory to the Administrative Agent; all such policies and programs otherwise obtained shall be maintained with responsible and reputable insurance companies or associations, in such amounts and covering such risks as are usual for companies engaged in similar businesses and owning similar property in the same general geographic areas in which the Borrowers and/or the Material Subsidiaries operate. Each policy  pertaining  to  insurance  coverage  with respect to the  Collateral  or business interruption shall, if requested in writing by the Administrative Agent, contain an endorsement naming the Administrative Agent as an additional insured, as its interests may appear, under such policy or be subject to a loss payable endorsement in form and substance satisfactory to the Administrative Agent. Such endorsement or an independent instrument furnished to the Administrative Agent shall provide that the insurance companies will give the Administrative Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or cancelled and that no act, whether willful or negligent, or default of either Borrower, any of its Material Subsidiaries or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. In the event either Borrower or any of the Material Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein with respect to its property or business interruption or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement. 8.06. Inspection of Property; Books and Records; Discussions. The Borrowers shall, and shall cause each of the Material Subsidiaries to, permit any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect, whether by access to Borrowers' and the Material Subsidiaries' MIS or otherwise, any office or other location of thereof, to examine, audit, check and make copies of its respective financial and accounting records, books, journals, orders, receipts and any correspondence (other than privileged correspondence with legal counsel, information and materials deemed proprietary for competitive purposes, and information and materials subject to Requirements of Law relating to confidentiality) and other data relating to their respective businesses or the transactions contemplated hereby or referenced herein (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, management personnel, and independent certified public accountants, all upon reasonable written notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender shall be at such Lender's expense and (ii) by or on behalf of the Administrative Agent shall be at the Borrowers' expense. The Borrowers shall keep and maintain, and cause each of the Material Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective businesses and activities, including, without limitation, transactions and other dealings with respect to the
Collateral. If an Event of Default has occurred and is continuing, the Borrowers, upon the Administrative Agent's request, shall turn over any such records to the Administrative Agent or its representatives which the Administrative Agent may reasonably request in connection with enforcement of the Liens granted to it and/or the Contractual Obligations arising with respect to the Collateral; provided, however, that the Borrowers may, in their discretion, retain copies of such records. 8.07. ERISA Compliance. The Borrowers shall, and shall cause each of the Material Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except to the extent such non-compliance would not reasonably be likely to result in a Material Adverse Effect. 8.08. Deposit Accounts. In connection with the establishment of any deposit account for the collection of Receivables and other proceeds of Collateral after the Closing Date, the Borrowers shall, and, if such account is an account of a Guarantor, shall cause each of the Guarantors to, enter into agreements substantially in the form attached hereto as Exhibit J with respect to each such account. 8.09. Maintenance of Property. The Borrowers shall, and shall cause each of the Material Subsidiaries to, maintain, in all material respects, in good, safe and insurable condition and repair, ordinary wear and tear excepted, all of its respective owned and leased property which is material to the continued operations of the owner or lessee thereof. 8.10. Security Clearances. The Borrowers shall, and shall cause each of their Subsidiaries to, apply for and maintain all facility security clearances required of either Borrower or any of its Subsidiaries under all Requirements of Law to perform and deliver under any and all Government Contracts and as otherwise may be necessary to continue to perform the businesses of DynCorp and its Subsidiaries and such personnel security clearances as are required to assure continuation of the Borrowers' and their Subsidiaries' performance under Government Contracts. 8.11. Future Assurances. Upon the request of the Administrative Agent, each Borrower shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent, for the benefit of the Holders, such other agreements, documents, and instruments which the Administrative Agent deems necessary or desirable, in form and substance satisfactory to the Administrative Agent, to enable the Administrative Agent to perfect, or maintain perfected, Liens in the Collateral; provided, however, that the foregoing shall only pertain to requests with respect to vehicle titles made after the occurrence and during the continuance of an Event of Default. Within ten (10) days after entering into any Material Government Contract and promptly after the Administrative Agent's request therefor with respect to any other Government Contract the rights under which comprise part of the Collateral, the Borrowers shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent, for the benefit of the Holders, all documents, in form and substance satisfactory to the Administrative Agent, and take all such other action (other than the transmittal of the notice of assignment to the United States Government prior to the occurrence of an Event of Default) reasonably required by the Administrative Agent pursuant to the Assignment of Claims Act.







                                   ARTICLE IX
                               NEGATIVE COVENANTS

                  The Borrowers each covenant and agree that it shall comply with the following covenants so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:


9.01. Indebtedness. The Borrowers shall not and shall not permit any Guarantor to directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations and Indebtedness evidenced by the Senior Subordinated Notes and Mezzanine Documents;

                  (b) Permitted Existing Indebtedness,  reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, and any extensions, renewals, refundings, refinancings, or replacements of Permitted Existing Indebtedness as so reduced; provided that any such extension, renewal, refunding, refinancing or replacement is in an aggregate principal amount not greater than the principal amount outstanding with respect to the Permitted Existing Indebtedness so extended, renewed, refunded, refinanced, or replaced as of the date of such extension, renewal, refunding, refinancing or replacement plus any premium required under the terms of the such Permitted Existing Indebtedness and expenses incurred in connection with the subject transaction; is on terms no less favorable to the applicable Borrower or Guarantor than the terms of the Permitted Existing Indebtedness so extended, renewed, refunded, refinanced or replaced; and results in a final maturity of the Indebtedness extending, renewing, refunding, refinancing, or replacing Permitted Existing Indebtedness no shorter in time than that of the Permitted Existing Indebtedness being extended, renewed, refunded, refinanced or replaced;

                  (c) Indebtedness arising from intercompany loans (i) from a Borrower to any Subsidiary which is a Guarantor for so long as such Indebtedness is held by such Borrower or (ii) from any Susidiary which is a Guarantor to a Borrower or any other such Subsidiary for so long as such Indebtedness is held by such other Subsidiary and provided that such Indebtedness is subordinated, pursuant to written agreement in form and substance satisfactory to the Administrative Agent, to the Obligations;

                  (d) Indebtedness with respect to warranties and indemnities made under (i) any agreements for asset sales permitted under Section 9.02, (ii) Contractual Obligations of either Borrower or any Guarantor entered into in the ordinary course of its business, and (iii) Contractual Obligations of the Borrowers and their Subsidiaries identified on Schedule 9.01-D attached hereto;

                  (e)  Interest  Swap  Obligations  of  the  Borrowers  covering
         Indebtedness of the Borrowers or any Guarantor and Interest Swap Obligations of any Guarantor covering Indebtedness of such Guarantor, respectively; provided that the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

                  (f) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Borrowers and Guarantors outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument that constitutes a daylight overdraft or is inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two (2) Business Days after incurrence;

                  (h) Indebtedness for trade payables, wages and other accrued expenses incurred in the ordinary course of business that are not overdue by ninety (90) days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

                  (i) Indebtedness in respect of taxes, assessments, governmental charges and Claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 8.04;

                  (j)  Indebtedness  with  respect  to  contingent   liabilities
         incurred in the ordinary course of business of the Borrowers or Guarantors;

                  (k)  Indebtedness in respect of profit sharing plans;

                  (l) Indebtedness under appeal bonds in connection with judgments which do not result in an Event of Default or a Potential Event of Default or any other breach hereunder; provided that the aggregate amount of all such Indebtedness does not exceed $5,000,000;

                  (m) in addition to the Indebtedness permitted by clauses (a) through (m) above, other Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; and

                  (n) Indebtedness incurred by DynCorp, whether from issuance of notes or preferred stock, in replacement of the Mezzanine Debt; provided that any such replacement Indebtedness is in an aggregate principal amount not greater than the principal amount outstanding with respect to the Mezzanine Debt replaced as of the date of such replacement; is on terms no less favorable to DynCorp or the Lenders than the terms of the Mezzanine Debt; results in a final maturity of the replacement Indebtedness no shorter in time than that of the Mezzanine Debt; and such replacement is effected within five (5) years after the Closing Date.

For purposes of this Section 9.01, (i) the amount of Indebtedness of any Guarantor which is not a Wholly-Owned Subsidiary shall be deemed to be equal to that percentage of the Indebtedness of such Guarantor which equals the equity ownership percentage of the equity Securities of such Guarantor held by the Borrowers or by a Wholly-Owned Subsidiary and (ii) all Interest Swap Obligations and Currency Agreements shall be subject to terms reasonably acceptable to the Administrative Agent.


9.02. Sales of Assets. The Borrowers shall not and shall not permit any Guarantor to sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                  (a) the transfer of property (i) from a Guarantor to a Borrower or (ii) from a Guarantor to a Guarantor;

                  (b) transfers of property from a Borrower or a Guarantor to Permitted Joint Ventures; provided that the sum of (i) the fair market value of such property transferred to Permitted Joint Ventures plus
         (ii) the aggregate amount of Investments in Permitted Joint Ventures and Additional Investments outstanding at the time of such transfer shall not exceed $25,000,000;

                  (c) the sale of Inventory in the ordinary course of a Borrower's and its Subsidiaries' respective businesses and the sale, trade-in or other disposition of surplus, obsolete, or worn out Equipment in the ordinary course of a Borrower's and its Subsidiaries' respective businesses and consistent with past practices;

                  (d) the sale of the Real Property identified on Schedule 9.02-D attached hereto and made a part hereof;

                  (e)  the  sale  of  Investments  in  Cash  Equivalents,   cash
         equivalents and other readily marketable Securities;

                  (f)  the sales permitted pursuant to Section 9.09

                  (g) sales of Receivables by DynCorp and its Subsidiaries to Dyn Funding;

                  (h) sales of the Capital Stock or assets of DynSolutions, Inc., Data Management Design, Inc., and the Investment of DynCorp in Composite Technology, Inc. and the transfer of the Investment of DynCorp Information & Enterprise Technology, Inc. in FMAS Corporation as permitted by Section 9.04(j);

                  (i) sales or transfers of property in a single transaction or series of related transactions having a fair market value of less than $250,000; and

                  (j)  other  sales  or   transfers  of  property  in  a  single
         transaction or series of related transactions having a fair market value of less than $10,000,000 in the aggregate.


Notwithstanding anything in this Section 9.02 to the contrary, without the prior written consent of the Lenders, neither Borrower shall, nor shall it permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of any property not described in clauses (a) through, (e) and (j) above unless the Borrower or Subsidiary of a Borrower selling, assigning, transferring, leasing, conveying or otherwise disposing of such property receives consideration at the time of consummation of such transaction at least equal to the then fair market value of such property and at least 80% of the consideration received by such Borrower or such Subsidiary therefrom shall be in the form of cash or cash equivalents and be received at the time of disposition of such property.


9.03. Liens. The Borrowers shall not and shall not permit any Subsidiary to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

                  (a)  Liens created pursuant to the Loan Documents;

                  (b)  Permitted Existing Liens;

                  (c)  Customary Permitted Liens;

                  (d) purchase money Liens to finance property acquired in the ordinary course of business of such Person; provided that (i) the related purchase money Indebtedness shall not exceed the cost of such property and shall not be secured by Liens on any property of such Person other than the property so acquired and (ii) the Lien securing such Indebtedness shall be created within ninety (90) days after the date of such acquisition;

                  (e) Liens in favor of the lessor under Capital Leases permitted under Section 9.01; provided that such Lien shall not extend to property other than that which is the subject of any such Capital Lease;

                  (f) extensions, renewals, and replacements of Liens referred to in clause (b) of this Section 9.03; provided that any such extension, renewal, or replacement of a Lien referred to in clause (b) shall be limited to the property covered by the Lien extended, renewed, or replaced and that the obligations secured by any such extension, renewal, or replacement Lien shall be in an amount not greater than the amount of the obligations then secured by the Lien extended, renewed, or replaced; and

                  (g) Liens against property of a Subsidiary, (i) which is not required to be a Guarantor or (ii) the Capital Stock of which is not pledged to secure the Obligations as required by Section 9.04(g), to secure Indebtedness of such Subsidiary.


9.04. Investments. The Borrowers shall not and shall not permit any Guarantor to directly or indirectly make or own any Investment except:

                  (a)  Investments in Cash Equivalents;

                  (b) Investments in (i) Permitted Joint Ventures and (ii) Additional Investments; provided that the sum of (A) the aggregate amount of such Investments outstanding at any given time plus (B) the fair market value of all transfers of property by the Borrower or any Guarantor to Permitted Joint Ventures shall not exceed $25,000,000;

                  (c)  Permitted Existing Investments;

                  (d) Investments in the form of (i) advances to employees and officers of the Borrowers or Guarantors in the ordinary course of business for business-related travel and (ii) other loans and advances to employees and officers of the Borrowers or Guarantors in the ordinary course of business for bona fide business purposes not in excess of $1,500,000 in the aggregate at any time outstanding;

                  (e) Investments received in connection with the bankruptcy or reorganization of trade creditors and customers;

                  (f)   Investments   which,   if  they  were  in  the  form  of
         intercompany loans, would be permitted under Section 9.01(c);

                  (g) Investments in Persons which will become, immediately after such Investment, a Wholly-Owned Subsidiary or will merge or consolidate into a Borrower or a Wholly-Owned Subsidiary, and (i) if a Subsidiary formed under the laws of one of the states of the United States, all of the Capital Stock thereof is pledged to secure the Obligations or (ii) if a Foreign Subsidiary, 65% of the Capital Stock thereof is pledged to secure the Obligations; provided that (A) such Person is engaged in a business substantially similar to that of the Borrowers and their Subsidiaries as of the Closing Date and (B) if not merged into a Borrower or a Guarantor, such Person described in clause
         (i) becomes a Guarantor; provided that in no event shall the aggregate amount of such Investments (I) in any one Person exceed $25,000,000 or
         (II) made after the Closing Date exceed $50,000,000;

                  (h) Investments pursuant to Currency Agreements and with respect to Interest Swap Obligations which, if in the form of Indebtedness, would be permitted under Section 9.01;

                  (i) Investments made by a Borrower and its Subsidiaries as a result of consideration received in connection with a sale, assignment, transfer, lease, conveyance or other disposition of any property made in compliance with the provisions of Section 9.02 ; and

                  (j)  an   Investment   resulting   from  the  merger  of  FMAS
         Corporation, a Wholly-Owned Subsidiary of DynCorp Information & Enterprise Technology, Inc., into another corporation in exchange for a portion of such corporation's Capital Stock.

Notwithstanding the foregoing, in no event shall either Borrower or any Subsidiary of either Borrower make any Investment in DynEx, Inc.


9.05. Restricted Junior Payments. The Borrowers shall not and shall not permit any Guarantor to declare or make any Restricted Junior Payment, except:

                  (a) dividends or distributions to a Borrower on the Capital Stock of any of its Subsidiaries or to any of a Borrower's Subsidiaries from any other Subsidiary of such Borrower; provided, however, that Subsidiaries of Borrowers which are not Wholly-Owned Subsidiaries may pay dividends and make distributions only if the Borrower or Subsidiary of a Borrower which is a holder of the Capital Stock with respect to which such dividend or distribution is paid or made receives its pro rata share thereof;

                  (b) acquisitions of any shares of Capital Stock of DynCorp, either (i) solely in exchange for shares of Capital Stock of DynCorp or
         (ii) through the application of net proceeds of a substantially concurrent sale for Cash (other than to a Subsidiary of DynCorp) of shares of Capital Stock of DynCorp; in either case provided that no Event of Default or Potential Event of Default shall have occurred and be continuing unwaived;

                  (c) repurchases by DynCorp of shares of its common Capital Stock in connection with the repurchase provisions of the ESOP as in effect on the Closing Date (subject to changes in the ESOP to reflect requirements of ERISA or other Requirements of Law);

                  (d) repurchases by DynCorp of its common Capital Stock from former employees, officers and directors of DynCorp for an amount which, when aggregated with payments of up to $2,500,000 in withholding and/or payroll taxes upon the lapse of deferrals of deferred stock and stock equivalent accounts, does not exceed $3,000,000 in any calendar year; provided that, if less than $3,000,000 is used for such payments and repurchases in any calendar year, the amount equal to $3,000,000 minus the amount of such payments and repurchases made in such year may be used for such purposes in subsequent calendar years;

                  (e) payments by DynCorp of amounts required to pay cash interest as and when due with respect to the Mezzanine Debt; provided that (i) such payments do not exceed the amount equal to (A) that portion of Excess Cash Flow for the then immediately preceding Fiscal Year which is not required to be remitted to the Administrative Agent as a Designated Prepayment minus (B) the aggregate amount of property transfers to Permitted Joint Ventures, Investments in Permitted Joint Ventures and other Investments permitted under Sections 9.02(b) and 9.04(b) made in such immediately preceding Fiscal Year and (ii) if such payment is made based on Excess Cash Flow available therefor for any of the Fiscal Years ending in 2000, 2001, or 2002, the Leverage Ratio
         (including in the calculation thereof the Mezzanine Debt) for the immediately preceding Fiscal Year is less than or equal to 3.25 : 1.00; provided that no Event of Default or Potential Event of Default shall have occurred and be continuing unwaived; and

                  (f) on the first cash interest payment date occurring after May 30, 2005, payments by DynCorp of amounts required to pay accrued and unpaid interest owing with respect to the Mezzanine Debt in an amount equal to the amount of interest actually due and payable on such date under the terms of the Mezzanine Notes; provided that (x) the Leverage Ratio for the four (4) quarter period most recently ended as of the time of such dividend or distribution, and after giving effect to such payment, is not greater than 2.00 : 1.00, (y) such amount is permitted to be paid by the terms of the Mezzanine Notes and the terms of other Indebtedness of the Borrowers, and (z) no Event of Default shall have occurred and be continuing at the date of declaration or payment of such dividend or distribution or would result therefrom.

The Borrowers shall deliver to the Administrative Agent not later than the date of making any Restricted Junior Payment, an officer's certificate signed by a Responsible Officer stating that such Restricted Junior Payment complies with this Section 9.05 and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Borrower's latest available internal quarterly Financial Statements.


9.06. Conduct of Business. The Borrowers shall not and shall not permit any of its Subsidiaries to engage in any business other than (a) the businesses engaged in by the Borrowers and their Subsidiaries on the date hereof and (b) any business or activities which are similar, related or incidental thereto. 9.07. Transactions with Shareholders and Affiliates. The Borrowers shall not and shall not permit any of their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of a Borrower (other than the DynCorp Employee Stock Ownership Trust established pursuant to the Trust Agreement with respect to transactions contemplated by the ESOP Documents or SARP Documents or holders who are trustees or beneficiaries under any Plan), or with any other Affiliate of a Borrower which is not its Subsidiary, on terms that are less favorable to such Borrower or such Subsidiary, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 9.07 shall prohibit (a) any transaction expressly permitted by Sections 9.05 and 9.11; (b).reasonable fees and compensation paid to and indemnity provided for officers, directors, consultants and employees of the Borrowers or any of their Subsidiaries as determined in good faith by such Borrower's Board of Directors or senior management; or (c) performance of any obligations arising under the Transaction Documents. 9.08. Restriction on Fundamental Changes. The Borrowers shall not and shall not permit any of their Subsidiaries to enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Person's business or property, whether now or hereafter acquired, except (a) in connection with transactions permitted under Section 9.02, (b) in connection with the merger of any Guarantor with and into any other Guarantor, (c) in connection with the merger of any Subsidiary of a Borrower which is not a Material Subsidiary with and into any other Subsidiary of a Borrower and/or (d) the liquidation by merger or dissolution of Subsidiaries of DynCorp identified on Schedule 6.01-C as inactive Subsidiaries of DynCorp or the dissolution of Subsidiaries of a Borrower which are not Material Subsidiaries. 9.09. Sales and Leasebacks. Except with respect to (a) the property identified on Schedule 9.09 attached hereto, (b) transactions with respect to property acquired after the Closing Date, (c) any single transaction or series of related transactions resulting in a liability of less than $1,000,000, and (d) transactions consummated within 180 days after the purchase of the assets sold and leased back, if the proceeds of such sale are used to pay all or a portion of the purchase price of such assets, DynCorp shall not, and shall not permit any of its Subsidiaries to, become liable, directly, by assumption or otherwise, with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) which it or one of its Subsidiaries
(a) sold or transferred or is to sell or transfer to any other Person, or (b) intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person, in either instance, in connection with such lease. 9.10. Margin Regulations; Securities Laws. Neither Borrower shall, nor shall either Borrower permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

9.11.    ERISA.  The Borrowers shall not:

                  (a) knowingly engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan maintained by DynCorp or any of its Subsidiaries, whether or not waived;

                  (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of a Borrower or any ERISA Affiliate under Title IV of ERISA;

                  (e) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

                  (f) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that either Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code if such event, either singly or in the aggregate, after taking into account all other such events and any liabilities associated therewith, could reasonably be expected to subject DynCorp and/or its Subsidiaries to a material liability for the payment of money or give rise to a Lien under Section 302(f) of ERISA.


9.12. Organizational Documents; ESOP. The Borrowers shall not and shall not permit any Wholly-Owned Subsidiary to amend, modify or otherwise change any of the terms or provisions in any of (a) their respective Organizational Documents as in effect on the Closing Date, except amendments (i) to effect a change of name (A) of a Borrower as permitted by the applicable Borrower Security Agreement or (B) of a Subsidiary of a Borrower, written notice of which change of name such Person shall have provided the Administrative Agent within sixty
(60) days prior to the effective date of any such name change, (ii) with respect to mergers or dissolutions permitted by Section 9.08 and (iii) to a Borrower's or Subsidiary of the Borrower's Organizational Documents that would not result in a Material Adverse Effect, (b) the Mezzanine Documents as in effect on the Closing Date, or (c) the ESOP Documents or SARP Documents as in effect on the Closing Date, except with respect to terms and conditions the amendment of which would not result in any material adverse financial consequences to the Borrowers or (d) any Material Government Contract, except with respect to terms and conditions the amendment of which would not result in any Material Adverse Effect or the ability of DynCorp and its Subsidiaries to enter into Government Contracts thereafter.







                                    ARTICLE X
                               FINANCIAL COVENANTS

                  The Borrowers each covenant and agree that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due):


10.01. Funded Debt/Consolidated EBITDA. DynCorp shall maintain a ratio of Funded Debt as of the last day of each Fiscal Month in the Fiscal-Quarter ending on the respective dates set forth below to Consolidated EBITDA for the four-Fiscal-Quarter period then ended of not more than the ratio set forth opposite such Fiscal Quarter:

         Fiscal Quarters Ending                      Ratio

         March, 2000                                 4.75 : 1.00

         June, 2000                                  4.50 : 1.00

         September, 2000                             4.25 : 1.00

         December, 2000 and March, 2001              4.00 : 1.00

         June, 2001 and September, 2001              3.75 : 1.00

         December, 2001 and March, 2002              3.50 : 1.00

         June, 2002 and September, 2002              3.25 : 1.00

         December, 2002 and March, 2003              3.00 : 1.00

         June, 2003 and September, 2003              2.75 : 1.00

         December, 2003 and thereafter               2.50 : 1.00


10.02. Fixed Charge Coverage. DynCorp shall maintain a Fixed Charge Coverage Ratio as determined as of the last day of each Fiscal Month in the Fiscal Quarter ending on the respective dates set forth below for the four-Fiscal-Quarter period then ended of at least the ratio set forth below opposite such determination date:

         Fiscal Quarters Ending                      Ratio

         March, 2000 - September, 2002               1.20 : 1.00

         December, 2002 - September, 2003            1.30 : 1.00

         December, 2003 - September, 2004            1.50 : 1.00

         December, 2004 - September, 2005            1.60 : 1.00

         December, 2005 and thereafter               1.80 : 1.00

For purposes of this Section 10.02, the calculation of Fixed Charges shall include Capital Expenditures and taxes for GTEIS solely for the period from and after the Closing Date.


10.03. Receivables to Senior Funded Debt Ratio. DynCorp shall maintain a ratio of the average of the Receivables of DynCorp and its Subsidiaries as of the last day of each Fiscal Month in the Fiscal-Quarter ending on the respective dates set forth below to Senior Funded Debt as of such day of not more than the ratio set forth opposite such Fiscal Quarter:

         Fiscal Quarters Ending                      Ratio

         in December, 1999                           1.25 : 1.00

         in March, June, and                         1.25 : 1.00
         September, 2000

         in December, 2000 and thereafter            1.50 : 1.00


10.04. Capital Expenditures. DynCorp and its Subsidiaries shall not make Capital Expenditures during any Fiscal Year set forth below in excess of the amount set forth below under the heading "Maximum Amount":

         Fiscal Year Ending                         Maximum Amount


         December, 2000                              $12,000,000
         December, 2001                              $12,000,000
         December, 2002                              $13,000,000
         December, 2003                              $15,000,000
         December, 2004                              $17,500,000
         December, 2005                              $20,000,000
         December, 2006                              $24,000,000


provided, however, to the extent DynCorp and its Subsidiaries have not made Capital Expenditures in the amount permitted above for a given period, Capital Expenditures in an amount equal to twenty-five percent (25%) of the Maximum Amount of such Capital Expenditures permitted but not made in such period may be made in the immediately next succeeding Fiscal Year in addition to any amounts permitted above for such Fiscal Year; provided that to the extent amounts carried forward from one period to the next succeeding Fiscal Year are not expended in such Fiscal Year, such surplus may not be carried forward to any other succeeding year. For purposes of this Section 10.04, the Maximum Amount of Capital Expenditures shall be determined on the basis of Capital Expenditures made in a given period minus the amount of Net Cash Proceeds of Sale of the related assets which are either (a) reinvested in the business of the Borrowers and their Subsidiaries as permitted by this Agreement or the subject of a sale/leaseback transaction permitted by Section 9.09 pursuant to which a Borrower or Subsidiary of a Borrower has entered into an Operating Lease, as lessee.



                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

11.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement:

                  (a) Failure to Make Payments When Due. The Borrowers shall fail to pay (i) any principal of any Loan or Reimbursement Obligation when due or (ii) any of the Obligations for fees or interest described in Article IV within three (3) Business Days after the date such Obligations are due or (iii) any of the other Obligations within thirty (30) days after the date such Obligations are due.

                  (b) Breach of Certain Covenants. The Borrowers shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 7.02, 8.01, 8.02, 8.03, 8.04, 8.06, and 8.11, Article IX or Article X.

                  (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrowers to the Administrative Agent or any Lender herein or by the Borrowers or any Guarantor in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

                  (d) Other Defaults. The Borrowers shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in clauses (a), (b) or (c) of this Section 11.01) or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after the date on which notice of the occurrence thereof is given to or by the Administrative Agent.

                  (e) Default as to Other Indebtedness; Operating Leases. The Borrowers or Material Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, but after giving effect to any applicable cure period) with respect to any Indebtedness (other than an Obligation) of the Borrowers and the Material Subsidiaries aggregating $5,000,000 or more. Any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any Funded Debt of either Borrower or any Material Subsidiary, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Funded Debt, or permit the holder(s) of such Funded Debt to accelerate the maturity of any such Funded Debt or require a redemption or other repurchase of such Funded Debt; or any such Funded Debt shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by such Borrower or Material Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof. Any breach, default or event of default on the part of either Borrower or Material Subsidiaries shall occur under any Operating Lease to which such Borrower or any Material Subsidiary is a party which breach, default or event of default shall materially adversely affect the rights of such Borrower or any Material Subsidiary with respect to the property subject to any Operating Lease on which the remaining payments exceed $5,000,000.

                  (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case shall be commenced against DynCorp or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of DynCorp or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                  (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over DynCorp or any of its Subsidiaries or over all or a substantial part of the property of DynCorp or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of DynCorp or any of its Subsidiaries or of all or a substantial part of the property of DynCorp or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of DynCorp or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty
(60) days after entry, appointment or issuance.

                  (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. DynCorp or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or DynCorp or any of its Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or equivalent) of DynCorp or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

                  (h) Dissolution. Any order, judgment or decree shall be entered against DynCorp or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or DynCorp or any of its Subsidiaries shall otherwise dissolve, be dissolved, or cease to exist except as specifically permitted by this Agreement.

                  (i) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect or the Borrower or Guarantor party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or such Person seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Administrative Agent for the benefit of the Holders contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents, other than as a result of the actions or failure to act on the part of the Administrative Agent or any Lender.

                  (j) Judgments and Attachments. (i) Any money judgment (other than a money judgment covered by insurance; provided that no Responsible Officer has received any written notice from the applicable insurer that it has denied coverage), writ or warrant of attachment, or similar process against DynCorp or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $1,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of the lesser of (A) sixty (60) days, (B) such shorter period required by any applicable Requirement of Law, or
(C) five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such judgment, writ or warrant of attachment or similar process is in excess of $5,000,000, the entry thereof shall immediately constitute an Event of Default hereunder.

                  (ii) A federal tax Lien is filed against either Borrower or any Guarantor or any of its property which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within forty-five (45) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above and/or the amount of any Environmental Lien Claims described in clause (iii) below, equals or exceeds $5,000,000.

                  (iii) An Environmental Lien is filed against any property of a Borrower or any Material Subsidiary with respect to Claims in an amount which, when aggregated with the amount of judgments set forth in clause (i) above and/or the federal tax Lien Claims described in clause (ii) above, equals or exceeds $5,000,000.

                  (k) Termination Event. Any Termination Event occurs which could reasonably be expected to subject either Borrower or any ERISA Affiliate to liability in excess of $1,000,000.

                  (l) Waiver Application. The plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either Borrower or any ERISA Affiliate to an obligation to pay more than $1,000,000.

                  (m) Change in Control. A Change of Control shall occur.

                  (n) Material Adverse Effect. An event shall occur which results in a Material Adverse Effect.

                  (o) Mezzanine Defaults. Any "Event of Default" shall occur under the Mezzanine Documents, any mandatory prepayment shall be required to be made pursuant to the terms of the Mezzanine Documents.

                  (p) Government Contracts. (i) Any notice of debarment, notice of suspension or termination for default shall have been issued under any Government Contract which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

                  (ii) Either Borrower or any Subsidiary of a Borrower is barred or suspended from contracting with any part of the United States Government.

                  (iii) A United States Government investigation shall have resulted in criminal or civil liability, suspension, debarment or any other adverse administrative action arising by reason of alleged fraud, willful misconduct, neglect, default or other wrongdoing which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

                  (iv) The actual termination of any Government Contract due to alleged fraud, willful misconduct, neglect, default or any other wrongdoing which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

                  (v) A cure notice issued under any Government Contract shall remain uncured beyond (A) the expiration of the time period available to a Borrower or any Subsidiary of a Borrower pursuant to such Government Contract and/or such cure notice, to cure the noticed default or (B) the date on which the other contracting party is entitled to exercise its rights and remedies under the Government Contract as a consequence of such default which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

Notwithstanding anything in clauses (f), (g), or (h) above to the contrary, no Event of Default shall be deemed to have occurred in the event an involuntary case under any applicable bankruptcy, insolvency or other similar law is commenced against any of the Subsidiaries of DynCorp identified on Schedule 6.01-C as inactive Subsidiaries of DynCorp (the "Inactive Subsidiaries"), any Inactive Subsidiary commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or any order, judgment or decree shall be entered against any Inactive Subsidiary decreeing its involuntary dissolution or split up.

                  An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 14.07.


11.02.   Rights and Remedies.

                  (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.01(f), (g) or (h) as applied to either Borrower or any Material Subsidiary, the Lenders' respective obligations to make Loans under the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrowers, (i) declare that the Lenders' respective obligations to make Loans under the Revolving Credit Commitments and the Issuing Bank's obligations to issue Letters of Credit hereunder are terminated, whereupon such obligations of each Lender to make any such Loan and of the Issuing Bank to issue Letters of Credit hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without (except as specifically set forth herein) presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each Borrower.

                  (b) Rescission. If at any time after termination of the Lenders' obligations to make Loans under the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.07, then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of Lenders' respective obligations to make Loans under the Revolving Credit Commitments and/or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or any acceleration hereunder, even if the conditions set forth herein are met.

                  (c) Enforcement. Each Borrower acknowledges that in the event either Borrower or any Guarantor fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders; therefore, each Borrower agrees that the Administrative Agent and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.



                                   ARTICLE XII
                            THE ADMINISTRATIVE AGENT

12.01. Appointment. (a) The Issuing Bank and each Lender hereby designates and appoints Citicorp as the Administrative Agent of the Issuing Bank and such Lender under this Agreement, and the Issuing Bank and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article XII.

                  (b) The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither DynCorp nor any Subsidiary of DynCorp shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.07). In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and Issuing Bank and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for either Borrower or any Affiliate of DynCorp. The Administrative Agent may perform any of its duties hereunder, or under the other Loan Documents, by or through its agents or employees.


12.02. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature. The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Holder. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. The Issuing Bank and each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers and their Affiliates in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrowers and Guarantors initially and on a continuing basis, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Administrative Agent under the terms of this Agreement). If the Administrative Agent seeks the consent or approval of the Lenders or Issuing Bank to the taking or refraining from taking of any action hereunder, the Administrative Agent shall send notice thereof to the Issuing Bank and each Lender. The Administrative Agent shall promptly notify the Issuing Bank and each Lender at any time that the Lenders so required hereunder have instructed the Administrative Agent to act or refrain from acting pursuant hereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article IV when due) or the other Loan Documents, the Administrative Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of all of the Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders, Issuing Bank, and Holders of Notes; provided, however, the Administrative Agent shall not be required to take any action which (i) the Administrative Agent reasonably believes will expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, the other Loan Documents or applicable law.

12.03. Rights, Exculpation, Etc. (a) Liabilities; Responsibilities. None of the Administrative Agent, any Affiliate of the Administrative Agent, or any of their respective officers, directors, employees or agents shall be liable to any
Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. The Administrative Agent shall not be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrowers or any of their Affiliates or any Guarantor. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents, or the financial condition of the Borrowers or any of their Affiliates or any Guarantor, or the existence or possible existence of any Potential Event of Default or Event of Default.

                  (b) Right to Request Instructions. The Administrative Agent may at any time request instructions from the Lenders and Issuing Bank with respect to any actions or approvals which by the terms of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Administrative Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

                  (c) Documentation Agent. The Documentation Agent shall have no duties, responsibilities or liabilities whatsoever under this Agreement or the other Loan Documents in its capacity as such.


12.04. Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.
12.05. Indemnification. To the extent that the Administrative Agent is required to be reimbursed and indemnified by the Borrowers but is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. The obligations of the Lenders under this Section 12.05 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement. 12.06. Citicorp Individually. With respect to its Revolving Credit Commitment hereunder, if any, and the Loans made by it, if any, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Citicorp in its individual capacity as a Lender or one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with either Borrower or any of their Affiliates as if it were not acting as the Administrative Agent pursuant hereto.

12.07. Successor Administrative Agents. (a) Resignation. The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this
Section 12.07.

                  (b) Appointment by Requisite Lenders. Upon any such notice of resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

                  (c) Appointment by Retiring Administrative Agent. If a successor Administrative Agent shall not have been appointed within the thirty
(30) Business Day period provided in clause (a) of this Section 12.07, the retiring Administrative Agent, with the consent of the Borrowers (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

                  (d) Rights of the Successor and Retiring Administrative Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.


12.08. Relations Among Lenders. The Issuing Bank and each Lender agrees (except as provided in Section 14.05) that it will not take any legal action, nor institute any actions or proceedings, against either Borrower or any other obligor with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, neither the Issuing Bank nor any Lender may accelerate its portion of the Obligations, or unilaterally terminate its Revolving Credit Commitments except in accordance with Section 11.02(a).

12.09. Concerning the Collateral and the Loan Documents. (a) Protective Advances. The Administrative Agent may from time to time, before or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations ("Protective Advances"). The Administrative Agent shall notify the Borrowers and each Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrowers jointly and severally agree to pay the Administrative Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrowers fail to make payment in respect of any Protective Advance within one
(1) Business Day after the date the Borrowers receive written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Revolving Lender and each Revolving Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Revolving Loan Pro Rata Share of such Protective Advance; provided that no Lender shall be required to exceed its
Revolving Credit Commitment. If such funds are not made available to the Administrative Agent by such Lender within one (1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Revolving Lender to make available to the Administrative Agent its Pro Rata Share of any such Protective Advance shall neither relieve any other Revolving Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Revolving Loan Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Revolving Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrowers.

                  (b) Authority. The Issuing Bank and each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and Issuing Bank. The Issuing Bank and each Lender agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the
Administrative  Agent shall have the sole and  exclusive  right and authority to
(i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by either Borrower, any of its Subsidiaries or any Guarantor a party thereto; (iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, the Administrative Agent hereby appoints, authorizes and directs the Lenders and Issuing Bank to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Bank for purposes of the perfection of all security interests and Liens with respect to the property of the Borrowers and Guarantors at any time in the possession of such Lender or the Issuing Bank, including, without limitation, deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or the Issuing Bank; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuing Bank with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                  (c) Release of Collateral. (i) The Issuing Bank and each Lender hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Holders:

                  (A) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

                  (B) against any part of the Collateral sold or disposed of (directly or indirectly) by a Borrower or any of its Subsidiaries, if such sale or disposition is permitted by Section 9.02 or is otherwise consented to by the Requisite Lenders, as certified to the Administrative Agent by the Borrowers in an Officer's Certificate; and/or

                  (C) against any part of the Collateral consisting of a promissory note, upon final and indefeasible payment in full of the Indebtedness evidenced thereby.

                  (ii) The Issuing Bank and each Lender hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 12.09(c) promptly upon the effectiveness of any such release.




                                YIELD PROTECTION

13.01. Taxes. (a) Payment of Taxes. Any and all payments by either Borrower hereunder or under any Note or other document evidencing any Obligations shall be made, in accordance with Section 3.02, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, or levies which arise from the payment or performance under, or otherwise with respect to, any of the Loan Documents or the Revolving Credit Commitments and all other liabilities with respect thereto excluding, in the case of each Lender and the Administrative Agent, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). Subject to compliance with Section 13.01(d), if either Borrower shall be required by applicable Requirements of Law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender or the Administrative Agent, (x) the sum payable to such Lender or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 13.01) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrowers shall make such withholding or deductions, and (z) the Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b)   Indemnification.   The  Borrowers   will,   jointly  and
severally, indemnify each Lender and the Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes and all stamp or documentary taxes, excise taxes, ad valorem taxes, charges and other taxes imposed on the value of property of the Borrowers and their Subsidiaries, (including, without limitation, any additional income or franchise taxes resulting therefrom) incurred or paid by or on behalf of such Lender or the Administrative Agent (as the case may be) by any of their respective Affiliates in connection with the execution, delivery or registration of the Loan Documents, or from and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate in reasonable detail as to any additional amount payable to any Person under this
Section 13.01 submitted by it to the Borrowers shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender agrees, within a reasonable time after receiving a written request from the Borrowers, to provide the Borrowers and the Administrative Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 13.01 in respect of any payments under this Agreement or under the Notes.

                  (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrowers or either of them, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 14.08, the original or a certified copy of a receipt evidencing payment thereof.

                  (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrowers and the Administrative Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to Section 14.01 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (A) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed and executed copies of IRS Form W-8BEN (or any successor or substitute form or forms)), (B) under Sections 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W-8ECI (or any successor or substitute form or forms)), or (C) under Section 871(h) or 881(c) of the Internal Revenue Code in the case of any Lender that is claiming an exemption from the withholding of United States federal income tax with respect to "portfolio interest" (in which case, the certificate shall be accompanied by two accurate and complete original signed copies of IRS Form W-8BEN (or any successor or substitute form or forms) and such certificate shall include representations that the Lender is not (1) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (2) a ten-percent shareholder of either Borrower, within the meaning of Section 871(h)(3) of the Internal Revenue Code or (3) a controlled foreign corporation related to either Borrower within the meaning of Section 864(d)(4) of the Internal Revenue Code.

                  (ii) Each such Lender further agrees to deliver to the Borrowers and the Administrative Agent, from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrowers and the Administrative Agent pursuant to this Section 13.01(d). Each certificate required to be delivered pursuant to this Section 3.01(d)(ii) shall certify as to one of the following:

                  (A)  that  such  Lender  can  continue  to  receive   payments
         hereunder and under the Notes without deduction or withholding of United States federal income tax;

                  (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require and will not seek additional payments pursuant to Section 13.01(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers; or

                  (C) that such Lender is no longer capable of receiving payments of interest hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

Each Lender agrees to deliver to the Borrowers and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrowers and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrowers that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax. Each Lender further agrees to promptly furnish to the Borrowers and the Administrative Agent such additional documents as may be reasonably required by the Borrowers or Administrative Agent to establish any exemption from or reduction of any Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.


13.02. Increased Capital. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law) occurring after the date of this Agreement, compliance with which affects or would affect (i) the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans or other advances made hereunder or its performance under Section 2.07(e), any Issuing Bank's issuance of Letters of Credit hereunder, the existence of any Lender's obligation to make Loans or under Section 2.07(e) or the existence of any Issuing Bank's obligation to issue Letters of Credit, then, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender, Issuing Bank or corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

13.03. Changes; Legal Restrictions. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or over banks or financial institutions generally (whether or not having the force of law) occurring after the date hereof, compliance with which:

                  (a) does or will subject a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Revolving Credit Commitments of the Lenders to make Eurodollar Rate Loans or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans; or

                  (b) does or will impose,  modify,  or hold applicable,  in the determination of a Lender, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.


13.04. Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

                (ii) When notice is given by a Lender  under  Section  13.04(i),
(A) the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one
(1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

               (iii) If at any time after a Lender gives notice under Section 13.04(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.


13.05. Compensation. In addition to all amounts required to be paid by the Borrowers pursuant to Section 4.01, the Borrowers shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrowers but excluding any loss of Applicable Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrowers or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including, without limitation, mandatorily pursuant to Section 3.01) on a date which is not the last day of the applicable Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(d), or (iv) as a consequence of any failure by the Borrowers to repay Eurodollar Rate Loans when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error. 13.06. Limitation on Additional Amounts Payable by the Borrowers. Notwithstanding the provisions of Section 13.01(a), the Borrowers shall not be required to pay any additional amounts thereunder to a Lender if (a) the obligation to pay such additional amounts would not have arisen but for a failure by the Lender to comply with the requirements described in Section 13.01 or (b) the Lender shall not have furnished the Borrowers with such forms or shall not have taken such other action as reasonably may be available to it under applicable tax laws and any applicable tax treaty to obtain an exemption from, or reduction (to the lowest applicable rate) of withholding of such United States federal income tax; provided, however, the Borrowers' obligation to pay such additional amounts shall be reinstated upon receipt of such forms or evidence that action with respect to obtaining such exemption or reduction has been taken. 13.07. Change in Lending Office. Any Lender claiming any additional amounts payable pursuant to Section 13.01 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the Lending Office designated by it for purposes of this Agreement to a Lending Office in another jurisdiction, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. 13.08. Replacement of Lenders. (a) If any Lender is owed increased costs under Sections 13.02, 13.03, or 13.04 in a material amount greater than amounts being generally charged by the other Lenders, the Borrowers may, within thirty (30) days after receipt of demand or notice of such increased costs from such Lender, give written notice to the Administrative Agent and such Lender of the Borrowers' intent to replace such Lender with one or more Eligible Assignees (which shall be reasonably acceptable to the Administrative Agent as communicated to the Borrowers within thirty (30) days after the Borrowers delivery of the aforesaid notice to the Administrative Agent); provided, however that no such notice of the Borrowers may be given if
(i) such replacement conflicts with any applicable law or regulation then in effect, (ii) any Event of Default shall have occurred and then be continuing, or
(iii) such Lender shall have taken any necessary action under Section 13.07 to eliminate the need for payment of such increased costs or any illegality described in a notice delivered pursuant to Section 13.04.

         (b) Promptly after acceptance by the Administrative Agent of one or more replacement Eligible Assignees as aforesaid, the Lender to be replaced shall assign, in accordance with the provisions of Section 14.01 all of its rights and obligations under this Agreement to such Eligible Assignee(s); provided, however, that the Borrowers shall pay to the Administrative Agent the fee required under Section 14.01(d).



                                   ARTICLE XIV
                                  MISCELLANEOUS

14.01. Assignments and Participations. (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 14.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.01.

                  (b) Limitations on Assignments. Each assignment shall be subject to the following conditions: (i) each such assignment may be any of the following: (A) all of a Lender's outstanding Revolving Credit Commitment (together with its Revolving Loans and participations in outstanding Letters of Credit), Term A Loan and/or Term B Loan; (B) any portion of a Lender's Revolving Credit Commitment (together with the related Revolving Loans and participations in outstanding Letters of Credit), Term A Loan and/or Term B Loan; provided that such assignment is made to another Lender, Affiliate of a Lender or Approved Fund; and (C) a portion of a Lender's Revolving Credit Commitment (together with the related Revolving Loans and participations in outstanding Letters of Credit), Term A Loan and/or Term B Loan to any Person not referenced in clause
(B) above; provided that such assignment shall be in a minimum amount of $5,000,000 and $1,000,000 increments in excess thereof, which may be comprised of portion(s) of such Lender's Revolving Credit Commitment, Term A Loan and/or Term B Loan as aforesaid; (ii) each such assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement which are subject to such assignment; (iii) each such assignment shall be to an Eligible Assignee, (iv) so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Borrower shall have the right to approve each such Eligible Assignee and any assignee which is an Affiliate of a Lender or Approved Fund which is not domiciled in the United States, which approval shall not be unreasonably withheld or delayed and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, with a copy to the Administrative Agent's counsel at the address set forth on the signature pages hereof, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall relinquish its rights and be released from its obligations under this Agreement and the assigning Lender shall cease to be a party hereto, and (C) the Borrowers shall execute and deliver to the assignee thereunder one or more Notes, as applicable, evidencing its obligations to such assignee with respect to the Loans.

                  (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 14.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Revolving Credit Commitment of each Lender, and the principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers and each of the Guarantors, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and the other Lenders.

                  (e) Participations. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Revolving Credit Commitments hereunder and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitments hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Revolving Credit Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations or all or a substantial portion of the Collateral except as provided in Section 12.09(c).

                  (f) Information Regarding the Borrowers. Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 14.01, disclose to the assignee, or proposed assignee, any information relating to the Borrowers, the Guarantors or their Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrowers; provided that, prior to any such disclosure, such assignee or proposed assignee shall agree, in writing, to preserve in accordance with Section 14.20 the confidentiality of any confidential information described therein and prior written notice of such disclosure is provided to the Borrowers by such Lender.

                  (g) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

                  (h) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.


14.02.   Expenses.

                  (a) Generally. The Borrowers, jointly and severally, agree upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all reasonable other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (i) the Administrative Agent's review and investigation of the Borrowers and their Affiliates, GTEIS and its Subsidiaries, and the Collateral in
connection with the preparation, negotiation, and execution of the Loan Documents and the Administrative Agent's periodic reviews and audits of the
Borrowers and GTEIS; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article V) and the other Loan  Documents and the making of the Loans  hereunder;
(iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement, the other Loan Documents and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities under this Agreement and the other Loan Documents;
(v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement of any court proceeding having as parties thereto Lenders, participants, the Administrative Agent the Borrowers or any Subsidiary of a Borrower and relating in any way to the Obligations, the Collateral, this Agreement or any of the other Loan Documents, or the defense or intervention in any court proceeding relating in any way to the Obligations, property of the Borrowers and/or their Subsidiaries, the Borrowers, any of their Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, property of the Borrowers and/or their Subsidiaries, the Borrowers, any of their Subsidiaries, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

                  (b) After Default. The Borrowers further, jointly and severally, agree to pay or reimburse the Administrative Agent and the Lenders upon demand for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the Administrative Agent or any Lender after the occurrence, and during the continuance, of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, property of the Borrowers and/or their Subsidiaries, the Borrowers or any of their Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.


14.03. Indemnity. The Borrowers further, jointly and severally, agree to defend, protect, indemnify, and hold harmless the Administrative Agent, each and all of the Lenders, each of their respective affiliates, and each of their respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of
(i) this Agreement or the other Transaction Documents, or any act, event or transaction related or attendant thereto, the making of the Loans, the use or intended use of the proceeds of the Loans, or any of the other transactions contemplated by any of the Transaction Documents, or (ii) any Liabilities and Costs relating to any violation by either Borrower or any Material Subsidiary, or their respective predecessors-in-interest of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of either Borrower or any Material Subsidiary, or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective past, present or future property of either Borrower or any Material Subsidiary, the presence of asbestos-containing materials at any respective past, present or future property of either Borrower or any Material Subsidiary, or the Release or threatened Release of any Contaminant into the environment by either Borrower or any Material Subsidiary, or their respective predecessors-in-interest, or the Release or threatened Release of any Contaminant into the environment from or at any facility to which either Borrower or any Material Subsidiary, or their respective predecessors-in-interest sent or directly arranged the transport of any Contaminant (collectively, the "Indemnified Matters"); provided, however, the Borrowers shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The Administrative Agent and the Lenders agree to notify the Borrowers of the institution or assertion of any Indemnified Matter, but the parties hereto hereby agree that the failure to so notify the Borrowers shall not release the Borrower from its obligations hereunder.

14.04. Change in Accounting Principles. If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 7.01 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrowers with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article VIII, Article IX, and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Borrowers, to so reflect such change in accounting principles. 14.05. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default under Section 11.01(a) or acceleration of, or declaration that Obligations are due and payable under Section 11.02(a), each Lender and any Affiliate of any Lender is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrowers, or either of them, against and on account of the Obligations of the Borrowers to such Lender or any of its Affiliates, including, but not limited to, all Loans all Reimbursement Obligations, and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article XI and even though such Obligations may be contingent or unmatured. Each Lender agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of either Borrowers or any Guarantor now or hereafter maintained with such Lender or any Affiliate of such Lender. 14.06. Ratable Sharing. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Section 4.03 and Article XIII), equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the fees described in Sections 4.03 and
Article XIII) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 14.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

14.07. Amendments and Waivers. (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower or Guarantor a party thereto. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by either Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, modifications, waivers and consents not specifically reserved to Lenders and the Administrative Agent in Section 14.07(b), Section 14.07(c) and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

                  (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby:

         (i) waiver of any of the conditions specified in Sections 5.01 and 5.02 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

         (ii) increase in the amount of any of the Revolving Credit Commitment of such Lender,

         (iii) reduction of the principal of, rate or amount of interest on the Loans or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),

         (iv) postponement of the Revolving Credit Termination Date, Term A Loan Termination Date, Term B Loan Termination Date, any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender.

Notwithstanding any other provision of this Agreement to the contrary, any amendment, modification, termination, waiver or consent with respect to (A)
Section 10.03 shall be effective only by a written agreement, signed by Lenders whose Pro Rata Shares, in the aggregate, are greater than sixty-six and two-thirds percent (66-2/3%), subject to the proviso in the definition of "Requisite Lenders" and (B) Section 3.01(f) shall be effective only by a written agreement signed by the Requisite Tranche Lenders.

                  (c) Amendments, Consents and Waivers by all Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

         (i) change in the definition of Revolving Credit Commitments, Term Loan A Commitments or Term Loan B Commitments,

         (ii) release of any Guarantor or all or a substantial portion of the Collateral (except as provided in Section 12.09(c)),

         (iii) change in the (A) definitions of Requisite Lenders or (B) the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action under this Agreement or the other Loan Documents,

         (iv)  amendment of Section 14.01, Section 14.06 or this Section 14.07,

         (v) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by either Borrower, and

         (vi) waiver of any Event of Default described in Sections  11.01(a)(i),
         (f), (g), and (h) as they apply to either Borrower or any Guarantor, and (m).

                  (d) Administrative Agent Authority. The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action; and the order of priority set forth in clauses (A) through (C) of Section 3.02(b)(ii) may be changed only with the prior written consent of the Administrative Agent. Notwithstanding anything herein to the contrary, in the event that the Borrowers shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days after such request, then such Lender shall be deemed to not have approved such amendment, modification, waiver or consent and the Administrative Agent shall thereupon determine whether the Lenders required above to take the requested action have approved the same within the required time and communicate such determination to the Borrowers and the Lenders.


14.08. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent facsimile transmission or courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, IV or XIII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.08) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

     14.09. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrowers in respect of Taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event.

     14.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

14.11. Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshall any assets in favor of either Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that either Borrower makes a payment or payments to the Administrative Agent, the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     14.12. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     14.13. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

     14.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     14.15. Limitation of Liability. No claim may be made by either Borrower, any Lender, the Administrative Agent, any Indemnitee, or any other Person against either Borrower, the Administrative Agent, any Lender, any Indemnitee, or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any indirect, special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by or provisions of this Agreement, or any act, omission or event occurring in connection therewith; and the Borrowers, each Lender, and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     14.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder of the Borrowers, or any interest therein, may not be assigned without the written consent of all Lenders.

     14.17.   Certain Consents and Waivers of the Borrowers.

                  (a) Personal Jurisdiction. (i) EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWERS EACH IRREVOCABLY DESIGNATES AND APPOINTS MARKET INTELLIGENCE CORPORATION, 635 MADISON AVENUE, 4 THE FLOOR, NEW YORK, NEW YORK 10022, AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, AND THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWERS EACH WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF ANY COURT CONSIDERING THE DISPUTE WHICH IS DESCRIBED IN THE FIRST SENTENCE OF THIS CLAUSE (a) OR IN CLAUSE (ii) BELOW.

                  (ii) THE BORROWERS EACH AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR PROPERTY IN A COURT IN ANY LOCATION HAVING JURISDICTION OVER THE BORROWERS OR THEIR PROPERTY TO ENABLE THE ADMINISTRATIVE AGENT AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE BORROWERS EACH AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR ANY LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE BORROWERS EACH WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                  (b) Service of Process. THE BORROWERS EACH IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWERS' NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) BUSINESS DAYS AFTER SUCH MAILING. THE BORROWERS EACH IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST EITHER BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                  (c) Waiver of Jury Trial. EACH OF THE ADMINISTRATIVE AGENT, LENDERS, AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. ANY OF THE BORROWERS, THE ADMINISTRATIVE AGENT, OR THE LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


     14.18. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against each Borrower, each Lender, and the Administrative Agent on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

     14.19.Limitation on Agreements. All agreements between the Borrowers, the Administrative Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrowers under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

     14.20. Confidentiality. Subject to Section 14.01(f), the Administrative Agent and the Lenders shall hold all nonpublic information identified as such by the Borrowers and obtained pursuant to the requirements of this Agreement and in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offeree, transferees or participants to agree in writing) to comply with this Section 14.20. In no event shall any Lender be obligated or required to return any materials furnished by the Borrowers; provided, however, each offeree shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrowers in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender and the Borrowers shall survive the execution of this Agreement. Except as specifically prohibited by applicable law or any court order or in connection with a routine examination by bank examiners or similar governmental regulators, the Administrative Agent and each Lender agrees to notify the Borrowers, in writing, of any request of any Governmental Authority or representative thereof or any legal process pursuant to which any request is made for such information prior to its disclosure thereof.

     14.21. Entire Agreement. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

     14.22. Advice of Counsel. The Borrowers and each Lender understand that the Administrative Agent's counsel represents only the Administrative Agent's and its Affiliates' interests and that the Borrowers and other Lenders are advised to obtain their own counsel. The Borrowers represent and warrant to the Administrative Agent and the other Holders that they have discussed this Agreement with their counsel.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


                         DYNCORP


                         By   /s/ Paul T. Graham

                           Paul T. Graham
                           Vice President and Treasurer



                         DYN FUNDING CORPORATION



                         By /a/ Paul T. Graham

                           Paul T. Graham
                           Vice President

                         Notice Address:

                            c/o DynCorp
                            2000 Edmund Halley Drive
                            Reston, Virginia  20191-3436
                            Attn: Senior Vice President and
                             Chief Financial Officer

                         Telecopier No. (703) 264-9355

                          with a copy to DynCorp's Senior Vice President and General Counsel at the same notice address

ADMINISTRATIVE AGENT:    CITICORP USA, INC., as
Administrative Agent


                         By /s/ Shapleigh B. Smith

                           Shapleigh B. Smith
                           Managing Director

                           Notice Address:

                           Citicorp USA, Inc.
                           399 Park Avenue
                           New York, New York  10043
                           Attn: Shapleigh B. Smith
                           Telecopier No. (212) 793-1290

                           with a copy to:
                              Sidley & Austin
                              Bank One Plaza
                              10 South Dearborn Street
                              Chicago, Illinois  60603
                              Attn: DeVerille A. Huston
                              Telecopier No.  (312) 853-7036

ISSUING BANK:            CITIBANK, N.A.


                         By /s/ James R. Williams

                           James R. Williams
                           Vice President

                         Notice Address:

                           Citibank, N.A.
                           c/o Citicorp USA, Inc.
                           399 Park Avenue
                           New York, New York 10043
                           Attn: Shapleigh B. Smith
                           Telecopier No. (212) 793-1290

LENDERS:                 CITICORP USA, INC.


                         By /s/ Shapleigh B. Smith

                           Shapleigh B. Smith
                           Managing Director

                           Notice Address and Domestic Lending Office:

                               Citicorp USA, Inc.
                               399 Park Avenue
                               New York, New York  10043
                               Attn: Shapleigh B. Smith
                               Telecopier No. (212) 793-1290

                          Eurodollar Lending Office or Eurodollar Affiliate:

                               Citicorp USA, Inc.
                               c/o Citibank, N.A.
                               399 Park Avenue
                               New York, New York  10043
                               Attn: Shapleigh B. Smith
                               Telecopier No. (212) 793-1290

                          BANKERS TRUST COMPANY


                          By  /s/ Susan LeFevre

                            Susan LeFevre
                            Director


                            Notice Address and Domestic Lending Office:

                                Bankers Trust Company
                                130 Liberty Street
                                New York, New York 10006
                                Attn: Jonathan Robinson
                                Telecopier No. (212) 669-1520

                           Eurodollar Lending Office or Eurodollar Affiliate:

                                Bankers Trust Company
                                130 Liberty Street
                                New York, New York 10006
                                Attn: Jonathan Robinson

                          FIRST UNION NATIONAL BANK



                          By /s/ Christopher R. Hetterly

                            Christopher R. Hetterly
                            Director

                          Notice Address and Domestic Lending Office:

                            First Union National Bank
                            1970 Chain Bridge Road
                            9th Floor
                            McLean, Virginia 22102-4099
                            Attn: Mary Dolan
                            Telecopier No. (703) 760-6019

                          Eurodollar Lending Office or Eurodollar Affiliate:

                            First Union National Bank
                            1970 Chain Bridge Road
                            9th Floor
                            McLean, Virginia 22102-4099
                            Attn:  Mary Dolan
                            Telecopier No. (703) 760-6019

Exhibit 3



                               PURCHASE AGREEMENT

                                      among

                               DynCorp, as Issuer,

                                       and

                           The Purchasers named herein

                          Dated as of December 10, 1999



                                  Relating to:


                    $40,000,000 Aggregate Principal Amount of
                     15% Senior Subordinated Notes due 2007

                                       AND

                                 426,217 Shares

                                TABLE OF CONTENTS
                                                                 PAGE

                                    RECITALS

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.     Definitions............................................1
1.02.     Computation of Time Periods...........................20
1.03.     Accounting Terms......................................20

                                    SECTION 2

                 AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

2.01.     Authorization of Issue................................20
2.02.     Sale..................................................20
2.03.     Closing...............................................20

                                    SECTION 3

                              CONDITIONS TO CLOSING

3.01.     Representations and Warranties........................21
3.02.     Performance; No Default Under Other Agreements........21
3.03.     Compliance Certificates...............................21
          (a)    Officers' Certificate..........................21
          (b)    Secretary's Certificate........................21
3.04.     Opinions of Counsel...................................21
3.05.     Changes in Corporate Structure........................21
3.06.     Credit Agreement......................................22
3.07.     No Adverse Events.....................................22
3.08.     Financial Information.................................22
3.09.     Proceedings and Documents.............................22
3.10.     Purchase Permitted by Applicable Law, etc.............22
3.11.     Transaction Documents in Force and Effect;
          Information...........................................22
          (a)    Transaction Documents..........................22
          (b)    Accuracy of Information........................23
3.12.     No Violation; No Legal Constraints; Consents,
          Authorizations and Filings, etc.......................23
3.13.     Solvency Certificate..................................23
3.14.     Acquisition...........................................23
3.15.     Fees..................................................24
3.16.     Other Matters.........................................24

                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.01.     Authorized Capitalization.............................24
4.02.     Due Incorporation.....................................24
4.03.     Due Authorization, Execution and Delivery.............25
4.04.     Consents..............................................25
4.05.     Non-Contravention; Authorization and Approvals........25
4.06.     Company Financial Statements; Company Reports.........26
          (a)    Company Financial Statements...................26
          (b)    Company Reports................................26
4.07.     Litigation............................................26
4.08.     Permits...............................................26
4.09.     Liabilities...........................................27
4.10.     Marketable Title......................................27
4.11.     Solvency..............................................27
4.12.     Private Offering; No Integration or General
          Solicitation..........................................28
4.13.     ERISA.................................................28
4.14.     Investment Company....................................28
4.15.     Taxes.................................................28
4.16.     Eligibility for Resale Under Rule 144A................29
4.17.     No Registration Rights................................29
4.18.     Environmental Law.....................................29
4.19.     Absence of Labor Dispute..............................29
4.20.     Use of Proceeds; Margin Regulations...................29
4.21.     Insurance.............................................30
4.22.     Books and Records.....................................30
4.23.     Affiliate Transactions................................30
4.24.     Material Contracts....................................30
4.25.     Brokerage Fees........................................30
4.26.     Existing Indebtedness; Future Liens...................30
4.27.     Year 2000.............................................31
4.28.     Representations and Warranties Pertaining to the
          Acquired Business.....................................31

                                    SECTION 5

                        REPRESENTATIONS OF THE PURCHASERS

5.01.     Purchase for Investment...............................31

                                    SECTION 6

                        COVENANTS TO PROVIDE INFORMATION

6.01.     Future Reports to Purchasers..........................32
          (a)    Annual Budget..................................32
          (b)    Quarterly Statements...........................32
          (c)    Annual Statements..............................33
          (d)    Chief Financial Officer Certificates...........34
          (e)    Auditors' Reports..............................34
          (f)    Other Information..............................34
          (g)    Notice of Default or Event of Default..........34
          (h)    Additional Information to Holders of Other
                 Indebtedness...................................34
          (i)    Changes to Indebtedness........................35
          (j)    Original Issue Discount Information............35

                                    SECTION 7

                           OTHER AFFIRMATIVE COVENANTS

7.01.     Payment of Principal, Premium and Interest............35
7.02.     Preservation of Corporate Existence and Franchises....35
7.03.     Maintenance of Properties.............................35
7.04.     Taxes.................................................36
          (a)    Payment of Taxes...............................36
          (b)    Tax Returns....................................36
7.05.     Books, Records and Access.............................36
7.06.     Compliance with Law...................................36
7.07.     Insurance.............................................36
7.08.     Offer to Repurchase upon Change of Control............36
7.09.     Offer to Purchase by Application of Excess Proceeds...38
7.10.     Further Assurances....................................39
7.11.     Year 2000 Compliance..................................39
7.12.     Inspection............................................39

                                    SECTION 8

                               NEGATIVE COVENANTS

8.01.     Stay, Extension and Usury Laws........................40
8.02.     Limitation on Restricted Payments.....................40
8.03.     Limitation on Dividend and Other Payment
          Restrictions Affecting Subsidiaries...................41
8.04.     Limitation on Incurrence of Additional Indebtedness...42
8.05.     Limitation on Asset Sales.............................42
8.06.     Limitations on Transactions with Affiliates...........43
8.07.     Prohibition on Incurrence of Senior Subordinated
          Debt..................................................44
8.08.     Limitation on Liens...................................44
8.09.     Limitation on Preferred Stock of Restricted
          Subsidiaries..........................................44
8.10.     Merger, Consolidation and Sale of Assets..............44
8.11.     Successor Company Substituted.........................45
8.12.     Conduct of Business...................................45

                                    SECTION 9

                             [INTENTIONALLY OMITTED]


                                   SECTION 10

                                    THE NOTES

10.01.    Form and Execution....................................46
10.02.    Terms of the Notes....................................46
          (a)    Stated Maturity................................46
          (b)    Interest.......................................46
10.03.    Denominations.........................................46
10.04.    Form of Legend for the Notes..........................46
10.05.    Payments and Computations.............................47
10.06.    Registration; Registration of Transfer and Exchange...47
          (a)    Security Register..............................47
          (b)    Registration of Transfer.......................47
          (c)    Exchange.......................................47
          (d)    Effect of Registration of Transfer or Exchange.47
          (e)    Requirements; Charges..........................47
          (f)    Certain Limitations............................48
10.07.    Transfer Restrictions.................................48
10.08.    Mutilated, Destroyed, Lost and Stolen Notes...........49
10.09.    Persons Deemed Owners.................................49
10.10.    Cancellation..........................................50

                                   SECTION 11

                                EVENTS OF DEFAULT

11.01.    Events of Default.....................................50
11.02.    Acceleration..........................................51

                                   SECTION 12

                                   REDEMPTION

12.01.    Right of Redemption...................................52
12.02.    Partial Redemptions...................................52
12.03.    Notice of Redemption..................................52
12.04.    Deposit of Redemption Price...........................52
12.05.    Notes Payable on Redemption Date......................53
12.06.    Notes Redeemed in Part................................53

                                   SECTION 13

                             SUBORDINATION OF NOTES

13.01.    Notes Subordinated to Senior Debt.....................53
13.02.    No Payment on Notes in Certain Circumstances..........53
13.03.    Payment Over of Proceeds upon Dissolution, etc........54
13.04.    Payments May Be Paid Prior to Dissolution.............55
13.05.    Subrogation...........................................55
13.06.    Obligations of the Company Unconditional..............55
13.07.    Reliance on Judicial Order or Certificate of
          Liquidating Agent.....................................55
13.08.    Subordination Rights Not Impaired by Acts or
          Omissions of the Company or Holders of Senior Debt....56
13.09.    Noteholders Authorize Senior Debt To File Claims......56
13.10.    Debtor in Possession Financing........................56

                                   SECTION 14

                 FEES, EXPENSES, INDEMNIFICATION AND TERMINATION

14.01.    Fees and Expenses.....................................57
14.02.    Indemnification.......................................57
14.03.    Survival..............................................57
14.04.    Termination...........................................57

                                   SECTION 15

                                  MISCELLANEOUS

15.01.    Notices...............................................58
15.02.    Benefit of Agreement; Assignments and Participations..58
15.03.    No Waiver; Remedies Cumulative........................59
15.04.    Amendments, Waivers and Consents......................59
15.05.    Counterparts..........................................59
15.06.    Headings..............................................59
15.07.    Governing Law; Submission to Jurisdiction; Venue......59
15.08.    Severability..........................................60
15.09.    Entirety..............................................60
15.10.    Survival of Representations and Warranties............60
15.11.    Incorporation.........................................61

EXHIBITS

Exhibit A         -   Form of Note
Exhibit B         -   Anti-Dilution Provisions
Exhibit C         -   Form of Registration Rights Agreement
Exhibit 3.04(a)   -   Opinions of Counsel

SCHEDULES

Schedule 1.01(a)  -   Exceptions to Asset Sales
Schedule 1.01(b)      Permitted Holders - Senior Management
Schedule 4.01(i)  -   Outstanding Capitalization
Schedule 4.01(ii) -   Subsidiaries; Ownership Interests
Schedule 4.07     -   Litigation
Schedule 4.10(a)  -   Marketable Title Exceptions
Schedule 4.10(b)  -   License Exceptions
Schedule 4.17     -   Registration Rights Exceptions
Schedule 4.18     -   Environmental Law Exceptions
Schedule 4.23     -   Affiliate Transactions Exceptions
Schedule 4.24     -   Material Contracts
Schedule 4.25     -   Brokerage Fees Exceptions
Schedule 4.26     -   Indebtedness

                               PURCHASE AGREEMENT


         PURCHASE AGREEMENT, dated as of December 10, 1999, by and among DynCorp, a Delaware corporation (the "Company"), and the purchasers named on the signature pages hereto (collectively, the "Purchasers").

                                    RECITALS

         WHEREAS, the Company will acquire all or substantially all of the ownership interests (the "Acquisition") of GTE Information Systems LLC, a Delaware limited liability company (the "Acquired Business").

         WHEREAS, the cash requirements for the Acquisition (including related fees and expenses and ongoing working capital needs) and the refinancing of approximately $110 million of existing debt of the Company and its subsidiaries (the "Refinancing") are approximately $250.0 million and are being provided solely from (i) term loan facilities of up to $200.0 million and a revolving credit facility of up to $90.0 million (the "Bank Financing") pursuant to a credit agreement among the Company, the lenders, Citicorp USA, Inc., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, First Union National Bank, as documentation agent, and Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., as co-lead arrangers and co-book managers (the "Credit Agreement"), and (ii) the issuance of $40.0 million aggregate principal amount of the Company's 15% Senior Subordinated Notes due 2007 in the form of Exhibit A hereto (together with any PIK Notes, the "Notes") and shares of Common Stock. The Acquisition, the Bank Financing and the issuance of the Notes and the shares of Common Stock are herein collectively referred to as the "Transactions".

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company has agreed to sell to the Purchasers and the Purchasers, acting severally and not jointly, have agreed to purchase from the Company, in the respective amounts set forth opposite their respective names on Schedule A attached hereto: (i) the Notes and (ii) an aggregate of 426,217 shares (the "Shares") of common stock of the Company, par value $.10 per share (the "Common Stock") (in the aggregate 4.0% of the fully diluted equity of the Company).

         WHEREAS, the holders of the Shares are entitled to the Stockholder Rights set forth in Exhibit B and from time to time will be entitled to the benefits of the Registration Rights Agreement, dated as of the Closing Time (the "Registration Rights Agreement"), by and among the Company and the Purchasers in the form of Exhibit C hereto.

         WHEREAS, the Company has duly authorized the creation and issuance of the Notes and the Shares and the execution and delivery of this Agreement and the Registration Rights Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS


         1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

         "Acceleration Notice" is defined in Section 11.02.

         "Accredited Investor" means any Person that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

         "Acquired Business" has the meaning specified in the recitals of this Agreement.

         "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

         "Acquisition" has the meaning specified in the recitals to this Agreement.

         "Acquisition Agreement" means the purchase agreement pursuant to which the Acquisition is to be consummated.

         "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

         "Agreement" is defined in Section 15.04.

         "Annual Budget" is defined in Section 6.01(a).

         "Applicable Law" means all applicable laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including any Environmental Law and any laws pertaining to health or safety) applicable to the Company, any of its Subsidiaries or any of their property or operations.

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction, excluding any such transaction consummated within 180 days after the purchase of assets sold if the proceeds of the transaction are used to pay all or a portion of such transaction) to any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or any Permitted Joint Venture of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 8.10 or (iii) the sale, lease, conveyance, disposition or other transfer of items listed on Schedule 1.01(a).

         "Asset Sale Offer" is defined in Section 7.09(a).

         "Asset Sale Offer Amount" is defined in Section 8.05.

         "Asset Sale Offer Payment Date" is defined in Section 7.09(b).

         "Asset Sale Offer Trigger Date" is defined in Section 8.05.

         "Basket" means (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to March 17, 1997 and on or prior to the date the amount of the Basket is being calculated (the "Calculation Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to March 17, 1997 and on or prior to the Calculation Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses
(x) and (y), (i) any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes and (ii) cash proceeds from the issuance of Qualified Capital Stock by or any equity contribution from any Person, financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid); less (z) any Note Restricted Payments made subsequent to March 17, 1997.

         "Blockage Period" is defined in Section 13.02(a).

         "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Borrowing Restricted Subsidiary" is defined in Section 8.09.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof combined capital and surplus of not less than $250.0 million; (v) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "CERCLA" is defined in Section 4.19.

         "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Agreement); (iii) any Person or Group (other than the Permitted Holder or a holding company formed solely to hold all of the Capital Stock of the Company) shall become beneficially the owner, directly or indirectly, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

         "Change of Control Offer" is defined in Section 7.08(a).

         "Change of Control Payment" is defined in Section 7.08(a).

         "Change of Control Payment Date" is defined in Section 7.08(a).

         "Closing Time" is defined in Section 2.03.
         "Commitment Letter" means the letter agreement between Bankers Trust Corporation and DynCorp dated October 29, 1999 relating to the financing contemplated by this Agreement.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Closing Time or issued after the Closing Time, and includes, without limitation, all series and classes of such common stock.

         "Company" shall have the meaning assigned in the preamble to this Agreement and its successors and permitted assigns.

         "Company Financial Statements" has the meaning ascribed to such term in
Section 4.06(a).

         "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges less Consolidated Non-Cash Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries and Permitted Joint Ventures for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries and Permitted Joint Ventures during such period as determined on a consolidated basis in accordance with GAAP; provided that amounts to be included in clauses (i) and (ii) above with respect to Permitted Joint Ventures not constituting Restricted Subsidiaries shall be the product of the amounts computed in accordance with GAAP and the percentage of the total outstanding shares of Capital Stock of such Permitted Joint Venture held by the Company or any Restricted Subsidiary of the Company, and provided, further, that amounts to be included in Consolidated Interest Expense shall exclude prepayment fees and penalties incurred to repay Refinanced Indebtedness and expenses related to the write-off of the unamortized balance of deferred debt issuance expense for Refinanced Indebtedness.

         "Consolidated Leverage Ratio" means with respect to any Person, the ratio of (i) the sum of the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to (ii) Consolidated EBITDA for such person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Indebtedness" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any asset sales or other dispositions or transfers or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or asset sale or other dispositions or transfers during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other dispositions or transfers or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly, guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise (other than the restrictions caused by the terms of the 2007 Indenture, the Credit Agreement and other Indebtedness permitted under the Credit Agreement and any replacement thereof), (e) the net income of any other Person, other than a Restricted Subsidiary of the referent Person (except in the case of (d) and (e) to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person), (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the closing date of the 2007 Indenture, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (i) nonrecurring expenses incurred in connection with the execution of the Transactions (including, without limitation, prepayment fees and penalties incurred to repay Refinanced Indebtedness) and (j) nonrecurring expenses incurred in connection with the execution of the Acquisition, the Credit Agreement and the Transaction Documents (including, without limitation, prepayment fees and penalties incurred to repay Refinanced Indebtedness), the transition of administrative services for the Acquired Business to the Company, and the installation of core financial and human resource systems of the Company, net of taxes based on income, in an aggregate amount not to exceed $4.5 million.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

         "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Consolidated Non-Cash Income" means, with respect to any Person, for any period, the aggregate amount of revenue of such Person and its Restricted Subsidiaries increasing the Consolidated Net Income of such Person and its Restricted Subsidiaries that will not result in the future receipt of cash by such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP (excluding any such revenue constituting an extraordinary item).

         "Controlling Person" is defined in Section 14.02.

         "Covenant Default" is defined in Section 13.02(a).

         "Credit Agreement" means the credit agreement referred to in the recitals to this Agreement dated as of December 10, 1999 among DynCorp, Dyn Funding Corporation, the lenders party thereto in their capacities as lenders thereunder and Citicorp USA, Inc., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, First Union National Bank, as documentation agent, and Salomon Smith Barney Inc. and Deutsche Bank Securities Inc., as co-lead arrangers and co-book managers, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section 8.04) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

         "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

         "Designated Senior Debt" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

         "Disclosure Schedule" means all numbered Schedules to this Agreement.

         "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes. So long as the Company's obligation to repurchase common stock pursuant to the ESOP exists, common stock issued to the ESOP shall be Disqualified Capital Stock. For the avoidance of doubt, the Shares are not Disqualified Capital Stock.

         "Dyn Funding Corporation" means Dyn Funding Corporation, a Delaware corporation.

         "Enforceability Exceptions" means, with respect to any specified obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (other than, in any such case, any Federal or state laws relating to fraudulent transfers).

         "Environmental Law" is defined in Section 4.19.

         "ERISA" is defined in Section 4.14.

         "ESOP" means the Company's Employee Stock Ownership Plan effective as of January 1, 1988 as amended.

         "Event of Default" is defined in Section 11.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Noteholders.

         "Fee Letter" means the Fee Letter dated October 29, 1999 between Bankers Trust Corporation and DynCorp.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Closing Time.

         "Governmental Authority" means (a) the government of the United States or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to, any such government.

         "Guarantee" is defined in Section 8.09.

         "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the effect of which is to assure the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of financial results.

         "Holder" means any Noteholder or any holder of the Shares.

         "incur" is defined in Section 8.04(a).

         "Indebtedness"  means with respect to any Person,  without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through
(vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person (other than Disqualified Capital Stock owned by the ESOP or any other benefit plan) with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

         "Indemnified Person" is defined in Section 14.02.

         "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Institutional Investor" means (a) any original Purchaser of a Note and any transferee that is an Affiliate of any original Purchaser, (b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company or investment fund, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form organized under the laws of the United States or a State thereof, with capital and surplus in excess of $50,000,000.

         "Interest Payment Date" is defined in Exhibit A.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted
Subsidiary, as the case may be. For the purposes of Section 8.02, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such
Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of. Investments shall not include travel advances in the ordinary course of business.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If any payment date in respect of the Notes is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Material Adverse Effect" means a material adverse effect upon (i) the financial condition, operations, assets or business of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under the Transaction Documents, or (iii) the ability of a Purchaser to enforce any of the Transaction Documents against the Company.

         "Material Contracts" means any agreements, contracts or arrangements between the Company or its Subsidiaries, on the one hand, and any third parties, on the other, that are material to the business, operations, affairs, condition (financial or otherwise), properties, assets or results of operations of the Company and its Subsidiaries, taken as a whole.

         "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise (including in connection with any offer to purchase that this Agreement requires the Company to make).

         "MIS" means computerized management information systems for recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of inventory, creation and aging of receivables and accounts payable (including agings thereof).

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

         "9 1/2% Notes" means the Company's 9 1/2% Senior Subordinated Notes due March 1, 2007 issued under the 2007 Indenture.

         "Note Restricted Payments" has the meaning ascribed to "Restricted Payments" under the 2007 Indenture as in effect at the Closing Time.

         "Noteholder" means a Person in whose name a Note is registered on the Security Register.

         "Notes" has the meaning specified in the recitals of this Agreement.

         "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Officer" means, with respect to any Person, the President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or Secretary of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto and
(ii) a statement as to whether, in the opinion of the signers, such conditions have been complied with.

         "outstanding", when used with respect to the Notes, means, as of the date of determination, all Notes theretofore executed and delivered under this Agreement, except:

         (i) Notes theretofore canceled by the Company or delivered to the Company for cancellation;

         (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore irrevocably set aside by the Company with a third party in trust for the holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and

         (iii) Notes which have been issued pursuant to Section 10.08 or in exchange for or in lieu of which other Notes have been executed and delivered pursuant to this Agreement, other than any such Notes in respect of which there shall have been presented to the Company proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Noteholders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Required
Noteholders the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Payment Default" is defined in Section 13.02(a).

         "Permits" means all licenses, permits, certificates of need, approvals and authorizations from all Governmental Authorities required to lawfully conduct a business as presently conducted.

         "Permitted Holder" means the ESOP and its Affiliates and other benefit plans of the Company, including, without limitation, the Company's 401(k) Plan or any member of senior management of the Company listed on Schedule 1.01(b) hereto.

         "Permitted Indebtedness" means, without duplication, each of the following:

         (i) Indebtedness under the Notes including the issuance of PIK Notes in accordance with the terms thereof;

         (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $290 million reduced by any permanent repayments (which are accompanied by a corresponding permanent commitment reduction); provided that any
         Indebtedness incurred pursuant to any amendment, supplement, modification, refinancing, replacement or restructuring of the Credit Agreement shall be deemed incurred under this clause (ii);

         (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding at the Closing Time (including, without limitation, the 9 1/2% Notes but excluding any Indebtedness outstanding at the Closing Time that was incurred under clause (xii) of the definition of "Permitted Indebtedness" in the 2007 Indenture, which Indebtedness shall be permitted pursuant to clause (xi) of this definition), such Indebtedness being reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

         (iv) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; provided, however, that the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

         (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Agreement and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

         (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument that constitutes a daylight overdraft or is inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

         (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business, and payment bonds, performance bonds or bid bonds obtained in the ordinary course of business, or letters of credit obtained in order to provide security therefor;

         (x)       Refinancing Indebtedness; and

         (xi)  additional   Indebtedness  of  the  Company  and  its  Restricted
         Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any one time outstanding.

         "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Agreement; (iii) Investments in Permitted Joint Ventures; (iv) Investments in cash and Cash Equivalents; (v) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.5 million at any one time entered into in the ordinary course of the compliance with this Agreement; (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in any plan or reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 8.05; (ix) Investments existing at the Closing Time after giving effect to the Transactions; and (x) additional Investments not to exceed $20.0 million at any one time outstanding less any Investments outstanding at the Closing Time which Investments were incurred under clause
(xi) of the definition of "Permitted Investments" under the 2007 Indenture.

         "Permitted Joint Venture" means any joint venture arrangement (which may be structured as a corporation, partnership, trust, limited liability company or any other Person) if (a) no Affiliate of the Company or a Restricted Subsidiary (other than another restricted Subsidiary of the Company) has an investment in such Person, (b) such Person is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the date of this Agreement (or any reasonable extensions or expansions thereof or any business ancillary thereto or supportive thereof), (c) the Company and/or any of its Restricted Subsidiaries at all times own at least 25% of the total outstanding shares of Capital Stock of such Person entitled to participate in distributions in respect of the earnings, sale or liquidation of such Person,
(d) immediately after giving effect to such Investment on a pro forma basis (to give effect to the contribution of any property or assets to such Person or Indebtedness incurred to fund such Investment or otherwise), the Company could incur at least $1.00 additional Indebtedness other than Permitted Indebtedness pursuant to Section 8.04 and (e) no default with respect to any Indebtedness of such Person or any Subsidiary of such Person (including any right which the holders thereof may have to take enforcement action against such Person) would permit (upon notice, lapse of time or both) any holder of any Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity. If, at any time, a Permitted Joint Venture fails to comply with clauses (a) through (e) above, such Permitted Joint Venture shall constitute an Investment and must comply with Section 8.02 covenants (but only with respect to the Company's percentage ownership in such Permitted Joint Venture).

         "Permitted Liens" means the following types of Liens:

         (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and Liens securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

         (vi) any  interest  or title of a lessor  under any  Capitalized  Lease
         Obligation: provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

         (vii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

         (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

         (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

         (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Agreement;

         (xii)     Liens securing Indebtedness under Currency Agreements;

         (xiii) Liens securing Acquired Indebtedness incurred in accordance with
         Section 8.04; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

         (xiv) Liens to secure Indebtedness incurred by Restricted Subsidiaries of the Company and Permitted Joint Ventures (in each case, to the extent such Indebtedness is permitted to be incurred by this Agreement); and

         (xv) Liens required by the 2007 Indenture or Liens securing the obligations under the Credit Agreement.

         "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

         "PIK Notes" means additional Notes issued by the Company in lieu of cash payments on interest accrued in accordance with the terms of the Notes.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note.

         "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "principal amount" means, when used with respect to any particular Note, the principal amount of such Note at its Stated Maturity.

         "Private Offering" is any offering by any Purchaser of some or all of the Notes without registration under the Securities Act.

         "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

         "Purchase Price" is defined in Section 2.02.

         "Purchasers" is defined in the preamble to this Agreement.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" means any Person that is a "qualified institutional buyer" within the meaning of Rule 144A.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinanced Indebtedness" means, collectively, (i) all Indebtedness of the Company outstanding under that certain Second Amended and Restated Credit Agreement dated as of May 15, 1997 among the Company, the lenders party thereto and Citicorp North America, Inc., as administrative agent, (ii) all Indebtedness of the Dyn Funding Corporation outstanding under the 7.486% Fixed Rate Contract Receivable Collateralized Notes Series 1997-1 Class A issued April 18, 1997 and the Receivables Purchase Documents related thereto, and (iii) all Indebtedness of the Dyn Funding Corporation outstanding under the Floating Rate Contract Receivable Collateralized Notes Series 1997-1 Class B issued April 18, 1997 and the Receivables Purchase Documents related thereto.

         "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
Section  8.04 (other than  pursuant to clause (ii),  (iii),  (v),  (vi),  (vii),
(viii), (ix) or (xi) of the definition of "Permitted Indebtedness"), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

         "Registration Rights Agreement" has the meaning specified in the recitals to this Agreement.

         "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

         "Required Noteholders" means Noteholders holding more than 50% of the aggregate principal amount of outstanding Notes.

         "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

         "Restricted Subsidiary Indebtedness" means Indebtedness incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) that is neither (a) Acquired Indebtedness nor (b) Permitted Indebtedness as defined in clauses (i) through (xi) of such defined term.

         "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "sale" is defined in Section 10.07(a).

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Closing Time or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property, excluding any such transaction consummated within 180 days after the purchase of assets sold if the proceeds of the transaction are used to pay all or a portion of such transaction.

         "Securities" means the Notes and the Shares.

         "Securities Act" mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

         "Security Register" has the meaning given to such term in Section 10.06(a).

         "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding at the Closing Time or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include (i) the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding at the Closing Time or thereafter incurred and (ii) all Indebtedness incurred pursuant to the 2007 Indenture. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the provisions set forth under Section 8.04, (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

         "Share Put" has the meaning ascribed to such term in the Registration Rights Agreement.

         "Share Put Availability Date" means any date on which the Basket is equal to or exceeds the Share Put Threshold Amount.

         "Share Put Failure" means the failure by the Company to purchase Shares which are the subject of the Share Put.

         "Share Put Termination Event" means the earliest of (x) the consummation of the Share Put by the Company, (y) the date the holders of the Shares no longer have the right to exercise the Share Put in accordance with the terms of the Registration Rights Agreement or (z) May 10, 2004, if the holders of the Shares have not previously exercised the Share Put.

         "Share Put Threshold Amount" means $17,275,000.

         "Significant Subsidiary" has the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

         "Subsequent Purchaser" is defined in Section 4.12(a).

         "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "Surviving Entity" is defined in Section 8.11.

         "Tax Returns" means all reports and returns required to be filed on or before the Closing Time with respect to the Taxes of the Company including, without limitation, consolidated federal income tax returns of the Company.

         "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the Company and its Subsidiaries, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

         "Total Tangible Assets" means the Company's total consolidated assets minus all intangible assets.

         "Transaction Date" has the meaning set forth in the definition of "Consolidated Leverage Ratio."

         "Transaction Documents" means, collectively, this Agreement, the Notes, the Registration Rights Agreement and the Shares.

         "Transactions" is defined in the second recital to this Agreement.

         "2007 Indenture" means the Indenture dated March 17, 1997 pursuant to which the 9 1/2% Notes were issued.

         "United States" shall have the meaning assigned to such term in Regulation S.

         "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Noteholders that such designation complies with Section
8.02 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries (provided that this clause (y) shall not prevent the Company from guaranteeing Indebtedness of any Unrestricted Subsidiary, to the extent the Company is permitted to undertake such guarantee by the terms of this Agreement). The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 8.04 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Noteholders by a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares shall be disregarded in determining the ownership of a Restricted Subsidiary.

         1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided, and be construed in accordance with, GAAP.


                                    SECTION 2

                 AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES


         2.01. Authorization of Issue. The Company has authorized (i) the issue and sale of $40.0 million aggregate principal amount of the Notes for original issuance hereunder and an additional aggregate principal amount of the Notes to be issued as PIK Notes, if necessary, each Note to be in the form of Exhibit A hereto and (ii) the issue and sale of 426,217 Shares.

         2.02. Sale. On the basis of representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Notes and the aggregate number of Shares, in each case, set forth in Schedule A opposite the name of the Purchaser at 100.00% of the principal amount of the Notes purchased (the "Purchase Price").

         2.03. Closing. The purchase and sale of Securities pursuant to this Agreement shall occur at the offices of Cahill Gordon & Reindel, at 9:00 a.m., New York City time, on December 10, 1999, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time"). At the Closing Time, the Company will deliver to each Purchaser certificates for the Securities to be purchased by such Purchaser at the Closing Time, in such denominations (in the case of the Notes any integral multiple of $1,000 principal amount) as such Purchaser may request, dated the Closing Time and registered in such Purchaser's name, against payment by such Purchaser to the Company or to its order by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Time.


                                    SECTION 3

                              CONDITIONS TO CLOSING


         Each Purchaser's several obligation to purchase and pay for the Securities to be purchased by it at the Closing Time is subject to the satisfaction or waiver by each Purchaser prior to or at the Closing Time of each of the conditions specified below in this Section 3:

         3.01. Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct when made and at and as of the Closing Time as if made on and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and, in any such case, there shall not have occurred since such date and prior to the Closing Time any developments with respect to the subject matter of any such representation and warranty which would have a Material Adverse Effect as determined by the Purchasers in their reasonable judgment).

         3.02. Performance; No Default Under Other Agreements. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by it prior to or at the Closing Time, and after giving effect to the issue and sale of the Securities and the other Transactions (and the application of the proceeds thereof as contemplated hereof and the other Transaction Documents) no Default or Event of Default shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any of the other Transaction Documents.

         3.03.    Compliance Certificates.

         (a) Officers' Certificate. The Company shall have delivered to the Purchasers an Officers' Certificate, dated the Closing Time, certifying that the conditions specified in Sections 3.01, 3.02, 3.05, 3.06, 3.07, 3.08, 3.11, and
3.12 have been fulfilled.

         (b) Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate certifying as to the Company's certificate of incorporation, bylaws and resolutions attached thereto, and the incumbency and signatures of certain officers of the Company.

         3.04. Opinions of Counsel. Such Purchaser shall have received the favorable opinions in form and substance reasonably satisfactory to it, dated the Closing Time, from (i) Brown & Wood LLP and H. Montgomery Hougen, Esq., counsel for the Company, substantially in the forms set forth in Exhibits 3.04(a) and (b), respectively, and as to such other matters as such Purchaser may reasonably request, and (ii) Cahill Gordon & Reindel, the Purchasers' special counsel in connection with such transactions.

         3.05. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person at any time following the date of the Company's annual audit and there shall have occurred no event which constitutes a Change of Control of the Company and the Company shall not have entered into any agreement or understanding which, if consummated, would constitute a Change of Control of the Company.

         3.06. Credit Agreement. Simultaneously with the Closing Time, the Purchasers shall have received (i) an executed copy of the Credit Agreement and any amendments thereto made on or prior to the Closing Time and a copy of each legal opinion delivered in connection with the Credit Agreement, and the terms and provisions of the Credit Agreement and all documents and instruments relating thereto shall be reasonably satisfactory to the Purchasers, (ii) an Officers' Certificate from the Company certifying that the Credit Agreement is in full force and effect simultaneously with the Closing Time and no material term or condition thereof has been amended, modified or waived from the form most recently provided to the Purchasers a reasonable time prior to the Closing Time except with the prior written consent of the Purchasers (which consent shall not be unreasonably withheld or delayed) and (iii) an Officers' Certificate from the Company to the effect that such party is not in default in the performance or compliance with any of the terms or provisions of the Credit Agreement; the Company shall have received $200 million in cash simultaneously with the Closing Time from borrowings under the Credit Agreement and the Credit Agreement will contain a revolving credit facility which will provide availability of no less than $90 million.

         3.07. No Adverse Events. (i) Nothing shall have occurred (and the Purchasers shall have become aware of no facts or conditions not previously known to the Purchasers) which the Purchasers shall, in their reasonable discretion, determine will have or is reasonably likely to have a Material Adverse Effect; (ii) trading in securities generally on the New York or American Stock Exchange shall not have been suspended and minimum or maximum prices shall not have been established on any such exchange; (iii) a banking moratorium shall not have been declared by New York or United States authorities; and (iv) there shall not have occurred and be continuing a disruption of or an adverse change in financial, banking, capital or loan syndication markets which in the reasonable judgment of the Purchasers would have a material adverse effect on the ability to syndicate loans or sell or place securities, as the case may be, such as the Notes.

         3.08. Financial Information. Such Purchaser shall have received a pro forma consolidated balance sheet for the Company as of September 30, 1999 after giving effect to the Transactions, including the issuance of the Securities and the use of the proceeds thereof, which has been certified by the Chief Financial Officer of the Company and which is in form and substance satisfactory to such Purchaser.

         3.09. Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and the Transaction Documents, and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to such Purchaser and Cahill Gordon & Reindel, counsel for the Purchasers, and such Purchaser and Cahill Gordon & Reindel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

         3.10. Purchase Permitted by Applicable Law, etc. At the Closing Time, such Purchaser's purchase of the Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law, which Applicable Law was not in effect on the date hereof.

         3.11.    Transaction Documents in Force and Effect; Information.

         (a) Transaction Documents. The Purchasers shall have received true and correct copies of all Transaction Documents and (i) such documents (A) shall have been duly executed and delivered by the parties thereto, (B) shall be in form and substance reasonably satisfactory to the Purchasers and (C) shall be valid and legally binding obligations of the parties thereto enforceable against each of them in accordance with its respective terms, subject to the Enforceability Exceptions, and (ii) except as otherwise permitted hereunder, there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

         (b) Accuracy of Information. Except for any financial projections concerning the Acquired Business that have been prepared by the Company and its representatives, all written information furnished by the Company and its representatives to the Purchasers on or prior to the Closing Time with respect to the business, operations, affairs, condition (financial or otherwise), assets, property or results of operations of the Company taken as a whole shall be accurate and complete in all material respects.

         3.12. No Violation; No Legal Constraints; Consents, Authorizations and Filings, etc.

         (a) The consummation by the Company of the Transactions shall not contravene, violate or conflict with any Applicable Law, except for violations which, individually or in the aggregate, will not or are not reasonably likely to have a Material Adverse Effect.

         (b) All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party shall have been obtained or made and shall be in full force and effect, except for such consents, authorizations and filings the failure to obtain or make which, individually or in the aggregate, will not or is not reasonably likely to have a Material Adverse Effect.

         (c) There shall be no injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the opinion of the Purchasers, (i) individually or in the aggregate, has had, will have or is reasonably likely to have a Material Adverse Effect or which seeks to enjoin or seek damages against the Company or any of the Purchasers as a result of the Transactions, including the issuance of the Notes, or (ii) relates to any of the Transactions and has or will have a material adverse effect on any Purchaser or (iii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Transaction Documents or the Transactions or any of the other transactions contemplated hereby or thereby or (iv) would bar the issuance of the Securities or the use of the proceeds thereof in accordance with the terms of this Agreement and the other Transaction Documents.

         3.13. Solvency Certificate. The Company shall have delivered to the Purchasers a solvency certificate from the Chief Financial Officer of the Company, in form and substance acceptable to each of the Purchasers, setting forth the conclusions that, after giving effect to the Transaction and the incurrence of all the financing contemplated herein, the Company is Solvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature.

         3.14. Acquisition. The Purchasers shall have received (i) true and correct copies of the Acquisition Agreement, which shall not have been amended in any material respect without the Purchasers' consent (which consent shall not be unreasonably withheld or delayed) and which shall be in full force and effect and each of the conditions to purchase contained therein shall have been satisfied and not waived or amended if any such amendment or waiver will have or is reasonably likely to have a Material Adverse Effect, without the Purchasers' prior written consent (which consent shall not be unreasonably withheld or delayed) and (ii) a copy of all closing documents relating to the Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Purchasers may reasonably request.

         3.15. Fees. On or before the Closing Time, the Company shall have paid to Bankers Trust Corporation the fees payable at the Closing Time pursuant to the Fee Letter.

         3.16. Other Matters. On or before the Closing Time, the Company shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by the Purchasers.


                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents and warrants to the Purchasers as of the date hereof and as of the Closing Time that:

         4.01. Authorized Capitalization. As of the Closing Time (i) the Company will have the authorized, issued and outstanding capitalization set forth in
Schedule  4.01(i);  (ii) all of the  Subsidiaries  of the  Company are listed in
Schedule 4.01(ii) attached hereto; (iii) all of the outstanding shares of capital stock of the Company and each of its Significant Subsidiaries have been, and as of the Closing Time will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; (iv) all of the outstanding shares of capital stock of each of the Significant Subsidiaries will be free and clear of all liens, encumbrances, equities and claims (other than those securing obligations under the Credit Agreement and/or any guarantees thereof by the Subsidiaries of the Company) and all of the outstanding shares of capital stock of the Company and each of the Significant Subsidiaries will be free and clear of all restrictions on transferability or voting (other than those imposed by the Credit Agreement, the Securities Act and the bylaws of the Company); and (v) the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities or have any equity interest in any firm, partnership, joint venture or other entity other than the Subsidiaries and the entities listed on
Schedule 4.01(ii).

         4.02. Due Incorporation. Each of the Company and the Significant Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted; each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         4.03.     Due Authorization, Execution and Delivery.

         (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

         (b) The Notes to be purchased by the Purchasers from the Company are in the form contemplated by this Agreement, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company at the Closing Time as provided herein, will have been duly executed, issued and delivered by the Company, and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions.

         (c) The Shares of Common Stock issued to the Purchasers have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights.

         (d) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

         (e) Each Transaction Document (other than those referred to in paragraphs (a) through (d) of this Section 4.03) (i) has been duly authorized, executed and delivered by the Company and (ii) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

         4.04. Consents. No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes and Shares or the consummation by the Company of the other transactions contemplated hereby other than those that have been obtained. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), other than violations which will not or are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, or
(iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject, including, without limitation, the Credit Agreement and the 2007 Indenture (collectively, "Contracts"), except for any such breach, default, violation or event which will not, individually or in the aggregate, have or is not reasonably likely to result in a Material Adverse Effect.

         4.05. Non-Contravention; Authorization and Approvals. None of (a) the execution and delivery by the Company of any of the Transaction Documents to which it is a party, (b) the performance by the Company of its obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Notes and the Shares hereunder will conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company, or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation which will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         4.06.  Company Financial Statements; Company Reports.

         (a) Company Financial Statements. The Company has heretofore furnished to the Purchasers balance sheets and statements of income and cash flows (i) of the Company as of and for the fiscal years ended December 31, 1998, 1997 and 1996, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, (ii) of the Acquired Business as of and for the fiscal year ended December 31, 1998 audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, as such opinion was modified as set forth in the letters attached hereto as Exhibit D (the "Letters") and (iii) of the Company and the Acquired Business as of and for the fiscal quarters and the portions of the fiscal year ended September 30, 1999, which statements have not been audited (the financial statements in clause (i) and the financial statements referred to in clause (ii) of the Company are, collectively, the "Company Financial Statements"), and in the case of the Company, such financial statements shall be certified by the Company's Chief Financial Officer. The Company Financial Statements present fairly in all material respects (other than as set forth in the Letters) the financial condition and results of operations and cash flows of the Company and, to the knowledge of the Company, of the Acquired Business as of such dates and for such periods. With respect to the income statement to the financial statements referred to in clause (iii) of the first sentence of this Section 4.06(a), nothing has come to the attention of the Company which leads it to believe that such income statement is materially misstated. Such financial statement and the notes thereto disclose all material liabilities, direct or contingent, of the Company and, to the knowledge of the Company, the Acquired Business as of the dates thereof. The Company Financial Statements for the Company were prepared in accordance with GAAP applied on a consistent basis.

         (b) Company Reports. The Company has heretofore delivered to the Purchasers its unaudited pro forma consolidated financial statements for the period ending September 30, 1999 and as of September 30, 1999, which financial statements include a balance sheet as of September 30, 1999 and statements of income and cash flows for the nine-month period ended September 30, 1999 prepared giving effect to the Transactions as if they had occurred on September 30, 1999 in the case of the balance sheet and January 1, 1999 in the case of the statement of income and cash flow. Such pro forma balance sheet has been prepared in good faith by the Company, based on the best information available to the Company as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Transactions and presents fairly in all material respects on a pro forma basis the pro forma consolidated financial position of the Company as of such date, assuming that the Transactions had actually occurred at such date.

         4.07. Litigation. Except as set forth in Schedule 4.07, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties or assets is subject, before or brought by any court, arbitrator or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, will or is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes and the Shares to be sold hereunder or the consummation of the Transactions.

         4.08. Permits. Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted ("Permits"), except where the failure to obtain such Permits will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for such revocations, terminations, or material impairments which will not or are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect; and the Company and the Subsidiaries have not received any notice of any proceeding relating to revocation or modification of any such Permit or except where such revocation or modification will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         4.09. Liabilities. Except as set forth in the Company's Form 10-K for the year ended December 31, 1998 and each of the Company's Form 10-Q for the quarters ended March 31, June 30 and September 30, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, and (ii) there has not been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries except for indebtedness incurred in the ordinary course of business.

         4.10.    Marketable Title.

         (a) Except as set forth in Schedule 4.10(a), each of the Company and the Subsidiaries has good and marketable title to all of its real property and good and marketable title to the leasehold estates in the real property as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, for purchase money mortgages and pledges under the Credit Agreement, or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and, to the knowledge of the Company, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as will not or are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         (b)  Except  as set  forth in  Schedule  4.10(b)  the  Company  and the
Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them, except for such lack of licenses or other rights as will not or are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, will have or is reasonably likely to have a Material Adverse Effect.

         4.11. Solvency. Immediately after the consummation of the transactions contemplated by this Agreement, the fair value of the assets of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will any of the Company or the Subsidiaries (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (ii) unable to pay its debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

         4.12.    Private Offering; No Integration or General Solicitation.

         (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5 hereof and with the procedures set forth in Section 10, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers and to any Person to whom any Purchaser sells any of such Securities (each, a "Subsequent Purchaser") in the manner contemplated by this Agreement to register the Securities under the Securities Act.

         (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy, and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Securities and require the Securities to be registered under the Securities Act. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities. With respect to the Securities, if any, sold in reliance upon the exemption afforded by Regulation S: (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

         4.13. ERISA. None of the Company or any Subsidiary has liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant, except for such liabilities that will not or are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. With respect to such plans, the Company and each of the Subsidiaries are in compliance in all respects with all applicable provisions of ERISA except to the extent a failure to do so will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         4.14. Investment Company. None of the Company or the Subsidiaries is an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         4.15. Taxes. Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns or obtained extensions of time within which to file such returns, except where the failure to so file such returns or obtain such extensions will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which the Company or any Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that will have or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         4.16. Eligibility for Resale Under Rule 144A. Subject to compliance with Rule 144A and the representations and warranties and covenants of the parties hereto contained herein, the Securities are eligible for resale pursuant to Rule 144A and will not, at the Closing Time, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

         4.17. No Registration Rights. Except as set forth in Schedule 4.17, no holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

         4.18. Environmental Law. Except as set forth in Schedule 4.18, or as will not or is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

         For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

         4.19. Absence of Labor Dispute. There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened except for such disputes, slowdowns or work stoppages which will not or are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

         4.20. Use of Proceeds; Margin Regulations. The Company will apply the proceeds from the sale of the Notes and Shares solely to pay a portion of the cash requirements of the Acquisition and for general corporate purposes. No part of the proceeds from the sale of the Notes and Shares hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U, or for the purpose of buying or carrying or trading in any securities. Margin stock does not constitute more than 5% of the value of the assets of the Company and the Company has no present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U.

         4.21. Insurance. Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is customary for entities engaged in the same or a similar business.

         4.22. Books and Records. Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         4.23. Affiliate Transactions. Except as disclosed in Schedule 4.23 or, with respect to transactions occurring at or after the Closing Time, as permitted by Section 8.06: (a) other than in the ordinary course of business, there is no Indebtedness between the Company, on the one hand, and any officer, stockholder, director or Affiliate (other than the Company or the ESOP) of the Company, on the other and (b) no such officer, stockholder, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company which, individually or in the aggregate, are material to the business, operations, affairs, condition (financial or otherwise), to be provided any assets, services, or facilities to any such officer, stockholder, director or Affiliate which, individually or in the aggregate, are material to the business, operations, affairs, condition (financial or otherwise), assets, property, prospects or results of operations of the Company.

         4.24. Material Contracts. Schedule 4.24 contains a true, correct and complete list of all Material Contracts in effect at the Closing Time. Except as described on Schedule 4.24, as of the Closing Time each Material Contract is in full force and effect and no material defaults enforceable against the Company currently exist thereunder. To the best knowledge of the Company and its Subsidiaries, no party to any Material Contract intends to terminate such Material Contract.

         4.25. Brokerage Fees. Except as disclosed in Schedule 4.25, the Company has not paid, or is not obligated to pay, to any Person any brokerage or finder's fees in connection with the transactions contemplated hereby or by any other Transaction Documents.

         4.26. Existing Indebtedness; Future Liens. Schedule 4.26 sets forth a complete and correct list of all Indebtedness of the Company that will be outstanding immediately after the consummation of the Transactions except for any such Indebtedness not so scheduled which, in the aggregate, does not exceed $500,000. The Company is not in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material Indebtedness of the Company and no event or condition exists with respect to any material Indebtedness of the Company that would permit (or that with notice, lapse of time or both, would permit) any Person to cause such material Indebtedness to become due and payable before its Stated Maturity or before its regularly scheduled dates of payment. The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien that would be prohibited by this Agreement if incurred after the first issuance of Notes.

         4.27. Year 2000. Reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Company and its Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by other or with which systems of the Company and its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, has been commenced and is proceeding to the satisfaction of the Company's Officers and deployment of a new human resources and payroll system has been completed. In the course of the Company's assessment and remediation or replacement efforts with respect to the areas of core systems, network and office automation, and field information and non-information systems, no problems have been identified that would materially adversely affect the Company's ability to perform on its material contracts. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries will not result in an Event of Default or the occurrence of a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and MIS of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company and its Subsidiaries to conduct their businesses without the occurrence of a Material Adverse Effect resulting therefrom. The Company and its Subsidiaries have assessed and are prepared to implement contingency plans to protect themselves from adverse consequences of reprogramming errors and failure of others' systems and equipment.

         4.28. Representations and Warranties Pertaining to the Acquired Business. To the extent the foregoing representations and warranties set forth in this Section pertain to the Acquired Business prior to the Closing Time, such representations and warranties are made by the Company only to the extent the subject matter of the same is included in the representations and warranties made in the Acquisition Agreement.


                                    SECTION 5

                        REPRESENTATIONS OF THE PURCHASERS


         Each Purchaser, severally and not jointly, represents and warrants to the Company as of the date hereof and as of the Closing Time as follows:

         5.01.    Purchase for Investment.

         (a) Such Purchaser is acquiring the Securities for its own account, for investment and not with a view to any distribution thereof within the meaning of the Securities Act.

         (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and
(ii) the Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

         (c)  Such  Purchaser  further   understands  that  the  exemption  from
registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

         (d) Such Purchaser did not employ any broker or finder in connection with the transactions contemplated in this Agreement.

         (e) Such Purchaser is an institutional Accredited Investor or a Qualified Institutional Buyer.

         (f) Such Purchaser or any person acting on its behalf has not engaged and will not engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities.

         (g) Such Purchaser will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of its initial offering, only to, (A) persons whom it reasonably believes to be Qualified Institutional Buyers, (B) other institutional investors that it reasonably believes to be Accredited Investors or (C) non-U.S. persons outside the United States, as defined in Regulation S under the Securities Act, to whom the offeror or seller reasonably believes offers and sales of the Securities may made be in reliance upon Regulation S under the Securities Act.

         (h) If offers and sales of the Securities will be made by such Purchaser to non-U.S. persons outside the U.S. (as defined in Regulation S), such offers and sales of the Securities will be made be in compliance with Regulation S.


                                    SECTION 6

                        COVENANTS TO PROVIDE INFORMATION


         The Company covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest shall have been paid in full:

         6.01. Future Reports to Purchasers. The Company shall deliver to each Purchaser (for so long as such Purchaser holds any Securities) and each Holder that owns more than 10% of the aggregate principal amount of the Notes:

                  (a) Annual Budget. As soon as available but in any event within fifteen (15) days after the beginning of each Fiscal Year, an annual budget (the "Annual Budget") for the Company for such Fiscal Year which budget shall contain projected information for such Fiscal Year regarding revenue, expenses and capital expenditures notwithstanding, however, the Company shall provide the Annual Budget for the Fiscal Year ending December 31, 2000 only as soon as it becomes available.
                  (b) Quarterly Statements. As soon as available, but in any event within fifty (50) days after the end of each quarter, duplicate copies of:

                           (i) consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter, and

                          (ii) consolidated statements of income,  stockholders'
                  equity and cash flows of the Company and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter,

         in each case prepared in accordance with GAAP applicable to periodic financial statements generally, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments, and accompanied by a certificate of the Chief Financial Officer of the Company to the foregoing effect; provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to such Purchaser and such Holder of a Quarterly Report on Form 10-Q or any successor form within the time periods above described shall satisfy the requirements of this Section 6.01(b). The consolidated balance sheet and statements of income, stockholders' equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in the Company's Form 10-Q.

                  (c) Annual Statements. As soon as available, but in any event within one hundred (100) days after the end of each fiscal year of the Company, duplicate copies of:

                           (i) consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year, and

                          (ii) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year,

         in each case prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by:

                           (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion (i) shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with generally accepted auditing standards in the United States, and that such audit provides a reasonable basis for such opinion in the circumstances, and
                  (ii) shall not contain a "going concern" or like qualification, or any material exception or other qualification arising out of the scope of the audit,

                           (B) a certificate of the Chief  Financial  Officer of
                  the Company or such accountants stating that they have reviewed this Agreement and, if applicable, stating further that based upon their work performed in connection with their examination of such financial statements, they are not aware of any Default or Event of Default specified in Section 11 or, if they are aware of any such Default or Event of Default, specifying the nature thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any such Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards), and

                           (C) a certificate of the Chief  Financial  Officer of
                  the Company stating that such financial statements have been prepared in accordance with GAAP applicable to periodic financial statements generally and fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, provided, however, that if the Company is then subject to the reporting requirements under Section 13 or Section 15(d) of the Exchange Act, the delivery by the Company to such Purchaser and such Holder of an Annual Report on Form 10-K or any successor form within the time periods above described shall satisfy the requirements of this Section 6.01(c). The consolidating balance sheet and statements of income, stockholders' equity and cash flows required by this paragraph may be in the form contained in the notes to the financial statements included in Company's Form 10-K,

                  (d) Chief Financial Officer Certificates. Concurrently with the delivery of the financial statements referred to in subsections (b) and (c) of this Section 6.01, a certificate of the Chief Financial Officer of the Company (i) stating that, to the best of such Officers' knowledge after due inquiry, each of the Company and its respective Subsidiaries has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and in the case of the certificate delivered to the Purchasers and the Noteholders, that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such Officers' Certificate, and (ii) in the case of the certificate delivered to the Purchasers and the Noteholders, showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Sections 8.02, 8.04, 8.05 and 8.06 of this Agreement.

                  (e) Auditors' Reports. Promptly upon receipt thereof, copies of all final reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit.

                  (f) Other Information. Promptly upon the request of a Purchaser or any other Holder, copies of all financial statements, reports, notices and proxy statements sent to its securityholders or made available generally by the Company or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any Governmental Authority succeeding to any of its functions and, promptly upon request, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any Purchaser or a Holder who owns more than 40% of the aggregate principal amount of the Notes.

                  (g) Notice of Default or Event of Default. Promptly, but in any event within three (3) Business Days, after the Chief Financial Officer, Chief Executive Officer or Chief Operating Officer of the Company becomes aware of the existence of any Default or Event of Default, a written notice thereof to the Purchasers and the Noteholders specifying the nature and existence thereof and what action the Company is taking or proposes to take with respect thereto.

                  (h) Additional Information to Holders of Other Indebtedness. Simultaneously with the furnishing of such information to any other holder of Indebtedness of the Company or any of its Subsidiaries, copies of all studies, reviews, reports or assessments relating to environmental matters that reveal circumstances, events or other matters that will or are reasonably likely to have a Material Adverse Effect.

                  (i) Changes to Indebtedness. Promptly thereafter, written notice to the Purchasers and the Noteholders of any proposed extension, renewal, refinancing or modification of any indebtedness for borrowed money exceeding $5,000,000 of the Company or any of its Subsidiaries.

                  (j) Original Issue Discount Information. All original issue discount information relating to the Notes as may be required by applicable law.


                                    SECTION 7

                           OTHER AFFIRMATIVE COVENANTS


         The Company further covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other obligations hereunder in respect thereof, shall have been paid in full:

         7.01. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any, on) and all interest on the Notes in accordance with the terms of the Notes and this Agreement.

         The  Company  shall  pay  interest  on  overdue  principal   (including
post-petition interest on a proceeding under any Bankruptcy Law), and interest on overdue interest to the extent lawful, at the rate specified in the Notes.

         Notwithstanding anything to the contrary contained in this Agreement, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

         7.02. Preservation of Corporate Existence and Franchises. Except as otherwise permitted by Section 8 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, if any, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole and (ii) the loss thereof would not result in a Material Adverse Effect.

         7.03. Maintenance of Properties. The Company shall cause all property material to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (subject to ordinary wear and tear) and shall cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business of the Company may be actively carried on; provided, however, that the foregoing shall not prevent the Company from discontinuing the operation or maintenance of any of such properties if (i) the Company determines that such discontinuance is desirable in the conduct of its business or the business of any Subsidiary and
(ii) such discontinuance would not result in a Material Adverse Effect.

         7.04.    Taxes.

         (a) Payment of Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings provided that appropriate reserves therefor are established in the Company's consolidated financial statements in accordance with GAAP.

         (b) Tax Returns. The Company and its Subsidiaries shall timely file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years ending after the Closing Time or obtain extensions of time within which to file such returns and shall pay any Taxes due in respect of such Tax Returns or obtain such extensions.

         7.05. Books, Records and Access. The Company and its Subsidiaries shall keep complete and accurate books and records of their transactions in accordance with good accounting practices on the basis of GAAP applied on a consistent basis (including the establishment and maintenance of appropriate reserves).

         7.06. Compliance with Law. The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all Applicable Laws and shall obtain and maintain, and shall cause each of its Restricted Subsidiaries to obtain and maintain, all Permits necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that any such non-compliance with Applicable Law or any failure to obtain or maintain such Permits, individually or in the aggregate, would not have a Material Adverse Effect.

         7.07. Insurance. The Company shall, and shall cause its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and business against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary for entities engaged in the same or a similar business and similarly situated.

         7.08.    Offer to Repurchase upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Noteholder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Noteholder's Notes at an offer price in cash equal to 101% of the principal amount thereof as of the Change of Control Payment Date, plus accrued and unpaid interest thereon to the Change of Control Payment Date (the "Change of Control Payment"). Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Indebtedness and terminate all commitments under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this
Section 7.08. The Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default under Section 11.01(c) and not under Section 11.01(b). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other applicable law.

         (b) Within 30 days following any Change of Control, the Company shall send, by first-class mail, a notice to each Noteholder stating:

                  (i) that the Change of Control Offer is being made pursuant to this Section 7.08 and that all Notes tendered will be accepted for payment;

                 (ii) the purchase price and the purchase date, which shall be at least 30 but no more than 90 days from the date on which the Company mails notice of the Change of Control (the "Change of Control Payment Date");

                (iii) that any Notes not tendered will continue to accrue interest;

                 (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (v) that Noteholders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                 (vi) that Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Notes purchased; and

                (vii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) mail or wire if so directed pursuant to Section 10.05 to each Noteholder so tendered the Change of Control Payment for such Notes plus all accrued and unpaid interest to the Change of Control Payment Date, and (iii) execute and mail (or cause to be transferred by book-entry) to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall mail to each Holder the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this Section 7.08 and such third party purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         7.09.    Offer to Purchase by Application of Excess Proceeds.

         (a) In the event that, pursuant to Section 8.05 hereof, the Company shall be required to commence an offer to all Noteholders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified in this Section
7.09. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer, and the Company shall not be in violation of this Agreement by reason of any act required by such rule or other applicable law.

         (b) On a date not less than 30 nor more than 45 days following the applicable Asset Sale Offer Trigger Date, the Company shall send, by first-class mail, a notice to each Noteholder stating:

                  (i) that the Asset Sale Offer is being made pursuant to this
         Section 7.09 and Section 8.05;

                 (ii) that the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 8.05, the purchase price per Note and the purchase date, which shall be at least 30 but no more than 60 days from the date on which the Company mails notice of the Asset Sale Offer (the "Asset Sale Offer Payment Date");

                (iii) that any Notes not tendered will continue to accrue interest;

                 (iv) that, unless the Company defaults in payment of the Asset Sale Offer Amount on the Asset Sale Offer Payment Date, all Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Payment Date;

                  (v) that Noteholders electing to have any Notes purchased pursuant to an Asset Sale Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Company or its designated agent for such purpose at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Offer Payment Date;

                 (vi) that Noteholders will be entitled to withdraw their election if the Company or its designated agent for such purpose receives, not later than the close of business on the second Business Day preceding the Asset Sale Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes delivered for purchase, and a statement that such Noteholder is withdrawing his election to have the Notes purchased;

                (vii) that, if the aggregate principal amount of Notes surrendered by Noteholders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (viii) that Noteholders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         On the Asset Sale Offer Payment Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, all Notes or portions thereof properly tendered pursuant to the Asset Sale Offer up to the principal amount of Notes equal to the Asset Sale Offer Amount, or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered,
(ii) mail or wire if so directed pursuant to Section 10.05 to each Noteholder so tendered the purchase price for such Notes, plus all accrued and unpaid interest to the Asset Sale Offer Payment Date, (iii) execute and mail (or cause to be transferred by book-entry) to each Noteholder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, and (iv) deliver to the Noteholders an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 7.09. The Company shall mail to each Holder the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Offer Payment Date.

         7.10. Further Assurances. The Company shall, upon the request of the Noteholders, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement.

         7.11. Year 2000 Compliance. The Company will ensure that its Information Systems and Equipment are at all times after December 30, 1999 Year 2000 Compliant, except insofar as the failure to do so will not result in a Material Adverse Effect, and shall notify the Purchasers promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant that could reasonably be expected to result in a Material Adverse Effect.

         7.12. Inspection. The Company shall permit the Purchasers or the Holders or the representatives of each Purchaser or of a Holder who owns more than 40% of the aggregate principal amount of the Notes if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidaries with the Company's officers and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may reasonably be requested in writing; and if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidaries), all at such times and as often as may be requested.


                                    SECTION 8

                               NEGATIVE COVENANTS


         The Company hereby covenants and agrees with each Purchaser that until the principal amount of (and premium, if any, on) all the Notes, and all interest and other obligations hereunder in respect thereof, shall have been paid in full:

         8.01. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of its obligations under the Notes or this Agreement, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Noteholders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

         8.02. Limitation on Restricted Payments. (a) Prior to the Share Put Availability Date, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (iii) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or (iv) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (i), (ii),
(iii) and (iv) being referred to as a "Restricted Payment"). Notwithstanding the foregoing, the provisions set forth in the preceding sentence do not prohibit:
(1) the repurchase by the Company of shares of its Common Stock in connection with the repurchase provisions of the ESOP as in effect on the Closing Time (subject to changes in the ESOP to reflect requirements of ERISA or other applicable laws); and (2) payments by the Company in respect of the repurchase by the Company of Common Stock from former employees, officers and directors of the Company in an aggregate amount not to exceed $3.0 million in any calendar year. This Section 8.02(a) will be of no force and effect after the Share Put Termination Date. After the Share Put Termination Date, Section 8.02(c) will become operative.

         (b) After the Share Put Availability Date, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to make a Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 8.04, and (iii) the Basket is decreased below the Share Put Threshold Amount after giving effect to such Restricted Payment and all Restricted Payments made subsequent to March 17, 1997. Notwithstanding the foregoing, if the Basket is reduced below the Share Put Threshold Amount and the Share Put Termination Date has not occurred, this Section 8.02(b) will be of no force and effect and
Section 8.02(a) will become operative until such time as the Basket equals or exceeds the Share Put Threshold Amount. This Section 8.02(b) will be of no force and effect after the Share Put Termination Date. After the Share Put Termination Date, Section 8.02(c) will become operative.

         (c) After a Share Put Termination Date the Company will not, and will not cause or permit any of its Restricted Subsidiaries to make a Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 8.04 and (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to March 17, 1997 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of the Basket.

         (d) After a Share Put Failure and for so long as the Share Put is not consummated by the Company, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to make any Restricted Payment except as permitted by clause (1) of the last sentence of Section 8.02(a).

         Notwithstanding the foregoing Sections 8.02(b) and 8.02(c), the provisions set forth in Section 8.02(b) and Section 8.02(c) do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;
(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) the repurchase by the Company of shares of its Common Stock in connection with the repurchase provisions of the ESOP as in effect on the Closing Time (subject to changes in the ESOP to reflect requirements of ERISA or other applicable laws); and (5) payments by the Company in respect of (A) the repurchase by the Company of Common Stock from former employees, officers and directors of the Company and
(B) the payment by the Company of up to $2.5 million in withholding and or payroll taxes upon the lapse of deferrals of deferred stock and stock equivalent accounts in an aggregate amount not to exceed $3.0 million in any calendar year (provided that if less than $3.0 million is used for payments pursuant to (A) and (B) in any calendar year, the difference may be carried forward and used in subsequent calendar years). In determining the aggregate amount of Restricted Payments made subsequent to March 17, 1997 in accordance with clause (iii) of each of Sections 8.02(b) and 8.02(c), amounts expended pursuant to clauses (1),
(2), (4), and (5) shall be included in such calculation; provided that amounts received by the Company from the sale by the Company of Common Stock to the ESOP that constitute Disqualified Capital Stock shall be credited against the amounts calculated pursuant to clause (4) above for the purpose of such calculation.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Purchasers an Officers' Certificate stating that such Restricted Payment complies with this Agreement and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

         8.03. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit or exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except (i) with respect to Restricted Subsidiaries which are Permitted Joint Ventures for such restrictions described in clause (b) or (c) above which require such Restricted Subsidiary to effect such payment, loan, advance or transfer on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of such Restricted Subsidiary and
(ii) except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the 2007 Indenture; (3) the Credit Agreement; (4) customary nonassignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing at the Closing Time to the extent and in the manner such agreements are in effect at the Closing Time; (7) any instrument governing Indebtedness incurred by a Permitted Joint Venture or any instrument or agreement governing a Permitted Joint Venture (but only to the extent such instrument or agreement does not restrict payments of dividends or other distributions made pursuant to clause (b) above out of earnings and profits of such Permitted Joint Venture); or (8) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (3), (5) or (6).

         8.04. Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Leverage Ratio of the Company is no greater than 4.5 to 1 if such Indebtedness is incurred on or prior to December 15, 2002 and 3.75 to 1 if such Indebtedness is incurred after December 15, 2002.

         8.05. Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to make an offer to purchase the 9 1/2% Notes pursuant to the 2007 Indenture, (C) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing at the Closing Time or in businesses reasonably related thereto ("Replacement Assets"), or (D) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B), (iii)(C) and
(iii)(D) of the next preceding sentence (each, an "Asset Sale Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Asset Sale Offer Trigger Date as permitted in clauses
(iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the next preceding sentence (each an "Asset Sale Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make a Asset Sale Offer in accordance with Section 7.09, from all Noteholders on a pro rata basis, that amount of Notes equal to the Asset Sale Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued interest thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Asset Sale Offer until there is an aggregate unutilized Asset Sale Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Asset Sale Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this paragraph).

         In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 8.11, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

         Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

         8.06.    Limitations on Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange or any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value or payments to an Affiliate, as the case may be, of more than $2.5 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and deliver such opinion to each Noteholder.

         (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees, compensation and out-of-pocket expenses paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement; (iii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries on the one hand and any Permitted Joint Venture on the other hand, so long as no portion of the remaining interest in the Permitted Joint Venture is owned by a Person who is an Affiliate of the Company (other than another Restricted Subsidiary of the Company); (iv) any agreement as in effect as of the Closing Time or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Noteholders in any material respect than the original agreement as in effect at the Closing Time; and (v) Restricted Payments permitted by this Agreement and the 2007 Indenture. In addition, transactions between the Company and the ESOP or any other of the Company's benefit plans shall not be considered Affiliate Transactions for purposes of this Agreement.

         8.07. Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

         8.08. Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned at the Closing Time or acquired after the Closing Time, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom to the Notes, (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured, except for (A) Liens existing as of the Closing Time to the extent and in the manner such Liens are in effect at the Closing Time; (B) Liens securing Senior Debt; (C) Liens securing the Notes; (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company;
(E) Liens securing Refinancing Indebtedness which is incurred to Refinance Indebtedness which has been secured by a Lien permitted under this Agreement and which has been incurred in accordance with the provisions of this Agreement; provided, however, that such Liens (a) are no less favorable to the Noteholders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

         8.09. Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

         8.10. Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental agreement (in form and substance satisfactory to the Noteholders), executed and delivered to the Noteholders, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, and this Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction, (2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
Section 8.04; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Noteholders an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental agreement is required in connection with such transaction, such supplemental agreement comply with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied; provided, however, that this covenant will not prevent the Company from merging into an Affiliate of the Company for the sole purpose of creating a holding company whose sole asset will be all of the outstanding capital stock of the Company.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         8.11. Successor Company Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every power of, the Company under this Agreement and the Notes with the same effect as if such surviving entity had been named as such.

         8.12. Conduct of Business. The Company shall not and shall not permit any of its Subsidiaries to engage in any business other than (a) the businesses engaged in by the Company and its Subsidiaries on the date hereof and (b) any business or activities which are similar, related or incidental thereto.


                                    SECTION 9

                             [INTENTIONALLY OMITTED]



                                   SECTION 10

                                    THE NOTES


         10.01. Form and Execution. The Notes shall be in the form of Exhibit A hereto. The Notes shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         10.02. Terms of the Notes. The terms of the Notes shall be as set forth in Exhibit A. Without limiting the foregoing:

                  (a) Stated Maturity. The Stated Maturity of the principal of Notes shall be as provided in Exhibit A.

                  (b) Interest. The Notes will bear interest on their principal amount and overdue interest as provided in Exhibit A.

                  (c) Original Issue Discount. The Notes will be issued with original issue discount which will be determined no later than December 31, 1999.

         10.03. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of U.S. $1,000 and any integral multiple thereof.

         10.04.  Form of Legend for the Notes.  Unless  otherwise  permitted  by
Section 10.07, every Note issued and delivered hereunder shall bear a legend in substantially the following form:

                  THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (i) WHILE A REGISTRATION STATEMENT IS IN EFFECT OR (ii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH ANY PROPOSED TRANSFER UNDER CLAUSE (ii) ABOVE, THE COMPANY MAY REQUIRE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL PRIOR TO SUCH TRANSFER. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF
         THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 10, 1999 (THE "AGREEMENT"), AMONG DYNCORP (THE "COMPANY") AND THE PURCHASERS NAMED THEREIN. A COPY OF THE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

         10.05. Payments and Computations. All payments of interest on the Notes shall be paid to the persons in whose names such Notes are registered on the Security Register at the close of business on the date fifteen days prior to the related Interest Payment Date (the "Regular Record Date") and all payments of principal on the Notes shall be paid to the persons in whose names such Notes are registered on the applicable Redemption Date or at Maturity, as applicable. Principal on any Note shall be payable only against surrender therefor, while cash payments of interest on Notes shall be made, in accordance with this Agreement and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, by wire transfer to such account as any Noteholder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date or as set forth on Schedule A of this Agreement, which wire instruction shall continue in effect until such time as the Noteholder otherwise notifies the Company or such Holder no longer is the registered owner of such Note or Notes.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         10.06.   Registration; Registration of Transfer and Exchange.

         (a) Security Register. The Company shall maintain a register (the "Security Register") for the registration or transfer of the Notes. The name and address of the Holder of each Note, records of any transfers of the Notes and the name and address of any transferee of a Note shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Noteholder. There shall be no more than one Holder for each Note, including all beneficial interests therein.

         (b) Registration of Transfer. Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and like aggregate principal amount.

         (c) Exchange. At the option of the Noteholder, Notes may be exchanged for other Notes, of any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute and deliver the Notes which the Holder making the exchange is entitled to receive.

         (d) Effect of Registration of Transfer or Exchange. All Notes issued upon any registration of transfer of exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Notes surrendered upon such registration of transfer or exchange.

         (e) Requirements; Charges. Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 8.11 not involving any transfer.

         (f) Certain Limitations. If the Notes are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Notes selected for redemption under Section 12.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         10.07.   Transfer Restrictions.

         (a) No Note may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition is herein referred to as a "sale"), except in compliance with this Section 10.07.

         (b) A Noteholder may transfer Notes to an Affiliate of such Noteholder that is an institutional Accredited Investor or a Qualified Institutional Buyer.

         (c)  A  Noteholder   may  sell  Notes  to  a  transferee   that  is  an
institutional Accredited Investor or a Qualified Institutional Buyer; provided, however, that each of the following conditions is satisfied:

                  (i) such Noteholder or transferee represents that it is acquiring the Note or Notes for its own account and that it is not acquiring such Note or Notes with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control;

                 (ii) such transferee agrees to be bound by the provisions of this Section 10.07 with respect to any resale of the Notes; and

                (iii) if required by the Company the transferee shall deliver an opinion of counsel in form and substance satisfactory to the Company.

         (d) A Noteholder may sell its Notes to a transferee in accordance with Regulation S under the Securities Act; provided, however, that each of the following conditions is satisfied:

                  (i) the offer of Notes is not made to a person in the United States;

                 (ii)      either:

                           (A) at the time  the buy  order  is  originated,  the
                  transferee is outside the United States or the Noteholder and any person acting on its behalf reasonably believe that the transferee is outside the United States, or

                           (B) the transaction is executed in, on or through the
                  facilities of, a designated offshore securities market and neither the Noteholder nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                (iii) if required by the Company an opinion of counsel shall be delivered in form and substance satisfactory to the Company;

                 (iv) no directed selling efforts are made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

                  (v) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         (e) In the event of a proposed exercise or sale that does not qualify under either Section 10.07(a), 10.07(b) or 10.07(c) above, a Noteholder may sell its Notes only if:

                  (i) such Noteholder gives written notice to the Company of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Noteholder, which counsel shall be reasonably satisfactory to the Company;

                 (ii) counsel for the Noteholder shall render an opinion, to the effect that such proposed sale may be effected without registration under the Securities Act; and

                (iii) such Noteholder or transferee complies with Sections 10.07(b)(i) and 10.07(b)(ii).

         10.08.  Mutilated,  Destroyed,  Lost and Stolen Notes. If any mutilated
Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of the same principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by it to save each of it and any agent harmless, then, in the absence of notice that such Note has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of a like principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note pursuant to this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

         Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         10.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

         10.10. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any Notes previously issued and delivered hereunder which the Company may have reacquired.


                                   SECTION 11

                                EVENTS OF DEFAULT


         11.01. Events of Default. An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) the failure to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of this Agreement);

                  (b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not such payment shall be prohibited by the subordination provisions of this Agreement);

                  (c) a default in the observance or performance of any other covenant or agreement contained in this Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Noteholders of at least 40% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 8.11 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                  (d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extension thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $5.0 million or more at any time;

                  (e) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

                  (f) the Company or any  Significant  Subsidiary of the Company
         (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing;

                  (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                  (h) failure by the Company to consummate the Share Put in accordance with the terms of the Registration Rights Agreement.

         The term "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         11.02.  Acceleration.  If an Event of Default  (other  than an Event of
Default specified in clauses (f) and (g) above with respect to the Company) shall occur and be continuing, the Noteholders of at least 40% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Noteholders specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice; provided, however, that the Noteholders will not be able to exercise any remedies with respect to such amount which has become due and payable until September 1, 2007; provided, further, however, that the Noteholders shall be able to exercise any and all remedies (x) prior to September 1, 2007 if an Event of Default shall occur and be continuing if all Obligations under the Credit Agreement have been paid in full and the Credit Agreement has been terminated and (y) in respect of the Company's obligations pursuant to Section 7.08. Notwithstanding the foregoing, if an Event of Default specified in clauses (f) and (g) above occurs and is continuing with respect to the Company, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Noteholders and the Noteholders may pursue any available remedy by proceeding at law or equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

         At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Noteholders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (h) of the description above of Events of Default. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         The Noteholders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Agreement, and its consequences, except a default in the payment of the principal of or interest on any Notes.


                                   SECTION 12

                                   REDEMPTION


         12.01. Right of Redemption. The Notes may be redeemed at the election of the Company at such times, in such amounts and at the Redemption Prices (together with any applicable accrued interest to the Redemption Date) specified in the form of Note attached as Exhibit A hereto.

         12.02. Partial Redemptions. In case the Company elects to redeem less than all of the Notes, the Company shall redeem the Notes pro rata from each Noteholder. For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

         12.03. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Noteholder to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

                  (a)      the Redemption Date,

                  (b)      the Redemption Price,

                  (c) if less than all the outstanding Notes are to be redeemed, the portion of each Note to be redeemed,

                  (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

                  (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company.

         12.04. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Notes which are to be redeemed on that date.

         12.05. Notes Payable on Redemption Date. If notice of redemption shall have been given as provided above, the Notes so to be redeemed shall, on the
Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Noteholders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of this Agreement.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

         12.06. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Noteholder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Noteholder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Noteholder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                   SECTION 13

                             SUBORDINATION OF NOTES


         13.01. Notes Subordinated to Senior Debt. The Company covenants and agrees, and each Noteholder, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 13; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on the Senior Debt, whether outstanding at the Closing Time or thereafter incurred; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Agreement and the Notes.

         13.02.   No Payment on Notes in Certain Circumstances.

         (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt (a "Payment Default"), or if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt (a "Covenant Default"), permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives notice of such Covenant Default to the Company, then, unless and until such Payment Default or Covenant Default has been cured or waived or has ceased to exist, no payment of any kind or character (except the issuance and delivery of the PIK Notes) shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligation on the Notes, or to acquire any of the Notes for cash or property or otherwise.

         (b) In the event that, notwithstanding the foregoing, any payment shall be received by any Noteholder when such payment is prohibited by Section 13.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear.

         Nothing contained in this Section 13 shall limit the right of the Noteholders to take any action to accelerate the maturity of the Notes pursuant to Section 11.02 or to pursue any rights or remedies hereunder; provided that this Section 13.02(b) does not give the Noteholders any rights greater than those afforded by Section 11.02.

         Notwithstanding the foregoing provisions of this Section 13.02, no payment may be made upon acceleration of the Notes unless (i) the Administrative Agent under the Credit Agreement shall have received five Business Days' notice thereof or (ii) there has been an acceleration under the Credit Agreement (and then subject to this Section 13.02).

         13.03.   Payment Over of Proceeds upon Dissolution, etc.

         (a) Upon any payment or distribution of assets of the Company of any kind or character (except for the issuance and delivery of the PIK Notes), whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Noteholders under this Agreement would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Noteholders under this Agreement if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

         (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Noteholder when such payment or distribution is prohibited by this Section 13.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application at such time as determined by the holders of Senior Debt to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

         For purposes of this Section 13 only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to no less than the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Section 13.

         (c) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Section
8.11 and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Section 8.11 hereof.

         13.04. Payments May Be Paid Prior to Dissolution. Nothing contained in this Section 13 or elsewhere in this Agreement shall prevent the Company, except under the conditions described in Sections 13.02 and 13.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes.

         13.05. Subrogation. Subject to the payment in full in cash or Cash Equivalents of all Senior Debt and the termination of the documentation governing all Senior Debt, the Noteholders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Noteholders by virtue of this Section 13 which otherwise would have been made to the Noteholders shall, as between the Company and the Noteholders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this
Section 13 are and are intended solely for the purpose of defining the relative rights of the Noteholders, on the one hand, and the holders of the Senior Debt, on the other hand.

         13.06. Obligations of the Company Unconditional. Nothing contained in this Section 13 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt, and the Noteholders, the obligation of the Company, which is absolute and unconditional, to pay to the Noteholders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Noteholders from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         13.07. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this
Section 13, the Noteholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Noteholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 13.

         13.08. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Section 13 or the obligations hereunder of the Noteholders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         13.09.   Noteholders Authorize Senior Debt To File Claims .

         If a proper claim or proof of debt in the from required in any proceeding is not filed by or on behalf of all Noteholders prior to 30 days before the expiration of the time to file such claims or proofs, then the holders or any representative of Senior Debt under the Credit Agreement are hereby authorized, and shall have the right to file an appropriate claim on behalf of the Noteholders.

         Nothing herein contained shall be deemed to authorize the holders or any Representative of Senior Debt to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder thereof, or to authorize the holders of Senior Debt to vote in respect of the claim of any Noteholder in any such proceeding.

         13.10. Debtor in Possession Financing. The Noteholders hereby agree not to challenge any financing of the Company while the Company is subject to any bankruptcy proceeding unless in the reasonable judgment of the Noteholders, such financing or any element thereof is detrimental or does not promote the best interests of both the Company and the Noteholders; provided that the Noteholders shall not object to any payment in cash to a holder of Senior Debt as a result of such financing or otherwise as adequate protection.


                                   SECTION 14

                 FEES, EXPENSES, INDEMNIFICATION AND TERMINATION


         14.01. Fees and Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' and accountants' fees and disbursements) (x) incurred by the Purchasers in connection with the Transactions and (y) incurred by the
Purchasers or any holder of a Security in connection with any amendments, waivers or consents under or in respect of this Agreement, the other Transaction Documents or the Securities (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the Purchasers'
reasonable and documented out-of-pocket expenses in connection with the Purchasers' examinations and appraisals of the Company's properties, books and records, (b) the costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the Transaction Documents or the Securities or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Transaction Documents or the Securities, (c) the costs and expenses, including reasonable and documented consultants' and advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Significant Subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the other Transaction Documents or by the Securities. In addition, the Company will pay all fees pursuant to the terms of the Commitment Letter. The Company will pay, and will save the Purchasers and each other holder of a Security harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders in relation to the Transactions.

         14.02. Indemnification. The Company agrees to indemnify and hold harmless (i) each Purchaser and Noteholder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each Purchaser or Noteholder (any of the Persons referred to in this clause (ii) being referred to herein as a "Controlling Person") and
(iii) the respective officers, directors, managing directors, stockholders, partners, employees, representatives, trustees, fiduciaries, and agents of each Purchaser and Noteholder or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) upon any of the representations and warranties of the Company proving to be inaccurate in any material respect when made, (ii) upon any failure of the Company to perform its obligations hereunder or under Applicable Law which constitutes an Event of Default, or (iii) the Transactions or the Purchasers' financing thereof, and will reimburse each such Indemnified Person for any legal and other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred other than those arising out of the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. The indemnity agreement set forth in this Section 14.02 shall be in addition to any liabilities that the Company may otherwise have.

         14.03. Survival. The obligations of the Company under this Section 14 will survive the payment or transfer of any Security, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

         14.04. Termination. (a) The Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the date of the Company's most recent audit, any material adverse change in the business, operations, affairs, condition (financial or otherwise) assets, property or results of operations of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Purchasers, impracticable to resell the any Security or to enforce contracts for the sale of the Securities, or
(iii) if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b)  Liabilities.  If this  Agreement  is  terminated  pursuant to this
Section 14.04, such termination shall be without liability of any party to any other party except as provided in Section 14.01 hereof, and provided further that Sections 1, 14.01, 14.02, 14.03, 14.04, 15.08 and 15.11 shall survive such termination and remain in full force and effect.


                                   SECTION 15

                                  MISCELLANEOUS


         15.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or
(d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

                  (i) if to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, attention: William M. Hartnett, Esq., or at such other address as the Purchaser or its nominee shall have specified to the Company in writing;

                 (ii) if to any other Holder, to such Holder at the address of such Holder appearing in the Security Register or such other address as such other holder shall have specified to the Company in writing; or

                (iii) if to the Company, to the Company at DynCorp, 2000 Edmund Halley Drive, Reston, VA 22091-3436, Attention: Senior Vice President and Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

         15.02. Benefit of Agreement; Assignments and Participations. Except as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Security) whether so expressed or not; provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each such holder.

         Nothing in this Agreement or in the Securities, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the holders from time to time of the Securities any benefit or any legal or equitable right, remedy or claim under this Agreement.

         15.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Holder in exercising any right, power or privilege hereunder or under the Securities and no course of dealing between the Company and any other party or Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Securities preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein and in the Securities are cumulative and not exclusive of any rights or remedies which the parties or Noteholders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Noteholders to any other or further action in any circumstances without notice or demand.

         15.04. Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively) with (and only with) the written consent of the Company and the Required Noteholders; provided, however, that no such amendment or waiver may, without the prior written consent of the Holder of each Note then outstanding and affected thereby (i) subject any Holder to any additional obligation, (ii) reduce the principal of (or premium, if any) or rate of interest on any Note,
(iii)  postpone the date fixed for any payment of  principal of (or premium,  if any) or interest on any Note, (iv) change the percentage of the aggregate principal amount of the Notes the Noteholders of which shall be required to consent or take any other action under this Section 15.04 or any other provision of this Agreement, (v) amend or waive the provisions of (a) Section 7.08 following the occurrence of a Change of Control or (b) Sections 7.09 or 8.05 after the Company's obligation to make an Asset Sale Offer has arisen and in the case of each of clauses (a) and (b), any of the definitions used in such Sections. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         15.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         15.06. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         15.07.   Governing Law; Submission to Jurisdiction; Venue.

         (a) THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

         (b) If any action, proceeding or litigation shall be brought by any Purchaser or any Holder in order to enforce any right or remedy under this Agreement or any of the Securities, the Company hereby consents and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company hereby irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. The Company further agrees that it shall not, and shall cause its Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement, the Securities or any other Transaction Document in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

         (c) The Company hereby irrevocably designates CSC Networks at an address in New York City designated at the Closing Time as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such jurisdiction in any action, proceeding or litigation with respect to this Agreement, the Securities or any of the other Transaction Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to have received such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective thirty (30) days after such mailing.

         (d) Nothing herein shall affect the right of any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. If service of process is made on a designated agent it should be made by either
(i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

         (e) EACH OF THE COMPANY, EACH PURCHASER AND EACH HOLDER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE SECURITIES.

         15.08. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         15.09. Entirety. This Agreement together with the other Transaction Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.

         15.10. Survival of Representations and Warranties. All representations and warranties and covenants and indemnities made by the Company and the Purchasers herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Securities and the payment of principal of the Notes, the expiration, exercise or other termination of the Shares and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers, the Company or any other holder that is Affiliated with the Purchasers or the Company, as the case may be.

         15.11. Incorporation. All Exhibits and Schedules attached hereto are incorporated as part of this Agreement as if fully set forth herein.

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                    THE ISSUER:

                                    DYNCORP


                                    By:
                                    Name:
                                    Title:

                                   THE PURCHASERS:

                                   DB CAPITAL INVESTORS, L.P.


                                   By:
                                   Name:
                                   Title:




                                  THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY



                                  By:
                                  Name:
                                  Title:

                                 WACHOVIA CAPITAL INVESTMENTS



                                 By:
                                 Name:
                                 Title:

                                                                       EXHIBIT A


                                 [FORM OF NOTE]



         THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (i) WHILE A REGISTRATION STATEMENT IS IN EFFECT OR
(ii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH ANY PROPOSED TRANSFER UNDER CLAUSE (ii) ABOVE, THE COMPANY MAY REQUIRE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL PRIOR TO SUCH TRANSFER. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 10, 1999 (THE "AGREEMENT"), AMONG DYNCORP (THE "COMPANY") AND THE PURCHASERS NAMED THEREIN. ALL TERMS USED IN THIS NOTE WHICH
ARE DEFINED IN THE AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE AGREEMENT. A COPY OF THE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

                     15% SENIOR SUBORDINATED NOTES DUE 2007


         DynCorp, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Agreement), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] Dollars on September 1, 2007 (the "Stated Maturity Date"), and to pay interest thereon from December 10, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 15 and December 15 in each year commencing June 15, 2000 (each, an "Interest Payment Date") at the rate of 15% per annum, until the principal hereof is paid; provided, however, that prior to December 15, 2004 at the option of the Company such interest may be paid by the Company by the issuance of PIK Notes to the holders of the Notes entitled to receive interest payments on each such Interest Payment Date and subsequent to December 15, 2004 interest shall be payable solely in cash; provided, further, however, that (to the extent that the payment of such interest shall be legally enforceable) if the Company defaults in the payment of any principal of, or premium or installment of interest on this Note or in the observation of any covenant of the Purchase Agreement, this Note shall bear interest at the rate of 5.0% per annum in excess of the rate of interest then borne by the Notes (the "Additional Rate") from the date of the Event of Default until such Event of Default is cured in accordance with the Purchase Agreement; provided that the Additional Rate shall not apply if the Company defaults in the payment of, or premium or installment of interest on this Note due to restrictions in the Company's financing documents; provided, further, however, that if the Company defaults or has a continuing default in the payment of principal, premium or installment of interest on this Note at the Stated Maturity Date due to restrictions in the Company's financing documents, this Note shall bear interest at a rate of 2.0% per annum in excess of the rate of interest then borne by the Note from the date of the Event of Default until such Event of Default is cured in accordance with the Purchase Agreement.

         All interest payable, on any Interest Payment Date will, as provided in the Purchase Agreement, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date. Notwithstanding the foregoing if this Note is issued after a Regular Record Date and prior to an Interest Payment Date, the record date for such Interest Payment Date shall be the original issue date.

         Principal on this Note shall be payable only against surrender therefor. Payments of interest on this Note shall be made, in accordance with the terms of this Note and the Agreement and subject to applicable laws and regulations, either by PIK Notes issued and mailed or by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, in the case of cash interest payments, by wire transfer to such account as any Holder shall designate by written instructions received by the Company no less than 15 days prior to any applicable Interest Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or such Holder no longer is the registered owner of this Note.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The indebtedness evidenced by this Note is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Agreement with respect thereto.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
                                    DYNCORP



                                    By:
                                    Name:
                                    Title:


Attest:


Title:

                            [Form of Reverse of Note]


         This Note is one of a duly authorized issue of Notes of the Company designated as its 15% Senior Subordinated Notes due 2007 (herein called the "Notes"), limited in aggregate principal amount to $40 million (plus up to $[ ] million aggregate principal amount of PIK Notes), issued and to be issued pursuant to the Purchase Agreement, dated as of December 10, 1999 (herein called the "Agreement"), among the Company and the Purchasers named therein, to which the Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Noteholders and of the terms upon which the Notes are, and are to be, issued and delivered.

         The Notes are subject to redemption, at the option of the Company, in whole or in part, in an aggregate minimum principal amount of $5.0 million and integral multiples of $1.0 million in excess of that amount at the redemption prices set forth below (expressed as a percentage of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption) at any time after December 15, 2000 for redemptions occurring during the twelve month period beginning and December 15 of each year listed below:

         Year                                               Percentage
         ----                                               ----------
         2000..........................................        114%
         2001..........................................        113%
         2002..........................................        107%
         2003..........................................        106%
         2004..........................................        105%
         2005..........................................        103%
         2006 and thereafter...........................        100%


Mandatory Redemption of PIK Notes and Principal

         On December 14, 2004, the Company will be required to redeem (I) the PIK Notes, plus any accrued and unpaid interest thereon, if any, and (II) a principal amount of the remaining Notes outstanding on a pro rata basis in an amount equal to the excess of (i) the aggregate principal amount of the Notes, over (ii) the sum of (a) the aggregate issue price of the Notes, (b) the product of the aggregate issue price of the Notes and the annual yield to maturity (i.e., twice the semi-annual yield to maturity) of the Notes, and (c) $100. The redemption of PIK Notes described in clause (I) shall be made at a redemption price of 100% of the principal amount to maturity of the PIK Notes redeemed, and the redemption of Notes described in clause (II) shall be made at a redemption price of 106% of the principal amount to maturity of the Notes redeemed, plus accrued and unpaid interest thereon, if any.

         If less than all the Notes are to be redeemed, the Notes shall be redeemed pro rata from each Holder.

         The Notes do not have the benefit of any sinking fund obligations.

         In the event of redemption or purchase pursuant to an offer to purchase this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The indebtedness evidenced by this Note is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Note is issued subject to the provisions of the Agreement with respect thereto. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

         If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Agreement. Upon payment of (i) the principal so declared due and payable and any overdue installment of interest, (ii) any overdue principal and premium payable upon redemption or repurchase of this Note, and (iii) as provided on the face hereof, interest on any overdue principal of, and any premium or interest on, this Note (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of, and interest on, this Note shall terminate.

         The Agreement provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an offer to purchase all or a specified portion of the Notes as provided for in the Agreement.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and certain rights of the Noteholders under the Agreement at any time by the Company with the consent of the Noteholders of a majority in aggregate principal amount of the Notes at the time outstanding. The Agreement also contains provisions permitting the Noteholders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Noteholders of all the Notes, to waive compliance by the Company with certain provisions of the Agreement and certain past defaults under the Agreement and their consequences. Any such consent or waiver by the specified percentage of Noteholders of this Note shall be conclusive and binding upon such Holder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the principal offices of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Agreement and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

         All terms used in this Note which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

         THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 7.08 or 7.09 of the Agreement, check the box:


         If you want to elect to have only a part of the principal amount of this Note purchased by the Company pursuant to Section 7.08 or 7.09 of the Agreement, state the portion of such amount: $_______________.

Dated:                               Your Signature:

          (Sign exactly as name appears on the other side of this Note)




  Signature Guarantee:
                                     (Signature   must   be   guaranteed   by  a
                                     financial  institution  that is a member of
                                     the  Securities  Transfer  Agent  Medallion
                                     Program   ("STAMP"),   the  Stock  Exchange
                                     Medallion  Program  ("SEMP"),  the New York
                                     Stock Exchange,  Inc.  Medallion  Signature
                                     Program  ("MSP")  or such  other  signature
                                     guarantee  program as may be  determined by
                                     the  Security  Registrar in addition to, or
                                     in substitution  for,  STAMP,  SEMP or MSP,
                                     all  in  accordance   with  the  Securities
                                     Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                                  ARTICLE ONE

                               STOCKHOLDER RIGHTS


         SECTION 1.01. Adjustments Generally.  (a) Subject to clause (b) of this
Section 1.01, the Holder of Shares of Common Stock shall have the right (the "Adjustment Right") to purchase, at a price equal to their par value, any or all of that number of Shares of Common Stock determined as set forth below pursuant to this Article I. (b) Any holder of Shares of Common Stock who is a Holder of any Shares of Common Stock prior to the date of the Company's Initial Public Offering shall be entitled to the antidilution protections afforded by this
Article I for a period of 10 years from the date of the Purchase Agreement.

         SECTION 1.02. Common Stock Reorganization. If the Company shall after the Issue Date , subdivide its outstanding Shares of Common Stock into a greater number of Shares or consolidate its outstanding Shares of Common Stock into a smaller number of Shares (any such event being called a "Common Stock Reorganization"), then, the number of Shares of Common Stock held by a Holder of Common Stock shall be adjusted in the same manner as the number of Shares of every other Common Stock holder of the Company are adjusted.

         SECTION 1.03. Common Stock Distribution. (a) If the Company shall after the Issue Date, issue or otherwise sell or distribute any Shares of Common Stock, otherwise than pursuant to a Common Stock Reorganization, an underwritten public offering or an exercise of stock options granted to officers or employees of the Company (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), if such Common Stock Distribution shall be for a consideration per share less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such Common Stock Distribution, or on the first date of the announcement of such Common Stock Distribution (whichever is less), then, effective upon such Common Stock Distribution, the number of Shares which would be held by a Holder of Common Stock upon exercise in full of such Holder's Adjustment Right shall be adjusted by multiplying the number of Shares held by such Holder immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the total number of Shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution plus the number of Shares of Common Stock issued (or deemed to be issued pursuant to paragraphs
(b) and (c) below) in such Common Stock Distribution and the denominator of which shall be an amount equal to the sum of (x) the number of Shares of Common Stock outstanding (and issuable upon exercise or conversion of outstanding options, warrants and convertible securities) immediately prior to such Common Stock Distribution, plus (y) the number of Shares of Common Stock which the aggregate consideration, if any, received by the Company (determined as provided below) for such Common Stock Distribution would buy at the Fair Market Value thereof, as of the date immediately prior to such Common Stock Distribution or as of the date immediately prior to the date of announcement of such Common Stock Distribution (whichever is less); and

         (b) If the Company shall after the Issue Date issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options (other than options granted to employees or directors) for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire
Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of Shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options, in each case, for such aggregate consideration) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of granting such Options or on the date of announcement thereof (whichever is less), then for purposes of paragraph (a) above, the total number of Shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of Shares of Common Stock shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

         (c) If the Company shall after Issue Date issue, sell or otherwise distribute or grant (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of Shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, in each case, for such aggregate consideration) shall be less than the Fair Market Value per share of outstanding Common Stock of the Company on the date of such issue, sale or distribution or on the date of announcement thereof (whichever is less), then, for purposes of paragraph (a) above, the total number of Shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the number of Shares of Common Stock shall be made upon the conversion or exchange of such Convertible Securities.

         (d) If the purchase price provided for in any Option referred to in paragraph (b) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph
(b) or (c) above, or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against, and having the effect of protecting against, dilution upon an event which results in a related adjustment pursuant to this Article IV), the number of shares of Common Stock purchasable upon exercise of this Adjustment Right then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Adjustment Right after such readjustment) to the number of shares of Common Stock purchasable upon exercise of this Adjustment Right which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be; provided, however, that such readjustment shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding. After any adjustment of the number of shares of Common Stock purchasable upon exercise of each Adjustment Right pursuant to this
Article IV on the basis of the issuance of any Option or Convertible Securities or after any new adjustments of the number of shares of Common Stock purchasable upon exercise of each Adjustment Right pursuant to this paragraph, if the right of conversion, exercise or exchange in such Option or Convertible Securities shall expire or terminate, and the right of conversion, exercise or exchange in respect of a portion of such Option or Convertible Securities shall not have been exercised, such previous adjustment shall be rescinded and annulled. Thereupon, a recomputation shall be made of the effect of such Option or Convertible Securities on the basis of treating the number of shares of Common Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such right of conversion, exercise or exchange as having been issued on the date or dates of such conversion, exercise or exchange and for the consideration actually received and receivable therefor, and treating any such Option or Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of any such issuance for the consideration per share for which shares of Common Stock are issuable under such Option or Convertible Securities; and, if and to the extent called for by the foregoing provisions of this Section on the basis aforesaid, a new adjustment of the number of shares of Common Stock purchasable upon exercise of each Adjustment Right shall be made, which new adjustment shall supersede (effective only with respect to any exercise of this Adjustment Right after such readjustment) the previous adjustment so rescinded and annulled

         (e) If the Company shall after the Issue Date pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities, as the case may be, shall be deemed to have been issued or sold without consideration.

         (f) If any Shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor before deduction of any underwriting discount, commissions or concessions paid or allowed by the Company in connection therewith. If any Shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred and any underwriting discount, commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for consideration to be determined pursuant to the Appraisal Procedure.

         (g) If the Company shall establish a record date with respect to the holders of the Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue, sale, distribution or grant of the Shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (h) For purposes of determining whether any adjustment is required pursuant to this Article I, any security of the Company having rights substantially equivalent to the Common Stock as to dividends or upon liquidation, dissolution or winding up of the Company shall be treated as if such security were Common Stock.

         SECTION 1.04. Dividends. If the Company shall after the Issue Date issue or distribute to all or substantially all holders of Shares of Common Stock evidences of indebtedness, any other securities of the Company or any property, assets or cash, and if such issuance or distribution does not constitute a Common Stock Reorganization or a Common Stock Distribution (any such nonexcluded event being herein called a "Dividend") then, the Company shall notify each Holder within 30 days of such Dividend and such Holder shall reply within 30 days of receipt of such notice whether it will exercise either of the two following options:

     (A) each Holder shall receive such Dividend to the same extent as every other Holder of Common Stock of the Company or,

     (B) the number of Shares of Common Stock which would be held by a Holder of Common Stock upon exercise in full of such Holder's Adjustment Right shall be increased (but not decreased), effective immediately after the record date at which the holders of Shares of Common Stock are determined for purposes of such Dividend, to a number determined by multiplying the number of Shares of Common Stock held by such Holder immediately before such Dividend by a fraction, the numerator of which shall be the Fair Market Value per share of outstanding Common Stock on such record date and the denominator of which shall be the Fair Market Value per share of outstanding Common Stock of the Company on such record date less the then Fair Market Value of the evidences of indebtedness, securities, cash, or property or other assets issued or distributed in such Dividend with respect to one share of Common Stock;

provided, that if after the Issue Date, the Company repurchases Shares of Common Stock for a per share consideration which exceeds the Fair Market Value (as calculated immediately prior to such repurchase), then at the Holder's option either (x) each Holder shall have the right to require the Company to purchase its Shares at such price or (y) the number of Shares of Common Stock subject to the Adjustment Right shall be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchases, the Company had distributed a Dividend having a Fair Market Value equal to the Fair Market Value of all property and cash expended in the repurchases.

         SECTION 1.05. Capital Reorganization. If after the Issue Date there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization or a change in par value) in, outstanding Shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital
Reorganization"), then, effective upon the effective date of such Capital Reorganization, a Holder of Common Stock shall be entitled to receive the kind and amount of shares of stock and other securities and property (including cash) which every other holder of Common Stock of the Company is entitled to receive assuming such Holder (i) is not a person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or conveyance was made, as the case may be ("constituent person"), or an Affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Capital Reorganization (provided that if the kind or amount of securities, cash or other property receivable upon such Capital Reorganization is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or conveyance by other than a constituent person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of shares of stock and other securities or other property (including cash) receivable upon such Capital Reorganization shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to each Holder an agreement as to Holder's rights in accordance with this Section 1.5, providing for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article I. The provisions of this Section 1.5 shall similarly apply to successive Capital Reorganizations.

         SECTION 1.06. Certain Other Events. If any event occurs after the date of issuance of the Shares as to which the foregoing provisions of this Article I are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the rights of the Holders of Common Stock in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid.

     SECTION  1.07.  Adjustment  Rules.  (a) Any  adjustments  pursuant  to this
Article I shall be made successively whenever an event referred to herein shall occur.
         (b) If the Company shall set a record date to determine the holders of shares of Common Stock for purposes of a Common Stock Reorganization, Common Stock Distribution, Dividend or Capital Reorganization, and shall legally abandon such action prior to effecting such Action, then no adjustment shall be made pursuant to this Article I in respect of such action.

         (c) No adjustment in the amount of shares purchasable upon exercise of this Adjustment Right shall be made hereunder unless such adjustment increases or decreases such amount or price by one percent or more, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall serve to adjust such amount or price by one percent or more.

         (d) No adjustment shall be made pursuant to this Article I in respect of the issuance (or deemed issuance) or repurchase of shares of Common Stock in connection with the exercise of the Adjustment Right..

         (e) No adjustment shall be made pursuant to this Article I in the event of an initial public offering.

         (f) No adjustment shall be made pursuant to this Article I with respect to the exercise of securities issued under employee benefit plans.

         (g) If the number of Shares of Common Stock purchasable upon exercise of the Adjustment Right is adjusted such that such number includes a fraction, the Company shall not be required to issue fractional shares.

         SECTION 1.08 Proceedings Prior to Any Action Requiring Adjustment .As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article I, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the holders of Shares are entitled to receive upon exercise thereof.

         SECTION 1.09. Notice and Exercise of Adjustment. Not more than 30 days after the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article I, the Company shall give notice to each Common Stock Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Common Stock Holder of such adjustment and computation promptly after such adjustment becomes determinable. Any Adjustment Right may be exercised by delivery to a notice to the Company in the form of the Election to Purchase attached hereto along with, if required by such form, a certified check or by wire in same day funds payable to the order of the Company in an amount equal to the aggregate par value of the additional Shares to be issued to such Holder pursuant to its exercise of the Adjustment Right. Upon delivery of such form and, if required, such payment, the Company shall promptly cause the additional Shares to be issued and delivered to such Holder or to another person or address specified in writing by such Holder.


                                   ARTICLE II
                               TRANSFER, EXCHANGE
                            AND REPLACEMENT OF SHARES


         2.1 Ownership of Shares. The Company may deem and treat the Person in whose name the Share is registered as the holder and owner hereof
(notwithstanding any notations of ownership or writing hereon made by any Person) for all purposes and shall not be affected by any notice to the contrary, until presentation of the Share for registration of transfer as provided in this Article II.

         2.2 Transfer of Shares. The Company agrees to appoint a transfer agent (the "Transfer Agent") and maintain at the Transfer Agent, books for the registration of transfers of the Shares and all rights of such holders of Shares shall be registered, in whole or in part, on such books, upon surrender of any Share at the Transfer Agent, together with a written assignment of the Share duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original holder of the Share) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Share or Shares in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and the Share shall promptly be canceled. The Transfer Agent shall not be required to register any transfers (other to an Affiliate of a Holder who is an institutional Accredited Investor or a Qualified Institutional Buyer as each such term is defined in the Securities Act) if the Holder fails to furnish to the Company, after a request therefor, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from the registration requirements of the Securities Act.

         2.3 Loss, Theft, Destruction or Mutilation of Shares. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company (the original Holder of Shares or any institutional Holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Share owned by such holder), or, in the case of any such mutilation, upon surrender and cancellation of such Share, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Share, a new Share of like tenor.

         2.4 Expenses of Delivery of Shares. The Company shall pay all expenses, taxes (other than transfer taxes or income taxes of a Holder) and other charges payable in connection with the preparation, issuance and delivery of Shares.

         2.5 No Fractional Shares To Be Issued. The Company shall not be required to issue fractions of Shares. If any fraction of a Share would, but for this Section, be issuable, and if the Company shall have elected not to issue such fraction of a Share, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to such fraction of the Fair Market Value per share of outstanding Common Stock of the Company on the Business Day immediately prior to the date of such issuance.


                                   ARTICLE III

                                 CERTAIN RIGHTS


         3.1 Contest and Appraisal Rights. Upon each determination of Fair Market Value hereunder (other than a determination relating solely to setting the value of fractional shares), the Company shall promptly give notice thereof to all Holders of Shares, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof, as the case may be. If the Requisite Holders shall disagree with such determination and shall, by notice to the Company given within 30 days after the Company's notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 3.1. In the event that a determination of Market Price, or a determination of Fair Market Value solely involving Market Price, is disputed, such dispute shall be submitted, to a New York Stock Exchange member firm selected by the Company and acceptable to the Holders of Shares, whose determination of Fair Market Value and/or Market Price, as the case may be, shall be binding on the Company and the Holders of Shares. The cost of such determination shall be shared equally between the Company on the one hand and the holders of Shares on the other hand. In the event that a determination of Fair Market Value, other than a determination solely involving Market Price, is disputed, such dispute shall be resolved through the Appraisal Procedure.

         3.2 Right to Receive Information. Until cancellation of the Shares, each Holder has the right to receive, and the Company covenants and agrees that the Company will deliver to each Holder:

                  (a) as soon as available but not later than ninety (90) days after the close of the fiscal year of the Company, a consolidated balance sheet of the Company as at the end of such year and the related consolidated statements of income, of stockholders' equity and of cash flows for such year, such consolidated statements to be audited by an independent accounting firm;

                  (b) as soon as available but not later than forty-five (45) days after the end of each quarter, a consolidated balance sheet of the Company as at the end of, and the related consolidated statements of income, of stockholders' equity and of cash flows for the portion of the Company's fiscal year then elapsed, all prepared in accordance with generally accepted accounting principles;

                  (c) as soon as available, any and all management letters provided to the Company's board of directors or audit committee by the Company's auditors; and

                  (d) as soon as available, any and all reports filed by the Company under the Securities Act and the Exchange Act.

                  (e) The  Company  need not supply the items in clauses  (a) or
         (b) to the extent such item is included in a report delivered pursuant to clause (d).

         3.3 Right to Put to the Company. The holders of Shares are entitled to certain rights under the Registration Rights Agreement, including the right to put the Shares to the Company


                                  ARTICLE FOUR

                                   DEFINITIONS


         The following terms, as used in this Article I, have the following respective meanings:

         "Affiliate" shall mean, of any Person, a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

         "Appraisal Procedure" means a procedure whereby two independent appraisers, one chosen by the Company and one by the Requisite Holders, shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Company and the Holders of Common Stock; otherwise the average of all three determinations shall be binding and conclusive on the Company and the Holders of Common Stock. The costs of conducting any Appraisal Procedure shall be borne by the Holders of Common Stock requesting such Appraisal Procedure, except (a) the fees and expenses of the appraiser appointed by the Company and any costs incurred by the Company shall be borne by the Company, (b) the fees and expenses of the appraiser appointed by the Requisite Holders and any costs incurred by the Requisite Holders shall be borne by the Requisite Holders, and (c) the fees and expenses of a third appraiser shall be borne equally by the Company and the Requisite Holders, provided that if such Appraisal Procedure shall result in a determination that is disparate by 5% or more to the benefit of the holder from the Company's initial determination, all costs of conducting such Appraisal Procedure shall be borne by the Company.

         "Business Day" shall mean (a) if any class of Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which such class of Common Stock is listed or admitted to trading is open for business or (b) if no class of Common Stock is so listed or admitted to trading, a day on which any New York Stock Exchange member firm is open for business.

         "Capital Reorganization" shall have the meaning set forth in Section 1.05.

         "Closing Price" with respect to any security on any day means (a) if such security is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class of security is listed or admitted to trading, or (b) if such security is not listed or admitted to trading on any national securities exchange, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such day as reported by Nasdaq or any comparable system then in use or, if not so reported, as reported by any New York Stock Exchange member firm reasonably selected by the Company for such purpose.

         "Common Stock" shall mean the shares of common stock of the Company, par value $.10 per share.

         "Common Stock Distribution" shall have the meaning set forth in Section 1.03(a).

         "Common Stock Reorganization" shall have the meaning set forth in
Section 1.02.

         "Company" shall mean DynCorp.

         "Constituent Person" shall have the meaning set forth in Section 1.05.

         "Convertible Securities" shall have the meaning set forth in Section 1.03(b).

         "Dividend" shall have the meaning set forth in Section 1.04.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

         "Fair Market Value" means the fair market value of the the business or property in question at any date, as determined in good faith by the Board of Directors of the Company (a) taking into account the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no transaction shall have occurred on such date, taking into account at the Company's option either (x) the fair market value of the business or property in question as determined by an Independent Financial Expert or (y) taking into account the value of the Common Stock as determined by the Company's internal stock market, provided, however, that the Fair Market Value of any security for which a Closing Price is available shall be the Market Price of such security. The Fair Market Value of the Common Stock shall be the Fair Market Value of the entire equity interest in the Company and its subsidiaries as a going concern, minus the Fair Market Value of the Company's equity securities (if any) entitled to a preference over the Common Stock in the event of a liquidation of the Company. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of the entire equity interest in the Company, the Common Stock of any class shall then be publicly traded, the Fair Market Value of the Company on such date shall be the Market Price on such date multiplied by the number of Shares of Common Stock on a fully diluted basis, giving effect to any consideration to be paid to the Company in connection with the exercise or conversion of any security.

         "Holder" shall mean a holder of Common Stock, which Common Stock was issued pursuant to the Purchase Agreement.

         "Independent Financial Expert" means a United States investment banking, accounting or valuation firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

         "Initial Public Offering" means an underwritten public offering of Common Stock of at least $100 million pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

         "Issue Date" means December 10, 1999.

         "Market Price" with respect to any security on any day means the average of the daily Closing Prices of a share or unit of such security for the 10 consecutive Business Days ending on the most recent Business Day for which a Closing Price is available; provided, however, that in the event that, in the case of Common Stock, the Market Price is determined during a period following the announcement by the Company of (A) a dividend or distribution of Common Stock, or (B) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 20 Business Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of Common Stock.

         "NASD" means The National Association of Securities Dealers, Inc.

         "Nasdaq" means The Nasdaq Stock Market, Inc.

         "Non-electing share" shall have the meaning set forth in Section 1.05.

         "Options" shall have the meaning set forth in Section 1.03(b).

         "Person" shall mean an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or other legal entity.

         "Purchase Agreement" means that certain Purchase Agreement dated as of December 10, 1999 among DynCorp, a Delaware corporation and the Purchasers named therein.

         "Requisite Holders" means the Holders of the majority of the Shares of Common Stock issued pursuant to the Purchase Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

         "Shares" shall mean the shares of Common Stock.


                                  ARTICLE FIVE

                                  MISCELLANEOUS


         5.1 Waivers; Amendments. Notwithstanding Section 15.04 of the Purchase Agreement, no failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. Notwithstanding Section 15.04 of the Purchase Agreement, the provisions of Shares may be amended, modified or waived only with the written consent of the Company and the Requisite Holders; provided, however, that no such amendment, modification or waiver shall, without the written consent of each Holder of Shares whose interest might be adversely affected by such amendment, modification or waiver, amend, modify or waive the provisions of this Section or Articles I or III. In the event of any such amendment, modification or waiver, the Company shall give prompt notice thereof to all holders of Shares and, if appropriate, notation thereof shall be made on all Shares thereafter surrendered for registration of transfer or exchange.

                          FORM OF ELECTION TO PURCHASE

                (To be Executed Upon Exercise of Adjustment Right)

                  The undersigned hereby irrevocably elects to exercise the Adjustment Right to receive shares of Common Stock and herewith tenders payment for such Shares to the order of DynCorp in the amount of $ in accordance with the terms hereof.



                  The undersigned requests that a certificate for such shares be registered in the name of , whose address is , and that such shares be delivered to , whose address is

                                   Signature:

                                   Date:

                                    Exhibit 4



                          REGISTRATION RIGHTS AGREEMENT


                          Dated as of December 10, 1999


                                      among


                                     DYNCORP

                                       and

                           the Purchasers Named Herein

                                TABLE OF CONTENTS


                                                                           Page

1.       Definitions........................................................1

2.       Registration Rights and Special Transfer Rights and Obligations....4

3.       Registration Procedures............................................8

4.       Indemnification and Contribution..................................10

5.       Miscellaneous.....................................................12

         (a)  No Inconsistent Agreements...................................12
         (b)  Amendments and Waivers.......................................12
         (c)  Notices......................................................12
         (d)  Successors and Assigns.......................................13
         (e)  Rules 144 and 144A...........................................13
         (f)  Counterparts.................................................13
         (g)  Headings.....................................................14
         (h)  Governing Law................................................14
         (i)  Severability.................................................14
         (j)  Entire Agreement.............................................14

SIGNATURES                                                                S-1

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 10, 1999, among DYNCORP, a Delaware corporation (the "Company"), and Bankers Trust Corporation ("BT"), Northwestern Mutual Life Insurance Company and Wachovia Capital Investments (the "Purchasers").

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1..Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Additional Share Put Obligation" has the meaning set forth in Section 2.3.

                  "Additional Subject Equity" has the meaning set forth in
Section 2.1(c).

                  "Affiliate" means, of any Person, a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of at least 10% of the voting securities of a Person shall be deemed to be control.

                  "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed and other than a Legal Holiday.

                  "Capital Stock" means the Common Stock and any preferred or other shares of equity issued by the Company (however designated and whether or not voting).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company (par value, $0.10 per share) and any other securities into which such shares may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such Common Stock by reason of any stock splits, stock dividends, consolidation, division, bonus or rights issue, distributions, mergers or other like events.

                  "Company" has the meaning given such term in the preamble hereto.

                  "Demand Registration" has the meaning set forth in Section
         2.1.

                  "Effectiveness Period" has the meaning set forth in Section
         2.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Holder" means, the holders of Common Stock or Registrable Securities, as the case may be, and each of their successors, assigns and direct and indirect transferees who become registered owners thereof.

                  "Indemnified Holder" has the meaning set forth in Section
4(a).

                  "Independent Financial Expert" means a United States investment banking, accounting or valuation firm of national or regional standing in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

                  "Initial Public Offering" means an underwritten public offering of Common Stock of at least $100 million pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday.

                  "Liquidity Event" has the meaning set forth in Section 2.3.

                  "NASD" means The National Association of Securities Dealers, Inc.

                  "Non-Priority Persons" has the meaning set forth in Section 2.2(b).

                  "Notes" means the notes issued pursuant to the Purchase Agreement

                  "Note Premium" means 30% of any premium paid in connection with any redemption of the Notes in accordance with the terms of the Notes.

                  "Note Premium per Share" means the amount of the Note Premium paid to each Holder divided by the number of Shares held by such Holder.

                  "Person" means an individual, corporation,  partnership, joint
         venture,  association,   joint  stock  company,  trust,  unincorporated
         organization, or other legal entity.

                  "Piggy-Back Registration" has the meaning set forth in Section 2.2(a).

                  "PIK Notes" has the meaning set forth in the Purchase
         Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated as of December 10, 1999 among Dyncorp and the Purchasers.

                  "Purchase Date" has the meaning set forth in Section 2.3(a).

                  "Put Notice" has the meaning set forth in Section 2.3(b).

                  "Registrable Securities" means (i) the Shares and (ii) any other securities issued or issuable with respect to the Shares by way of stock dividend or stock split in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) they qualify for sale to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) they shall have been otherwise transferred and in connection with such transfer, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, or (D) they shall have ceased to be outstanding.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Section 2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities.

                  "Registration Statement" means a registration statement relating to the offer and sale of the Registrable Securities (or a successor registration statement thereto), amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto, and all material incorporated by reference therein.

                  "Requisite Shares" means 40% of the Shares.

                  "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission providing that a holder of securities other than an issuer making offers and sales of securities in compliance therewith will not be an underwriter for purposes of the Securities Act.

                  "Securities Act" means the United States Securities Act of 1933, as amended.

                  "Senior Subordinated Notes" means the senior subordinated notes due September 1, 2007 purchased pursuant to the Purchase Agreement.

                  "Share Certificates" means, collectively, each of the certificates representing one or more of the Shares.

                  "Share Put" has the meaning set forth in Section 2.3(a)

                  "Share Put Obligation" has the meaning set forth in Section 2.3(a).

                  "Shares" means the shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement.

                  "Subject Equity" has the meaning set forth in Section 2.1.

                  "Suspension Period" has the meaning set forth in Section 2.1.

                  "Transfer   Agent"  means  any  transfer  agent  or  registrar
         appointed by the Company for the Capital Stock.

                  "Underwriters" has the meaning set forth in Section 2.2(b).

                  2. Registration Rights and Special Transfer Rights and Obligations.

                  2.1......Demand Registration. (a) Request for Registration. At
any time on or after the earliest to occur of the following: (a) the date of an Initial Public Offering and (b) the date on which any class of Common Stock of the Company is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market System for which there is a public market of at least $100 million, Holders owning, individually or in the aggregate, at least the Requisite Shares may require, subject to Section 2.1(c), the Company to effect one registration (a "Demand Registration") under the Securities Act of the Shares and Registrable Securities (collectively, the "Subject Equity"). Any such request will specify the Subject Equity proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders by mailing a notice to the addresses for the Holders appearing in the register of Holders. Within 20 days after such notice is sent by the Company, any Holder may request in writing that its Registrable Securities be included in such registration and the Company shall include in the Demand Registration the Registrable Securities of any such selling Holder requested to be so included. Each such request by such other selling Holders shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon such a demand, the Company will prepare, file and use reasonable best efforts to cause to become effective within 90 days of such demand a Registration Statement in respect of
(A) all the Subject Equity which Holders request for inclusion therein and (B) all equity securities of other holders with piggy-back registration rights as to which the Company shall have received requests for inclusion therein ("Piggy-Back Securities") and keep such Registration Statement continuously effective for the shorter of (a) 150 days or (b) such period of time as all of the Subject Equity included in such Registration Statement shall have been sold thereunder (the "Effectiveness Period"); provided, however, that if such demand occurs during the "lock up" or "black out" period (not to exceed 120 days) imposed on the Company pursuant to or in connection with any underwriting or purchase agreement relating to an underwritten Rule 144A or registered public offering of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, the Company shall be required to so notify Holders of Subject Equity and prepare, file and use its reasonable best efforts to cause such demanded Registration Statement to become effective no later than the later of (i) 150 days after such demand or (ii) 60 days after the end of such "lock up" or "black out" period; provided, further, that the Company may postpone the filing of, or suspend the effectiveness of, any Registration Statement or amendment thereto, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering) in the event that, and for a period (a "Suspension Period") not to exceed an aggregate of 60 days with respect to the Demand Registration if, (i) an event or circumstance occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) (A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction or development which has not yet been publicly disclosed; provided, further, that the Effectiveness Period shall be extended by the number of days in any Suspension Period.

                  (b)......Effective  Registration.  A registration  will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material  respects  with its  obligations  under  this  Agreement  with  respect thereto; provided that if, after it has become effective, the offering of Subject Equity pursuant to such registration is or becomes the subject of any stop order, injunction or other order of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Subject Equity pursuant to the registration for the period of time contemplated hereby, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the registration requested pursuant to this
Section 2.1 does not remain effective for the Effectiveness Period, then the Company shall continue to be obligated to effect an additional registration pursuant to this Section 2.1. The Holders of Subject Equity shall be permitted to withdraw all or any part of the Subject Equity from a Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient amount of the Subject Equity is withdrawn from the Demand Registration so that such Registration Statement does not cover at least the amount of Requisite Shares, the Holders who have not withdrawn their Subject Equity shall have the opportunity to include an additional amount of Subject Equity in the Demand Registration so that such Registration Statement covers at least the Requisite Shares. If an additional amount of Subject Equity is not so included, the Company may withdraw the Registration Statement. Such withdrawn Registration Statement will not count as a Demand Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.1.

                  (c)......Priority in Demand Registrations  Pursuant to Section
2.1. If a Demand Registration pursuant to this Section 2.1 involves an underwritten offering and the lead managing underwriter advises the Company in writing that, in its reasonable good faith judgment (such judgment to be determinative), the number of securities requested to be included in such registration (including securities of the Company which are not Subject Equity) exceeds the number which can be sold in such offering, the Company will include in such registration only (a) the Subject Equity requested to be included in such registration and (b) the Shares and Registrable Securities of any other Holders (the "Additional Subject Equity") who have requested that his/her Additional Subject Equity be included in such registration pursuant to Section
2.1. In the event that the amount of Subject Equity and Additional Subject Equity requested to be included in such registration exceeds the number which, in such judgment of such lead managing underwriter, can be sold, the amount of such Subject Equity and Additional Subject Equity to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Subject Equity and Additional Subject Equity then held by each such Holder (provided that any Subject Equity and Additional Subject Equity thereby allocated to any such Holder that exceeds such Holder's request shall be reallocated among the remaining requesting Holders in like manner). If Holders are not able to sell all of their Subject Equity or Additional Subject Equity due to the reduction required by the immediately preceding sentence, then such Holders shall have the right to require the Company to effect an additional Demand Registration. In the event that the number of Subject Equity and Additional Subject Equity requested to be included in such registration is less than the number which, in the view of the lead managing underwriter, can be sold, the Company may include in such registration the securities the Company or other securityholders propose to sell up to the number of securities that, in the view of the lead managing underwriter, can be sold.

                  (d)......Selection  of  Underwriter.  If the Holders so elect, the offering of such Subject Equity pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment bankers, who shall be reasonably acceptable to the Holders holding a majority of the Subject Equity included in such Demand Registration, to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

                  (e)......Expenses.  The  Company  will  pay  all  Registration
Expenses in connection with the registrations requested pursuant to Section 2.1(a). Each Holder shall pay all underwriting discounts and commissions, road show and other underwriters' expenses, including fees and expenses of their counsel, fees and expenses of counsel to the Holders and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement requested pursuant to this Section 2.1.

                  2.2......Piggy-Back  Registration. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or, to the extent permitted under applicable registration rights agreements, for the account of any of its security holders of any class of equity security (other than (i) a registration statement on a form which would not otherwise permit the sale by the Holders or any other publicly registered offering pertaining to the issuance of shares of capital stock under any benefit plan, (ii) a registration statement in connection with an exchange offer or offering to the Company's existing security holders or (iii) a Demand Registration), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (a "Piggy-Back Registration").

                  (b)......The  Company  shall use its best efforts to cause the managing underwriter or underwriters (the "Underwriters") of a proposed underwritten offering to permit any Registrable Securities requested to be included in the registration statement for such offering to be included on not less favorable terms and conditions as any similar securities of the Company or of such other security holders included therein. Notwithstanding the foregoing, if the managing Underwriter of such offering deliver a written opinion to the Company that either because of (i) the kind or combination of securities which the Holders, the Company and any other persons or entities intend to include in such offering or (ii) the size of the offering which the Holders, the Company and such other persons intend to make, are such that the success of the offering would be adversely affected by the requested inclusion of the Registrable Securities requested to be included, then (a) in the event that the size of the offering is the basis of such managing Underwriter's opinion, the amount of securities to be offered for the accounts of Non-Priority Persons (as defined below) shall be reduced pro rata (according to the Registrable Securities and other securities proposed for registration by Persons ("Non-Priority Persons") other than the Company (if such registration was initially to be filed for the account of the Company) or the other Persons for whose account such registration was initially to be filed) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters; provided that if securities are being offered for the account of Non-Priority Persons other than holders of Registrable Securities, then with respect to the Registrable Securities intended to be offered by Holders, the proportion by which the amount of such class of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by Non-Priority Persons other than holders of Registrable Securities is reduced; and (b) in the event that the kind (or combination) of securities to be offered is the basis of such managing Underwriter's opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (a) above (subject to the proviso in clause (a)) or (y) if the actions described in clause (x) would, in the judgment of the managing Underwriter, be insufficient to substantially eliminate the adverse effect that the requested inclusion of the Registrable Securities would have on such offering, such Registrable Securities will be excluded from such offering.

                  2.3......Share  Put.  (a)  In the  event  that  by the  fourth anniversary of the date hereof (a) an Initial Public Offering has not been consummated, (b) all of the Common Stock of the Company has not been sold, (c) substantially all of the assets of the Company have not been sold resulting in the Holders not receiving cash consideration for such sale or (d) any class of Common Stock of the Company is not listed on a national securities exchange or authorized for quotation on the Nasdaq National Market System for which there is a public market of at least $100 million for the Company's Common Stock ((a), (b), (c) or (d) collectively, a "Liquidity Event"), then each Holder shall have the right to require the Company to purchase the Shares of such Holder (the "Share Put") for an amount equal to $40.53 per Share (the "Put Price" (such price reflects the number of Shares outstanding immediately after giving effect to the Purchase Agreement and does not give effect to any future adjustments to the number of Shares outstanding)) times the number of Shares which are the subject of the Share Put less a number which is equal to the Note Premium per Share times the number of Shares which are the subject of the Share Put (such amount being referred to as the "Share Put Obligation"); provided, however, that in the event any Liquidity Event shall have occurred subsequent to the fourth anniversary of the date hereof, any Holder who has not submitted a Put Notice (as defined in paragraph (b) of this Section 2.3) will no longer be entitled to a Share Put. The Share Put Obligation shall be due and payable by the Company on the date a Holder delivers a Put Notice in accordance with Section 2.3(b); provided, however, that if the Company cannot consummate the Share Put because of restrictions in loan, credit or other agreements to which the Company is a party (collectively, the "Covenant Restrictions") or is otherwise prohibited by operation of law, then the Company shall purchase the Shares for an amount equal to the sum of the Share Put Obligation and an additional amount (the "Additional Put Obligation" and the sum being referred to as the "Total Share Put Obligation") as set forth on Schedule A that corresponds to the time period in which such Shares are purchased less a number which is equal to the Note Premium per Share times the number of Shares which are the subject of the Share Put. Notwithstanding the foregoing, the Company shall be obligated once the Covenant Restrictions which prevent the Company from consummating the Share Put are no longer applicable, to pay such amounts outstanding as are payable hereunder for each Share Put. The Total Share Put Obligation shall increase in the amounts and for the corresponding periods as set forth on Schedule A until the Share Put has been consummated by the Company. If the Total Share Put Obligation is not fully satisfied by September 1, 2007, then the Total Share Put Obligation shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holders and the Holders may pursue any available remedy by proceeding at law or equity to collect the amounts outstanding or to enforce performance of any provision of this Agreement or the Shares.

                  (b)......Each  Holder wishing to exercise his right to put his
Shares to the Company shall submit a notice (the "Put Notice") to the Company stating the number of Shares such Holder is putting to the Company pursuant to the Share Put. Within 5 days of receipt of the Put Notice, the Company shall notify each Holder of Shares who has submitted a Put Notice whether the Company will satisfy its obligations under the Share Put and, if so, shall purchase the Shares which are the subject of the Share Put on a day no later than 15 days after receipt of the Put Notice (the "Purchase Date"). On the Purchase Date, the Company shall accept for payment all Shares put to the Company pursuant to the Put Notices and mail or wire, if so directed pursuant to Section 10.05 of the Purchase Agreement, to each Holder an amount of funds equal to the Share Put Obligation for such Shares which are the subject of the Put Notice.

                  3........Registration  Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and subject to the deferral rights of the Company under this Section 3, the Company will promptly:

                  (a) prepare and file with the Commission a registration statement with respect to such securities, make all filings required of the Company with the NASD and use reasonable efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of the time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, and 150 days after such registration statement becomes effective;

                  (c) furnish to counsel (if any) elected by holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed with the Commission in connection with such registration, which documents will be subject to the reasonable review of such counsel;

                  (d) furnish to each seller of such securities a conformed copy of such registration statement and of each such amendment and supplement thereto (including all exhibits), such number of copies of the prospectus included in such registration statement (including such preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

                  (e) use its commercially reasonable efforts to register or qualify such securities covered by such registration statement under such other securities laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction or subject itself to taxation in any jurisdiction in which it is not then taxed;

                  (f) in connection with an underwritten offering, furnish to each seller a signed counterpart, addressed to the sellers, of

                           (A) an opinion of counsel for the Company,  dated the
                  effective date of the registration statement, reasonably satisfactory in form and substance to such sellers' counsel, and

                           (B) a  "comfort"  letter  signed  by the  independent
                  public accountants who have certified the Company's financial statements included in the registration statement,

         covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to changes subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the Underwriters in underwritten public offerings of securities;

                  (g) notify each seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided that the Company shall not be required to comply with this paragraph (g) with respect to an event or transaction with respect to which it is suspending effectiveness of such registration statement in accordance with any provision herein until such registration statement is again effective;

                  (h) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (i) use its reasonable efforts to list such securities on any securities exchange or automated quotation system on which the Common Stock is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange or system, and to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement;

                  (j) in any underwritten offering, use its best efforts consistent with customary practice, to cause the indemnity and contribution terms between the sellers and the Underwriters to be no more burdensome to the sellers than the indemnity and contribution terms between the sellers and the Company set forth in Section 4 below;

                  (k) promptly notify each Holder and the Underwriter or Underwriters, if any:

                           (A) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                           (B) of any written  comments from the Commission with
                  respect to any filing referred to in clause (A) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                           (C) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement;

                           (D) of the receipt by the Company of any notification
                  with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

                  (l)      pay all Registration Expenses.

                  The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. Each such Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  By acquisition of Registrable Securities, each Holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2(a) or Section 3(g) or of the suspension of effectiveness of such registration statement in accordance with Section 3(b), such Holder will promptly discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of a supplemented or amended prospectus. If so directed by the Company, each Holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 3(g) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(g).

                  In connection with any underwritten offering, all Registrable Securities to be included in such registration shall be subject to the related underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in the underwriting arrangement approved by the Persons for whose account such underwritten registration is initially filed and completes and executes all customary questionnaires, indemnities, underwriting agreements, lock-ups and other reasonable documents which must be executed under the terms of such underwriting arrangements.

                  4........Indemnification and Contribution.

                  (a)......Indemnification.  The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each such Person being sometimes hereinafter referred to as an "Indemnified Holder") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal expenses) ("Claims) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus included therein or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claims arise out of or are based upon any such untrue statement or omission or allegation thereof (x) based upon information relating to such Indemnified Holder and furnished in writing to the Company by such Indemnified Holder expressly for use therein or (y) that is corrected in any amendment or supplement to the prospectus that was made available prior to the subject sale. This indemnity will be in addition to any liability which the Company may otherwise have. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all expenses. Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Holder except that the Company shall be responsible for the reasonable fees and expenses of such counsel if (but only if) (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company, and there are one or more legal defenses available to such Indemnified Holder which are different from or additional to those available to the Company (in which case, if such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such Indemnified Holder and any other Indemnified Holders, which firm shall be designated in writing by such Indemnified Holders). In any case where the Holders shall be entitled to employ separate counsel, such Holders and their counsel shall cooperate with the Company and its counsel in the defense of any such action or proceeding. The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment to the extent herein provided.

                  (b)......Contribution.  If the indemnification provided for in
Section 4(a) is unavailable to an Indemnified Holder in respect of any Claims referred to therein, then the Company, in lieu of indemnifying such Indemnified Holder, shall contribute to the amount paid or payable by such Indemnified Holder as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Claims, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any such claim. Notwithstanding the provisions of this Section 4, in no event shall a Holder be required to contribute any amount in excess of the amount by which proceeds received by such Holder from sales of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  5........Miscellaneous.

                  (a)......No Inconsistent Agreements.  The rights granted to the Holders hereunder do not in
any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities.

                  (b)......Amendments   and  Waivers.  The  provisions  of  this
Agreement,  including  the  provisions  of this  sentence,  may not be  amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate number of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of
Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by the Holders of a majority of the Registrable Securities proposed to be sold.

                  (c)......Notices.   All  notices   and  other   communications
provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or facsimile:

                  (1) if to a Holder, at the most current address of such Holder set forth on the records of the Company, with a copy in like manner to the Purchasers as follows:

                           Bankers Trust Corporation
                           130 Liberty Street
                           New York, NY  10006
                           Telecopy No.:  (212) 250-7651
                           Attention:  Joe Wood

                           The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                           Milwaukee, WI  53202
                           Telecopy No.:  (414) 299-7124
                           Attention:  Securities Department

                           Wachovia Capital Associates
                           191 Peachtree Street, 26th Floor
                           Atlanta, GA  30303
                           Telecopy No.:  (404) 332-1392
                           Attention:  Lawrence J. DeAngelo

                           with a copy to:

                           CAHILL GORDON & REINDEL
                           80 Pine Street
                           New York, NY  10005
                           Facsimile No.:  (212) 269-5420
                           Attention:  William Hartnett, Esq.

                  (2)      if to the Company at the address as follows:
                           DYNCORP
                           2000 Edmund Halley Drive
                           Reston, VA  22091-3436
                           Attention:  General Counsel

                 All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  (d)......Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of this Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

                  (e)......Rules  144 and 144A.  For so long as the  Company  is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding the Company will use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make available to each holder of Shares that are "restricted securities" within the meaning of Rule 144 under the Securities Act other information of a like nature so long as necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants, so long as any Registrable Securities remain outstanding, to make available to any Holder of Registrable Securities in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to (a) such Rule 144A, or (b) any similar rule or regulation hereafter adopted by the Commission.

                  (f)......Counterparts.  This  Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g)......Headings.  The  headings  in this  Agreement  are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h)......Governing  Law. THIS  AGREEMENT  SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (i)......Severability.  In the  event  that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (j)......Entire  Agreement.  This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          DYNCORP


                                          By:
                                          Name:
                                          Title:

                                 PURCHASERS:


                                 DB CAPITAL INVESTORS, L.P.


                                 By:___________________________
                                 Name:
                                 Title:


                                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


                                 By:___________________________
                                 Name:
                                 Title:

                                WACHOVIA CAPITAL INVESTMENTS


                                By:___________________________
                                Name:
                                Title:

DynCorp
Share Put Obligation*

($ in thousands)

                               Share Put                              Total
                               Obligation     Additional             Share Put
    90 Day Period   Annual     (beginning of     Put             Obligation (end
     Starting On    Rate**       period)     Obligation***           of period)

Put date****          22%       17,274.27       950.08              18,224.35
+one quarter          24%       18,224.35     1,093.46              19,317.82
+two quarters         26%       19,317.82     1,255.66              20,573.47
+three quarters       28%       20,573.47     1,440.14              22,013.62
+four quarters        30%       22,013.62     1,651.02              23,664.64
+five quarters        32%       23,664.64     1,893.17              25,557.81
+six quarters         34%       25,557.81     2,172.41              27,730.22
+seven quarters       36%       27,730.22     2,495.72              30,225.94
+eight quarters       38%       30,225.94     2,871.46              33,097.41
+nine quarters        40%       33,097.41     3,309.74              36,407.15
+ten quarters         42%       36,407.15     3,822.75              40,229.90
+eleven quarters      44%       40,229.90     4,425.29              44,655.19
+twelve quarters      46%       44,655.19     5,135.35              49,790.53
+thirteen quarters    48%       49,790.53     5,974.86              55,765.40
+fourteen quarters    50%       55,765.40     6,970.67              62,736.07
+fifteen quarters     52%       62,736.07     8,155.69              70,891.76
+sixteen quarters     52%       70,891.76     9,125.93              80,107.69

* The put obligations set forth on this Schedule A are presented for all of the Shares on an aggregate basis. To determine the per Share put obligation, divide the amounts set forth in each obligation column by the number of Shares outstanding.
** Represents the applicable rate for the time period beginning on each respective date.
***      Calculated on a 360-day year basis.
**** The date a holder of Shares exercises the Share Put in accordance with the terms of the Registration Rights Agreement.